As filed with the Securities and Exchange Commission on December 23, 2014

Registration No. 333-200908

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-effective

Amendment No. 1 To

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEWBRIDGE BANCORP
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	56-1348147
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1501 Highwoods Boulevard, Suite 400
Greensboro, North Carolina 27410
(336) 369-0900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pressley A. Ridgill
President and Chief Executive Officer
NewBridge Bancorp

1501 Highwoods Boulevard, Suite 400
Greensboro, North Carolina 27410
(336) 369-0900

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Iain MacSween, Esq. Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. 230 N. Elm Street, Suite 2000 Greensboro, North Carolina 27401 (336) 373-8850	William R. Lathan, Jr., Esq. Ward and Smith, P.A. Wade II, Suite 400 5430 Wade Park Boulevard Raleigh, North Carolina 27636 (919) 277-9100

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☑
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus of NewBridge Bancorp	Proxy Statement of Premier Commercial Bank

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

The boards of directors of NewBridge Bancorp (“NewBridge”), NewBridge Bank, the wholly-owned subsidiary of NewBridge, and Premier Commercial Bank (“Premier”), have each unanimously approved the merger of Premier with and into NewBridge Bank (the “Merger”) pursuant to the Agreement and Plan of Combination and Reorganization, dated October 8, 2014 (the “Merger Agreement”). NewBridge Bank will be the surviving entity. In the Merger, each outstanding share of Premier common stock will be converted into the right to receive (i) cash in the amount of $10.00 per share, (ii) shares of Class A (voting) common stock, no par value per share, of NewBridge (“NewBridge common stock”), or (iii) a combination of cash and shares. The number of shares of NewBridge common stock to be exchanged for each share of Premier common stock (“Exchange Ratio”) will be determined by dividing $10.00 by the 20-day volume weighted average price per share of NewBridge common stock (“NewBridge VWAP”), ending on the fifth trading day prior to the effective time, but in no event more than 1.5152 shares of NewBridge common stock or less than 1.1186 shares of NewBridge common stock for each share of Premier common stock. In addition, each outstanding and unexercised option to purchase Premier common stock (“Premier stock option”) will be converted into an option to purchase NewBridge common stock, adjusted to reflect the Exchange Ratio.

Notwithstanding the elections that may be made by Premier shareholders, 75% of the shares of Premier common stock to be converted will be exchanged for shares of NewBridge common stock and the remaining 25% will be exchanged for cash. If the elections made by Premier shareholders would result in an oversubscription for cash or stock, then the exchange agent will adjust the amount of stock and cash to be issued to Premier shareholders in the Merger as necessary to obtain the 75% stock / 25% cash allocation. In that case, you may receive a combination of cash and shares of NewBridge common stock for your shares of Premier common stock that is different than what you elected, depending on the elections made by other Premier shareholders.

Based on 1,925,247 shares of Premier common stock issued and outstanding on December 19, 2014, NewBridge will issue between 1,615,185 and 2,187,850 shares of NewBridge common stock in connection with the Merger. Based on 294,400 shares of Premier common stock underlying Premier stock options outstanding on December 19, 2014, NewBridge will reserve between 329,315 and 446,074 additional shares of NewBridge common stock for issuance under converted stock options.

NewBridge shareholders will continue to own their existing shares of NewBridge common stock after the Merger.

The number of shares of NewBridge common stock to be issued for each share of Premier common stock will be based on the NewBridge VWAP which, as described above, is a weighted average of the price of NewBridge common stock over a 20-day period. If the market value of one share of NewBridge common stock on the effective date of the Merger is (i) between $6.60 and $8.94, and (ii) the same as the NewBridge VWAP, then the merger consideration will be $10.00 per share of Premier common stock; however, because the market value of NewBridge common stock fluctuates, then, unless you only receive cash for your shares of Premier common stock, the value of the merger consideration you receive may change depending on the NewBridge VWAP, the market price of NewBridge common stock when the Merger becomes effective, and any difference between these two prices. NewBridge common stock is listed on The NASDAQ Global Select Market under the symbol “NBBC.” Premier common stock is not listed or quoted on any national securities exchange or inter-dealer quotations system, nor is there currently an established public market for Premier common stock.

The following table shows the closing sale prices of NewBridge common stock as reported on The NASDAQ Global Select Market on October 8, 2014, the last trading day before we announced the Merger, and on December 19, 2014, the last practicable trading day before the date of this Proxy Statement/Prospectus. This table also shows the 20-day NewBridge VWAP ending on the fifth trading day prior to such dates and the implied value of the merger consideration on those dates that would have been paid for each share of Premier common stock, which we calculated by assuming (i) 75% of each share of Premier common stock is converted into NewBridge common stock, with the value of each Premier share calculated by multiplying the closing price of NewBridge common stock on those dates by the respective exchange ratios of 1.2870 and 1.2019 (using the 20-day NewBridge VWAP ending on the fifth trading day prior to such dates) and (ii) the remaining 25% of each such share is converted into cash (based on a price per Premier share equal to $10.00). If the Merger had become effective as of December 19, 2014, the value of the aggregate merger consideration on that date would have been approximately $19.6 million, or $10.16 per share for each share of Premier common stock.

	Closing Sale Price of NewBridge Common Stock	20-day NewBridge VWAP	Implied Value of Merger Consideration per Share of Premier Common Stock
At October 8, 2014	$7.97	$7.77	$10.19
At December 19, 2014	$8.50	$8.32	$10.16

Premier will hold a special meeting of its shareholders on February 24, 2015, to vote on the Merger Agreement and a related proposal. In order for the Merger to be completed, the Merger Agreement must be approved and adopted by the affirmative vote of holders of a majority of the issued and outstanding shares of Premier common stock entitled to vote thereon at the special meeting. Premier’s board of directors has unanimously approved the Merger Agreement and determined that the Merger Agreement and the transactions contemplated thereby are in the best interests of Premier and its shareholders. Premier’s board of directors unanimously recommends that Premier shareholders vote “FOR” approval and adoption of the Merger Agreement.

Your vote is important. Regardless of whether you plan to attend the special meeting in person, please take the time to vote your shares in accordance with the instructions contained in this Proxy Statement/Prospectus. For Premier shareholders, abstentions or the failure to vote will have the same effect as voting against the Merger.

This Proxy Statement/Prospectus describes the Premier special meeting, the Merger, the documents related to the Merger and other related matters. Please carefully read this entire Proxy Statement/Prospectus, including “Risk Factors” beginning on page 19 for a discussion of the risks relating to the proposed Merger. You also can obtain information about NewBridge from documents that NewBridge has filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the NewBridge common stock to be issued under this Proxy Statement/Prospectus or determined if this Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The securities to be issued in connection with the Merger are not savings or deposit accounts of any bank or nonbank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Proxy Statement/Prospectus is December 23, 2014, and it is first being mailed or otherwise delivered to Premier shareholders on or about December 31, 2014.

701 Green Valley Road, Suite 102

Greensboro, NC 27408

(336) 398-2321

www.premierbanknc.com

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on February 24, 2015 at 4:00 p.m.

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Premier Commercial Bank (“Premier”) will be held at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408 on February 24, 2015 at 4:00 p.m. Eastern Time, for the following purposes:

1.           Merger Proposal. To consider and vote upon the approval and adoption of the Agreement and Plan of Combination and Reorganization, dated October 8, 2014, by and among NewBridge Bancorp (“NewBridge”), its wholly-owned subsidiary, NewBridge Bank, and Premier (the “Merger Agreement”), pursuant to which Premier will merge with and into NewBridge Bank (the “Merger”); and

2.           Adjournment Proposal. To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of approval and adoption of the Merger Agreement.

The Merger is more fully described in the accompanying Proxy Statement/Prospectus, which shareholders should read carefully in its entirety before voting. In particular, you should carefully read “Risk Factors” beginning on page 19 for a discussion of certain risk factors relating to the Merger. A copy of the Merger Agreement is included as Appendix A to the accompanying Proxy Statement/Prospectus.

Our board of directors unanimously recommends that you vote (i) “FOR” approval and adoption of the Merger Agreement, and (ii) “FOR” the proposal to adjourn the special meeting of shareholders, if necessary or appropriate, to solicit additional proxies in favor of approval and adoption of the Merger Agreement.

Only shareholders of record at the close of business on December 18, 2014, are entitled to notice of and to vote at the special meeting and any adjournment(s) thereof.

If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card provided by such person.

YOUR VOTE IS VERY IMPORTANT. We urge you to attend the special meeting. In order for the Merger to be completed, the Merger Agreement must be approved and adopted by the affirmative vote of holders of a majority of the issued and outstanding shares of Premier common stock entitled to vote thereon at the special meeting. If you do not vote by proxy or do not vote in person at the special meeting, the effect will be the same as a vote AGAINST the Merger.

Whether or not you expect to be present at the special meeting, please sign and return your proxy card to us in the enclosed envelope at your earliest convenience. You may also vote your shares by telephone and over the Internet. If you sign and return a proxy card but do not mark it to show how your shares should be voted, your proxy will be cast “FOR” each proposal, each as described in more detail in the accompanying Proxy Statement/Prospectus. If any other matters are properly presented for consideration at the special meeting, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. In the event that you attend the special meeting in person, you may revoke your proxy and vote your shares in person.

You are entitled to assert appraisal rights with respect to the Merger Proposal. Your appraisal rights are conditioned on your strict compliance with the requirements of Article 13 of the North Carolina Business Corporation Act. The full text of Article 13 is attached as Appendix B to this Proxy Statement/Prospectus.

If you have any questions concerning the Merger, the special meeting or the Proxy Statement/Prospectus, would like additional copies of the Proxy Statement/Prospectus or need help voting your shares, please contact William E. Swing, Jr., Corporate Secretary at eswing@premierbanknc.com or (336) 398-2321. Alternatively, you may contact our proxy solicitor, Regan & Associates, Inc., at (800) 737-3426.

By Order of the Board of Directors

Greensboro, North Carolina	Francis X. Gavigan, Jr.
December 23, 2014	President and Chief Executive Officer

IMPORTANT NOTICE

NewBridge has filed a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), to register with the Securities and Exchange Commission (the “SEC”) the distribution to Premier shareholders of the shares of NewBridge common stock to be issued in connection with the Merger. This Proxy Statement/Prospectus constitutes part of that registration statement. The registration statement, including the attached exhibits, contains additional relevant information about NewBridge and NewBridge common stock. For further information about NewBridge, you should review the registration statement.

This Proxy Statement/Prospectus constitutes a proxy statement of Premier with respect to the solicitation of proxies for the Premier special meeting and a prospectus of NewBridge for the shares of common stock that NewBridge will issue to Premier shareholders in the Merger. NewBridge has supplied all information contained in this Proxy Statement/Prospectus relating to NewBridge, and Premier has supplied all information contained in this Proxy Statement/Prospectus relating to Premier.

The web addresses of the SEC, NewBridge and Premier are included as inactive textual references only. Information contained on those websites is not incorporated by reference into this Proxy Statement/Prospectus and you should not consider information contained on those websites to be part of this Proxy Statement/Prospectus or any supplement thereto.

This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction in which or to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation.

Neither NewBridge nor Premier has authorized anyone to give any information or make any representation about the Merger or our companies that is different from, or in addition to, that contained or incorporated by reference in this Proxy Statement/Prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this Proxy Statement/Prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this Proxy Statement/Prospectus does not extend to you. The information contained in this Proxy Statement/Prospectus speaks only as of the date of this Proxy Statement/Prospectus unless the information specifically indicates that another date applies.

REFERENCES TO ADDITIONAL INFORMATION

This Proxy Statement/Prospectus incorporates by reference important business and financial information about NewBridge from documents filed with or furnished to the SEC that are not included in or delivered with this Proxy Statement/Prospectus. You can obtain any of the documents filed with or furnished to the SEC by NewBridge, at no cost from the SEC’s website at www.sec.gov.

You may also request copies of these documents, including documents incorporated by reference in this Proxy Statement/Prospectus, at no cost by contacting the appropriate company at the following address:

NewBridge Bancorp Attn: Corporate Secretary 1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina 27410 (336) 369-0900	Premier Commercial Bank Attn: Corporate Secretary 701 Green Valley Road, Suite 102 Greensboro, North Carolina 27408 (336) 398-2321

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that shareholders requesting documents must do so by February 17, 2015 in order to receive them before the special meeting.

You may also obtain copies of these documents, free of charge, by going to the Investor Relations section of NewBridge’s website (www.newbridgebank.com).

For more information, see “Where You Can Find More Information” later in this Proxy Statement/Prospectus.

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ii

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QUESTIONS AND ANSWERS

Except where the context indicates otherwise, references in this Proxy Statement/Prospectus to “NewBridge” refer to NewBridge Bancorp; references to “Premier” refer to Premier Commercial Bank; references to “NewBridge common stock” refer to NewBridge Class A (voting) common stock, no par value per share; references to “NewBridge non-voting common stock” refer to NewBridge Class B (non-voting) common stock, no par value per share; and references to “Premier common stock” refer to Premier common stock, par value $5.00 per share. References to “we,” “us” or “our” refer to either NewBridge or Premier, as the context indicates.

The following are some questions that you, as a Premier shareholder, may have regarding the Merger and the other matters being considered at the special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this Proxy Statement/Prospectus because the information in this section does not provide all the information that might be important to you with respect to the Merger and the other matters being considered at the special meeting.

Q:	Why am I receiving this Proxy Statement/Prospectus?

A:	NewBridge, its wholly-owned subsidiary, NewBridge Bank, and Premier have entered into an Agreement and Plan of Combination and Reorganization, dated October 8, 2014 ( the “Merger Agreement”), pursuant to which Premier will be merged with and into NewBridge Bank, with NewBridge Bank continuing as the surviving company (the “Merger”). A copy of the Merger Agreement is included as Appendix A to this Proxy Statement/Prospectus.

The Merger cannot be completed unless, among other things:

•	holders of a majority of the outstanding shares of Premier common stock entitled to vote at the special meeting vote to approve and adopt the Merger Agreement.

Premier will hold a special meeting of shareholders to obtain this approval. In addition, Premier is soliciting proxies from its shareholders with respect to one additional proposal, but completion of the Merger is not conditioned upon receipt of this approval:

•	a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of approval and adoption of the Merger Agreement (the “Adjournment Proposal”).

This Proxy Statement/Prospectus contains important information about the Merger and the proposals being voted on at the special meeting, and you should read it carefully. It is a Proxy Statement because Premier’s board of directors is soliciting proxies from its shareholders. It is a prospectus because NewBridge will issue shares of NewBridge common stock to holders of Premier common stock in connection with the Merger. The enclosed materials allow you to have your shares voted by proxy without attending the special meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q:	Why is Premier merging with and into NewBridge Bank?

A:	The Merger will further enhance NewBridge Bank’s position as one of the largest community banks headquartered in North Carolina, with a presence in the largest metropolitan areas in North Carolina, including Charlotte, Raleigh, the Piedmont Triad and the Greater Wilmington market. The Merger achieves Premier’s board of directors’ goal to provide Premier shareholders with the prospect for greater future appreciation on their investment in Premier common stock than what might otherwise be achieved independently, without the efficiencies of scale and access to capital markets that the combination with NewBridge provides. For a detailed discussion of the background of and reasons for the Merger, see “The Merger–Background of the Merger,” “–Premier’s Reasons for the Merger and Recommendation of Premier’s Board of Directors” and “–NewBridge’s Reasons for the Merger.”

Q:	What will I receive in the Merger?

A:	If the Merger is completed, each outstanding share of Premier common stock will be converted into the right to receive (i) cash in the amount of $10.00 per share, (ii) shares of NewBridge common stock, or (iii) a combination of cash and shares, subject to allocation and adjustment procedures to ensure that 75% of the shares of Premier common stock to be converted will be exchanged for shares of NewBridge common stock and the remaining 25% will be exchanged for cash.

The number of shares of NewBridge common stock to be exchanged for each share of Premier common stock (“Exchange Ratio”) will be determined by dividing $10.00 by the 20-day volume weighted average price per share of NewBridge common stock (“NewBridge VWAP”), ending on the fifth trading day prior to the effective time of the Merger, but in no event more than 1.5152 shares of NewBridge common stock or less than 1.1186 shares of NewBridge common stock for each share of Premier common stock.

In addition, each outstanding and unexercised option to purchase Premier common stock (“Premier stock option”) will be converted into an option to purchase NewBridge common stock, adjusted to reflect the Exchange Ratio. NewBridge will not issue fractional shares in the Merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of NewBridge common stock that you would otherwise be entitled to receive.

Q:	Am I assured of receiving the exact form of consideration I elect to receive?

A:	No. The amount of cash to be paid in the Merger is fixed and the number of shares of NewBridge common stock to be issued to Premier’s shareholders will not exceed 2,187,850 shares. Accordingly, there is no assurance that you will receive the form of consideration you elect with respect to all of your shares of Premier common stock. If the elections of all Premier shareholders result in an oversubscription of cash or of NewBridge common stock, the exchange agent will make adjustments to ensure that 75% of the outstanding shares of Premier will be converted into the right to receive NewBridge common stock and the remaining 25% of the outstanding shares of Premier will be converted into the right to receive cash. For a discussion of the allocation procedures, see “The Merger Agreement – Cash or Stock Election.”

The number of shares of NewBridge common stock to be issued for each share of Premier common stock will be based on the NewBridge VWAP which, as described above, is a weighted average of the price of NewBridge common stock over a 20-day period. If the market value of one share of NewBridge common stock on the effective date of the Merger is (i) between $6.60 and $8.94, and (ii) the same as the NewBridge VWAP, then the merger consideration will be $10.00 per share of Premier common stock; however, because the market value of NewBridge common stock fluctuates, then, unless you only receive cash for your shares of Premier common stock, the value of the merger consideration you receive may change depending on the NewBridge VWAP, the market price of NewBridge common stock when the Merger becomes effective, and any difference between these two prices. Premier shareholders may obtain up-to-date information concerning the implied value of the merger consideration by contacting William E. Swing, Jr., Corporate Secretary, at (336) 398-2321.

Q:	What happens if I don’t make an election for cash or shares of NewBridge common stock?

A:	If you, as a holder of Premier common stock, fail to make an election prior to the election deadline you will be allocated shares of NewBridge common stock in exchange for 75% of your shares of Premier common stock, and cash for the remaining 25% of your shares of Premier common stock. For more information concerning the merger consideration, election procedures and allocation procedures, see “The Merger Agreement – Terms of the Merger” and “– Cash or Stock Election.”

Q:	When and where will the special meeting be held?

A:	The Premier special meeting will be held at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408 on February 24, 2015 at 4:00 p.m. Eastern Time.

Q:	What are the proposals on which I am being asked to vote?

A:	Premier is soliciting proxies from its shareholders with respect to two proposals:

•	a proposal to approve and adopt the Merger Agreement, approval of which is a condition to completion of the Merger; and
•	the Adjournment Proposal, approval of which is not a condition to completion of the Merger.

Premier’s board of directors unanimously recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement, and “FOR” the Adjournment Proposal.

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Q:	What vote is required to approve each proposal?

A:	Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Premier common stock entitled to vote thereon at the special meeting. Approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Premier common stock voted thereon at the special meeting (without regard to broker nonvotes or proxies marked “ABSTAIN”), whether or not a quorum is present. Approval of the Adjournment Proposal is not a condition to completion of the Merger.

Q:	Who is entitled to vote at the special meeting?

A:

Holders of Premier common stock at the close of business on December 18, 2014, the record date for the special meeting, are entitled to receive notice of the special meeting and to vote their shares at the special meeting and any related adjournments. The notice of special meeting, this Proxy Statement/Prospectus and the form of proxy are first being made available to Premier shareholders on or about December 31, 2014.

As of the close of business on the record date, there were 1,925,247 shares of Premier common stock outstanding and entitled to vote. Holders of Premier common stock are entitled to one vote per share on each matter to be presented at the Premier special meeting.

Q:	What are the quorum requirements for the special meeting?

A:	The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Premier common stock entitled to vote at the special meeting is necessary to constitute a quorum. Your shares of Premier common stock are counted as present at the special meeting for purposes of determining whether there is a quorum if you are present and vote in person or abstain from voting at the special meeting or if a proxy has been properly submitted by you or on your behalf at the special meeting, without regard to whether the proxy is marked as casting a vote or abstaining from voting.

Holders of a majority of the shares of Premier common stock entitled to vote and present in person or represented by proxy at the special meeting, whether or not a quorum is present, may adjourn the special meeting to another time or place without further notice.

If you hold your Premier common stock in “street name” through a bank, broker or other nominee (your “broker”), but you do not provide voting instructions, that broker will not be permitted to vote your shares at the special meeting. A “broker nonvote” occurs when a broker submits a proxy for your shares but does not vote on a particular proposal because the broker does not have discretionary voting power for that item and has not received instructions from you. Broker nonvotes, if any, will be counted for purposes of determining a quorum but will not be treated as votes cast and therefore will have the effect of a vote “AGAINST” the proposal to approve and adopt the Merger Agreement, but will have no effect on the Adjournment Proposal.

Q:	What do I need to do now?

A:	If you are a holder of record of Premier common stock on the record date, after you have carefully read this Proxy Statement/Prospectus, you are requested to vote by mail, by telephone, over the Internet or by attending the special meeting and voting in person. If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card as soon as possible so that your shares may be represented and voted at the special meeting. The proxy card will instruct the persons named on the proxy card to vote your shares of Premier common stock at the special meeting as you direct.

Q:	How do I vote?

A:	You can vote by (i) accessing the Internet website specified on the enclosed proxy card, (ii) calling the telephone number specified on the enclosed proxy card, or (iii) completing, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. You can also vote in person at the special meeting. Even if you plan to attend the special meeting in person, please take the time to vote by one of these methods prior to the meeting to ensure that your vote is counted.

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Q:	If my shares are held in “street name” by my broker and I do not provide my broker with voting instructions, will my broker vote my shares for me?

A:	No. If you hold your shares in a brokerage account or through a broker, you are considered the beneficial owner of shares held in “street name,” and these materials are being forwarded to you by your broker, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote and you are also invited to attend the special meeting. However, since you are not the holder of record, you may not vote these shares in person at the special meeting unless you obtain a signed proxy from the holder of record giving you the right to vote the shares. Your broker has enclosed or provided a voting instruction card for you to use to direct your broker how to vote these shares.

Your broker cannot vote on your behalf without specific instructions from you on how to vote. Accordingly, if you hold your shares in “street name,” it is critical that you cast your vote. You should follow the directions provided by your broker.

Q:	Can I change my vote?

A:	Yes. If you are the record holder of the shares, you may change your vote: (i) by submitting timely written notice of revocation to Premier’s Corporate Secretary at any time prior to the vote at the special meeting; (ii) if you previously completed and returned a proxy card, by submitting a new proxy card with a later date and returning it prior to the vote at the special meeting; (iii) if you voted over the Internet or by telephone, voting again over the Internet or by telephone by the applicable deadline described below or by submitting a proxy card and returning it prior to the vote at the special meeting; or (iv) by attending the special meeting in person and voting your shares by ballot at the meeting. Your last properly submitted vote will be the vote that is counted.

If your shares are held in street name, you may change your vote by submitting new voting instructions to your broker or, if you have obtained a legal proxy from your broker giving you the right to vote your shares, you may change your vote by attending the special meeting and voting in person.

Q:	What is the deadline for voting?

A:

If you are the record holder of shares of Premier common stock, you may vote by mail at any time prior to the special meeting as long as Premier receives your proxy through the mail before the time of the special meeting or 4:00 p.m. Eastern Time on February 24, 2015. In addition, as a record holder, you may vote by Internet or phone until 11:59 p.m. Eastern Time, on February 23, 2015. If your shares are held in “street name,” you must vote your shares in accordance with the voting instruction form by the deadline set by your broker.

Q:	What will happen if I fail to vote or I abstain from voting?

A:	If you fail to vote, it will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement, but it will have no effect on the Adjournment Proposal. If you abstain from voting, your shares will be counted as represented at the special meeting, and it will have the same effect as a vote “AGAINST” the proposal to approve and adopt the Merger Agreement, but it will have no effect on the Adjournment Proposal.

Q:	What if I return my proxy card without indicating how to vote?

A:	If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted:

•	in favor of approval and adoption of the Merger Agreement;
•	in favor of the Adjournment Proposal; and
•	in the discretion of the proxy holders on any other proposals to be presented at the special meeting.

Q:	Have any Premier shareholders already agreed to vote in favor of the Merger?

A:	Yes. In connection with the Merger Agreement, each of Premier’s directors has executed a support agreement with NewBridge pursuant to which, among other things, he or she (i) will vote his or her shares of Premier common stock in favor of the Merger and against an alternative business combination, and (ii) will not sell or transfer any shares of Premier common stock prior to the record date. The form of support agreement entered into by the Premier directors is attached as an exhibit to the Merger Agreement, which is included as Appendix A to this Proxy Statement/Prospectus. As of the record date, an aggregate of 304,864 shares of Premier common stock (representing approximately 15.8% of the outstanding shares of Premier common stock) were covered by the support agreements, including 89,364 shares of Premier common stock for which Board members had shared voting authority.

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Q:	Am I entitled to appraisal rights?

A:	Yes. Under Article 13 of the North Carolina Business Corporation Act (the “NCBCA”), you are entitled to appraisal rights in connection with the Merger. If you follow the procedures prescribed by Article 13, you may exercise appraisal rights and, if the Merger is consummated, receive the “fair value” of your shares (plus interest accrued to the date of payment in accordance with North Carolina law). To perfect your appraisal rights, you must follow precisely the required statutory procedures. To the extent you are successful in pursuing your appraisal rights, the fair value of your shares, determined in the manner prescribed by Article 13, will be paid to you in cash.

You are urged to read the summary of appraisal rights contained in this Proxy Statement/Prospectus under the section titled “The Merger – Premier Shareholders Have Rights of Appraisal in the Merger” beginning on page 46, as well as Article 13 of the NCBCA, which is attached as Appendix B to this Proxy Statement/Prospectus.

Q:	Will Premier be required to submit the proposal to approve and adopt the Merger Agreement to its shareholders even if Premier’s board of directors has withdrawn, modified or qualified its recommendation?

A:	Yes. Unless the Merger Agreement is terminated before the Premier special meeting, Premier is required to submit the proposal to approve and adopt the Merger Agreement to its shareholders even if Premier’s board of directors has withdrawn, modified or qualified its recommendation. In this event, you will receive an amendment or supplement to this Proxy Statement/Prospectus with updated information and explaining why Premier’s board has withdrawn, modified or qualified its recommendation.

Q:	What effects will the Merger have on Premier?

A:	Upon completion of the Merger, Premier will be merged with and into NewBridge Bank and Premier will cease to exist as a separate company. NewBridge Bank will be the surviving bank in the Merger and will carry on the combined business of Premier and NewBridge Bank.

Q:	What happens if the Merger is not completed?

A:	If the Merger Agreement is not approved by Premier’s shareholders or if the Merger is not completed for any other reason, Premier will remain an independent company and Premier shareholders will not receive shares of NewBridge common stock in connection with the Merger. Under specified circumstances, Premier or NewBridge may be required to pay the other a termination fee and reimburse the other for certain expenses.

Q:	What are the material United States federal income tax consequences of the Merger to shareholders?

A:	In general, for U.S. federal income-tax purposes, holders of Premier common stock are not expected to recognize a gain or loss on the exchange of their Premier common stock to the extent NewBridge common stock is received. This expectation, however, is based on the assumption that the Merger qualifies as a nontaxable “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. If the aggregate value of NewBridge common stock that Premier shareholders receive at closing is not at least 40% of the aggregate value of the total merger consideration received by Premier shareholders, then the Merger may not qualify as a nontaxable reorganization. The receipt of cash consideration by Premier shareholders is expected to be taxable to the extent of such cash consideration received. For a description of the tax consequences of the Merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 50 of this Proxy Statement/Prospectus.

Tax matters are very complicated, and the tax consequences of the Merger to a particular shareholder will depend in part on such shareholder’s individual circumstances. Accordingly, you are urged to consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

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Q:	When do you expect the Merger to be completed?

A:	NewBridge and Premier expect to complete the Merger as soon as reasonably practicable and expect the closing of the Merger to occur in the first quarter of 2015. However, the Merger is subject to various regulatory approvals and the satisfaction or waiver of other conditions, and it is possible that factors outside the control of NewBridge and Premier could result in the Merger being completed at a later time or not at all. There may be a substantial amount of time between the date on which the special meeting is held and the date of the completion of the Merger.

Q:	Should I send in my stock certificates with my proxy card?

A:	No. If you hold stock certificates representing your shares of Premier common stock, please DO NOT send in your stock certificates with your proxy card. Following the Premier special meeting, the exchange agent will separately send you a letter of transmittal that includes instructions regarding the surrender of your stock certificates.

Q:	Whom should I call with questions about the Merger Agreement, the Merger, and the special meeting or to obtain additional copies of this Proxy Statement/Prospectus or of the enclosed appointment of proxy?

A:	You should call William E. Swing, Jr., Corporate Secretary, at (336) 398-2321 with any questions about the Merger Agreement, the Merger, and the special meeting or to obtain additional copies of this Proxy Statement/Prospectus or of the enclosed appointment of proxy. Alternatively, you may contact Premier’s proxy solicitor, Regan & Associates, Inc., at (800) 737-3426. If your broker holds your shares, you may also call your broker for additional information.

SUMMARY

This is a summary of material information regarding the proposed Merger and the Premier special meeting contained in this Proxy Statement/Prospectus. This summary does not contain all of the information that may be important to you, and we urge you to carefully read the entire Proxy Statement/Prospectus, including the Appendices, before deciding how to vote. Each item in this summary refers to the page of this Proxy Statement/Prospectus on which that subject is discussed in more detail.

About This Proxy Statement/Prospectus

The boards of directors of NewBridge, NewBridge Bank and Premier have each unanimously approved and adopted the Merger Agreement, pursuant to which Premier will merge with and into NewBridge Bank. The Merger cannot be completed unless, among other requirements, Premier’s shareholders approve and adopt the Merger Agreement. This document is the proxy statement used by Premier’s board of directors to solicit proxies for the special meeting. It is also the prospectus of NewBridge regarding the shares of NewBridge common stock to be issued to Premier shareholders if the Merger is completed.

The Companies

NewBridge (See page 73)

NewBridge, a North Carolina corporation, is the holding company for NewBridge Bank, a North Carolina-chartered commercial bank, and is a bank holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended (the “BHCA”). As a member of the Federal Reserve System, NewBridge Bank is considered a “member” bank. As such, NewBridge Bank operates under the rules and regulations of and is subject to examination by the Federal Reserve and the North Carolina Office of the Commissioner of Banks (the “Commissioner”). As an insured depository institution, NewBridge Bank’s deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”) up to applicable federal deposit insurance limits.

Through its branch network, NewBridge Bank provides a wide range of banking products to small- to medium-sized businesses and retail clients in its market areas, including interest bearing and noninterest bearing demand deposit accounts, certificates of deposit, individual retirement accounts, overdraft protection, personal and corporate trust services, safe deposit boxes, online banking, corporate cash management, brokerage, financial planning and asset management, and secured and unsecured loans. NewBridge Bank’s primary market area is the Piedmont Triad Region of North Carolina. As of December 23, 2014, NewBridge Bank operated 40 branch offices in the following areas of North Carolina: the Piedmont Triad Region; the Coastal Region; Raleigh; and Charlotte.  NewBridge Bank also has loan production offices in Asheboro, Greensboro, Morganton, Raleigh, Southport and Winston-Salem, North Carolina, and in Charleston and Greenville, South Carolina.

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At September 30, 2014, NewBridge had 479 employees, including 445 full time employees, total assets of approximately $2.4 billion, total loans of approximately $1.7 billion, total deposits of approximately $1.8 billion and total shareholders’ equity of approximately $228 million.

NewBridge’s principal executive offices are located at 1501 Highwoods Boulevard, Suite 400, Greensboro, NC 27410, and its telephone number is (336) 369-0900. NewBridge common stock is listed on The NASDAQ Global Select Market under the symbol “NBBC.” Additional information about NewBridge is included in documents incorporated by reference in this Proxy Statement/Prospectus. See “Where You Can Find More Information” on page 90 for a description of where you can find this information.

Premier (See page 74)

Premier was incorporated under the laws of the State of North Carolina on May 5, 2008, and commenced operations on May 12, 2008. Premier is not a member of the Federal Reserve System. As a state-chartered, nonmember bank, Premier operates under the rules and regulations of and is subject to examination by the FDIC and the Commissioner. As an insured depository institution, Premier’s deposits are insured by the FDIC up to applicable federal deposit insurance limits.

Premier provides a wide range of banking services including checking and savings accounts, commercial, installment, mortgage and personal loans, and other associated services. Premier serves the Piedmont Triad Region of North Carolina, and surrounding areas through its banking office in Greensboro, North Carolina, a loan and mortgage production office in High Point, North Carolina, and five additional mortgage origination offices located in Burlington, Charlotte, Greensboro, Kernersville, and Raleigh, North Carolina.

At September 30, 2014, Premier had 47 employees, all of whom were full time employees, total assets of approximately $171.6 million, total loans of approximately $103.1 million, total deposits of approximately $132.9 million and total shareholders’ equity of approximately $17.5 million.

Premier’s principal executive offices are located at 701 Green Valley Road, Suite 102, Greensboro, NC 27408, and its telephone number is (336) 398-2321. Premier common stock is not listed or quoted on any national securities exchange or inter-dealer quotations system, nor is there currently an established public market for Premier common stock.

The Merger

General description (See page 55)

Premier will merge with and into NewBridge Bank, with NewBridge Bank being the surviving company. The Merger will be completed within five business days after all conditions to closing have been met, unless NewBridge and Premier agree on a different closing date. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. We encourage you to read the Merger Agreement carefully as it is the legal document that governs the Merger.

Consideration payable to Premier shareholders (See page 56)

If the Merger is completed, each outstanding share of Premier common stock will be converted into the right to receive (i) cash in the amount of $10.00 per share, (ii) shares of NewBridge common stock, or (iii) a combination of cash and shares, subject to allocation and adjustment procedures to ensure that 75% of the shares of Premier common stock to be converted will be exchanged for shares of NewBridge common stock and the remaining 25% will be exchanged for cash. In the case of Premier shareholders who choose to receive NewBridge common stock, the number of shares of NewBridge common stock to be exchanged for each share of Premier common stock, or the Exchange Ratio, will be determined by dividing $10.00 by the 20-day NewBridge VWAP ending on the fifth trading day prior to the effective time of the Merger, but in no event more than 1.5152 shares of NewBridge common stock or less than 1.1186 shares of NewBridge common stock for each share of Premier common stock. Within a range of NewBridge VWAPs of from $6.60 to $8.94, the Exchange Ratio will vary based on the amount of the NewBridge VWAP and will increase as the NewBridge VWAP decreases, and decrease as the NewBridge VWAP increases. However, at a NewBridge VWAP of $6.60, the Exchange Ratio will become fixed at 1.5152 and will not increase further if the NewBridge VWAP is less than $6.60. Similarly, at a NewBridge VWAP of $8.94, the Exchange Ratio will become fixed at 1.1186 and will not decrease further if the NewBridge VWAP is more than $8.94. The NewBridge VWAP, calculated on the fifth trading day before the effective date of the Merger, will be used to determine the actual Exchange Ratio and the number of shares of NewBridge common stock to be issued for each share of Premier common stock. The following table illustrates how the Exchange Ratio will vary and become fixed based on various NewBridge VWAP amounts.

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20-day NewBridge VWAP	Exchange Ratio
$5.00	1.5152	[1]
$6.60	1.5152	[1]
$7.77	1.2870	[2]
$8.94	1.1186	[3]
$10.00	1.1186	[3]

[1]	At a NewBridge VWAP of $6.60, the Exchange Ratio will be fixed at 1.5152 shares of NewBridge common stock for each share of Premier common stock and will not increase if the NewBridge VWAP decreases to less than $6.60.
[2]	At NewBridge VWAPs with a range of $6.60 and $8.94, the Exchange Ratio will “float” and be determined by dividing $10.00 by the applicable NewBridge VWAP.
[3]	At a NewBridge VWAP of $8.94, the Exchange Ratio will be fixed at 1.1186 shares of NewBridge common stock for each share of Premier common stock and will not decrease if the NewBridge VWAP increases to more than $8.94.

The number of shares of NewBridge common stock to be issued for each share of Premier common stock will be based on the NewBridge VWAP, calculated on the fifth trading day before the effective time of the Merger, which, as described above, will be a weighted average of the price of NewBridge common stock over a 20-day period. However, if you receive shares of NewBridge common stock for part or all of your Premier common stock, the actual value on the date the Merger becomes effective of the consideration you receive will depend on the market value of NewBridge common stock on that date. On the effective date of the Merger, if the applicable NewBridge VWAP is between $6.60 and $8.94, and if the market value of NewBridge common stock on that day is the same as the NewBridge VWAP, then the merger consideration will be $10.00 per share of Premier common stock. However, the market value of NewBridge common stock fluctuates and on any particular day may not be the same as the NewBridge VWAP. As a result, unless you only receive cash for your shares of Premier common stock, the value of the merger consideration you receive will fluctuate depending on the NewBridge VWAP, the market price of NewBridge common stock when the Merger becomes effective, and any difference between these two prices.

The following table shows the closing sale prices of NewBridge common stock as reported on The NASDAQ Global Select Market on October 8, 2014, the last trading day before we announced the Merger, on December 19, 2014, the last practicable trading day before the date of this Proxy Statement/Prospectus, and on the days on which the highest and lowest closing prices of NewBridge common stock have occurred since the Merger Agreement was executed. This table also shows the 20-day NewBridge VWAP ending on the fifth trading day prior to each such date and the implied value of the merger consideration on those dates that would have been paid for each share of Premier common stock, which we calculated by assuming (i) 75% of each share of Premier common stock is converted into NewBridge common stock, with the value of each Premier share calculated by multiplying the closing price of NewBridge common stock on those dates by the applicable Exchange Ratio (using the 20-day NewBridge VWAP ending on the fifth trading day prior to such dates) and (ii) the remaining 25% of each such share is converted into cash (based on a price per Premier share equal to $10.00). If the Merger had become effective as of December 19, 2014, the value of the aggregate merger consideration on that date would have been approximately $19.6 million, or $10.16 per share for each share of Premier common stock.

	Closing Price of NewBridge Common Stock	20-day NewBridge VWAP	Exchange Ratio	Implied Value of Merger Consideration per Share of Premier Common Stock
At October 8, 2014 [1]	$7.97	$7.77	1.2870	$10.19
At October 31, 2014 [2]	$8.89	$7.87	1.2706	$10.97
At October 9, 2014 [3]	$7.65	$7.77	1.2870	$9.88
At December 19, 2014 [4]	$8.50	$8.32	1.2019	$10.16

1 Last trading day before public announcement of the Merger.

2 Date of highest closing stock price since execution of the Merger Agreement.

3 Date of lowest closing stock price since execution of the Merger Agreement.

4 Last practicable trading day before the date of this Proxy Statement/Prospectus.

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On each date in the table above, if the market value of NewBridge common stock were the same as the NewBridge VWAP, then the value per share of Premier common stock of the stock portion of the merger consideration would be $10.00 per share. However, if on the effective date of the Merger, or when Premier shareholders receive their consideration for their shares of Premier common stock, the market value of NewBridge common stock is less or more than the applicable NewBridge VWAP, then the value per share of Premier common stock of the stock portion of the merger consideration would be less or more than $10.00 per share. After the Merger, the value of any NewBridge stock received by Premier shareholders in the Merger will vary with the market price of that stock.

There is no maximum or minimum price of NewBridge common stock at which Premier or NewBridge may unilaterally terminate the Merger Agreement; and, other than for purposes of calculating the NewBridge VWAP on the fifth trading day prior to closing, no adjustments to the merger consideration will be made based on changes in the market price of NewBridge common stock prior to the completion of the Merger. Therefore, the market value of the shares of NewBridge common stock that Premier shareholders receive at completion of the Merger could vary significantly from the values indicated in the tables above, as well as after completion of the Merger. Premier shareholders are urged to obtain current market quotations for NewBridge common stock. Premier shareholders may obtain up to date information concerning the implied value of the merger consideration by calling William E. Swing, Jr., Premier’s Corporate Secretary, at (336) 398-2321. No assurance can be given as to the market price of NewBridge common stock at the time of the Merger or thereafter.

Premier’s board of directors unanimously recommends that shareholders vote “FOR” approval and adoption of the Merger Agreement (See page 33)

Premier’s board of directors has determined that the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement are advisable and in the best interests of Premier and its shareholders and has unanimously approved the Merger Agreement. Premier’s board unanimously recommends that shareholders vote “FOR” approval and adoption of the Merger Agreement. For the factors considered by Premier’s board in reaching its decision to approve the Merger Agreement, see “The Merger – Premier’s Reasons for the Merger and Recommendation of Premier’s Board of Directors.”

Material U.S. federal income-tax consequences of the Merger (See page 50)

The Merger is intended to qualify as a reorganization for U.S. federal income-tax purposes, and it is a condition to each of NewBridge and Premier’s obligations to complete the Merger that a legal opinion to that effect be received. Assuming the Merger qualifies as a reorganization, the Merger generally will be tax free to you to the extent of NewBridge common stock you receive in the Merger and taxable to you to the extent you receive cash in the Merger. Shareholders should read the full description of the tax consequences of the Merger, including the potential impact on the treatment of the Merger as a fully taxable transaction if the aggregate value of NewBridge common stock paid to Premier shareholders at closing is less than 40% of the total value of the aggregate merger consideration. The federal income-tax consequences described above may not apply to all holders of Premier common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the Merger to you.

Public trading markets (See pages 45)

NewBridge common stock is listed on The NASDAQ Global Select Market under the symbol “NBBC.” Premier common stock is not listed or quoted on any national securities exchange or inter-dealer quotations system, nor is there currently an established public market for Premier common stock. The value of the merger consideration to be paid in the form of shares of NewBridge common stock will fluctuate with the market price of NewBridge common stock.

Reselling the shares you receive in the Merger (See page 50)

The shares of NewBridge common stock to be issued in the Merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who is an “affiliate” of NewBridge as defined by Rule 144 under the Securities Act.

Differences in shareholders’ rights (See page 69)

When the Merger is completed, Premier shareholders who receive NewBridge common stock as consideration in the Merger will become NewBridge shareholders. The rights of NewBridge shareholders differ from the rights of Premier shareholders in certain important ways. Most of these have to do with provisions in NewBridge’s articles of incorporation and bylaws that differ from those of Premier.

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Reasons for the Merger (See pages 33)

Premier entered into the Merger Agreement at the conclusion of a process in which Premier’s board of directors determined that the Merger with NewBridge was in the best interests of Premier and its shareholders. Premier’s board of directors, after considering Premier’s prospects and strategic options, in addition to the economic environment affecting the banking industry and the increasing regulatory burden impacting Premier, determined that partnering with NewBridge would better maximize the long-term value for Premier shareholders. Premier’s board of directors believes that the Merger is in the best interests of Premier shareholders and urges shareholders to vote “FOR” approval and adoption of the Merger Agreement.

NewBridge entered into the Merger Agreement at the conclusion of a process in which the NewBridge board of directors determined that the Merger with Premier offered NewBridge an important opportunity to further enhance its position as one of the largest community banks headquartered in North Carolina, adding experienced commercial banking professionals, along with proven mortgage producers in key North Carolina markets. The Merger also is expected to expand NewBridge’s core deposit base, be accretive to earnings and enhance its ability to achieve additional cost efficiencies.

Election of Cash and/or Stock Consideration (see page 56).

Within six business days after the completion of the Merger, NewBridge’s exchange agent will mail to Premier shareholders a letter of transmittal with instructions regarding the exchange of their shares of Premier common stock for the merger consideration. The letter of transmittal will be accompanied by an election form that Premier shareholders may use to indicate whether their preference is to receive cash, shares of NewBridge common stock or a combination of cash and shares of NewBridge common stock.

The Merger Agreement contains allocation and adjustment provisions that are designed to ensure that 75% of the outstanding shares of common stock of Premier will be exchanged for shares of NewBridge common stock and the remaining 25% of the outstanding shares of common stock of Premier will be exchanged for cash. Therefore, if Premier shareholders elect to receive NewBridge common stock for more than 75% of the outstanding shares of Premier common stock, all shareholders who elected to receive NewBridge common stock will receive a pro rata portion of the available NewBridge shares plus cash for those shares not converted into NewBridge common stock. Similarly, if Premier shareholders elect to receive cash for more than 25% of the outstanding shares of Premier common stock, all shareholders who elected to receive cash will receive a pro rata portion of the available cash consideration plus NewBridge common stock for those Premier shares not converted into cash.

If you do not make an election, you will be allocated shares of NewBridge common stock in exchange for 75% of your shares of Premier common stock, and cash for the remaining 25% of your shares.

Premier’s financial advisor and fairness opinion (See page 35)

Among other factors considered in deciding to approve the Merger Agreement, the board of directors of Premier considered the opinion of Raymond James & Associates, Inc. (“Raymond James”) provided to Premier’s board on October 7, 2014, that, as of that date, and based on and subject to the assumptions made, matters considered and qualifications and limitations set forth therein, in its opinion, the merger consideration provided for in the Merger Agreement was fair, from a financial point of view, to Premier shareholders.

A copy of the full text of Raymond James’ fairness opinion is included as Appendix C to this Proxy Statement/Prospectus and Premier shareholders should read the opinion in its entirety. Raymond James provided its opinion for the information and assistance of Premier’s board of directors (solely in its capacity as such) in connection with, and for purposes of, the board’s consideration of the Merger, and the opinion only addresses whether the merger consideration was fair, from a financial point of view, to Premier’s shareholders. The opinion did not address any other term or aspect of the Merger Agreement or the Merger. The opinion is not intended to be and does not constitute a recommendation to any Premier shareholder as to how such shareholder should vote in connection with the Merger.

Pursuant to an engagement letter between Premier and Raymond James, Premier engaged Raymond James to act as its financial advisor and render an opinion in connection with the Merger. Premier agreed to pay Raymond James a transaction fee with respect to its financial advisory services as Premier’s independent financial advisor. Raymond James has already received a portion of its fee, which was payable by Premier in connection with the rendering by Raymond James of its opinion, and the remainder of Raymond James’ fee is payable upon completion of the Merger.

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Financial interests of Premier’s directors and executive officers in the Merger (See page 44)

Premier’s directors and executive officers have economic interests in the Merger that are different from, or in addition to, their interests as Premier shareholders. Premier’s board of directors considered these interests in its decision to adopt and approve the Merger Agreement. A significant portion of these interests relate to payments being made in connection with binding contractual arrangements in existence before the date of the Merger Agreement. Some of the interests of the directors and executive officers of Premier include:

•	It is a condition to NewBridge’s obligation to consummate the Merger that each of Francis X. Gavigan, Jr. (President and Chief Executive Officer), William E. Swing, Jr. (Chief Financial Officer) and Warren D. Herring, Jr. (Executive Vice President and Chief Credit Officer) enter into release agreements to voluntarily terminate their rights under their respective employment and/or change in control agreements. In connection with such release agreements, and in settlement of Premier’s contractual obligations to them under their agreements, it is anticipated that NewBridge will make payments to Messrs. Gavigan, Swing and Herring in the following aggregate amounts, subject to certain adjustments and final calculations: $523,921; $335,862; and $327,567, respectively, payable immediately following the effective time of the Merger. Following closing of the Merger, it is anticipated that Mr. Herring will become an at-will employee of NewBridge Bank.

•	NewBridge will indemnify the directors and officers of Premier following the Merger against certain liabilities arising from their acts or omissions before the Merger. NewBridge will also provide directors’ and officers’ liability insurance for the directors and officers of Premier for a period of six years following the Merger with respect to acts or omissions occurring before the Merger.

•	Each of the directors of Premier entered into a support agreement with NewBridge. Pursuant to the support agreements, each of the directors of Premier agreed, among other things, to (i) vote his or her shares of Premier common stock in favor of the Merger and against an alternative business combination, and (ii) not sell or transfer any shares of Premier common stock before the record date. None of the board members received any additional payments or other consideration in connection with their execution of the support agreements.

•	Each of the directors of Premier entered into a noncompete agreement with NewBridge. Pursuant to the noncompete agreements, each of the directors of Premier agreed, within a defined territory, to refrain from competing with NewBridge and to refrain from assisting others in competing with NewBridge for a period of one year following the effective time of the Merger. None of the board members received any additional payments or other consideration in connection with their execution of the noncompete agreements.

•	Since it commenced operation in 2008, Premier has made awards of stock options to certain officers and employees and to directors under its equity incentive plans. As a result of the Merger, all outstanding Premier stock options (whether vested or unvested) will be converted to NewBridge stock options, based on the Exchange Ratio. Subject to the acceleration of vesting, as provided under the terms of the applicable Premier equity incentive plan or award agreement, each converted stock option will otherwise remain subject to the same terms and conditions as were in effect with respect to such Premier stock option immediately prior to the effective time of the Merger. The exercise price of each outstanding Premier stock option is more than the merger consideration per share of Premier common stock (based on the NewBridge VWAP as of December 19, 2014).

Conditions to the Merger (See page 64)

Currently, NewBridge and Premier expect to complete the Merger in the first quarter of 2015. As more fully described in this Proxy Statement/Prospectus and in the Merger Agreement, the completion of the Merger depends on the approval and adoption of the Merger Agreement by Premier’s shareholders at the special meeting, and receipt of the required regulatory approvals, in addition to satisfaction of, or where legally permissible, waiver of, certain other conditions. We cannot be certain when, or if, the conditions to the Merger will be satisfied or, where permissible, waived, or that the Merger will be completed.

Regulatory approvals (See page 45)

NewBridge, NewBridge Bank and Premier have agreed to use their commercially reasonable efforts to obtain all regulatory approvals required to complete the Merger and the other transactions contemplated by the Merger Agreement. These include approvals from the Federal Reserve and the Commissioner.

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NewBridge and NewBridge Bank have filed applications and notifications to obtain the required regulatory approvals. In obtaining the required regulatory approvals, NewBridge is not required to agree to any conditions or restrictions that would reasonably be expected to have a material adverse effect on either Premier or NewBridge. Although we do not know of any reason why we cannot obtain these regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them. Approval or non-objection by the regulators does not constitute an endorsement of the Merger or a determination that the terms of the Merger are fair to Premier shareholders.

Termination of the Merger Agreement (See page 65)

The Merger Agreement may be terminated by mutual consent, or by either NewBridge or Premier if the Merger has not been completed by June 30, 2015, and under other limited circumstances described in the Merger Agreement and which are described in detail later in this Proxy Statement/Prospectus.

Premier will be required to pay NewBridge a termination fee in the amount of $500,000, plus up to $200,000 of NewBridge’s out-of-pocket legal and due diligence expenses, if:

•	the Merger Agreement is terminated by NewBridge because of a material breach by Premier of any representation, warranty, covenant or other agreement in the Merger Agreement, and (i) before such termination, an alternative transaction is commenced, publicly proposed or publicly disclosed, or an alternative proposal was received, and (ii) within 12 months after such termination, Premier enters into a definitive agreement relating to an alternative transaction or consummates an alternative transaction;

•	the Merger Agreement is terminated by NewBridge because Premier’s board of directors fails to recommend that Premier’s shareholders approve and adopt the Merger Agreement, withdraws, modifies or qualifies its recommendation in a manner adverse to NewBridge, or takes any public action or makes any public statement inconsistent with its recommendation, or recommends a competing merger proposal to Premier’s shareholders, and (i) before such termination, an alternative transaction is commenced, publicly proposed or publicly disclosed, or an alternative proposal was received, and (ii) within 12 months after such termination, Premier enters into a definitive agreement relating to an alternative transaction or consummates an alternative transaction; or

•	after receiving an alternative proposal, Premier’s board of directors fails to convene the special meeting to approve the Merger with NewBridge and/or recommend that Premier shareholders approve and adopt the Merger Agreement and the Merger, and within 12 months of receiving the alternative proposal, Premier enters into a definitive agreement relating to an alternative transaction or consummates an alternative transaction.

NewBridge will be required to pay Premier a termination fee in the amount of $500,000, plus up to $200,000 of Premier’s out-of-pocket legal, due diligence and consulting expenses, if the Merger Agreement is terminated by Premier because of a material breach by NewBridge of any representation, warranty, covenant or other agreement in the Merger Agreement.

Premier has agreed not to solicit alternative transactions (See page 61)

In the Merger Agreement, Premier has agreed not to solicit, initiate, encourage, facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals for an acquisition transaction involving Premier by any party other than NewBridge. This restriction may deter other potential acquirors of Premier. However, Premier may take certain of these actions if its board of directors determines that it must do so in order to properly discharge its fiduciary duties following consultation with its legal counsel and financial advisors.

Premier shareholders have appraisal rights in connection with the Merger (See page 46)

Premier shareholders are entitled to exercise appraisal rights with respect to the Merger and, if the Merger is completed and they perfect their appraisal rights, to receive payment in cash for the fair value of their shares of Premier common stock. In general, to preserve their appraisal rights, holders of shares of Premier common stock who wish to exercise these rights must:

•	be entitled to vote on the Merger;

•	deliver to Premier, at or before Premier’s special meeting, written notice of the shareholder’s intent to demand payment if the Merger is effectuated;

•	not vote their shares for approval of the Merger Agreement; and

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•	comply with the other procedures set forth in Sections 55-13-01 through 55-13-31 of the NCBCA.

If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted for approval of the Merger Agreement and you will lose your appraisal rights under the NCBCA.

The text of Article 13 of the NCBCA governing appraisal rights is included with this Proxy Statement/Prospectus as Appendix B. Failure to comply with the procedures described in Appendix B will result in the loss of appraisal rights under the NCBCA. We urge you to carefully read Article 13.

The Special Meeting

Date, time and place (See page 27)

Premier will hold its special meeting of shareholders at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408 on February 24, 2015 at 4:00 p.m. Eastern Time. At the special meeting, Premier shareholders will be asked to:

•	approve and adopt the Merger Agreement; and

•	approve the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies to approve and adopt the Merger Agreement.

Record Date (See page 28)

The record date for Premier shareholders entitled to vote at the special meeting of shareholders is December 18, 2014.

Shares entitled to vote (See page 28)

As of the close of business on the record date, there were 1,925,247 shares of Premier common stock outstanding and entitled to vote at the Premier special meeting.

Support agreements (See page 29)

In consideration of NewBridge agreeing to enter into the Merger Agreement, the directors of Premier have agreed to vote their shares of Premier common stock in favor of the Merger and not to support any other merger proposal by a third party. A copy of the form of this support agreement is attached as an exhibit to the Merger Agreement, which is included as Appendix A to this Proxy Statement/Prospectus. As of the record date, an aggregate of 304,864 shares of Premier common stock (representing approximately 15.8% of the outstanding shares of Premier common stock) were covered by the support agreements, including 89,364 shares of Premier common stock for which Board members had shared voting authority.

Vote required at the special meeting (See page 28)

Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Premier common stock entitled to vote thereon at the special meeting. Approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Premier common stock voted thereon at the special meeting (without regard to broker nonvotes or proxies marked “ABSTAIN”), whether or not a quorum is present. Approval of the Adjournment Proposal is not a condition to completion of the Merger.

As referenced above, pursuant to support agreements entered into at the time of the Merger Agreement with NewBridge, the directors of Premier have agreed, among other things, to vote their shares of Premier common stock in favor of the Merger and against an alternative business combination. As of the record date, an aggregate of 304,864 shares of Premier common stock (representing approximately 15.8% of the outstanding shares of Premier common stock) were covered by the support agreements, including 89,364 shares of Premier common stock for which Board members had shared voting authority.

Premier’s board of directors has unanimously recommended that Premier shareholders vote (i) “FOR” approval and adoption of the Merger Agreement, and (ii) “FOR” the Adjournment Proposal.

13

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF NEWBRIDGE

Set forth below are highlights from NewBridge’s consolidated financial data as of and for the three and nine months ended September 30, 2014 and 2013 and for the years ended December 31, 2009 through December 31, 2013. The results of operations for the three and nine months ended September 30, 2014 are not necessarily indicative of the results of operations for the full year or any other interim period. The unaudited information was prepared on the same basis as NewBridge’s audited consolidated financial statements. In the opinion of NewBridge’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates. You should read this information in conjunction with NewBridge’s consolidated financial statements and related notes contained in reports that NewBridge has previously filed with the SEC. See “Where You Can Find More Information.”

14

NEWBRIDGE SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

(In thousands, except per share data and performance measures)

	As of or for the		As of or for the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)		As of or for the Years Ended December 31,
	2014	2013	2014	2013	2013	2012	2011	2010	2009

SUMMARY OF OPERATIONS
Interest income	$22,379	$17,142	$62,566	$50,272	$68,819	$71,080	$79,445	$89,913	$98,500
Interest expense	1,903	1,346	5,199	4,009	5,643	7,514	12,319	20,454	39,156

Net interest income	20,476	15,796	57,367	46,263	63,176	63,566	67,126	69,459	59,344
Provision for credit losses	89	33	833	2,049	2,691	35,893	16,785	21,252	35,749

Net interest income after provision for credit losses	20,387	15,763	56,534	44,214	60,485	27,673	50,341	48,207	23,595
Noninterest income[1]	4,104	4,497	12,636	13,385	17,454	16,888	18,393	21,323	19,065
Noninterest expense[1]	16,588	14,411	54,098	41,994	60,384	72,413	62,607	66,397	69,434

Income (loss) before income taxes	7,903	5,849	15,072	15,605	17,555	(27,852)	6,127	3,133	(26,774)
Income taxes (benefit)	2,804	2,861	5,361	(3,740)	(3,216)	(2,598)	1,449	(247)	(11,641)

Net income (loss)	5,099	2,988	9,711	19,345	20,771	(25,254)	4,678	3,380	(15,133)
Dividends and accretion on preferred stock	-	(208)	(337)	(1,616)	(1,854)	(2,918)	(2,917)	(2,919)	(2,917)
Net income (loss) available to common shareholders	$5,099	$2,780	$9,374	$17,729	$18,917	$(28,172)	$1,761	$461	$(18,050)

Cash dividends declared on common stock	$-	$-	$-	$-	$-	$-	$-	$-	$-

SELECTED ASSETS AND LIABILITIES
Investment securities	$496,914	$357,537	$496,914	$357,537	$368,866	$393,815	$337,811	$325,129	$325,339
Loans held for investment, net of unearned income	1,720,964	1,266,361	1,720,964	1,266,361	1,416,703	1,155,421	1,200,070	1,260,585	1,456,526
Assets	2,442,750	1,802,342	2,442,750	1,802,342	1,965,232	1,708,707	1,734,564	1,809,891	1,949,256
Deposits	1,825,134	1,412,010	1,825,134	1,412,010	1,553,996	1,332,493	1,418,676	1,452,995	1,499,310
Shareholders' equity	228,431	162,846	228,431	162,846	166,792	196,014	163,387	165,918	167,334

PERFORMANCE MEASURES
Net income (loss) to average total assets	0.83%	0.67%	0.57%	1.50%	1.17%	(1.46)%	0.27%	0.18%	(0.74)%
Net income (loss) to average shareholders' equity	8.95	7.36	6.23	14.29	11.75	(15.18)	2.81	2.00	(8.73)
Dividend payout	-	-	-	-	-	-	-	-	-
Average shareholders' equity to average total assets	9.30	9.15	9.16	10.52	9.94	9.65	9.51	8.81	8.42
Average tangible shareholders' equity to average tangible total assets	8.26	9.02	8.31	10.37	9.73	9.47	9.29	8.58	8.17

PER SHARE DATA
Earnings (loss) per share:
Basic	$0.14	$0.10	$0.27	$0.68	$0.71	$(1.80)	$0.11	$0.03	$(1.15)
Diluted	0.14	0.10	0.27	0.61	0.65	(1.80)	0.11	0.03	(1.15)
Cash dividends declared	-	-	-	-	-	-	-	-	-
Book value at end of period	6.14	5.19	6.14	5.19	5.33	5.58	7.09	7.25	7.34
Tangible book value at end of period	5.41	5.10	5.41	5.10	5.05	5.38	6.85	6.96	7.02

[1]	In NewBridge's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and going forward, writedowns and gains (losses) on sales of real estate acquired in settlement of loans is reported in noninterest expense. In the prior years' audited financials, this item was reported in noninterest income. In the table above, this item has been reclassified to noninterest expense for prior years. This reclassification had no effect on net income, total assets or shareholders’ equity as previously reported.

15

SELECTED HISTORICAL FINANCIAL DATA OF PREMIER

Set forth below are highlights from Premier’s financial data as of and for the three and nine months ended September 30, 2014 and 2013 and for the years ended December 31, 2009 through December 31, 2013. The results of operations for the three and nine months ended September 30, 2014 are not necessarily indicative of the results of operations for the full year or any other interim period. The unaudited information was prepared on the same basis as Premier’s audited financial statements. In the opinion of Premier’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates. You should read this information in conjunction with Premier’s financial statements and related notes included in this Proxy Statement/Prospectus and from which this information is derived. See Premier’s financial statements beginning on page F-1.

16

PREMIER SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

(In thousands, except per share data and performance measures)

	As of or for the		As of or for the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)		As of or for the Years Ended December 31,
	2014	2013	2014	2013	2013	2012	2011	2010	2009

SUMMARY OF OPERATIONS
Interest income	$1,411	$1,487	$4,269	$4,310	$5,751	$5,332	$4,766	$3,660	$2,151
Interest expense	329	358	959	1,093	1,424	1,400	1,333	1,115	716

Net interest income	1,082	1,129	3,310	3,217	4,327	3,932	3,433	2,545	1,435
Provision for credit losses	-	30	3	70	70	178	293	501	1,005

Net interest income after provision for credit losses	1,082	1,099	3,307	3,147	4,257	3,754	3,140	2,044	430
Noninterest income[1]	1,087	728	2,367	2,399	2,959	2,080	453	104	111
Goodwill impairment	-	-	-	-	-	-	-	-	-
Noninterest expense[1]	1,891	1,601	5,359	4,901	6,491	5,532	4,347	3,298	2,877

Income (loss) before income taxes	278	226	315	645	725	302	(754)	(1,150)	(2,336)
Income taxes (benefit)	146	-	166	-	(1,800)	-	-	-	-

Net income (loss)	132	226	149	645	2,525	302	(754)	(1,150)	(2,336)
Dividends and accretion on preferred stock	-	-	-	-	-	-	-	-	-
Net income (loss) available to common shareholders	$132	$226	$149	$645	$2,525	$302	$(754)	$(1,150)	$(2,336)

Cash dividends declared on common stock	$-	$-	$-	$-	$-	$-	$-	$-	$-

SELECTED ASSETS AND LIABILITIES
Investment securities	$48,698	$38,931	$48,698	$38,931	$46,905	$37,971	$38,698	$21,520	$18,099
Loans held for investment, net of unearned income	97,054	96,327	97,054	96,327	93,599	94,182	77,444	67,058	50,381
Assets	171,641	158,471	171,641	158,471	180,072	159,021	131,802	100,949	78,963
Deposits	132,901	123,914	132,901	123,914	143,672	120,731	96,715	78,379	57,435
Shareholders' equity	17,549	14,920	17,549	14,920	16,891	15,561	14,978	15,245	16,213

PERFORMANCE MEASURES
Net income (loss) to average total assets	0.31%	0.56%	0.12%	0.54%	1.58%	0.21%	-0.64%	-1.29%	-4.31%
Net income (loss) to average shareholders' equity	2.99%	6.38%	1.16%	5.74%	16.46%	1.98%	-5.00%	-7.20%	-13.41%
Dividend payout	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Average shareholders' equity to average total assets	10.20%	8.84%	10.09%	9.39%	9.59%	10.52%	12.69%	17.98%	32.12%
Average tangible shareholders' equity to average tangible total assets	10.20%	8.84%	10.09%	9.39%	9.59%	10.52%	12.69%	17.98%	32.12%

PER SHARE DATA
Earnings (loss) per share:
Basic	$0.07	$0.12	$0.08	$0.34	$1.31	$0.16	$(0.39)	$(0.60)	$(1.21)
Diluted	0.07	0.12	0.08	0.34	1.31	0.16	(0.39)	(0.60)	(1.21)
Cash dividends declared	-	-	-	-	-	-	-	-	-
Book value at end of period	9.12	7.75	9.12	7.75	8.77	8.08	7.78	7.92	8.42
Tangible book value at end of period	9.12	7.75	9.12	7.75	8.77	8.08	7.78	7.92	8.42

[1]	In Premier's unaudited Statement of Income for the 9 months ended September 30, 2014 and 2013, gains on sales of real estate acquired in settlement of loans is reported in noninterest expense. In the table above, this item has been reclassified to noninterest income. This reclassification had no effect on net income, total assets or shareholders’ equity.

17

MARKET PRICE AND DIVIDEND INFORMATION, RELATED SHAREHOLDER MATTERS

NewBridge common stock is listed and trades on The NASDAQ Global Select Market under the symbol “NBBC.” As of the record date, there were 34,008,795 shares of NewBridge common stock outstanding held by 3,098 holders of record, and 3,186,748 shares of non-voting common stock outstanding held by seven holders of record. In addition, also as of the record date, 1,411,273 shares of NewBridge common stock were reserved for issuance pursuant to NewBridge’s stock compensation plans, and 3,186,748 shares of NewBridge common stock were reserved for issuance upon the conversion of the non-voting common stock.

The following table shows, for the indicated periods, the high and low sales prices per share for NewBridge common stock, as reported on The NASDAQ Global Select Market. NewBridge has not declared or paid any cash dividends on its common stock for the indicated periods.

	NewBridge
	High	Low
2014
First Quarter	$7.62	$6.55
Second Quarter	8.69	6.99
Third Quarter	8.46	7.20
Fourth Quarter (through December 19, 2014)	8.98	7.34

2013
First Quarter	$6.48	$4.50
Second Quarter	6.41	5.55
Third Quarter	9.17	5.96
Fourth Quarter	7.92	6.40

2012
First Quarter	$4.91	$3.71
Second Quarter	4.94	3.88
Third Quarter	5.00	3.74
Fourth Quarter	4.95	3.92

On October 8, 2014, the last full trading day before the announcement of the Merger Agreement, the high and low sales prices of shares of NewBridge common stock as reported on The NASDAQ Global Select Market were $8.00 and $7.50, respectively. On December 19, 2014, the last full trading day before the date of this Proxy Statement/Prospectus, the high and low sales prices of shares of NewBridge common stock as reported on The NASDAQ Global Select Market were $8.50 and $8.39, respectively.

You are advised to obtain current market quotations for NewBridge common stock. The market price of NewBridge common stock will fluctuate between the date of this Proxy Statement/Prospectus and the effective date of the Merger. No assurance can be given concerning the market price of NewBridge common stock before or after the effective date of the Merger.

Premier common stock is not listed or quoted on any national securities exchange or inter-dealer quotations system, nor is there currently an established public market for Premier common stock. Premier common stock is sporadically traded in privately negotiated sales. As of the close of business on the record date, there were 1,925,247 shares of Premier common stock outstanding, held by 261 holders of record, and outstanding options that were exercisable on that date (or within 60 days of that date) for 294,400 additional shares of Premier common stock.

Premier’s management is not aware of any transactions in Premier common stock during 2014. Premier’s management is aware of one transaction in Premier common stock during 2013, for a total of 6,600 shares at a transaction price of $10.50 per share. Premier’s management is not aware of any transactions in Premier common stock during 2012.

18

NewBridge

Dividends. In 2008, NewBridge first reduced its quarterly cash dividend, and later suspended the payment of cash dividends. The current policy of NewBridge’s board of directors is to retain any earnings to provide for the growth of NewBridge. Therefore, it is not anticipated that NewBridge will pay cash dividends in the foreseeable future.

So long as NewBridge is not in default or has elected to defer payments of interest under its junior subordinated debentures, holders of NewBridge common stock are entitled to receive, to the extent permitted by law, such distributions as may be declared from time to time by NewBridge’s board of directors out of legally available funds. Holders of NewBridge non-voting common stock are entitled to receive such permitted distributions as may be declared from time to time on NewBridge common stock. If a distribution is declared and paid with respect to NewBridge common stock, then the board will declare and pay an equivalent distribution, on a per share basis, on NewBridge’s non-voting common stock. Notwithstanding the foregoing, no distribution payable in NewBridge common stock or rights or warrants to subscribe for NewBridge common stock may be declared on NewBridge non-voting common stock and no dividend payable in NewBridge non-voting common stock or rights or warrants to subscribe for NewBridge non-voting common stock may be declared on NewBridge common stock, but instead, in the case of such a dividend, each class will receive such dividend in like stock or rights or warrants to subscribe for like stock. The ability of NewBridge’s board of directors to declare and pay dividends on NewBridge common stock is subject to the terms of applicable North Carolina law and federal banking regulations.

The declaration and payment of future dividends to holders of NewBridge common stock will also depend upon NewBridge’s earnings and financial condition, NewBridge’s capital requirements and the capital requirements of NewBridge Bank, regulatory conditions and other factors as NewBridge’s board of directors may deem relevant. See also “Common Stock – Distributions” under the heading “Description of NewBridge Capital Stock” for additional information concerning payment of dividends.

Sales and Repurchases of Equity Securities. On November 30, 2012, NewBridge sold 422,456 shares of newly issued Series B Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) and the 140,217 shares of Series C Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock (the “Series C Preferred Stock”) to accredited investors in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act. On February 22, 2013, the Series B Preferred Stock was converted into 9,601,262 shares of NewBridge common stock, and the Series C Preferred Stock was converted into 3,186,748 shares of NewBridge non-voting common stock. Except as described in this paragraph, during the years ended December 31, 2012 and 2013, NewBridge did not sell any of its equity securities that were not registered under the Securities Act and did not have any repurchases of its common stock.

Premier

Dividends. Subject to certain limitations, Premier’s common shareholders are entitled to receive cash dividends as Premier’s board of directors authorizes at its discretion. Premier’s board of directors considers Premier’s current and projected earnings as well as its capital levels on a regular basis to determine whether to declare a dividend on its common stock. To date, Premier has not paid any cash dividends. See “– Supervision and Regulation – Payment of Dividends and Other Restrictions.”

Sales and Repurchases of Equity Securities. Since the closing of its stock offering in 2008, Premier has not sold or repurchased any shares of its common stock.

RISK FACTORS

You should carefully consider each of the following risk factors in evaluating how to vote at the special meeting. If the Merger is consummated, NewBridge Bank and Premier will operate as a combined company in a market environment that cannot be predicted and that involves significant risks, many of which will be beyond the control of the combined company and NewBridge, its holding company. An investment in NewBridge common stock contains a high degree of risk. In addition to the other information contained in this Proxy Statement/Prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors before deciding how to vote your shares of Premier common stock.

We have described below the risks and uncertainties that we believe to be material to a decision on how to vote. If any of the following risks and uncertainties develops into actual events, NewBridge and its combined subsidiary bank or its results of operations or financial condition could be adversely impacted. In such an event, the trading price of the NewBridge common stock could decline and you could lose all or part of your investment. See “Cautionary Statement Regarding Forward-Looking Statements.”  In addition, NewBridge is and will continue to be subject to the risks described in NewBridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this Proxy Statement/Prospectus. See “Where You Can Find More Information.”

19

Risks Related to the Merger

Premier shareholders will experience a significant reduction in percentage ownership and voting power of their shares as a result of the Merger and will exercise less influence over management.

Premier shareholders will experience a substantial reduction in their percentage ownership interests and effective voting power in NewBridge compared to their ownership interests and voting power in Premier prior to the Merger. If the Merger is completed, assuming the conversion of NewBridge non-voting common stock to NewBridge common stock, current Premier shareholders will own between approximately 4.2% and 5.6% of NewBridge’s outstanding common stock, on a fully diluted basis. As a result of the Merger, Premier shareholders will have less influence on the management and policies of NewBridge post-merger than they now have on the management and policies of Premier. Furthermore, Premier shareholders will own less than a majority of the outstanding voting stock of the combined company and could, as a result, be outvoted by current NewBridge shareholders if such current NewBridge shareholders voted together as a group.

The form of merger consideration Premier shareholders ultimately receive could be different from the form elected based on the form of merger consideration elected by other Premier shareholders.

All Premier shareholders will be permitted to make an election as to the form of consideration to receive. Because the percentage of shares of Premier common stock to be exchanged in the Merger for cash and shares of NewBridge common stock is fixed, the exchange agent will be allowed, subject to limitations set forth in the Merger Agreement, to adjust the form of consideration that a Premier shareholder will receive in order to ensure that 75% of the outstanding shares of Premier common stock are converted into shares of NewBridge common stock and 25% of the shares of Premier common stock are converted into cash. Consequently, if either the stock consideration or the cash consideration is oversubscribed, Premier shareholders could receive a different form or mix of consideration from the form or mix they elect, which could result in different tax consequences than they had anticipated (including the recognition of gain for federal income-tax purposes with respect to the cash received). If Premier shareholders do not make an election, they will receive the merger consideration in a combination of cash and shares of common stock, as provided for in the Merger Agreement.

Because the market price of NewBridge common stock will fluctuate, Premier shareholders will not know until the effective time of the Merger the exact value of the consideration they will receive in the Merger.

The number of shares of NewBridge common stock to be exchanged for each share of Premier common stock is determined such that, if a Premier shareholder receives NewBridge common stock as merger consideration for all or some of his or her Premier shares, each of such shares of Premier common stock will be converted into the right to receive a number of shares of NewBridge common stock determined by dividing $10.00 by the 20-day NewBridge VWAP ending on the fifth trading day prior to closing. If the NewBridge VWAP is greater than $8.94 or less than $6.60, the exchange ratio will equal 1.1186 and 1.5152 shares of NewBridge common stock, respectively. Other than for purposes of calculating the NewBridge VWAP on the fifth trading day prior to closing, no adjustments to the merger consideration will be made based on changes in the market price of NewBridge common stock prior to the completion of the Merger, including changes in the market price of NewBridge common stock following the calculation of the NewBridge VWAP and the determination of the exchange ratio. Furthermore, there is no maximum or minimum closing price of NewBridge common stock at which either Premier or NewBridge may unilaterally terminate the Merger Agreement. Changes in stock price may result from a variety of factors, including, among others, general market and economic conditions, changes in NewBridge’s or Premier’s respective businesses, operations and prospects, market assessment of the likelihood that the Merger will be completed as anticipated or at all and regulatory considerations. Many of these factors are beyond NewBridge’s control.

As a result of any such changes in stock price, the market value of the shares of NewBridge common stock that Premier shareholders receive at the time that the Merger is completed could be significantly lower or higher than the NewBridge VWAP used to fix the exchange ratio, or the value of such shares immediately before the public announcement of the Merger, on the date of this Proxy Statement/Prospectus, on the date of the special meeting or on the date on which Premier shareholders actually receive their shares of NewBridge common stock. Accordingly, at the time of the special meeting, Premier shareholders will not know or be able to calculate the exact market value of the consideration that they will receive upon completion of the Merger.

20

Premier will be subject to business uncertainties and contractual restrictions while the Merger is pending.

Uncertainty about the effect of the Merger on employees, customers, suppliers, and vendors may have an adverse effect on the business, financial condition, and results of operations of Premier. These uncertainties may impair Premier’s ability to attract, retain, and motivate key personnel, depositors, and borrowers pending the consummation of the Merger, as such personnel, depositors, and borrowers may experience uncertainty about their future roles following consummation of the Merger. Additionally, these uncertainties could cause customers (including depositors and borrowers), suppliers, vendors, and others who deal with Premier to seek to change existing business relationships or fail to extend an existing relationship. In addition, competitors may target Premier’s existing customers by highlighting potential uncertainties and integration difficulties that may result from the Merger. Also, the Merger Agreement restricts Premier from taking certain actions without NewBridge’s consent while the Merger is pending. These restrictions could have a material adverse effect on Premier’s business, financial condition, and results of operations.

The Merger Agreement limits Premier’s ability to pursue alternatives to the Merger.

The Merger Agreement contains provisions that limit Premier’s ability to discuss competing third-party proposals to acquire all or a significant part of Premier. Premier has agreed to pay NewBridge a termination fee of $500,000 plus an expense reimbursement of up to $200,000 if the transaction is terminated because Premier decides to enter into or close another acquisition transaction. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Premier from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share price than that proposed in the Merger, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire Premier than it might otherwise have proposed to pay.

NewBridge may fail to realize all of the anticipated benefits of the Merger.

The success of the Merger will depend, in part, on NewBridge’s ability to realize the anticipated benefits and cost savings from combining the businesses of NewBridge and Premier. However, to realize these anticipated benefits and cost savings, NewBridge must successfully combine the businesses of NewBridge and Premier. If NewBridge is not able to achieve these objectives, the anticipated benefits and cost savings of the Merger may not be realized fully or at all or may take longer to realize than expected.

NewBridge and Premier have operated and, until the completion of the Merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect NewBridge’s ability to maintain relationships with customers, depositors and employees or to achieve the anticipated benefits of the Merger. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Premier and NewBridge during that transition period.

NewBridge and Premier will incur significant transaction and merger-related integration costs in connection with the Merger.

NewBridge and Premier expect to incur significant costs associated with completing the Merger and integrating the operations of the two companies. NewBridge and Premier are continuing to assess the impact of these costs. Although NewBridge and Premier believe that the elimination of duplicate costs, as well as the realization of other efficiencies related to the integration of the businesses, will offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all. Merger-related costs are preliminarily estimated to be approximately $3.0 million ($2.1 million after tax).

Additionally, in the event the Merger is not completed, NewBridge and Premier will be subject to a number of risks without realizing any of the benefits of having completed the Merger, including (i) the payment of certain fees and costs relating to the Merger, such as legal, accounting, financial advisory and printing fees, (ii) the potential decline in the market price of NewBridge’s and Premier’s common stock, (iii) the risk that the parties may not find a party willing to enter into a merger agreement on terms equivalent to or more attractive than the terms set forth in the Merger Agreement and (iv) the loss of time and resources.

The market price of NewBridge common stock after the Merger may be affected by factors different from those affecting the shares of Premier or NewBridge currently.

The businesses of NewBridge and Premier differ in important respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of either NewBridge or Premier. For a discussion of the business of NewBridge and of certain factors to consider in connection with its business, see “Information About NewBridge.” For a discussion of the business of Premier and of certain factors to consider in connection with its business, see “Information About Premier.”

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The opinion obtained by Premier from its financial advisor will not reflect changes in circumstances between signing the Merger Agreement and the Merger.

The opinion obtained by Premier from its financial advisor that the merger consideration is fair, from a financial point of view, to the Premier shareholders is dated as of October 7, 2014. Premier has not obtained an updated opinion as of the date of this Proxy Statement/Prospectus from its financial advisor. Changes in the operations and prospects of NewBridge or Premier, general market and economic conditions and other factors that may be beyond the control of NewBridge and Premier, and on which the financial advisor’s opinion was based, may significantly alter the value of NewBridge or Premier or the prices of shares of NewBridge common stock or Premier common stock by the time the Merger is completed. The opinion does not speak as of the time the Merger will be completed or as of any date other than the date of such opinion. Because Premier currently does not anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the merger consideration, from a financial point of view, at the time the Merger is completed. For a description of the opinion that Premier received from its financial advisor, see “The Merger – Opinion of Financial Advisor to Premier.” For a description of the other factors considered by Premier’s board of directors in determining to approve the Merger, see “The Merger – Premier’s Reasons for the Merger and Recommendation of Premier’s Board of Directors.”

The Merger is subject to the receipt of consents and approvals from government entities that may impose conditions that could have an adverse effect on NewBridge.

Before the Merger may be completed, various approvals or consents must be obtained from various federal and state governmental entities. These governmental entities may impose conditions on the completion of the Merger or require changes to the terms of the Merger. Although NewBridge and Premier do not currently expect that any such conditions or changes will be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the Merger or imposing additional costs on or limiting the revenues of NewBridge following the Merger, any of which might have a material adverse effect on NewBridge following the Merger. NewBridge is not obligated to complete the Merger if the regulatory approvals received in connection with the completion of the Merger include any conditions or restrictions that would reasonably be expected to have a material adverse effect on either Premier or NewBridge, but NewBridge could choose to waive this condition.

Premier directors and executive officers have financial interests in the Merger that are different from, or in addition to, the interests of Premier shareholders.

A special committee of Premier’s board of directors negotiated the terms of the Merger Agreement with management of NewBridge, and Premier’s board of directors approved and adopted the Merger Agreement and unanimously recommended that Premier shareholders vote to approve and adopt the Merger Agreement. In considering these facts and the other information contained in this Proxy Statement/Prospectus, you should be aware that Premier’s directors and executive officers have financial interests in the Merger that are different from, or in addition to, the interests of Premier’s shareholders. For example, certain executive officers will enter into agreements with Premier that provide, among other things, cash payments to them in settlement of Premier’s existing obligations to them under agreements between them and Premier, and/or other benefits following the Merger. These and some other additional interests of Premier’s directors and executive officers may create potential conflicts of interest and cause some of these persons to view the proposed transaction differently than a Premier shareholder may view it. See “The Merger–Premier’s Directors and Officers Have Financial Interests in the Merger” for information about these financial interests.

If the Merger is not completed, the trading price of NewBridge common stock or Premier common stock could decline.

If the Merger is not completed, NewBridge and Premier may be subject to a number of material risks, including that the price of their respective common stock may decline to the extent that the current market price of that common stock reflects an assumption that the Merger will be completed.

The tax consequences of the Merger to a Premier shareholder will be dependent upon the merger consideration received.

The tax consequences of the Merger to a Premier shareholder will depend upon the merger consideration that the shareholder receives. Assuming the Merger qualifies as a nontaxable reorganization, a Premier shareholder generally will not recognize any gain or loss on the conversion of shares of Premier common stock solely into shares of NewBridge common stock. However, a Premier shareholder generally will be taxed if the shareholder receives cash in exchange for shares of Premier common stock or for any fractional share of NewBridge common stock. For a detailed discussion of the tax consequences of the Merger to Premier shareholders generally, see “The Merger – Material U.S. Federal Income Tax Consequences of the Merger.” Tax matters are very complicated, and the tax consequences of the Merger to a particular shareholder will depend in part on such shareholder’s individual circumstances. Accordingly, you are urged to consult your own tax advisor for a full understanding of the tax consequences of the Merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

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If the Merger does not constitute a reorganization under Section 368(a) of the Code, then Premier shareholders may be responsible for payment of U.S. income taxes related to the Merger.

The United States Internal Revenue Service (the “IRS”), may determine that the Merger does not qualify as a reorganization under Section 368(a) of the Code. In that case, each Premier shareholder would recognize a gain or loss equal to the difference between (i) the sum of the fair market value of NewBridge common stock and cash received by the shareholder in the Merger, and (ii) the shareholder’s adjusted tax basis in the shares of Premier common stock exchanged therefor. The likely tax treatment of the Merger will not be known until the closing date of the Merger, as the aggregate value of NewBridge common stock to be received by holders of Premier common stock will fluctuate with the market price of NewBridge common stock.

The Merger will not be completed unless important conditions are satisfied.

Specified conditions set forth in the Merger Agreement must be satisfied or waived to complete the Merger. If the conditions are not satisfied or waived, to the extent permitted by law or stock exchange rules, the Merger will not occur or will be delayed and each of NewBridge and Premier may lose some or all of the intended benefits of the Merger. The following conditions, in addition to other customary closing conditions (which are described in greater detail beginning on page 64), must be satisfied or, with respect to conditions other than shareholder and regulatory approval, waived, if permissible, before NewBridge and Premier are obligated to complete the Merger:

•	the approval of and adoption of the Merger Agreement and the Merger by Premier’s shareholders;

•	the receipt and continuing effectiveness of all regulatory approvals, and the expiration of all related waiting periods required to complete the Merger; and

•	the absence of any conditions or restrictions in the regulatory approvals that would reasonably be expected to have a material adverse effect on either Premier or NewBridge.

Sales of substantial amounts of NewBridge common stock in the open market by former Premier shareholders could depress NewBridge’s stock price.

Shares of NewBridge common stock that are issued to shareholders of Premier will be freely tradable without restrictions or further registration under the Securities Act, except for shares issued to any shareholder who may be deemed to be an affiliate of NewBridge. As of the record date, there were 34,008,795 shares of NewBridge common stock outstanding, 3,186,748 shares of NewBridge non-voting common stock outstanding, and an additional 1,411,273 shares of NewBridge common stock reserved for issuance in connection with outstanding options and other rights to purchase or acquire its shares. NewBridge currently expects that it will issue between 1,615,185 and 2,187,850 shares of NewBridge common stock in connection with the Merger, and reserve between 329,315 and 446,074 additional shares of NewBridge common stock for issuance under converted stock options.

If the Merger is completed and if Premier’s shareholders sell substantial amounts of NewBridge common stock in the public market following completion of the Merger, the market price of NewBridge common stock may decrease. These sales might also make it more difficult for NewBridge to sell equity or equity-related securities at a time and price that it otherwise would deem appropriate.

The Merger may distract management of NewBridge and Premier from their other responsibilities.

The Merger could cause the respective management groups of NewBridge and Premier to focus their time and energies on matters related to the transaction that otherwise would be directed to their business and operations. Any such distraction on the part of either company’s management, if significant, could affect its ability to fully realize the expected financial benefits from this transaction if the Merger takes place.

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Risks Related to NewBridge’s Growth Strategy

NewBridge may not be able to implement aspects of its growth strategy.

NewBridge’s growth strategy contemplates the future expansion of its business and operations both organically and by selective acquisitions such as through the acquisition of banks and the establishment of banking offices in its market areas and other markets in the Carolinas and Virginia. Implementing these aspects of NewBridge’s growth strategy depends, in part, on its ability to successfully identify acquisition opportunities and strategic partners that will complement its operating philosophy and to successfully integrate their operations with those of NewBridge, as well as generate loans and deposits of acceptable risk and expense. To successfully acquire or establish banks or banking offices, NewBridge must be able to correctly identify profitable or growing markets, as well as attract the necessary relationships and high caliber banking personnel to make these new banking offices profitable. In addition, NewBridge may not be able to identify suitable opportunities for further growth and expansion or, if it does, NewBridge may not be able to successfully integrate these new operations into its business.

As consolidation of the financial services industry continues, the competition for suitable acquisition candidates may increase. NewBridge will compete with other financial services companies for acquisition opportunities, and many of these competitors have greater financial resources than NewBridge does and may be able to pay more for an acquisition than NewBridge is able or willing to pay. NewBridge can offer no assurance that it will have opportunities to acquire other financial institutions or acquire or establish any new branches or loan production offices, or that it will be able to negotiate, finance and complete any opportunities available to it. If NewBridge is unable to effectively implement its growth strategies, its business, results of operations and stock price may be materially and adversely affected.

Future expansion involves risks.

The acquisition by NewBridge of other financial institutions or parts of those institutions, or the establishment of de novo branch offices and loan production offices, involves a number of risks, including the risk that:

•	NewBridge may incur substantial costs in identifying and evaluating potential acquisitions and merger partners, or in evaluating new markets, hiring experienced local managers, and opening new offices;

•	NewBridge’s estimates and judgments used to evaluate credit, operations, management and market risks relating to target institutions may not be accurate;

•	the institutions NewBridge acquires may have distressed assets and there can be no assurance that NewBridge will be able to realize the value it predicts from those assets or that it will make sufficient provisions or have sufficient capital for future losses;

•	NewBridge may be required to take write-downs or write-offs, restructuring and impairment, or other charges related to the institutions it acquires that could have a significant negative effect on NewBridge’s financial condition and results of operations;

•	there may be substantial lag-time between completing an acquisition or opening a new office and generating sufficient assets and deposits to support costs of the expansion;

•	NewBridge may not be able to finance an acquisition, or the financing it obtains may have an adverse effect on its results of operations or result in dilution to its existing shareholders;

•	NewBridge’s management’s attention in negotiating a transaction and integrating the operations and personnel of the combining businesses may be diverted from its existing business and NewBridge may not be able to successfully integrate such operations and personnel;

•	NewBridge’s announcement of another transaction prior to completion of the Merger could result in a delay in obtaining regulatory or shareholder approval for the Merger, which could have the effect of limiting NewBridge’s ability to fully realize the expected financial benefits from the transaction;

•	NewBridge may not be able to obtain regulatory approval for an acquisition;

•	NewBridge may enter new markets where it lacks local experience or that introduce new risks to its operations, or that otherwise result in adverse effects on its results of operations;

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•	NewBridge may introduce new products and services it is not equipped to manage or that introduce new risks to its operations, or that otherwise result in adverse effects on its results of operations;

•	NewBridge may incur intangible assets in connection with an acquisition, or the intangible assets it incurs may become impaired, which results in adverse short-term effects on NewBridge’s results of operations;

•	NewBridge may assume liabilities in connection with an acquisition, including unrecorded liabilities that are not discovered at the time of the transaction, and the repayment of those liabilities may have an adverse effect on NewBridge’s results of operations, financial condition and stock price; or

•	NewBridge may lose key employees and customers.

NewBridge cannot assure you that it will be able to successfully integrate any banking offices that NewBridge acquires into its operations or retain the customers of those offices. If any of these risks occur in connection with NewBridge’s expansion efforts, it may have a material and adverse effect on NewBridge’s results of operations and financial condition.

New bank office facilities and other facilities may not be profitable.

NewBridge may not be able to organically expand into new markets that are profitable for its franchise. The costs to start up bank branches and loan production offices in new markets, other than through acquisitions, and the additional costs to operate these facilities would increase NewBridge’s noninterest expense and may decrease its earnings. It may be difficult to adequately and profitably manage NewBridge’s growth through the establishment of bank branches or loan production offices in new markets. In addition, NewBridge can provide no assurance that its expansion into any such new markets will successfully attract enough new business to offset the expenses of their operation. If NewBridge is not able to do so, its earnings and stock price may be negatively impacted.

Acquisition of assets and assumption of liabilities may expose NewBridge to intangible asset risk, which could impact its results of operations and financial condition.

In connection with any acquisitions, as required by U.S. generally accepted accounting principles (“GAAP”), NewBridge will record assets acquired and liabilities assumed at their fair value, and, as such, acquisitions may result in NewBridge recording intangible assets, including deposit intangibles and goodwill. NewBridge will perform a goodwill valuation at least annually to test for goodwill impairment. Impairment testing is a two-step process that first compares the fair value of goodwill with its carrying amount, and second measures impairment loss by comparing the implied fair value of goodwill with the carrying amount of that goodwill. Adverse conditions in its business climate, including a significant decline in future operating cash flows, a significant change in NewBridge’s stock price or market capitalization, or a deviation from NewBridge’s expected growth rate and performance may significantly affect the fair value of any goodwill and may trigger impairment losses, which could be materially adverse to NewBridge’s results of operations, financial condition and stock price.

The success of NewBridge’s growth strategy depends on NewBridge’s ability to identify and retain individuals with experience and relationships in the markets in which it intends to expand.

NewBridge’s growth strategy contemplates that it may expand its business and operations to other markets in the Carolinas and Virginia through organic growth and selective acquisitions. NewBridge intends to primarily target market areas that it believes possess attractive demographic, economic or competitive characteristics. To expand into new markets successfully, NewBridge must identify and retain experienced key management members with local expertise and relationships in these markets. Competition for qualified personnel in the markets in which NewBridge may expand may be intense, and there may be a limited number of qualified persons with knowledge of and experience in the commercial banking industry in these markets. Even if NewBridge identifies individuals that it believes could assist it in establishing a presence in a new market, NewBridge may be unable to recruit these individuals away from other banks or be unable to do so at a reasonable cost. In addition, the process of identifying and recruiting individuals with the combination of skills and attributes required to carry out NewBridge’s strategy is often lengthy. NewBridge’s inability to identify, recruit and retain talented personnel to manage new offices effectively would limit its growth and could materially adversely affect its business, financial condition, results of operations and stock price.

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NewBridge may need additional access to capital, which it may be unable to obtain on attractive terms or at all.

NewBridge may need to incur additional debt or equity financing in the future to make strategic acquisitions or investments, for future growth or to fund losses or additional provision for loan losses in the future. NewBridge’s ability to raise additional capital, if needed, will depend in part on conditions in the capital markets at that time, which are outside NewBridge’s control, and on NewBridge’s financial performance. Accordingly, NewBridge may be unable to raise additional capital, if and when needed, on terms acceptable to it, or at all. If NewBridge cannot raise additional capital when needed, its ability to further expand its operations through internal growth and acquisitions could be materially impaired and its stock price negatively affected.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement/Prospectus and the documents incorporated by reference in this Proxy Statement/Prospectus contain a number of forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of NewBridge, Premier and the potential combined company and may include statements for the period following the completion of the Merger. You can find many of these statements by looking for words such as “may,” “plan,” “contemplate,” “believe,” “intend,” “anticipate,” “continue,” “expect,” “project,” “potential,” “possible,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” or other similar expressions.

The forward-looking statements involve certain risks and uncertainties. The ability of either NewBridge or Premier to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following:

•	the risk that the businesses of NewBridge and/or Premier in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

•	expected revenue synergies, cost savings and financial benefits from the Merger may not be fully realized or realized within the expected timeframe;

•	the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	the ability to complete the Merger on the expected timeframe;

•	revenues following the Merger may be lower than expected;

•	changes in the interest rate environment reduce interest margins and impact funding sources;

•	customer and employee relationships and business operations may be disrupted by the Merger;

•	the ability to obtain required governmental consents and approvals on the proposed terms and schedule;

•	the ability to obtain approval of the Premier shareholders;

•	possible fluctuation in the trading price of NewBridge common stock prior to the completion of the Merger, which would affect the total value of the proposed Merger and the value of the merger consideration received by Premier shareholders;

•	the ability of NewBridge to integrate other acquisitions and attract new customers;

•	credit quality deterioration which could cause an increase in the provision for credit losses;

•	competitive pressure among depository institutions increases significantly;

•	changes in consumer spending, borrowings and savings habits;

•	technological changes and security and operations risks associated with the use of technology;

•	the cost of additional capital is greater than expected;

•	asset/liability repricing risks, ineffective hedging and liquidity risks;

•	counterparty risk;

•	general economic conditions, particularly those affecting real estate values, either nationally or in the market areas in which we do or anticipate doing business, are less favorable than expected;

•	the effects of the FDIC deposit insurance premiums and assessments;

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•	the effects of and changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve;

•	volatility in the credit or equity markets and its effect on the general economy;

•	demand for NewBridge’s products or services, as well as its ability to attract and retain qualified people;

•	the costs and effects of legal, accounting and regulatory developments and compliance;

•	the effects of the enactment of laws and regulations affecting the financial services industry; and
•	other risks and factors identified in this Proxy Statement/Prospectus under the heading “Risk Factors.”

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this Proxy Statement/Prospectus.

All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this Proxy Statement/Prospectus and attributable to NewBridge or Premier or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Proxy Statement/Prospectus. Except to the extent required by applicable law or regulation, NewBridge and Premier undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Proxy Statement/Prospectus or to reflect the occurrence of unanticipated events.

THE PREMIER SPECIAL MEETING

This section contains information about the special meeting of Premier shareholders that has been called to consider and approve and adopt the Merger Agreement, and, if necessary or appropriate, the adjournment of the special meeting to solicit additional proxies. Together with this Proxy Statement/Prospectus, we are also sending you a notice of special meeting and a form of proxy that is solicited by Premier’s board of directors. The special meeting will be held at the O.Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina 27408 on February 24, 2015 at 4:00 p.m. Eastern Time.

Matters to be Considered

The purpose of the special meeting is to consider and vote upon:

•	a proposal to approve and adopt the Merger Agreement; and

•	a proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the Merger Agreement.

Proxies

Each copy of this Proxy Statement/Prospectus mailed to holders of Premier common stock is accompanied by a form of proxy with instructions for voting.

If you hold Premier common stock in your name as a shareholder of record, you can vote by (i) accessing the Internet website specified on the enclosed proxy card, (ii) calling the telephone number specified on the enclosed proxy card, or (iii) completing, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. You can also vote in person at the special meeting. If you hold your Premier common stock in “street name” through a broker, you must direct your broker to vote in accordance with the instructions you have received from that broker.

If you hold Premier common stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted (i) by submitting timely written notice of revocation to Premier’s Corporate Secretary at any time prior to the vote at the special meeting; (ii) if you previously completed and returned a proxy card, by submitting a new proxy card with a later date and returning it prior to the vote at the special meeting; (iii) if you voted over the Internet or by telephone, voting again over the Internet or by telephone by the applicable deadline described below or by submitting a proxy card and returning it prior to the vote at the special meeting; or (iv) by attending the special meeting in person and voting your shares by ballot at the meeting. Your last properly submitted vote will be the vote that is counted. Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence of a shareholder at the special meeting will not constitute revocation of a previously given proxy. Written notices of revocation and other communications about revoking your proxy should be addressed to:

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Premier Commercial Bank

Attn: Corporate Secretary

701 Green Valley Road, Suite 102

Greensboro, NC 27408

(336) 398-2321

If your shares are held in “street name” by a broker, you should follow the instructions of your broker regarding the revocation of proxies.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your signed proxy will be voted “FOR” approval and adoption of the Merger Agreement, and “FOR” the Adjournment Proposal.

Solicitation of Proxies

NewBridge and Premier will bear equally the cost of printing and mailing this Proxy Statement/Prospectus; however, Premier solely will bear any additional costs of soliciting proxies from Premier shareholders. Premier has engaged the firm of Regan & Associates, Inc. to act as its proxy solicitor to assist it in soliciting proxies, and has agreed to pay $5,500 for such services. In addition to solicitation by its proxy solicitor or by mail, Premier will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Premier common stock and secure their voting instructions. Premier will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, several of Premier’s regular employees, who will not be specially compensated, may solicit proxies from Premier shareholders, either personally or by telephone, facsimile, letter or other electronic means.

Record Date

The close of business on December 18, 2014 has been fixed as the record date for determining the Premier shareholders entitled to receive notice of and to vote at the special meeting. At that time, 1,925,247 shares of Premier common stock were outstanding, held by  261 holders of record.

Voting Rights and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Premier common stock entitled to vote is necessary to constitute a quorum at the special meeting. Abstentions from voting and broker nonvotes will be counted for the purpose of determining whether a quorum is present.

Premier shareholders are entitled to one vote for each share of Premier common stock held as of the record date with respect to each matter to be considered at the special meeting.

Approval and adoption of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Premier common stock entitled to vote at the special meeting. Accordingly, for Premier shareholders, abstentions or the failure to vote will have the same effect as voting against the Merger. Accordingly, Premier’s board of directors urges Premier shareholders to promptly vote by mail, by telephone, over the Internet or by attending the special meeting and voting in person. If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope, or, if you hold your stock in “street name” through a broker, by following the voting instructions of your broker.

Approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Premier common stock actually voted thereon at the special meeting (without regard to broker nonvotes or proxies marked “ABSTAIN”), whether or not a quorum is present. Abstentions from voting are not treated as votes cast and, therefore, will have no effect on the outcome of this proposal. Approval of the Adjournment Proposal is not a condition to completion of the Merger.

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Under the rules of the New York Stock Exchange applicable to brokers, each of the proposals to be presented at the special meeting is considered a nonroutine matter. Therefore, if your shares are held in street name by a broker, your broker cannot vote your shares unless it receives specific voting instructions from you. If you do not provide voting instructions to your broker and the broker nevertheless submits an unvoted proxy with respect to your shares, the resulting “broker nonvote” will be counted for purposes of determining whether a quorum is present, but will not be treated as votes cast and therefore will have the effect of a vote “AGAINST” the proposal to approve and adopt the Merger Agreement, but will have no effect on the Adjournment Proposal.

Premier shareholders will vote at the special meeting by ballot. Votes cast at the meeting, in person or by proxy, will be tallied by Premier’s transfer agent, Broadridge Corporate Issuer Solutions, Inc.

Support Agreements

As an inducement to and a condition of NewBridge’s willingness to enter into the Merger Agreement and complete the Merger, each of the directors of Premier entered into a support agreement with NewBridge. Pursuant to the support agreements, each of the directors of Premier agreed not to (i) sell or otherwise dispose of or encumber (other than in connection with an ordinary bank loan) before the record date any of his or her shares of Premier common stock or (ii) deposit any shares of Premier common stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Premier common stock or grant any proxy with respect thereto, other than for the purpose of voting to approve the Merger Agreement and the Merger and matters related thereto. In addition, each of the directors of Premier agreed to vote all of the shares of Premier common stock for which he or she has sole voting authority (other than shares held as a fiduciary) and to use his or her best efforts to cause to be voted all of the shares of Premier common stock for which he or she has shared voting authority (x) “for” the approval of the Merger Agreement and the Merger, and (y) “against” any Alternative Transaction (as defined in the Merger Agreement, and as further described under “The Merger Agreement–Agreement Not to Solicit Other Offers”). As of the record date, an aggregate of 304,864 shares of Premier common stock (representing approximately 15.8% of the outstanding shares of Premier common stock) were covered by the support agreements, including 89,364 shares of Premier common stock for which Board members had shared voting authority. A copy of the form of this support agreement is attached as an exhibit to the Merger Agreement, which is included as Appendix A to this Proxy Statement/Prospectus. Premier shareholders are urged to read the form of support agreement in its entirety.

PREMIER PROPOSALS

Proposal 1: Approval and Adoption of the Merger Agreement

Premier shareholders are being asked to approve and adopt the Agreement and Plan of Combination and Reorganization, dated as of October 8, 2014, by and among NewBridge, NewBridge Bank and Premier, as amended from time to time, pursuant to which Premier will merge with and into NewBridge Bank, with NewBridge Bank continuing as the surviving company.

For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement.” As discussed under “The Merger – Background of the Merger” and “– Premier’s Reasons for the Merger and Recommendation of Premier’s Board of Directors,” after careful consideration, Premier’s board of directors unanimously approved the Merger Agreement and declared the Merger Agreement and the transactions contemplated thereby, including the Merger, advisable and in the best interests of Premier and its shareholders.

Premier’s board of directors unanimously recommends that Premier shareholders vote “FOR” approval and adoption of the Merger Agreement.

Proposal 2: Adjournment of the Premier Special Meeting

Premier shareholders are being asked to approve a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of approval and adoption of the Merger Agreement if there are insufficient votes at the time of the adjournment to approve the Merger Agreement.

If, at the Premier special meeting, there are an insufficient number of shares of Premier common stock present in person or by proxy to constitute a quorum or approve and adopt the Merger Agreement, Premier may propose to adjourn the special meeting in order to enable Premier’s board of directors to solicit additional proxies to establish a quorum or approve and adopt the Merger Agreement. Premier does not currently intend to propose the adjournment of the special meeting if there are sufficient votes to approve and adopt the Merger Agreement.

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Premier’s board of directors unanimously recommends that Premier shareholders vote “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies to approve and adopt the Merger Agreement.

THE MERGER

Background of the Merger

Over the past several years, there have been significant developments in the banking and financial services industry. These developments have included an increased emphasis and dependence on automation, specialization of products and services, increased competition from other financial institutions, and a trend toward consolidation. Also, the continued increase in regulatory restrictions and compliance obligations has dramatically increased costs and expenses, and decreased profitability, for all financial institutions, and particularly for smaller community banks. Premier’s board of directors monitors these developments as part of its strategic planning, and it considers the impact of changes in the financial services industry on Premier's profitability and the long-term value of Premier common stock.

As part of Premier’s continuing efforts to enhance its banking franchise and shareholder value, Premier’s board of directors has periodically reviewed various strategies, including continued independence, so-called "mergers of peers," and being acquired by a larger financial institution. Management of Premier has consulted with financial advisors from time to time to assist with this review and has periodically been called on by community bank investment bankers who have offered their opinions on the status of the industry and the merger market for community banks.

At a meeting of Premier’s board of directors on January 28, 2013, after having concluded that scale in the banking business was increasingly important, the board reviewed strategic options for growing the Bank, strengthening its franchise, and increasing shareholder value; and, on March 19, 2013, the board appointed a special committee (the "Committee"), consisting of three outside directors and Premier's chief executive officer, to explore Premier's prospects for combining with other banks. Over the succeeding twelve months (during which time the Committee made regular reports to the full board), the Committee informally sought the advice of Raymond James and approached various similarly-sized banks to solicit their interest in combining with Premier. Separate discussions with two banks regarding a possible merger of peers continued into the spring of 2014, and the Committee formally engaged Raymond James as its financial adviser on March 17, 2014. However, those discussions did not result in a binding proposal, and the Committee concluded that it would not be able to achieve a transaction with a similarly-sized bank that would enhance the long-term value or be in the best interests of Premier's shareholders.

At a meeting of Premier's board of directors on May 27, 2014, the Committee reported that it had been unable to reach any understanding regarding a merger of peers and that those discussions had been terminated. The board again discussed ways to enhance shareholder value and Premier's strategic options, and it concluded that the board should explore the possibility of seeking a larger merger partner which would acquire Premier.

At the direction of the board of directors, the Committee met with Raymond James on May 30, 2014 to discuss a process by which Premier might identify a suitable merger partner. Raymond James and the Committee discussed criteria for identifying desirable prospective merger partners, including, among others: a willingness and ability to effect a stock-for-stock merger; financial strength and future prospects; market liquidity; acquisition experience; geographic markets; interest in Premier's residential mortgage operation; and other potential areas of compatibility with Premier's business or special interests in Premier. With Raymond James' assistance, the Committee reviewed and discussed approximately 25 banks and, during the following two weeks, created a list of eight banks that the Committee and Raymond James believed satisfied the Committee's criteria. Because the Committee desired that Premier's shareholders have the opportunity to share in future benefits of any merger, the Committee favored potential acquirers that it believed were willing and had the ability to issue stock as part or all of the consideration for Premier's common stock.

Raymond James and management assembled a confidential package of information regarding Premier for use in contacting the potential acquirers, and the Committee met on July 8, 2014 and July 15, 2014 to review the assembled information and to discuss the list of potential acquirers and the process of soliciting indications of interest. On July 21, 2014, Raymond James began to contact the eight banks on the list. On July 22, 2014, NewBridge and Premier entered into a mutual confidentiality agreement. On July 29, 2014, NewBridge engaged Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) to serve as its exclusive financial advisor in connection with the potential merger with Premier.

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On September 4, 2014 Raymond James met with the Committee to report that three of the potential acquirers, including NewBridge, had indicated an interest in discussing a potential acquisition of Premier and had been provided with a Confidential Information Memorandum, and that two of those banks, including NewBridge, had submitted non-binding indications of interest. Raymond James reviewed and compared with the Committee the terms of the indications of interest, each of which contemplated mergers in which 75% of the consideration would consist of stock and 25% cash. However, the Committee did not believe the indicated aggregate acquisition price per share of Premier stock contemplated by either offer was sufficient. The Committee instructed Raymond James to ask NewBridge and the other potential acquirer to clarify certain of the key terms of their offers and to inform them that their initial offers were not sufficient and that, if they remained interested, they should increase their offers. Also, the Committee indicated that, in order to protect Premier's shareholders from fluctuations in the market value of an acquirer's stock during the merger process before consummation, the board desired that, rather than a fixed exchange ratio (which would result in the value of merger consideration floating with fluctuations in the market value of the acquirer's stock), the terms of any transaction should include a floating exchange ratio for the stock portion of the merger consideration that would stabilize the value of the merger consideration and help protect shareholders from market fluctuations before closing of the merger.

On September 9, 2014, NewBridge and the other potential acquirer submitted revised indications of interest, each of which reflected an increased acquisition price per share of Premier's common stock, but with only NewBridge's offer contemplating a floating exchange ratio. After discussing the two offers with Raymond James, the Committee directed Raymond James to ask each potential acquirer to further increase their offers and, after further negotiations, both potential acquirers submitted their final offers. While the two final offers were at substantially the same acquisition price per share of Premier common stock (based on the then current market values of acquirers' stocks), NewBridge's final offer continued to contemplate a floating exchange ratio for the stock portion of the merger consideration, while the other potential acquirer's offer contemplated a fixed exchange ratio.

On September 16, 2014, the full board of directors met with Raymond James and Premier's legal counsel. Premier's legal counsel discussed with the board the various duties of the directors in their consideration of a merger of Premier. The Committee and Raymond James summarized the history and process of the board's consideration of strategic alternatives over the preceding 20 months, the factors that led the board to solicit indications of interest in acquiring Premier (including the board's conclusion that a strategic transaction was in the best long-term interests of Premier's shareholders), how the Committee arrived at the list of eight potential acquirers to be approached, and why certain other financial institutions were omitted from the list. Raymond James listed each of the banks it had contacted and summarized its discussions with each of them and, with respect to those that declined to submit an indication of interest, the given reasons for their lack of interest. Raymond James reviewed the terms and presented its analysis of each of the offers. It discussed and compared the offers in terms of their value to Premier's shareholders as multiples of Premier's book value, earnings and other financial metrics and as compared to other recent merger transactions involving similar banks in the Carolinas and Virginia. Raymond James then discussed with the board: the financial condition, management, recent operating performance and acquisition experience of each offeror; an overview of the current and historical liquidity, market prices and trading of each offeror's stock; a comparison of each offeror with the financial metrics of other companies on the Committee's list of possible acquirers; and Premier's shareholders' pro forma ownership of and contribution to the surviving company in each proposed transaction. The board also discussed the structure of a merger with either offeror as a tax-free reorganization, the potential for future cash dividends and market appreciation, and the treatment of Premier's obligations under Premier's existing management contracts and outstanding stock options. Raymond James explained that, if the board chose to proceed with NewBridge's offer, which included the floating exchange ratio, NewBridge's management likely would ask for a "collar" arrangement with a floor and a ceiling such that, if the exchange ratio rose or fell by more than a stated amount, the exchange ratio would become fixed or the parties could renegotiate the transaction.

The Committee reported that, while the value of the two offers were substantially the same based on then-current market prices of the two offerors' stocks, NewBridge's offer contemplated a more stable price based on a floating exchange ratio that would change with the market price of its stock. The Committee explained that, while the floating exchange ratio would not permit the value of the merger consideration per share of Premier stock to increase if the market price of NewBridge stock increased during the period before completion of the merger, it would help protect the value to be received by Premier's shareholders against the effects of decreases in market prices. The Committee noted that the terms of the other offer contemplated a fixed exchange ratio, which would result in a more variable price per share of Premier common stock, and the offer would lose value if the other offeror's stock price declined.

The Committee reported that, based on its analysis of the two offers, it recommended NewBridge's offer to the board. The Committee noted that, in addition to the floating exchange ratio offered by NewBridge, its recommendation also was based on its view of NewBridge's banking markets, the liquidity in the market for NewBridge's stock, its perception of NewBridge's expansion strategy in growth markets, and its perception of the future prospects for NewBridge's business and the market for its stock. The Committee reported that NewBridge currently does not pay a cash dividend, while the other offeror does, but that it believed its growth strategy, and the relatively larger liquidity in the market for its stock were as important over the long term. The Committee noted that it believed the prices contemplated by the two offers were the highest the offerors would be willing to pay, and Raymond James confirmed it had requested that each of the two companies' final offers be for the highest prices they were prepared to offer to Premier's shareholders.

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The board engaged in a lengthy discussion of the two offerors and the potential advantages and disadvantages of merging with each of them, and it was the conclusion of the directors that NewBridge was the superior long-term strategic partner for Premier and that a merger with NewBridge would be in the best interests of Premier’s shareholders. Each director indicated a preference for NewBridge's offer, and the board voted unanimously to move forward with discussions of a merger with NewBridge and negotiation of a definitive merger agreement containing the complete terms of the proposed transaction.

Following the meeting, Raymond James contacted NewBridge and the other offeror and advised each of them of the board’s decision with respect to its offer.

A secure, virtual data room was established to facilitate NewBridge's and Premier's exchange and review of due diligence materials regarding the other. Premier and NewBridge, with their respective legal and financial advisors, each conducted due diligence regarding the other during the remainder of September.

NewBridge's legal counsel delivered a proposed definitive merger agreement to legal counsel for Premier on September 24, 2014, and the Committee and Premier's financial and legal advisers reviewed the proposed agreement and met during the week of September 29, 2014 to discuss desired revisions which then were negotiated with NewBridge.

Premier’s board of directors met on October 7, 2014, with Raymond James and Premier’s legal counsel in attendance, to review and discuss the final draft of the proposed definitive merger agreement which had been negotiated with NewBridge. Premier's chief executive officer again summarized the board's consideration of strategic options over the preceding 20 months and the reasons for its decision to seek a merger with another bank, as well as the process undertaken by the board and the Committee which had led to the offer under consideration. Raymond James summarized the terms of NewBridge's offer which continued to include a floating exchange ratio, but which reflected a negotiated change in the mechanism for establishing the exchange ratio for the NewBridge stock portion of the merger consideration to be paid to Premier's shareholders for each share of Premier common stock. Raymond James explained that, as proposed, the number of shares of NewBridge stock to be issued for each share of Premier stock would be based on the volume weighted average price per share of NewBridge stock over a period of 20 trading days ending on the fifth trading day prior to the effective date of the Merger, with the exact exchange ratio to float within a specified "collar" and become fixed at stated minimum and maximum average price amounts. Raymond James discussed the effect of the collar arrangement and presented examples of the calculation of the exchange ratio and value of the merger consideration based on various average price amounts.

Premier's legal counsel reviewed with the board the provisions of the proposed definitive Merger Agreement (a copy of which had been given to each director prior to the meeting) and responded to questions from directors regarding the operation of various of the provisions, including, among others: shareholders' ability to elect to receive NewBridge stock or cash or a combination of stock and cash; the fixed make-up of the aggregate merger consideration which would consist of 75% NewBridge stock and 25% cash; the method by which stock and cash would be allocated to shareholders to insure the required mix of stock and cash; restrictions on the board's solicitation of or response to other merger offers; the termination rights of each party to the agreement and fees and expenses payable in various termination events; appraisal rights of Premier's shareholders; provisions relating to the treatment of Premier's employees and NewBridge's assumption of Premier's obligations under outstanding stock options and management contracts; and the various representations and covenants made by each of NewBridge and Premier to the other.

Raymond James presented to the board its analysis of, and responded to directors' questions regarding, the financial aspects of the Merger, NewBridge's financial condition, prospects and trading market, and the prospects for the combined company following the proposed merger. Following the board's discussion, Raymond James reported to the board that it was prepared to deliver to the board its written opinion to the effect that, as of the date of the meeting, and based on and subject to various assumptions made, matters considered, and qualifications and limitations set forth therein, the merger consideration proposed to be paid to Premier's shareholders in the merger was fair, from a financial point of view, to Premier's shareholders. After further discussion among the directors and additional questions to Premier's financial and legal advisers, and a review of draft resolutions pertaining to the proposed transaction, the board voted unanimously to approve the Merger Agreement as submitted to and reviewed by the board and the transactions described therein. A copy of the Merger Agreement, as approved by the board, is attached to this Proxy Statement/Prospectus as Appendix A. A final copy of Raymond James’ written fairness opinion, dated October 7, 2014, was delivered to the board following the meeting and is attached to this Proxy Statement/Prospectus as Appendix C.

On October 8, 2014, NewBridge, NewBridge Bank and Premier executed the Merger Agreement. Premier and NewBridge issued a joint press release publicly announcing the transaction prior to the opening of the financial markets on October 9, 2014.

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Premier’s Reasons for the Merger and Recommendation of Premier’s Board of Directors

In reaching its decision to adopt and approve the Merger Agreement and recommend its approval to Premier shareholders, Premier’s board of directors consulted with executive management and its financial and legal advisors and evaluated Premier’s prospects for maximizing value for its shareholders over the long-term in the current and prospective economic and regulatory environment affecting the banking industry as a whole. After considering Premier’s strategic options, the board concluded that combining with a financial institution with greater scale, expanded product offerings, and a more liquid stock would better maximize the long-term value of shareholders’ investment than if Premier remained independent. The board believes that the Merger is in the best interests of Premier and its shareholders.

In its deliberations described above and in making its determination, Premier’s board of directors considered many factors including, without limitation, the following:

•	the current and prospective business and economic environments in which Premier operates, including the competitive environment for North Carolina financial institutions which is characterized by intensifying competition from in-state and out-of-state financial institutions, increasing importance of scale, continuing consolidation of the financial services industry, increased regulatory burdens on financial institutions, and uncertainties in the regulatory climate going forward;

•	Premier’s board of directors’ desire to provide Premier's shareholders with the prospect for greater future appreciation on their investment in Premier common stock than the amount of appreciation Premier’s board believes could be achieved independently;

•	the board's belief that an affiliation with a larger organization would result in cost-saving opportunities and operating efficiencies, which would have a positive effect on the combined company's operating results;

•	the board's analyses of the business, earnings, operations, financial condition, management, prospects, capital levels and asset quality of both NewBridge and Premier;

•	NewBridge’s greater access to capital markets relative to that of Premier;

•	the board's overall positive assessment of NewBridge as a merger partner based on its performance, the experience of its management in effecting acquisitions, its banking markets, and the broader range of financial services the combined company could offer to Premier's customers;

•	the form and amount of the merger consideration, including NewBridge common stock, which gives Premier's shareholders an opportunity to participate in the future performance of the combined company;

•	the ability of Premier's shareholders to elect to receive NewBridge stock or cash, or a combination there, for their shares of Premier stock (subject to allocation provisions to insure that 75% of Premier's shares are exchanged for NewBridge stock and 25% are exchanged for cash);

•	the floating exchange ratio for the stock portion of the consideration offered by NewBridge is designed to preserve the price per Premier share agreed to by NewBridge (subject to a "collar" mechanism), which the board believed protects Premier's shareholders to a great extent from the effect of decreases in the market price of NewBridge's stock in the interim before the merger is completed;

•	the anticipated trading liquidity in the market for NewBridge's common stock in the event that Premier's shareholders desire to sell shares they receive in the Merger;

•	the overall greater scale to be achieved by the Merger that will better position the combined company for future growth;

•	the board's belief, based on its own analyses and on the financial analysis prepared by Raymond James, and the opinion dated October 7, 2014, delivered to Premier’s board of directors by Raymond James, that the merger consideration was fair, from a financial point of view, to Premier’s shareholders;

•	the interests of Premier’s directors and executive officers in the Merger, in addition to their interests generally as shareholders, as described under “— Premier’s Directors and Officers Have Financial Interests in the Merger” below;

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•	the likelihood that the regulatory approvals necessary to complete the transaction would be obtained, and the board's belief that the Merger could be completed in a timely manner and that NewBridge's management would be able to successfully integrate and operate the business of the combined company after the Merger;

•	the effect of the Merger on Premier’s employees, including the prospects for continued employment and the severance and other benefits agreed to be provided by NewBridge to Premier’s employees;

•	the effect of the Merger on Premier’s depositors, borrowers and other customers and creditors, and the communities in which it conducts business;

•	the board's review with its legal and financial advisors of the provisions of the Merger Agreement;

•	the expected tax consequences of the Merger to Premier's shareholders; and

•	the fact that Premier's shareholders who do not vote to approve the Merger Agreement and who follow prescribed procedures are entitled to appraisal rights under North Carolina law.

Premier’s board of directors also considered the following potential risks and negative factors, among others, relating to the Merger:

•	the Merger Agreement obligates Premier to pay a substantial termination fee if it later chooses to pursue a more attractive merger proposal or if the Merger Agreement is terminated under certain circumstances;

•	Premier will lose the autonomy associated with being an independent financial institution;

•	the Merger could result in employee attrition and have a negative effect on business and customer relationships;

•	the Merger Agreement limits Premier’s ability to pursue other merger opportunities;

•	the risks associated with integrating Premier's business, operations and employees with those of NewBridge and of achieving anticipated cost savings;

•	the exchange ratio for the stock portion of the consideration offered by NewBridge is designed to preserve the price per Premier share agreed to by NewBridge (subject to a "collar" mechanism), but, while protecting Premier's shareholders to a significant extent from the effect of decreases in the market price of NewBridge's stock, will mean that shareholders may not benefit from increases in NewBridge's market price in the interim before the Merger is completed;

•	while the Merger is pending, Premier’s officers and employees will focus extensively on actions required to complete the Merger, which will divert their attention from Premier’s business, and Premier will incur substantial transaction costs even if the Merger is not consummated;

•	while the Merger is pending, Premier will be subject to certain restrictions on the conduct of its business which may delay or prevent it from pursuing business opportunities that may arise or preclude it from taking actions that would be advisable if it was to remain independent; and

•	because Premier currently does not anticipate asking Raymond James to update its opinion, the opinion will not address the fairness of the merger consideration, from a financial point of view, to Premier’s shareholders at the time the Merger is completed.

In evaluating a potential merger with NewBridge, Premier’s board of directors carefully considered NewBridge’s financial performance in 2012, 2013 and the then-completed portion of 2014. Premier’s management team, along with Raymond James, conducted due diligence on NewBridge to assess, among other things, NewBridge’s operating and financial condition, including its balance sheet composition. The board concluded that the anticipated benefits of combining with NewBridge were likely to substantially outweigh the potential risks and negative factors outlined above.

Before approving the Merger, Premier’s board of directors discussed at length, with input from Raymond James, Premier’s strategic options, including remaining independent or pursuing other alternatives, in relation to the long-term best interests of shareholders. The board concluded that combining with NewBridge on the terms offered by NewBridge was in the Premier shareholders’ best interest.

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Based on 1,925,247 shares of Premier common stock issued and outstanding on the record date, NewBridge will issue between 1,615,185 and 2,187,850 shares of NewBridge common stock in connection with the Merger. Based on 294,400 shares of Premier common stock underlying Premier stock options outstanding on the record date, NewBridge will reserve between 329,315 and 446,074 additional shares of NewBridge common stock for issuance under the converted stock options. Premier’s board of directors concluded that the merger consideration offered by NewBridge for each share of Premier common stock was adequate to support its recommendation to Premier shareholders that they vote “for” the Merger. In reaching this conclusion, the board consulted with Premier’s senior management and its financial and legal advisors. Raymond James conducted a financial analysis and delivered an opinion to the board, dated October 7, 2014, that, as of that date, and based on and subject to the assumptions made, matters considered and qualifications and limitations set forth in its opinion, the merger consideration was fair, from a financial point of view, to Premier’s shareholders. The details of this financial analysis and the data supporting Raymond James’ opinion are presented below under “- Opinion of Financial Advisor to Premier.”

The foregoing discussion of the factors considered by Premier’s board of directors is not intended to be exhaustive, but is believed to include all the material factors considered by the board. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger and the Merger Agreement and recommend that shareholders vote “FOR” approval and adoption of the Merger Agreement. In addition, individual members of the board may have given differing weights to different factors. The board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Premier’s management and its outside financial and legal advisors, and it considered all of the foregoing factors as a whole and unanimously supported a determination to approve the Merger and recommend that shareholders approve and adopt the Merger Agreement.

PREMIER’S BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF PREMIER AND ITS SHAREHOLDERS AND UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT. PREMIER’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PREMIER SHAREHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

In considering the recommendation of Premier’s board of directors with respect to the proposal to approve and adopt the Merger Agreement, Premier's shareholders should be aware that Premier’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of other Premier shareholders. The board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger and the Merger Agreement, and in making its recommendation. See “The Merger – Premier’s Directors and Officers Have Financial Interests in the Merger,” beginning on page 44.

The above explanation of the reasoning of Premier's board of directors and the other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of Financial Advisor to Premier

Premier retained Raymond James as its financial advisor on March 17, 2014, to assist Premier in reviewing strategic alternatives, including a potential sale of Premier. Pursuant to that engagement, Premier’s board of directors requested that Raymond James evaluate the fairness of the merger consideration, from a financial point of view, to Premier’s shareholders.

At the October 7, 2014 meeting of Premier’s board of directors, Raymond James rendered its opinion to Premier’s board. The opinion was based upon and subject to various qualifications, assumptions and limitations set forth in Raymond James’ opinion, dated October 7, 2014, as to the fairness of the merger consideration, from a financial point of view, to Premier’s shareholders. The full text of the opinion is attached as Appendix C to this Proxy Statement/Prospectus. The summary of the opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. Premier shareholders are urged to read the opinion in its entirety.

Raymond James provided its opinion for the information of the Premier board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the Merger and its opinion only addresses whether the merger consideration to be received by Premier shareholders pursuant to the Merger Agreement was fair, from a financial point of view, to such shareholders. The opinion does not address any other term or aspect of the Merger Agreement contemplated thereby. The opinion does not constitute a recommendation to the Premier board or to any shareholder as to how the Premier board, such shareholder or any other person should vote or otherwise act with respect to the Merger, the Merger Agreement or any other matter.

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In connection with its review of the proposed merger and the preparation of its opinion, Raymond James, among other things:

•	reviewed the financial terms and conditions as stated in the latest draft of the Merger Agreement received on October 6, 2014;

•	reviewed Premier’s and NewBridge’s audited and unaudited financial statements, reports and schedules filed with their respective regulators, including the SEC and banking regulators, as were available on October 7, 2014, for the years ended December 31, 2011, December 31, 2012, and December 31, 2013 and for the quarters ended March 31, 2014 and June 30, 2014;

•	reviewed other financial and operating information provided by Premier and NewBridge;

•	reviewed and discussed with members of the senior management of Premier and NewBridge certain information regarding the historical and current financial and operating performance of Premier and NewBridge as provided by Premier and NewBridge, respectively, certain internal financial forecasts regarding the future financial results and condition of Premier (“the Financial Forecasts”) prepared by Premier’s senior management, and certain projections regarding the future financial results and condition of NewBridge, all of which were approved for Raymond James’ use in connection with the preparation of the opinion by Premier;

•	reviewed comparative financial and operating data on the banking industry, Premier, NewBridge, and selected public companies Raymond James deemed to be relevant; and

•	reviewed such other analyses and information relating to Premier, NewBridge and the Merger as Raymond James deemed relevant.

With the consent of Premier, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of Premier or otherwise reviewed by or discussed with Raymond James, and Raymond James has undertaken no duty or responsibility to, nor did it, independently verify any of such information. In addition, Raymond James has not obtained or made an independent appraisal of the assets and liabilities (contingent or otherwise) of Premier. Raymond James is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for loan losses. Accordingly, Raymond James has assumed that such allowances for losses are in the aggregate adequate to cover such losses. With respect to the Financial Forecasts and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James has, with the Premier board of directors’ consent, assumed that the Financial Forecasts and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of Premier, and Raymond James has relied upon Premier to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expresses no opinion with respect to the Financial Forecasts or the assumptions on which they are based.

Raymond James was advised by Premier that the Merger is expected to qualify as a reorganization under the provisions of Section 368(a) of the Code. Raymond James assumed that the final form of the Merger Agreement would be substantially similar to the draft reviewed by Raymond James, and that the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver or amendment of any conditions thereto. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement without being waived.

Raymond James relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or Premier that would be material to Raymond James’ analyses or its opinion.

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Raymond James expressed no opinion as to the underlying business decision to effect the Merger, the structure or tax consequences of the Merger, or the availability or advisability of any alternatives to the Merger. Raymond James expressed no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Premier board of directors to approve or consummate the Merger. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. Raymond James assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. With the consent of the Premier board of directors, Raymond James also relied on the fact that Premier has been assisted by legal, accounting and tax advisors and relied upon and assumed the accuracy and completeness of the assessments by Premier and its advisors as to all legal, accounting and tax matters with respect to Premier and the Merger.

In formulating its opinion, Raymond James considered only what it understood to be the consideration to be received by Premier shareholders, and Raymond James did not consider and expressed no opinion as to the fairness of the amount or nature of any compensation to be paid or payable to any of Premier’s officers, directors or employees, or any class of such persons, whether relative to the consideration received by Premier shareholders or otherwise. Raymond James was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the fairness of the Merger to the creditors, or other constituencies of Premier, or to any other party, except and only to the extent expressly set forth in its opinion; or (ii) the fairness of the Merger to any one class or group of Premier’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Premier’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Merger amongst or within such classes or groups of security holders or other constituents). Raymond James did not express any opinion as to the impact of the Merger on the solvency or viability of Premier or NewBridge or the ability of Premier or NewBridge to pay their respective obligations when they come due.

Material Financial Analyses

The following summarizes the material financial analyses presented by Raymond James to the Premier board of directors at its meeting on October 7, 2014, which material was considered by Raymond James in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable with Premier or the contemplated Merger.

Selected Public Companies Analysis

Raymond James analyzed the relative valuation multiples, as reported by SNL Financial LC, of publicly-traded banks and bank holding companies headquartered in North Carolina, South Carolina, and Virginia with total assets between $75 million and $250 million, nonperforming assets to total assets less than 5.00%, and excluding mutual holding companies and targets of announced mergers. The following companies were deemed relevant:

•	Aquesta Financial Holdings, Inc.;

•	Premara Financial, Inc.;

•	Blue Ridge Bankshares, Inc.;

•	Bank of McKenney;

•	Farmers Bank of Appomattox;

•	Pioneer Bankshares, Inc.;

•	Virginia Bank Bankshares, Inc.;

•	Oak View National Bank;

•	Citizens Community Bank;

•	Peoples Bankshares, Inc.;

•	blueharbor bank;

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•	Sound Banking Company; and

•	Congaree Bancshares, Inc.

Raymond James calculated trading price to tangible book value per share multiples for each company. Raymond James reviewed the 25th percentile, mean, median, and 75th percentile price to tangible book value per share multiples of the selected public companies and compared them with corresponding valuation multiples for Premier implied by the merger consideration. The results of the selected public companies analysis are summarized below:

Price to Tangible Book Value
25th Percentile	70%
Mean	87%
Median	89%
75th Percentile	108%

Merger consideration	110%

Furthermore, Raymond James applied the 25th percentile, mean, median, and 75th percentile price to tangible book value multiples to Premier’s tangible book value per share at June 30, 2014, and determined the implied equity price per share of Premier common stock and then compared those implied equity values per share with the merger consideration of $10.00 per share. The results of this are summarized below:

Price to Tangible Book Value
25th Percentile	$6.38
Mean	$7.91
Median	$8.05
75th Percentile	$9.80

Merger consideration	$10.00

Selected Transactions Analysis

Raymond James analyzed publicly available information from SNL Financial LC relating to selected merger transactions in the Southeast and United States.

Raymond James analyzed publicly available information relating to 14 selected acquisitions of banks announced since January 1, 2013 in which the target was headquartered in the Southeast (to include Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia), had total assets between $75 million and $250 million, tangible common equity to tangible assets between 5.0% and 15.0%, and nonperforming assets to total assets less than 5.00%. Investor recapitalizations and transactions without publicly disclosed pricing were excluded.

Raymond James prepared a summary of the price to tangible book value per share multiples paid in these transactions. The selected Southeast transactions used in this analysis included (buyer / seller – announce date):

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•	American National Bankshares Inc. / MainStreet BankShares, Inc. – August 25, 2014;

•	Home BancShares, Inc. / Broward Financial Holdings, Inc. – July 30, 2014;

•	Eastern Virginia Bankshares, Inc. / Virginia Company Bank – May 29, 2014;

•	Community & Southern Holdings, Inc. / Alliance Bancshares, Inc. – May 16, 2014;

•	State Bank Financial Corporation / Atlanta Bancorporation, Inc. – April 28, 2014;

•	Xenith Bankshares, Inc. / Colonia Virginia Bank – March 21, 2014;

•	First Citizens BancShares, Inc. / Southern Heritage Bancshares, Inc. – March 20, 2014;

•	HomeTrust Bancshares, Inc. / Bank of Commerce – March 4, 2014;

•	TriSummit Bancorp, Inc. / Community National Bank – January 14, 2014;

•	Premier Financial Bancorp, Inc. / Bank of Gassaway – November 19, 2013;

•	Community & Southern Holdings, Inc. / Verity Capital Group, Inc. – September 4, 2013;

•	Hamilton State Bancshares, Inc. / Cherokee Banking Company – August 27, 2013;

•	Carolina Alliance Bank / Forest Commercial Bank – August 8, 2013; and

•	HomeTrust Bancshares, Inc. / BankGreenville Financial Corporation – May 6, 2013.

Raymond James reviewed the 25th percentile, mean, median, and 75th percentile price to tangible book value per share multiples of the selected transactions and compared them with corresponding valuation multiples for Premier implied by the merger consideration. Furthermore, Raymond James applied the mean, median, 25th percentile and 75th percentile price to tangible book value per share multiples to Premier’s tangible book value per share at June 30, 2014 to determine the implied equity price per share and then compared those implied equity values per share with the merger consideration of $10.00 per share. The results of the selected Southeast transactions analysis are summarized below:

Price to Tangible Book Value
25th Percentile	94%
Mean	113%
Median	109%
75th Percentile	126%

Merger consideration	110%

Price to Tangible Book Value
25th Percentile	$8.53
Mean	$10.30
Median	$9.94
75th Percentile	$11.45

Merger consideration	$10.00

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Raymond James analyzed publicly available information relating to 12 selected acquisitions of banks announced since January 1, 2013, in which the target was headquartered in the United States and had total assets between $75 million and $250 million, nonperforming assets to total assets less than 2.00%, tangible common equity to tangible assets between 5.0% and 15.0%, and a return on average assets for the last twelve months between 0.00% and 0.50%. Investor recapitalizations and transactions without publicly disclosed pricing were excluded.

Raymond James prepared a summary of the price to tangible book value per share multiples paid in these transactions. The selected United States transactions used in this analysis included (buyer / seller – announce date):

•	Mid Penn Bancorp, Inc. / Phoenix Bancorp, Inc. – August 27, 2014;

•	Sturm Financial Group, Inc. / First Capital West Bankshares, Inc. – May 13, 2014;

•	Peoples Bancorp Inc. / North Akron Savings Bank – April 21, 2014;

•	Heritage Bancorp, Inc. / Nixon State Bank – April 11, 2014;

•	HomeTrust Bancshares, Inc. / Bank of Commerce – March 4, 2014;

•	TriSummit Bancorp, Inc. / Community National Bank – January 14, 2014;

•	HV Bancorp, Inc. / Victory Bancorp, Inc. – December 12, 2013;

•	ESSA Bancorp, Inc. / Franklin Security Bancorp, Inc. – November 18, 2013;

•	FB Bancshares, Inc. / Byers Bancshares, Inc. – November 4, 2013;

•	Coffeyville Bancorp, Inc. / Coffeyville Financial Corporation – September 4, 2013;

•	HomeStreet, Inc. / YNB Financial Services Corp. – July 26, 2013; and

•	Independent Bank Group, Inc. / Collin Bank – July 19, 2013.

Raymond James reviewed the 25th percentile, mean, median, and 75th percentile price to tangible book value per share multiples of the selected transactions and compared them with corresponding valuation multiples for Premier implied by the merger consideration. Furthermore, Raymond James applied the mean, median, 25th percentile and 75th percentile price to tangible book value per share multiples to Premier’s tangible book value per share at June 30, 2014 to determine the implied equity price per share and then compared those implied equity values per share with the merger consideration of $10.00 per share. The results of the selected U.S. transactions analysis are summarized below:

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Price to Tangible Book Value
25th Percentile	89%
Mean	114%
Median	113%
75th Percentile	135%

Merger consideration	110%

Price to Tangible Book Value
25th Percentile	$8.05
Mean	$10.37
Median	$10.26
75th Percentile	$12.21

Merger consideration	$10.00

Discounted Cash Flow Analysis

Raymond James analyzed the discounted present value of Premier’s projected free cash flows to equity for each year through December 31, 2018 on a standalone basis. Raymond James calculated cash flows based on dividendable tangible common equity, defined as the tangible common equity in excess of a minimum 8.0% tangible common equity to tangible assets ratio.

The discounted cash flow analysis was based on projections provided by or approved by Premier’s management (the “Projections”). Consistent with the periods included in the Projections, Raymond James used calendar year 2018 as the final year for the analysis. Raymond James applied price to earnings multiples, ranging from 11.0x to 15.0x, to Premier’s projected calendar year 2018 net income and price to tangible book value multiples, ranging from 100% to 140%, to Premier’s projected December 31, 2018 tangible book value in order to derive a range of terminal values for Premier in 2018.

The projected cash flows and terminal values were discounted to present value using rates ranging from 12.3% to 14.3%, which reflected the cost of equity capital estimated for Premier using the Ibbotson discount rate build-up method based on the sum of a risk-free rate, equity risk premium, and size premium. The resulting range of present equity values was divided by the number of Premier shares outstanding in order to arrive at a range of present values per share of Premier common stock. Raymond James reviewed the range of per share prices derived in the discounted cash flow analysis and compared them with the merger consideration. The results of the discounted cash flow analysis are summarized below:

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	Equity Value / Per Share (Terminal Value Based on P/E)	Equity Value / Per Share (Terminal Value Based on P/TBV)

Minimum	$7.05	$7.78
Maximum	$9.14	$9.90

Merger consideration	$10.00	$10.00

Additional Considerations

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James as to the actual value of Premier.

In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Premier. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Premier board of directors (solely in its capacity as such) and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, to Premier’s shareholders of the merger consideration. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion was one of many factors taken into consideration by the Premier board in making its determination to approve the Merger. Consequently, the analyses described above should not be viewed as determinative of the Premier board’s or management’s opinion with respect to the value of Premier. Raymond James provided advice to Premier with respect to the Merger. Raymond James did not, however, recommend any specific amount of consideration to the Premier board or that any specific merger consideration constituted the only appropriate consideration for the Merger. Premier placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

The opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on October 6, 2014, and any material change in such circumstances and conditions may affect the opinion, but Raymond James does not have any obligation to update, revise or reaffirm the opinion. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Premier since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect. Raymond James has reviewed and consented to inclusion of the opinion and this summary in this proxy statement.

For services rendered in connection with the delivery of the opinion, Premier paid Raymond James a customary investment banking fee upon delivery of its opinion. Premier has already paid and will also pay Raymond James customary fees for advisory services in connection with the Merger, a substantial portion of which is contingent upon the closing of the Merger. Premier also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement.

Premier retained Raymond James based on its qualifications and experience in providing financial advice, on its reputation as a nationally recognized investment banking firm and its experience in the financial services sector. Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of Premier and NewBridge for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to Premier and/or NewBridge in the future, for which Raymond James may receive compensation. One of the investment bankers assigned to the Premier engagement owns shares of NewBridge common stock. In addition, an affiliate of Raymond James provides certain brokerage, clearing and other services to NewBridge pursuant to a contractual arrangement for which it is paid customary fees.

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NewBridge’s Reasons for the Merger

NewBridge’s board of directors believes that the Merger offers NewBridge an important opportunity to further enhance its position as one of the largest community banks headquartered in North Carolina, adding experienced commercial banking professionals, along with proven mortgage producers in key North Carolina markets. In its deliberations, NewBridge’s board concluded that a combination of NewBridge and Premier is an important step in NewBridge’s strategic plan to enhance its banking operations in the major markets in the Carolinas and Virginia. NewBridge’s board believes that the Merger also will further expand NewBridge’s solid core deposit base, be accretive to earnings and enhance its ability to achieve additional cost efficiencies.

The terms of the Merger, including the merger consideration, are the result of arm’s length negotiations between NewBridge’s and Premier’s management and representatives. NewBridge’s board of directors was advised by its legal counsel about the terms of the Merger Agreement, by its financial adviser, Sandler O’Neill, about the financial aspects of the Merger and the merger consideration, and by NewBridge’s management about the operational aspects and possible results of combining NewBridge and Premier. The board considered the following material factors in determining to approve and authorize entering into the Merger Agreement:

•	Premier’s presence in Greensboro, North Carolina, representing an “in-market” acquisition for NewBridge, which is also headquartered in Greensboro;

•	Premier’s residential mortgage origination business;

•	the analyses of NewBridge’s management and financial advisor concerning the operations and financial condition of Premier and the pro forma financial effect of the Merger;

•	the expected enhancement of NewBridge’s banking operations achievable through the expansion of its footprint in the Piedmont Triad Region;

•	the shared values of NewBridge and Premier, particularly their commitment to integrity and their commitment to their respective clients, shareholders, team associates and communities; and

•	NewBridge management’s belief that the Merger will be accretive to NewBridge’s earnings and will enhance the value of the shareholders’ investment in the combined institution.

NewBridge’s board of directors also consulted with its advisers and management about, and considered in its deliberations, the possible risks associated with the Merger. These risks included the challenges of integrating Premier’s business, operations and team associates with those of NewBridge, the requirements of obtaining of Premier shareholder and regulatory approvals in order to complete the Merger, and the potential for a negative impact on NewBridge’s stock price.

Taking all these possible rewards and risks of completing the Merger into consideration, NewBridge’s board of directors concluded that the opportunities offered by the Merger to enhance the value of NewBridge and its business more than offset the potential risks inherent in the transaction.

The foregoing discussion of the factors and information considered by NewBridge’s board of directors is not exhaustive. It includes only the material factors considered by the board. Because of the wide array of factors and information considered by NewBridge’s board of directors in its deliberations, the board did not consider it practical to quantify, rank or otherwise assign relative weights to the specific factors it considered in determining to approve the Merger Agreement and the Merger. Moreover, individual members of NewBridge’s board of directors may have given different weights to different factors.

Based on the foregoing consideration, on October 8, 2014, NewBridge’s board of directors unanimously approved and authorized entering into the Merger Agreement.

The above explanation of the reasoning of the NewBridge board of directors and the other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

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Board of Directors of NewBridge and NewBridge Bank Following Completion of the Merger

 No directors of Premier will be appointed to the board of directors of either NewBridge or NewBridge Bank as a result of the Merger.

Premier’s Directors and Officers Have Financial Interests in the Merger

Interests of Directors and Executive Officers of Premier

In considering the recommendation of Premier’s board of directors that Premier shareholders vote to approve and adopt the Merger Agreement, Premier shareholders should be aware that some of Premier’s directors and executive officers have interests in the Merger and have arrangements that are different from, or are in addition to, those of Premier’s shareholders generally. A significant portion of these interests relate to payments being made pursuant to binding contractual arrangements in existence before the date of the Merger Agreement. Premier’s board was aware of these interests and considered them, among other matters, in reaching its decisions to approve the Merger Agreement and to recommend that Premier shareholders vote in favor of approving and adopting the Merger Agreement.

Share Ownership. As of the record date, Premier’s directors and executive officers are deemed to be the beneficial owners of 536,964 shares (including shares covered by vested stock options), representing 25.1% of the outstanding shares of Premier common stock. See “Security Ownership of Directors and Officers and Certain Beneficial Owners of Premier.”

Support Agreements. As an inducement to and a condition of NewBridge’s willingness to enter into the Merger Agreement and complete the Merger, each of the directors of Premier entered into a support agreement with NewBridge. Pursuant to the support agreements, each of the directors of Premier agreed, among other things, to vote all of the shares of Premier common stock for which he or she has sole voting authority and to use his or her best efforts to cause to be voted all of the shares of Premier common stock for which he or she has shared voting authority (other than shares held as a fiduciary) (i) “for” the approval of the Merger Agreement and the Merger, and (ii) “against” any Alternative Transaction (as defined in the Merger Agreement, and as further described under “The Merger Agreement–Agreement Not to Solicit Other Offers”). As of the record date, an aggregate of 304,864 shares of Premier common stock (representing approximately 15.8% of the outstanding shares of Premier common stock) were covered by the support agreements, including 89,364 shares of Premier common stock for which Board members had shared voting authority. A copy of the form of this support agreement is attached as an exhibit to the Merger Agreement, which is included as Appendix A to this Proxy Statement/Prospectus. Premier shareholders are urged to read the form of support agreement in its entirety.

Noncompete Agreements. As an inducement to and a condition of NewBridge’s willingness to enter into the Merger Agreement and complete the Merger, each of the directors of Premier entered into a noncompete agreement with NewBridge. Pursuant to the noncompete agreements, each of the directors of Premier agreed, within a defined territory, to refrain from competing with NewBridge and to refrain from assisting others in competing with NewBridge for a period of one year following the effective time of the Merger. This noncompete agreement means that the director will not engage in the same business in which Premier engaged in prior to the effective time of the Merger, which includes the business of providing business banking, personal banking, commercial lending, consumer lending and mortgage lending. Each of the directors also agreed to certain noninterference covenants with respect to Premier’s customers and employees, and confidentiality obligations for a period of one year following the effective time of the Merger. A copy of the form of the noncompete agreement is attached as an exhibit to the Merger Agreement, which is included as Appendix A to this Proxy Statement/Prospectus. Premier shareholders are urged to read the form of noncompete agreement in its entirety.

Premier Director and Officer Indemnification. NewBridge has agreed to indemnify the directors and officers of Premier following the Merger against certain liabilities arising from their acts or omissions before the Merger. NewBridge has also agreed to provide directors’ and officers’ liability insurance for the directors and officers of Premier for a period of six years following the Merger with respect to acts or omissions occurring before the Merger.

Stock Options. Pursuant to the Merger Agreement, all outstanding Premier stock options (whether vested or unvested) held by directors, executive officers and other employees will be converted to NewBridge stock options at the time of the Merger, based on the Exchange Ratio. Each converted option will otherwise remain subject to the same terms and conditions as were in effect with respect to the options immediately prior to the effective time of the Merger.

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The vesting of unvested Premier stock options will be accelerated in connection with the Merger, as provided for under the terms of the applicable Premier equity incentive plan or award agreement. In accordance with the terms of the applicable Premier equity incentive plans and award agreements, upon the completion of the Merger, Mr. Cobey will receive accelerated vesting of 2,000 outstanding, unvested Premier stock options and Mr. Herring will receive accelerated vesting of 3,000 outstanding, unvested Premier stock options. All outstanding Premier stock options have an exercise price of $11.00 per share. Assuming the market value of one share of NewBridge common stock on the effective date of the Merger is (i) between $6.60 and $8.94, and (ii) the same as the NewBridge VWAP, then the merger consideration will be $10.00 per share of Premier common stock. Accordingly, valuing these accelerated stock options based on the difference between the anticipated adjusted exercise price and the NewBridge VWAP, these accelerated stock options will have no intrinsic value.

Executive Officer Agreements

Employment Agreement; Severance and Non-competition Agreements. Premier previously entered into an employment agreement with Francis X. Gavigan, Jr. (President and Chief Executive Officer) and severance and non-competition agreements with William E. Swing, Jr. (Chief Financial Officer) and Warren D. Herring, Jr. (Executive Vice President and Chief Credit Officer). Mr. Gavigan’s employment agreement provides that in the event he is terminated without cause, or if he terminates his employment for good reason, in either case in connection with or as a result of a change in control of Premier, he will receive a lump sum payment equal to 2.1 times the average of his base salary and cash bonuses in each of the two preceding calendar years, and both he and his family will continue to receive medical insurance coverage for up to two years following such termination. Messrs. Swing and Herring’s severance and non-competition agreements each provides that in the event he is terminated without cause, or if he terminates his employment for good reason, in either case at the time of or within one year after a change in control of Premier, he will receive a lump sum payment equal to 2.0 times the average of his base salary and cash bonuses in each of the two preceding calendar years.

If a change in control of Premier were to occur on December 31, 2014, and if following such event the employment of such officer was terminated for reasons other than death, cause or disability, or such officer terminated his own employment following a change in control for good reason, then Messrs. Gavigan, Swing and Herring would be entitled to lump sum payments of $523,921; $335,862; and $327,567, respectively.

Release Agreements. It is a condition to NewBridge’s obligation to consummate the Merger that each of Messrs. Gavigan, Swing and Herring enter into release agreements to voluntarily terminate their rights under their respective agreements. In connection with such release agreements, and in settlement of Premier’s contractual obligations to them under their agreements, it is anticipated that NewBridge will make payments to Messrs. Gavigan, Swing and Herring in the following aggregate amounts, subject to certain adjustments and final calculations, of $523,921; $335,862; and $327,567, respectively, payable immediately following the effective time of the Merger. Following closing of the Merger, it is anticipated that Mr. Herring will become an at-will employee of NewBridge Bank.

Public Trading Markets

NewBridge common stock is listed on The NASDAQ Global Select Market under the symbol “NBBC.” Premier common stock is not listed or quoted on any national securities exchange or inter-dealer quotations system, nor is there currently an established public market for Premier common stock. The shares of NewBridge common stock issued pursuant to the Merger Agreement will be listed for trading on The NASDAQ Global Select Market.

Regulatory Approvals Required for the Merger

NewBridge, NewBridge Bank and Premier have agreed to use their commercially reasonable efforts to obtain all regulatory approvals required to complete the Merger and the other transactions contemplated by the Merger Agreement. NewBridge and NewBridge Bank have filed applications to obtain the required regulatory approvals from the Federal Reserve and the Commissioner.

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Federal Reserve

The Merger is subject to approval by the Federal Reserve under the Bank Merger Act and the BHCA. In considering the approval of a transaction such as the Merger, the Bank Merger Act requires the Federal Reserve to determine whether the Merger would result in a monopoly or would be in furtherance of any combination or conspiracy or attempt to monopolize the business of banking in any part of the United States or otherwise would substantially lessen competition or tend to create a monopoly or which in any manner would be in restraint of trade. In making its determination, the Federal Reserve reviews, with respect to the bank holding companies and the banks concerned: (i) the financial and managerial resources and future prospects, (ii) the effectiveness of each institution in combating money-laundering activities, (iii) the effect of the Merger on competition in the relevant markets and (iv) the convenience and needs of the communities to be served and the record of the insured depository institutions under the Community Reinvestment Act of 1977 (the “CRA”). If the Federal Reserve determines that there are anticompetitive consequences to the Merger, it will not approve the transaction unless it finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. A period of up to 15 days must expire following approval by the Federal Reserve before completion of the Merger, within which period the United States Department of Justice may file objections to the Merger under federal antitrust laws. In connection with its review, the Federal Reserve provides an opportunity for public comment on the application. While NewBridge and Premier believe that the likelihood of objection by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block the Merger or, if any proceeding is instituted or challenge is made, as to the result of the challenge. NewBridge and NewBridge Bank filed applications with the Federal Reserve on November 13, 2014.

Commissioner

The Merger is also subject to approval by the Commissioner under Chapter 53C of the North Carolina General Statutes. The Commissioner will review the Merger, including the character, competency, and experience of the proposed directors and officers of the surviving entity, to determine whether the interests of the customers and communities served by the parties to the Merger would be adversely affected by the transaction. Unless there are extraordinary circumstances, the Commissioner will enter an order approving or denying the Merger no later than 60 days following the date that the application is complete. In connection with its review, the Commissioner provides an opportunity for public comment on the application. NewBridge Bank filed an application with the Commissioner on November 13, 2014.

The Merger cannot proceed in the absence of the requisite regulatory approvals. See ”The Merger Agreement – Conditions to Complete the Merger” and ”–Termination of the Merger Agreement.” There can be no assurance that the requisite regulatory approvals will be obtained, and, if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the conditions set forth in the Merger Agreement and described under ”The Merger Agreement–Conditions to Complete the Merger.”

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the Merger from the standpoint of the adequacy of the merger consideration or the Exchange Ratio for converting Premier common stock to NewBridge common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the Merger by the approving regulators.

Premier Shareholders Have Rights of Appraisal in the Merger

Premier shareholders have appraisal rights in connection with the Merger, and may elect to be paid in cash for their shares in accordance with the procedures set forth in Article 13 of the NCBCA. The following is a summary of the material terms of the statutory procedures to be followed by Premier shareholders in order to perfect appraisal rights under the NCBCA. In the following discussion, references to “Premier” with respect to actions taken or to be taken at any time following the effectiveness of the Merger will mean NewBridge Bank as the surviving corporation of the Merger.

The following is a discussion of the material provisions, but not a complete description, of the law relating to appraisal rights available under North Carolina law and is qualified in its entirety by the full text of Article 13, which is reprinted in its entirety as Appendix B to this document. Premier’s financial statements and related notes are included in this Proxy Statement/Prospectus, beginning on page F-1. Premier shareholders who wish to exercise appraisal rights should review carefully the following discussion and Appendix B and Premier’s financial statements beginning on page F-1. Premier shareholders are urged to consult a lawyer before electing or attempting to exercise these rights.

If the Merger is completed, a shareholder who did not vote his or her shares of Premier common stock in favor of the Merger and who fully complies with Article 13, will be entitled to demand and receive payment in cash of an amount equal to the fair value of his or her shares. The amount he or she would receive in connection with the exercise of statutory appraisal rights would be the fair value of his or her shares of Premier common stock immediately before the Merger completion date, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable, using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, and without discounting for lack of marketability or minority status.

Under Article 13, all shareholders entitled to appraisal rights in the Merger must be notified in the meeting notice relating to the Merger that shareholders are entitled to assert appraisal rights. This document constitutes that notice.

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Any Premier shareholder who desires to dissent and receive cash payment for the fair value of his or her shares must:

•	deliver to Premier, prior to the shareholder vote on the Merger proposal, a written notice of intent to demand payment if the Merger is completed; and

•	not vote, or cause or permit to be voted, any of his or her shares of Premier common stock in favor of the proposal to approve and adopt the Merger Agreement.

A Premier shareholder who does not satisfy both of those conditions will not be entitled to payment for his or her shares under the provisions of Article 13 if the Merger is consummated. If a Premier shareholder signs and sends in his or her proxy card and does not indicate how he or she wants to vote, his or her shares will be voted for approval of the Merger Agreement and such shareholder will not be entitled to payment for his or her shares under Article 13.

Except as described in the following sentence, the notice of intent to demand payment for shares of Premier common stock must be executed by the shareholder of record as to which appraisal rights are to be exercised. A beneficial owner who is not the holder of record may assert appraisal rights only if the beneficial owner does both of the following: (i) submits to Premier the record holder’s written consent to the assertion of rights no fewer than 40 nor more than 60 days after the date the appraisal notice and form described below are sent, and (ii) submits the written consent with respect to all shares of Premier common stock he or she beneficially owns. A record owner, such as a broker or bank, who holds shares of Premier common stock as a nominee for others, may exercise appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder (x) objects with respect to all shares of Premier common stock owned by the beneficial shareholder, and (y) notifies Premier in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted.

If the Merger becomes effective, Premier will deliver to all Premier shareholders who have satisfied the requirements described above a written appraisal notice and form described below. The appraisal notice must be sent no earlier than the date the Merger becomes effective and no later than 10 days after that date, and it must include the following:

•	A form (i) specifying the first date of any announcement to shareholders, made prior to the date the Merger became effective, of the principal terms of the Merger, and if such an announcement was made, the form shall require a shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and (ii) requiring a shareholder asserting appraisal rights to certify that the shareholder did not vote for or consent to the Merger.

•	Disclosure of where the form must be sent and where certificates for certificated shares must be deposited, as well as the date by which those certificates must be deposited. The certificate deposit date must not be earlier than the date for receiving the appraisal form described in the next sentence.

•	Disclosure of the date by which Premier must receive the payment demand, which date may not be fewer than 40 nor more than 60 days after the date the appraisal notice and form are sent. The form shall also state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by Premier by the specified date.

•	Disclosure of Premier’s estimate of the fair value of the shares.

•	Disclosure that, if requested in writing, Premier will provide to the shareholder so requesting, within 10 days after the date the appraisal notice and form are sent, the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

•	Disclosure of the date by which the notice to withdraw from the appraisal process must be received, which date must be within 20 days after the date the appraisal form must be received by Premier.

•	A copy of Article 13.

A shareholder who receives an appraisal notice must demand payment by signing and returning the appraisal form included with the notice and, in the case of certificated shares, deposit his or her stock certificates in accordance with the terms of the appraisal notice. Shareholders should respond to the appraisal form’s request discussed above regarding when beneficial ownership of the shares was acquired. Once a shareholder deposits his or her stock certificates or, in the case of uncertificated shares, returns the signed appraisal form, the shareholder loses all rights as a shareholder unless he or she withdraws from the appraisal process. A shareholder who does not sign and return the form and, in the case of certificated shares, deposit his or her stock certificates where required, each by the date set forth in the appraisal notice, will not be entitled to payment under Article 13.

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Except in the case of “After-Acquired Shares” (as defined below), within 30 days after the appraisal form is due, Premier will pay in cash to the shareholders who complied with the statutory requirements the amount that Premier estimates to be the fair value of its common stock, plus interest. Premier’s payment to each shareholder will be accompanied by the following:

•	Premier’s annual financial statements. The date of the financial statements will not be more than 16 months before the date of payment and will comply with the NCBCA. If annual financial statements that meet these requirements are not reasonably available, Premier will provide reasonably equivalent financial information.

•	Premier’s latest available quarterly financial statements, if any.

•	A statement of Premier’s estimate of the fair value of the shares. The estimate must equal or exceed Premier’s estimate provided in its appraisal notice and form.

•	A statement that if the shareholder has perfected his or her appraisal rights, he or she has the right to demand further payment under Section 28 of Article 13 and that if he or she does not do so within the time period specified therein, then he or she will be deemed to have accepted such payment in full satisfaction of Premier’s obligations under Article 13.

Premier may elect to withhold payment if the shareholder was required to, but did not certify, that beneficial ownership of all of his or her shares for which appraisal rights are asserted were acquired before the date the principal terms of the proposed corporate action were first announced to shareholders (“After-Acquired Shares”). If Premier elects to withhold payment under these circumstances, within 30 days after the appraisal form is due, Premier will provide the shareholder with its financial statements and notify the shareholder of the following:

•	Premier’s estimate of fair value of the shares.

•	That he or she may accept Premier’s estimate of fair value, plus interest, in full satisfaction of his or her demands or may demand appraisal.

•	That, if he or she wishes to accept Premier’s offer, he or she must notify Premier of his or her acceptance of the offer within 30 days after receiving the offer.

•	That if he or she does not satisfy the requirements for demanding appraisal under Article 13, he or she shall be deemed to have accepted Premier’s offer.

If a shareholder accepts Premier’s estimate of fair value, plus interest, in full satisfaction of his or her demands, then Premier must pay in cash the amount it offered within 10 days after receiving such acceptance. If the shareholder neither accepts Premier’s estimate of fair value nor demands appraisal, Premier will pay in cash to the shareholder its estimate of fair value within 40 days after sending its notice to the shareholder regarding his or her After-Acquired Shares, as described above. If Premier pays its estimation of the fair value of its common stock, and the shareholder is dissatisfied with the amount of payment, he or she must notify Premier in writing of his or her own estimate of the fair value of the shares, and demand payment of that estimate, plus interest (less any payment made by Premier as a result of Premier’s estimation of the fair value of its shares).

If a shareholder is offered payment by Premier for his or her After-Acquired Shares and is dissatisfied with that offer, he or she must reject the offer and demand payment of his or her stated estimate of the fair value of the shares, plus interest.

A shareholder may waive the right to demand payment, and will only be entitled to the payment of fair value offered by Premier if he or she fails to notify Premier in writing of his or her demand to be paid his or her stated estimate of the fair value within 30 days after receiving Premier’s payment or offer of payment.

If, within 60 days of Premier receiving a shareholder’s demand for payment, the payment amount has not been settled, Premier will commence a proceeding by filing a complaint with the Superior Court Division of the North Carolina General Court of Justice requesting that the fair value of the shareholder’s shares of Premier common stock and the accrued interest be determined. Premier shareholders will not have a right to a trial by jury. Premier will make all shareholders whose demands remain unsettled parties to the proceeding.

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If Premier does not commence the proceeding within the 60-day period, Premier will pay each shareholder in cash the amount he or she demanded, plus interest.

The court in an appraisal proceeding also may assess the expenses for the respective parties, in the amounts the court finds equitable, as follows:

•	against Premier if the court finds that Premier did not substantially comply with the procedures for the exercise of appraisal rights prescribed by Article 13; or

•	against Premier or the shareholders demanding appraisal, if the court finds that the party against whom the expenses are assessed acted arbitrarily, vexatiously or not in good faith.

If the court in an appraisal proceeding finds that the expenses of any shareholder were of substantial benefit to other shareholders and that these expenses should not be assessed against Premier, the court may direct that the expenses be paid out of the amounts awarded the shareholders who were benefited. In the event Premier fails to make a required payment under Article 13, the shareholder may sue directly for the amount owed and, to the extent successful, will be entitled to recover from Premier all expenses of the suit.

In view of the complexity of these provisions and the requirement that they be strictly complied with, any Premier shareholder who is considering exercising appraisal rights under the NCBCA should consult a lawyer promptly.

The NCBCA provides that the exercise of appraisal rights will generally be the exclusive method for a shareholder to challenge a Merger in the absence of a showing that the Merger was either (i) unauthorized under the NCBCA, the corporation’s articles of incorporation or bylaws, or the board resolution authorizing the Merger, (ii) procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading or (iii) constitutes an interested transaction unless authorized under the NCBCA. All written communications from shareholders with respect to the exercise of appraisal rights should be mailed to:

Premier Commercial Bank

Attn: Corporate Secretary

701 Green Valley Road, Suite 102

Greensboro, NC 27408

(336) 398-2321

Premier recommends that such communications be sent by registered or certified mail, return receipt requested.

Not voting in favor of the Merger is not sufficient to perfect appraisal rights and receive the fair value of shares of Premier common stock, plus interest. Premier shareholders wishing to assert appraisal rights must also comply with all other conditions set forth in Article 13, including the conditions relating to the separate written notice of intent to demand payment, the separate written demand for payment of the fair value of his or her shares, in the case of certificated shares, the deposit of stock certificates, and the separate notification and demand for payment in excess of an initial payment made by Premier.

The summary set forth above does not purport to be a complete statement of the provisions of the NCBCA relating to appraisal rights, and is qualified in its entirety by reference to the applicable sections of the NCBCA, which are included as Appendix B to this document.

NewBridge shareholders are not entitled to appraisal rights under North Carolina law in connection with the Merger.

Accounting Treatment

The Merger will be accounted for under the acquisition method of accounting under GAAP. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Premier as of the effective date of the Merger will be recorded at their respective fair values and added to those of NewBridge. Any excess of purchase price over the fair values of assets acquired and liabilities assumed will be recorded as goodwill. Financial statements of NewBridge issued after the Merger will reflect these fair values, but will not be restated retroactively to reflect the historical financial position or results of operations of Premier before the Merger date.

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Restrictions on Sales of Shares by Certain Affiliates

All shares of NewBridge common stock to be issued in the Merger will be freely transferable under the Securities Act, except shares issued to any shareholder who is an “affiliate” of NewBridge as defined by Rule 144 under the Securities Act. These affiliates may only sell their shares in transactions permitted by Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. “Affiliates” typically include directors, executive officers and those who control, are controlled by or are under common control with NewBridge and may include significant shareholders of NewBridge. None of the officers or directors of Premier is expected to be deemed an affiliate of NewBridge on the effective date of the Merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following summary describes the anticipated material U.S. federal income-tax consequences of the Merger to U.S. holders (as defined below) of Premier common stock. The following summary is based upon the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to income tax, or federal laws applicable to alternative minimum taxes, are not addressed in this Proxy Statement/Prospectus.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Premier common stock that is: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income-tax purposes) created or organized under the laws of the United States or any of its political subdivisions; (iii) a trust that (a) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (b) has a valid election in effect under applicable Treasury regulations, to be treated as a U.S. person; or (iv) an estate that is subject to U.S. federal income taxation on its income regardless of its source.

This discussion addresses only those Premier shareholders that are U.S. holders holding their Premier common stock as a capital asset within the meaning of Section 1221 of the Code and does not address all of the U.S. federal income-tax consequences that may be relevant to particular Premier shareholder in light of their individual circumstances or to Premier shareholders that are subject to special rules, such as:

•	financial institutions;

•	entities that are classified for U.S. federal income tax purposes as partnerships or subchapter S corporations;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	persons that hold Premier common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	regulated investment companies;

•	real estate investment trusts;

•	persons whose “functional currency” is not the U.S. dollar;

•	persons who are not citizens or residents of the United States; and

•	holders who acquired their shares of Premier common stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership (or other entity that is taxed as a partnership for U.S. federal income-tax purposes) holds Premier common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Entities taxable as a partnership and their owners should consult their tax advisors about the tax consequences of the Merger to them.

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The actual tax consequences of the Merger to you may be complex and will depend on your specific situation and on factors that are not within the control of NewBridge or Premier. You should consult with your own tax advisor as to the tax consequences of the Merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

Except with respect to the possible issue regarding continuity of proprietary interest discussed below, the Merger is intended to qualify as a nontaxable “reorganization” within the meaning of Section 368(a) of the Code. In order for the Merger to qualify for U.S. federal income-tax purposes as a “reorganization”, several conditions must be satisfied. One such condition is that enough capital stock in Premier must be exchanged for an equity interest in the acquiring corporation or its parent (i.e., NewBridge), so as to have a sufficient level of continuity of proprietary interest. Treasury regulations generally accept that, in a transaction structured like the Merger, if the total consideration paid for stock of the acquired corporation consists of at least 40 percent capital stock of the acquirer or its parent, that level of acquirer stock generally is sufficient to satisfy the continuity of proprietary interest requirement for the Merger to qualify as a reorganization under Section 368(a) of the Code.

As of the date of this Proxy Statement/Prospectus, however, the relative ratio of the value of NewBridge common stock to the amount of cash to be received by Premier shareholders in connection with the Merger cannot be determined. This uncertainty results from the fact that the aggregate value of NewBridge common stock to be paid to Premier shareholders will fluctuate if the 20-day NewBridge VWAP is greater than $8.94 per share or less than $6.60 per share immediately prior to closing of the Merger. In the event the 20-day NewBridge VWAP ending on the fifth trading day prior to closing of the Merger is less than $1.47 per share, the Merger may not be treated as a nontaxable reorganization within the meaning of Section 368(a) of the Code. Additionally, even if the 20-day NewBridge VWAP is greater than $1.47 per share, if such average price is materially greater than the actual per-share value of NewBridge common stock as of the closing date of the Merger, the Merger may not be treated as a nontaxable reorganization. In summary, if the shareholders of Premier receive less than 40 percent of the total consideration for their Premier common stock in the form of NewBridge common stock, the Merger may not qualify as a reorganization within the meaning of Section 368(a), and the value of all consideration received (including NewBridge common stock) would be taxable to Premier shareholders.

Merger as a Tax-Free Reorganization.

With the possible exception of the continuity of proprietary interest issue discussed above, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming such tax treatment, and subject to the limitations and qualifications described herein, the material U.S. federal income-tax consequences from the Merger will generally be as follows:

•	No gain or loss will be recognized by NewBridge, NewBridge shareholders or Premier as a result of the Merger.

•	No gain or loss will be recognized by U.S. holders who hold their Premier common stock as a capital asset within the meaning of Section 1221 of the Code and exchange all of their Premier common stock solely for NewBridge common stock pursuant to the Merger.

•	A U.S. holder who exchanges Premier common stock pursuant to the Merger for a combination of NewBridge common stock and cash (other than any cash received in lieu of a fractional share of NewBridge common stock) will generally realize gain or loss in an amount equal to the difference between (i) the sum of the cash and the fair market value of NewBridge common stock received and (ii) the holder’s income-tax basis in Premier common stock surrendered. Such a U.S. holder will recognize taxable gain for U.S. federal income-tax purposes, however, only in the lesser of the amount of realized gain as described in the previous sentence, and the amount of cash consideration received by the U.S. holder with respect to Premier common stock. A U.S. holder who receives any NewBridge common stock pursuant to the Merger will not recognize any loss for U.S. federal income-tax purposes, except that loss will be recognized on the receipt of cash, if any, received in lieu of fractional shares.

•	A U.S. holder who exchanges Premier common stock pursuant to the Merger solely for cash will generally recognize gain or loss measured by the difference between (i) the cash received in exchange for the Premier common stock, and (i) the holder’s income-tax basis in the Premier common stock surrendered in the Merger (subject, however, to the discussion below under “– Potential Recharacterization of Gain as a Dividend” for certain U.S. holders who otherwise directly or indirectly own shares of NewBridge prior to the Merger).

•	The aggregate basis of NewBridge common stock received in the Merger by a U.S. holder of Premier common stock will equal the net of (i) the aggregate basis of the Premier common stock for which it is exchanged, minus (ii) the amount of any cash received in exchange for Premier common stock, plus (iii) the amount of any gain recognized on the exchange (regardless of whether such gain is classified as capital gain or as dividend income, as discussed below under “– Potential Recharacterization of Gain as a Dividend”).

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•	The holding period of NewBridge common stock received in exchange for shares of Premier common stock will include the holding period of the Premier common stock for which it is exchanged.

•	A U.S. holder of Premier common stock who receives cash in lieu of a fractional share of NewBridge common stock generally will be treated as having received the fractional share in the Merger and then receiving cash in redemption of such fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the portion of the holder’s aggregate income-tax basis in the Premier common stock surrendered allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Premier common stock is more than one year at the effective time of the Merger.

If a U.S. holder of Premier common stock acquired different blocks of Premier common stock at different times or at different prices, any gain or loss will be determined separately with respect to each block of Premier common stock, and the shares of NewBridge common stock received will be allocated pro rata to each such block of stock. U.S. holders should consult with their own tax advisors with regard to identifying the bases or holding periods of the particular shares of NewBridge common stock received in the Merger.

The U.S. federal income-tax consequences to each U.S. holder will not be ascertainable with certainty until the U.S. holder knows the precise number of NewBridge common shares that such U.S. holder will receive in the Merger.

Completion of the Merger is conditioned on, among other things, the receipt by NewBridge and Premier of a legal opinion from Brooks, Pierce, McLendon, Humphrey & Leonard, LLP (“Brooks Pierce”), dated as of the closing date of the Merger, substantially to the effect that, on the basis of facts, representations, and assumptions set forth in such opinion that are consistent with the state of facts then existing, the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. The opinion will be based on certain assumptions and on representation letters provided by Premier and NewBridge to be delivered at the time of closing. The tax opinion will not be binding on the IRS. Neither NewBridge nor Premier intends to request any ruling from the IRS as to the U.S. federal income-tax consequences of the Merger, and there is no guarantee that the IRS will treat the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

Merger as a Taxable Exchange

If the Merger fails to qualify as a reorganization within the meaning of Section 368(a) of the Code, the transaction would be a fully taxable exchange. In that event, the material U.S. federal income-tax consequences from the Merger will generally be as follows:

•	No gain or loss will be recognized by NewBridge or NewBridge shareholders as a result of the Merger.

•	Premier will be treated for federal income-tax purposes as having sold all of its assets to NewBridge Bank in a taxable sale in exchange for the cash and value of NewBridge common stock paid by NewBridge to the Premier shareholders in connection with the Merger plus the amount of Premier’s liabilities at the effective time of the Merger. Premier will recognize taxable gain or loss on the deemed sale based on the difference between (i) the sum of the cash and value of NewBridge common stock paid to Premier shareholders in exchange for their Premier shares plus the amount of Premier’s liabilities at the effective time of the Merger, and (ii) Premier’s income-tax basis in its assets at the time.

•	Each U.S. holder of Premier common stock will recognize taxable gain or loss for U.S. federal income-tax purposes measured by the difference between (i) the cash and fair market value of any NewBridge common stock received in the Merger, plus any cash received in lieu of a fractional share, and (ii) the holder’s income-tax basis in the Premier common stock surrendered in the Merger.

You should consult your personal tax advisor, however, for a full understanding of the tax consequences related to the Merger that are particular to you.

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Taxation of Capital Gain

Except as described under “– Potential Recharacterization of Gain as a Dividend” below, any gain, such as the receipt of consideration other than NewBridge common stock in exchange for Premier common stock, that U.S. holders of Premier common stock recognize in connection with the Merger generally will constitute capital gain and will constitute long-term capital gain if the U.S. holder has held (or is treated as having held) the Premier common stock as a capital asset for more than one year as of the date of the Merger. For noncorporate U.S. holders, long-term capital gain generally will be taxed at a maximum U.S. federal income-tax rate of 20% for the 2014 tax year. In addition, an unearned income Medicare contribution tax of 3.8% could apply to some to all of the capital gain of a noncorporate U.S. holder, depending on the U.S. holder’s level of modified adjusted gross income (or adjusted gross income in the case of a trust or estate) and the applicable other provisions of Code Section 1411. As noted above, no capital loss will be recognized for a U.S. holder who receives NewBridge common stock in whole or in part in exchange for Premier common stock if the Merger qualifies as a reorganization, except that loss may be recognized on the receipt of cash, if any, received in lieu of fractional shares. For any U.S. holder who receives only cash (and no NewBridge common stock) in connection with the Merger, or for all U.S. holders if the Merger does not qualify as a reorganization, if the Merger results in a taxable loss, the deductibility of capital losses is subject to limitations under the Code.

Potential Recharacterization of Gain as a Dividend

All or part of the gain that a particular U.S. holder of Premier common stock recognizes could be treated as dividend income rather than capital gain if such U.S. holder is a significant shareholder of NewBridge. This could happen, for example, because of ownership of additional shares of NewBridge common stock by such holder, ownership of shares of NewBridge common stock by a person related to such holder, or a share repurchase by NewBridge from other holders of NewBridge common stock. The IRS has indicated in rulings that any reduction in the interest of a minority shareholder who owns a small number of shares in a publicly and widely held corporation and who exercises no control over corporate affairs would result in capital gain as opposed to dividend treatment. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a holder of Premier common stock, including the application of certain constructive ownership rules, U.S. holders of Premier common stock should consult their own tax advisors regarding the potential tax consequences of the Merger to them.

Constructive Ownership

In applying the constructive ownership provisions of Section 318 of the Code, a holder of Premier common stock may be deemed to own stock that is owned directly or indirectly by other persons, such as certain family members and entities such as trusts, corporations, partnerships or other entities in which the holder has an interest. Because the constructive ownership provisions are complex, holders of Premier common stock should consult their tax advisors as to the applicability of these provisions.

Information Reporting

A U.S. holder of Premier common stock who receives NewBridge common stock as a result of the Merger will be required to retain records pertaining to the Merger. Each U.S. holder of Premier common stock who is required to file a U.S. federal income-tax return and who is a “significant holder” that receives NewBridge common stock in the Merger will be required to file a statement with such U.S. federal income-tax return in accordance with Treasury regulations Section 1.368-3 setting forth certain information, including the basis and fair market value of such U.S. holder’s Premier common stock surrendered in the Merger. A “significant holder” is a holder of Premier common stock who, immediately before the Merger, owned at least 1% of the outstanding common stock of Premier or securities of Premier with a basis for federal income-tax purposes of at least $1 million.

Exercise of Shareholder Appraisal Rights

The discussion above does not apply to Premier shareholders who exercise appraisal rights with respect to the Merger. A U.S. holder who exercises appraisal rights with respect to the Merger and receives cash for shares of Premier common stock held as a capital asset will generally recognize capital gain (or loss) measured by the difference between the amount of cash received and the holder’s basis in those shares, provided that the payment is treated as an exchange pursuant to section 302 of the Code, and not otherwise equivalent to a dividend. A sale of all Premier shares held by a U.S. holder, based on an exercise of appraisal rights or otherwise, will not be treated as a dividend if the U.S. holder exercising appraisal rights owns no shares of Premier or NewBridge immediately after the Merger, after giving effect to the constructive ownership rules pursuant to the Code. The capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the Premier shares surrendered is more than one year. If a U.S. holder exercising appraisal rights will own shares in NewBridge immediately following the Merger, the U.S. holder should consult his, her or its own tax advisers as to the tax consequences to the U.S. holder of the Merger.

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Backup Withholding

A noncorporate U.S. holder may be subject to backup withholding at a rate of 28% on proceeds received in the Merger or upon the exercise of appraisal rights. Backup withholding will not apply, however, to a U.S. holder who provides the holder’s taxpayer identification number, or TIN, certifies that such number is correct (or properly certifies that it is awaiting a TIN) and that the U.S. holder is not subject to backup withholding for failure to report interest and dividends, and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. holder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding also may be subject to a penalty imposed by the IRS. Each U.S. holder should complete and sign the Substitute Form W-9 included as part of the transmittal materials to be provided by the exchange agent, so as to provide the information and certification necessary to avoid backup withholding.

If backup withholding applies to a U.S. holder, 28% of payments to the U.S. holder will be required to be withheld. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income-tax liability of the U.S. holder, provided that the required information is provided to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a U.S. holder may obtain a refund by filing a U.S. federal income-tax return with the IRS in a timely manner.

The foregoing tax discussion is only a summary. The discussion of U.S. federal income-tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Premier common stock. This discussion is not intended or written to be used, and cannot be used, by any Premier shareholder or any other person for the purpose of avoiding penalties that may be imposed by the IRS. This discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the Merger. Tax matters are very complicated, and the tax consequences of the Merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to you of the Merger.

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THE MERGER AGREEMENT

The following describes certain aspects of the Merger, including material provisions of the Merger Agreement. The following description of the Merger Agreement is subject to, and qualified in its entirety by reference to, the Merger Agreement, which is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated by reference in this Proxy Statement/Prospectus. We urge you to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Merger.

Terms of the Merger

The Merger Agreement provides for the merger of Premier with and into NewBridge Bank, with NewBridge Bank as the surviving corporation. Under the terms of the Merger Agreement, at the effective time of the Merger each outstanding share of Premier common stock will be converted into the right to receive (i) cash in the amount of $10.00 per share, (ii) shares of NewBridge common stock, or (iii) a combination of cash and shares, subject to allocation and adjustment procedures to ensure that 75% of the shares of Premier common stock to be converted will be exchanged for shares of NewBridge common stock and the remaining 25% will be exchanged for cash. The number of shares of NewBridge common stock to be exchanged for each share of Premier common stock, or the Exchange Ratio, will be determined by dividing $10.00 by the 20-day NewBridge VWAP ending on the fifth trading day prior to closing. If the 20-day NewBridge VWAP is greater than $8.94 or less than $6.60, the Exchange Ratio will equal 1.1186 and 1.5152 shares of NewBridge common stock, respectively. NewBridge will issue between 1,615,185 and 2,187,850 shares of NewBridge common stock in connection with the Merger.

In addition, each outstanding and unexercised Premier stock option will be converted into an option to purchase NewBridge common stock, adjusted to reflect the Exchange Ratio. Each converted stock option will have an exercise price per share of NewBridge common stock equal to the per share exercise price specified in the applicable Premier stock option, divided by the Exchange Ratio. Subject to the acceleration of vesting, as provided under the terms of the applicable Premier equity incentive plan or award agreement, each converted stock option will otherwise remain subject to the same terms and conditions as were in effect with respect to such Premier stock option immediately prior to the effective time of the Merger. NewBridge will reserve between 329,315 and 446,074 additional shares of NewBridge common stock for issuance under converted stock options.

No fractional shares of NewBridge common stock will be issued in connection with the Merger. Instead, Premier shareholders will receive, without interest, a cash payment from NewBridge equal to the fractional share interest they otherwise would have received, multiplied by the closing price for NewBridge common stock on The NASDAQ Global Select Market on the last trading day preceding the closing date of the Merger.

If the market value of one share of NewBridge common stock on the effective date of the Merger is (i) between $6.60 and $8.94, and (ii) the same as the NewBridge VWAP, then the merger consideration will be $10.00 per share of Premier common stock; however, because the market value of NewBridge common stock fluctuates, then, unless you only receive cash for your shares of Premier common stock, the value of the merger consideration you receive may change depending on the NewBridge VWAP, the market price of NewBridge common stock when the Merger becomes effective, and any difference between these two prices. Based on the closing sale price of $8.50 per share of NewBridge common stock calculated as of December 19, 2014, the last practicable trading day before the date of this Proxy Statement/Prospectus, and the 20-day NewBridge VWAP of $8.32 per share of NewBridge common stock calculated as of December 12, 2014, the fifth trading day prior to December 19, 2014, and assuming (i) 75% of each share of Premier common stock is converted into NewBridge common stock, and (ii) the remaining 25% of each such share is converted into cash (based on a price per Premier share equal to $10.00), if the Merger had become effective as of December 19, 2014, the implied value of the aggregate merger consideration would have been approximately $19.6 million, or $10.16 per share for each share of Premier common stock. We cannot give you any assurance as to whether or when the Merger will be completed, and you are advised to obtain current market quotations for NewBridge common stock.

Alternatively, any Premier shareholder who perfects his or her appraisal rights in accordance with and as contemplated by the NCBCA will be entitled to receive the value of such shares in cash as determined pursuant to such provision of the NCBCA.

The Merger Agreement provides that NewBridge may change the structure of the Merger, but no such change may alter the amount or kind of the merger consideration, alter the treatment of the Premier stock options, adversely affect the tax consequences to Premier shareholders in the Merger or materially impede or delay completion of the Merger.

As a result of the Merger, Premier will merge with and into NewBridge’s wholly-owned subsidiary, NewBridge Bank. NewBridge Bank’s articles of incorporation will be the articles of incorporation, and NewBridge Bank’s bylaws will be the bylaws, of the combined company after completion of the Merger.

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Cash or Stock Election

If you are a record holder of Premier common stock, an election form will be provided to you under separate cover. The election form will entitle you to elect to receive cash, shares of NewBridge common stock or a combination of cash and shares of NewBridge common stock. If you do not make an election, you will be allocated shares of NewBridge common stock in exchange for 75% of your shares of Premier common stock, and cash for the remaining 25% of your shares of Premier common stock. A more detailed description of the election form is set forth below under “– Election Procedures.”

All elections by Premier shareholders are subject to the allocation procedures described in the Merger Agreement. These procedures are intended to ensure that 75% of the outstanding shares of Premier will be converted into the right to receive NewBridge common stock and the remaining 25% of the outstanding shares of Premier will be converted into the right to receive cash.

It is unlikely that elections will be made in the exact proportions provided for in the Merger Agreement. As a result, the Merger Agreement describes procedures to be followed if Premier shareholders in the aggregate elect to receive more or fewer shares of NewBridge common stock than NewBridge has agreed to issue. These procedures are summarized below.

If NewBridge common stock is oversubscribed: If Premier shareholders elect to receive more shares of NewBridge common stock than NewBridge has agreed to issue in the Merger, then (i) all Premier shareholders who have elected to receive cash will receive cash for their Premier shares, (ii) all Premier shareholders who either made no election or elected to receive a combination of cash and stock will receive shares of NewBridge common stock in exchange for 75% of their shares of Premier common stock, and cash for the remaining 25% of their shares of Premier common stock, and (iii) all shareholders who elected to receive NewBridge common stock will receive a pro rata portion of the available NewBridge shares plus cash for those Premier shares not converted into shares of NewBridge common stock.

If NewBridge common stock is undersubscribed: If Premier shareholders elect to receive fewer shares of NewBridge common stock than NewBridge has agreed to issue in the Merger, then (i) all Premier shareholders who have elected to receive NewBridge common stock will receive NewBridge common stock, (ii) all Premier shareholders who either made no election or who elected to receive a combination of cash and stock will receive shares of NewBridge common stock in exchange for 75% of their shares of Premier common stock, and cash for the remaining 25% of their shares of Premier common stock, and (iii) all Premier shareholders who elected to receive cash will receive a pro rata portion of the available cash consideration plus shares of NewBridge common stock for those Premier shares not converted into cash.

Neither Premier nor NewBridge is making any recommendation as to whether Premier shareholders should elect to receive cash or NewBridge common stock in the Merger. Each Premier shareholder must make his or her own decision with respect to such election.

No guarantee can be made that you will receive the amounts of cash or stock you elect. As a result of the allocation procedures and other limitations outlined in this Proxy Statement/Prospectus and in the Merger Agreement, you may receive shares of NewBridge common stock or cash in amounts that vary from the amounts you elected to receive.

Closing and Effective Time of the Merger

The Merger will be completed only if all of the following occur:

•	the Merger Agreement is approved and adopted by the Premier shareholders;

•	all required governmental and regulatory consents and approvals are obtained without a condition or restriction that would reasonably be expected to have a material adverse effect on either Premier or NewBridge; and

•	all other conditions to the Merger discussed in this Proxy Statement/Prospectus and in the Merger Agreement are either satisfied or waived.

The closing of the Merger will take place no later than five business days after the satisfaction or waiver (subject to applicable law) of the last to occur of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied or waived at the closing), unless extended by mutual agreement of the parties. The Merger will become effective as set forth in the articles of merger that will be filed with the North Carolina Secretary of State. It currently is anticipated that the Merger will become effective during the first quarter of 2015, but we cannot guarantee when or if the Merger will be completed.

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Election Procedures

As described above, holders of record of Premier shares will receive an election form under separate cover. The election form will entitle you to elect to receive cash, shares of NewBridge common stock or a combination of cash and shares of NewBridge common stock.

To make a valid election, you must submit a properly completed election form to Computershare Trust Company, N.A. (“Computershare”), which will be acting as the exchange agent, within 20 business days following the mailing of the election form. As exchange agent, Computershare will process the exchange of shares of Premier common stock for cash and/or NewBridge common stock. Shortly after the election deadline, the exchange agent will allocate cash and shares of NewBridge common stock among Premier shareholders, consistent with their elections, and the allocation and adjustment procedures. If your shares of Premier common stock are represented by stock certificates, please do not forward your Premier stock certificates and election forms with your proxy cards. Election forms should be returned to the exchange agent in accordance with the instructions contained in the election form.

You may change your election at any time before the election deadline by written notice accompanied by a properly completed and signed, revised election form received by the exchange agent before the election deadline. You also may revoke your election by written notice received by the exchange agent before the election deadline. If you have a preference for receiving either NewBridge common stock and/or cash for your Premier shares, you should complete and return the election form. If you do not make an election, you will be allocated shares of NewBridge common stock in exchange for 75% of your shares of Premier common stock, and cash for the remaining 25% of your shares of Premier common stock.

Premier shareholders who hold their shares in “street name” through a bank, broker or other financial institution, and who wish to make an election, should seek instructions from the institution holding their shares concerning how to make the election.

Board of Directors of NewBridge and NewBridge Bank

No directors of Premier will be appointed to the board of directors of either NewBridge or NewBridge Bank as a result of the Merger.

Conversion of Shares; Exchange of Certificates

Within six business days after the completion of the Merger, NewBridge’s exchange agent will mail to Premier shareholders a letter of transmittal with instructions regarding the exchange of their shares of Premier common stock for shares of NewBridge common stock and/or cash. Upon surrendering your Premier stock certificate(s) or uncertificated book-entry shares, together with the properly executed letter of transmittal and any other required documents, your Premier stock certificate(s) or uncertificated book-entry shares will be cancelled and you will receive the merger consideration to which you are entitled in accordance with the Merger Agreement. You also will receive a cash payment for any fractional shares of NewBridge common stock that would have been otherwise issuable to you as a result of the Merger. No interest will be paid to Premier shareholders with respect to the cash in lieu of fractional shares, if any. Upon completion of the Merger, Premier stock certificates will no longer represent shares of Premier common stock and will only represent the right to receive the merger consideration. After the completion of the Merger, there will be no further transfers of Premier common stock, except as required to settle trades executed before completion of the Merger.

Until you surrender your Premier stock certificate(s) or uncertificated book-entry shares for exchange, you will not be paid dividends or other distributions declared after the Merger with respect to any NewBridge common stock. No interest will be paid to Premier shareholders on the unpaid dividends and distributions, if any.

If your stock certificates have been lost, stolen, mislaid or destroyed, you will have to prove your ownership of these certificates, and an indemnity bond must be purchased at your expense before you receive any consideration for your shares. Upon request, the exchange agent will send you instructions on how to provide evidence of ownership and the purchase of an indemnity bond for lost certificates.

If any certificate representing shares of NewBridge common stock is to be issued in a name other than that in which the shares surrendered in exchange are registered, or cash is to be paid to a person other than the registered holder, it will be a condition of issuance or payment that (i) in the case of certificated shares, the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer, and (ii) in the case of uncertificated shares, evidence of an instruction transferring registered ownership of such shares to the transferee is delivered to the exchange agent, and that the person requesting the exchange either:

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•	pay to the exchange agent in advance any transfer or other taxes required by reason of the issuance of a certificate or payment to a person other than the registered holder of the shares surrendered; or

•	establish to the satisfaction of the exchange agent that the tax has been paid or is not payable.

None of NewBridge, Premier, the exchange agent or any other person will be liable to any Premier shareholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

Withholding

The exchange agent will be entitled to deduct and withhold from the cash in lieu of fractional shares payable to any Premier shareholder the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law. If the exchange agent withholds any amounts, these amounts will be treated for all purposes of the Merger as having been paid to the shareholders from whom they were withheld.

Dividends and Distributions

Until Premier stock certificates or uncertificated book-entry shares are surrendered for exchange, any dividends or other distributions declared after the effective time with respect to NewBridge common stock into which shares of Premier common stock have been converted into the right to receive will accrue, without interest, but will not be paid. NewBridge will pay to former Premier shareholders any unpaid dividends or other distributions, without interest, only after they have duly surrendered their Premier stock certificates or uncertificated book-entry shares.

Before the effective time of the Merger, Premier may not declare or pay any dividend or distribution on its capital stock or repurchase any shares of its capital stock, other than the acceptance of shares of Premier common stock in payment of the exercise price or withholding taxes incurred in connection with the vesting of equity-based awards granted under a Premier stock plan, in accordance with past practice and the terms of the applicable stock plan and related award agreements.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of Premier and NewBridge relating to their respective businesses. With the exception of certain representations that must be true and correct in all material respects (or, in the case of specific representations and warranties regarding the capitalization and stock plans of Premier, and specific representations and warranties of either party regarding the absence of certain changes or events, true and correct in all respects), no representation or warranty will be deemed untrue or incorrect as a consequence of the existence or absence of any fact, circumstance or event unless that fact, circumstance or event, individually or when taken together with all other facts, circumstances or events, has had or is reasonably likely to have a material adverse effect on the company making the representation. In determining whether a material adverse effect has occurred or is reasonably likely, the parties will disregard any effects resulting from (i) changes in GAAP or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (ii) changes in laws, rules or regulations of general applicability to banks or savings associations, and their holding companies generally, or their interpretations by courts or governmental entities, except to the extent such changes have a disproportionate adverse effect on such party as compared to other community banks in the southeastern United States, (iii) changes in global or national political conditions (including the outbreak of war or acts of terrorism) or in general economic or market conditions, including interest rates, affecting banks, savings associations or their holding companies generally, except to the extent that such changes in general economic or market conditions have a disproportionate adverse effect on such party as compared to other community banks in the southeastern United States, or (iv) the direct effects of negotiating, entering into and compliance with the Merger Agreement on Premier’s operating performance. Except for those representations and warranties relating to the indemnification by NewBridge of Premier’s directors, officers and employees, and NewBridge’s undertaking to procure directors’ and officers’ liability insurance, the representations and warranties in the Merger Agreement do not survive the effective time of the Merger.

Each of NewBridge and Premier has made representations and warranties to the other regarding, among other things:

•	corporate matters, including due organization and qualification;

•	capitalization;

•	authority relative to execution and delivery of the Merger Agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the Merger;

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•	required governmental filings and consents;

•	the timely filing of reports with governmental entities, and the absence of investigations by regulatory agencies;

•	financial statements and accounting;

•	broker’s fees payable in connection with the Merger;

•	the absence of material adverse changes;

•	legal proceedings;

•	tax matters;

•	compliance with applicable law;

•	material contracts;

•	insurance;

•	tax treatment of the Merger; and

•	the accuracy of information supplied for inclusion in this Proxy Statement/Prospectus and other similar documents.

In addition, Premier has made other representations and warranties about itself to NewBridge as to:

•	employee matters, including employee benefit plans;

•	risk management instruments;

•	investment securities and commodities;

•	loan portfolio;

•	real property and intellectual property;

•	environmental liabilities;

•	personal and real property leases;

•	securitizations;

•	disaster recovery and business continuity programs; and

•	the receipt of a financial advisor’s opinion.

The representations and warranties described above and included in the Merger Agreement were made by each of NewBridge and Premier to the other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by NewBridge and Premier in connection with negotiating the terms of the Merger Agreement, and may have been included in the Merger Agreement for the purpose of allocating risk between NewBridge and Premier rather than to establish matters as facts. The Merger Agreement is described in, and included as Appendix A to, this Proxy Statement/Prospectus only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Premier, NewBridge or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this Proxy Statement/Prospectus. See “Where You Can Find More Information” on page 90 for a description of where you can find this information.

Covenants and Agreements

Each of Premier and NewBridge has undertaken customary covenants that place restrictions on it until the effective time of the Merger. In general, Premier agreed to (i) conduct its business in the ordinary course in all material respects, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships, including retaining the services of its key officers and employees, and (iii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either party to obtain any necessary approvals of any regulatory agency or any governmental entity required for the consummation of the transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement or to consummate the transactions contemplated thereby.

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Premier has further agreed that, with certain exceptions and except with NewBridge’s prior written consent, Premier will not, among other things, undertake the following actions:

•	incur indebtedness or in any way assume the indebtedness of another person, except in the ordinary course of business, consistent with past practice;

•	adjust, split, combine or reclassify any of its capital stock;

•	make, declare or pay any dividends or other distributions on any shares of its capital stock, except as set forth under “–Conversion of Shares; Exchange of Certificates–Dividends and Distributions;”

•	grant any stock options, restricted shares or other equity-based award;

•	issue any additional shares of capital stock or other securities except pursuant to the settlement of equity-based awards previously granted under the Premier stock plans;

•	hire or terminate any employees or independent contractors or enter into any new employment or independent contractor agreements or arrangements;

•	make any secured loans or extensions of credit in excess of $500,000, make any unsecured loans or extensions of credit in excess of $250,000, or renew or amend any existing loan or extension of credit in excess of $75,000 that is past due for more than 60 days as to principal or interest;

•	except as contemplated by the Merger Agreement (i) increase wages, salaries or incentive compensation, (ii) pay or provide, or increase or accelerate the accrual rate, vesting or timing or payment or funding of, any compensation or benefit to employees, retired employees, directors or consultants of Premier, (iii) establish, adopt or become a party to any new employee benefit or compensation plan or agreement or amend, modify or terminate any existing plan, (iv) grant any equity-based compensation awards, (v) take any action other than in the ordinary course of business and consistent with past practice, to fund or in any way secure the payment of compensation or benefits under its benefits plans, (vi) alter or modify any warrant or other equity-based right to purchase any capital stock or other equity interests in Premier common stock, (vii) enter into any collective-bargaining agreement, or (viii) enter, modify or terminate any third-party vendor or service agreement related to any benefit plan;

•	other than in the ordinary course of business consistent with past practice or pursuant to contracts in force on the date of the Merger Agreement, sell, transfer, mortgage, encumber or otherwise dispose of any material amount of its properties or assets, or cancel, release or assign any material amount of indebtedness or claims;

•	enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking, operating and servicing policies other than as required by applicable law;

•	make any material investment either by purchase of securities, capital contributions, property transfers or purchase of property or assets;

•	take any action or knowingly fail to take any action reasonably likely to prevent the Merger from being treated for federal income-tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code;

•	amend its articles of incorporation or bylaws, or take any action to exempt another person from any applicable takeover statute or defensive provision in its articles of incorporation or bylaws, or terminate, amend or waive any provision of any confidentiality or standstill agreements in place with third parties;

•	restructure or materially change its investment securities portfolio or its gap position;

•	other than commencement or settlement of foreclosure or other collection actions in the ordinary course of business consistent with past practice, commence or settle any claim, action or proceeding where the amount in dispute is in excess of $50,000 or subjecting Premier to any material restrictions on its current or future business operations;

•	take or fail to take any action that is intended, or may be reasonably expected, to cause any of the conditions to the Merger to fail to be satisfied;

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•	implement or adopt any material change in its tax accounting or financial accounting principles, practices or methods, other than as may be required by applicable law, GAAP or regulatory guidelines;

•	file or amend any tax return other than in the ordinary course of business, make any significant change in any method of tax or accounting, make or change any tax election or settle or compromise any tax liability in excess of $25,000;

•	except for transactions in the ordinary course of business consistent with past practice, terminate or waive any material provision of any contract, or make any change in any securities instrument or agreement, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

•	agree to take or make any commitment to take any of the actions prohibited by the preceding bullets; or

•	organize, charter, establish or acquire, directly or indirectly, any subsidiary.

NewBridge has agreed that, except with Premier’s prior written consent, NewBridge will not, among other things, undertake the following actions:

•	amend, repeal or otherwise modify any provision of its articles of incorporation or bylaws in a manner that would adversely affect Premier’s shareholders or the transactions contemplated by the Merger Agreement;

•	take any action reasonably likely to prevent the Merger from being treated for federal income-tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code;

•	take any action that is intended, or may be reasonably expected, to result in any of the conditions to the Merger to fail to be satisfied;

•	take any action that would reasonably be expected to prevent, materially impede or materially delay the attainment of any regulatory or governmental approval; or

•	agree to take or adopt any resolutions by its board of directors in support of any of the actions prohibited by the preceding bullets.

NewBridge may, however, pursue and consummate other acquisitions and capital raising transactions.

The Merger Agreement also contains mutual covenants relating to the preparation of this Proxy Statement/Prospectus, access to information of the other company and public announcements with respect to the transactions contemplated by the Merger Agreement, and nonsolicitation of the other company’s employees. NewBridge also has agreed to cause the shares of NewBridge common stock issued in the Merger to be approved for listing on The NASDAQ Global Select Market.

Commercially Reasonable Efforts to Obtain the Required Shareholder Vote

Premier has agreed to hold a meeting of its shareholders promptly following the declaration of effectiveness of the registration statement of which this Proxy Statement/Prospectus is a part for the purpose of obtaining the shareholder approval required in connection with the Merger. Premier has agreed to use its commercially reasonable efforts to obtain such approval, and is required to submit the Merger Agreement to a shareholder vote even if its board of directors no longer recommends approval of the Merger Agreement and the Merger.

Agreement Not to Solicit Other Offers

Premier has agreed that neither it, nor its officers, directors, employees, agents or representatives will, directly or indirectly:

•	solicit, initiate, encourage or facilitate any inquiries or proposals for any “Alternative Transaction” (as defined below);

•	participate in any discussions or negotiations, or enter into any agreement, regarding any Alternative Transaction;

•	enter into any agreement regarding any Alternative Transaction; or

•	render a rights agreement inapplicable to an Alternative Proposal or the transactions contemplated thereby.

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Premier also has agreed to cease any existing discussions or negotiations with any persons with respect to any “Alternative Proposal” (as defined below), request the prompt return or destruction of all confidential information previously furnished in connection with any Alternative Proposal, and not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any Alternative Proposal to which it is a party, and enforce the provisions of any such agreement.

However, at any time before the Merger Agreement and the Merger are approved by Premier’s shareholders, subject to entering into a customary confidentiality agreement that is no less favorable to Premier than its confidentiality agreement with NewBridge, Premier’s board of directors is permitted to furnish nonpublic information that had been provided, or is concurrently provided, to NewBridge to a person making an Alternative Proposal and to participate in discussions and negotiations with respect to an unsolicited, written Alternative Proposal with the person making the proposal, if (i) Premier’s board believes, in good faith, the proposal to be bona fide, (ii) the proposal was not the result of a breach of the Merger Agreement’s nonsolicitation provisions, (iii) Premier’s board determines in good faith, after consulting with outside financial and legal counsel, that such proposal constitutes or is reasonably likely to lead to a Superior Proposal and (iv) after consulting with outside legal counsel, Premier’s board determines that failure to so act would be reasonably likely to violate its fiduciary duties under applicable law.

Premier has agreed to promptly call a special meeting to obtain shareholder approval of the Merger Agreement and the Merger, and has undertaken that its board of directors will recommend that its shareholders approve the Merger Agreement and the Merger. Premier has further agreed that its board of directors will not withdraw (or modify or qualify in a manner adverse to NewBridge) or refuse to recommend its approval of the Merger Agreement and the Merger, or approve, adopt, recommend, endorse or otherwise declare advisable the adoption of any Alternative Proposal (any such action, an “Adverse Recommendation Change”) or enter into any agreement that is intended to or reasonably likely to lead to an Alternative Proposal. However, before obtaining the Premier shareholder approval, Premier’s board may, if it determines in good faith (after consultation with outside counsel) that failure to do so would be reasonably likely to violate its fiduciary duties under applicable law, taking into account all adjustments to the terms of the Merger Agreement that may be offered by NewBridge, make an Adverse Recommendation Change in response to an Alternative Proposal; provided Premier has not breached the foregoing nonsolicitation provisions and:

(i)           Premier’s board of directors determines in good faith (after consultation with outside legal and financial advisors) that such Alternative Proposal is a Superior Proposal and such proposal has been made and has not been withdrawn and continues to be a Superior Proposal after taking into account all adjustments to the terms of the Merger Agreement that may be offered by NewBridge;

(ii)          Premier has given NewBridge at least five business days’ prior written notice of its intention to take such action and, specifying the material terms and conditions of any such Superior Proposal, has contemporaneously provided an unredacted copy of the relevant proposed transaction agreements; and

(iii)         before effecting such an Adverse Recommendation Change, Premier has negotiated, and has caused its representatives to negotiate, in good faith with NewBridge during such notice period to the extent NewBridge wishes to negotiate, to enable NewBridge to revise the terms of the Merger Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal.

Premier has agreed that, in the event of any material change to a Superior Proposal, it will comply with the above notice and negotiation obligations with respect to such changed proposal.

Premier has further agreed to notify NewBridge promptly (but in no event later than 24 hours) after it receives any Alternative Proposal, or any material change to any Alternative Proposal, or any request for nonpublic information relating to Premier, or if it enters into discussions or negotiations concerning any Alternative Proposal; and to keep NewBridge fully informed, on a current basis, of any material changes in the status and any material changes in the terms of any such Alternative Proposal.

As used in the Merger Agreement, “Alternative Proposal” means any inquiry or proposal regarding any Merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including by way of a tender offer) or similar transactions involving Premier or any of its subsidiaries that, if completed, would constitute an Alternative Transaction.

As used in the Merger Agreement, “Alternative Transaction” means:

•	a transaction pursuant to which any person (or group of persons) other than NewBridge or its affiliates, directly or indirectly, acquires or would acquire more than 25% of the outstanding shares of Premier common stock or outstanding voting power or of any new series or new class of Premier preferred stock that would be entitled to a class or series vote with respect to the Merger, whether from Premier or pursuant to a tender offer or exchange offer or otherwise;

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•	a merger, share exchange, consolidation or other business combination involving Premier (other than the Merger described in this Proxy Statement/Prospectus);

•	any transaction pursuant to which any person (or group of persons) other than NewBridge or its affiliates acquires or would acquire control of more than 25% of the assets of Premier, taken as a whole, immediately before such transaction; or

•	any other consolidation, business combination, recapitalization or similar transaction involving Premier, other than the transactions contemplated by the Merger Agreement, as a result of which the holders of shares of Premier common stock immediately before the transaction do not, in the aggregate, own at least 75% of the outstanding shares of Premier common stock and the outstanding voting power of the surviving or resulting entity in the transaction immediately after the completion of the transaction in substantially the same proportion as the holders held their shares of Premier common stock immediately before the completion of the transaction.

As used in the Merger Agreement, “Superior Proposal” means:

•	any unsolicited bona fide Alternative Proposal that Premier’s board of directors determines in good faith (after consultation with outside counsel and its financial advisor) and taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that, if consummated, would be more favorable to its shareholders from a financial point of view than the transactions contemplated by the Merger Agreement and, if accepted, would be reasonably likely to be completed on the terms proposed on a timely basis.

Expenses and Fees

In general, each of NewBridge and Premier will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the Merger Agreement. However, the costs and expenses of printing and mailing this Proxy Statement/Prospectus will be borne equally by Premier and NewBridge. Also, under certain circumstances, each of NewBridge and Premier has agreed to reimburse up to $200,000 of the other’s out-of-pocket legal and due diligence expenses and Premier’s consulting expenses, if the Merger is not completed under certain circumstances. See “–Termination of the Merger Agreement.”

Employee Matters

NewBridge has agreed that, following the effective time of the Merger, all of Premier’s employees will automatically become employees of NewBridge Bank. NewBridge has agreed that each continuing employee will receive employee benefits, rates of base salary or hourly wage and annual bonus opportunities that are substantially similar, in the aggregate, to the aggregate rates of base salary or hourly wage and the aggregate employee benefits and annual bonus opportunities provided to similarly situated employees of NewBridge Bank.

Continuing employees will receive prior service credit for service with Premier for purposes of determining vacation and sick leave entitlements, eligibility for participation in NewBridge Bank’s welfare, insurance and other fringe benefit plans, and eligibility for participation and vesting in NewBridge Bank’s 401(k) and pension plans.

NewBridge has agreed, for any Premier employee who does not have an employment, change of control or severance agreement with Premier, and who, within six months after the effective time, (i) is terminated by NewBridge due to a reduction in staff resulting in job elimination, reduction of a position as the result of the Merger or an organizational or business restructuring, or (ii) voluntarily resigns after being notified that, as a condition of employment, such employee’s base salary or hourly wage will be materially decreased, such employee will receive severance payments equal to two weeks of pay for every year of service with Premier, with a minimum of four weeks and a maximum of 12 weeks pay for those employees with one year or more of service with Premier. Employees with less than one year of service with Premier will receive severance payments equal to two weeks pay.

It is a condition to NewBridge’s obligation to consummate the Merger that each of Francis X. Gavigan, Jr. (President and Chief Executive Officer), William E. Swing, Jr. (Chief Financial Officer) and Warren D. Herring, Jr. (Executive Vice President and Chief Credit Officer) enter into release agreements to voluntarily terminate their rights under their respective employment and/or change in control agreements. In connection with such release agreements, and in settlement of Premier’s contractual obligations to them under their agreements, it is anticipated that NewBridge will make payments to Messrs. Gavigan, Swing and Herring in the following aggregate amounts, subject to certain adjustments and final calculations: $523,921; $335,862; and $327,567, respectively, payable immediately following the effective time of the Merger. Following closing of the Merger, it is anticipated that Mr. Herring will become an at-will employee of NewBridge Bank.

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Indemnification and Insurance

The Merger Agreement requires NewBridge to maintain in effect for and in accordance with their terms the current rights of Premier directors, officers and employees to indemnification under Premier’s articles of incorporation and bylaws or disclosed agreements. The Merger Agreement also provides that, upon completion of the Merger, NewBridge will indemnify and hold harmless, and provide advancement of expenses to, all past and present officers, directors and employees of Premier in their capacities as such, or in other capacities at the request of Premier, against all losses, claims, damages, costs, expenses, liabilities, judgments or amounts paid in settlement to the fullest extent permitted by applicable laws.

The Merger Agreement provides that NewBridge will maintain for a period of six years after completion of the Merger Premier’s current directors’ and officers’ liability insurance policy, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring before the effective time of the Merger.

Conditions to Complete the Merger

The respective obligations of NewBridge and Premier to complete the Merger are subject to the fulfillment or waiver of certain conditions, including:

•	the approval of and adoption of the Merger Agreement and the Merger by Premier’s shareholders;

•	the authorization of the listing on The NASDAQ Global Select Market of the shares of NewBridge common stock to be issued in the Merger;

•	the effectiveness of the registration statement of which this Proxy Statement/Prospectus is a part with respect to the NewBridge common stock to be issued in the Merger under the Securities Act and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose;

•	the absence of any order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement;

•	the absence of any statute, rule, regulation, order, injunction or decree that prohibits or makes the consummation of the Merger illegal;

•	the receipt by Premier and NewBridge of a legal opinion with respect to certain federal income-tax consequences of the Merger; and

•	the receipt and continuing effectiveness of all regulatory approvals, and the expiration of all related waiting periods required to complete the Merger.

The obligation of NewBridge to complete the Merger is also subject to the satisfaction or waiver of a number of other conditions, including:

•	the absence of any conditions or restrictions in the regulatory approvals that would reasonably be expected to have a material adverse effect on either Premier or NewBridge;

•	the representations and warranties of Premier set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the effective time of the Merger as though made on and as of the effective time, and NewBridge’s receipt of a certificate by the President and Chief Executive Officer of Premier to such effect;

•	Premier having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or before the effective time, and NewBridge’s receipt of a certificate by the President and Chief Executive Officer of Premier to such effect;

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•	NewBridge’s receipt from each Premier director of an executed support agreement and noncompete agreement, each in the form attached as an exhibit to the Merger Agreement (see “Premier’s Directors and Officers Have Financial Interests in the Merger – Support Agreements” and “–Noncompete Agreements”); and

•	NewBridge’s receipt from each of Francis X. Gavigan, Jr., William E. Swing, Jr. and Warren D. Herring, Jr. of an executed release agreement in a form acceptable to NewBridge (see “Premier’s Directors and Officers Have Financial Interests in the Merger – Executive Officer Agreements”).

The obligation of Premier to complete the Merger is also subject to the satisfaction or waiver of a number of other conditions, including:

•	the representations and warranties of NewBridge set forth in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the effective time of the Merger as though made on and as of the effective time, and Premier’s receipt of a certificate by the President and Chief Executive Officer of NewBridge to such effect; and

•	NewBridge having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or before the effective time, and Premier’s receipt of a certificate by the President and Chief Executive Officer of NewBridge to such effect.

We cannot provide assurance as to when or if all of the conditions to the Merger can or will be satisfied or, if applicable, waived by the appropriate party. As of the date of this Proxy Statement/Prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time before completion of the Merger by mutual consent, if authorized by each of our boards of directors, or by either party in the following circumstances:

•	if any of the required regulatory approvals are denied (and the denial is final and nonappealable);

•	if the Merger has not been completed by June 30, 2015, unless the failure to complete the Merger by that date is due to the terminating party’s failure to perform and observe its covenants and obligations under the Merger Agreement; or

•	if there is a material breach of any representation, warranty, covenant or other agreement in the Merger Agreement by the other party that would cause the failure of the closing conditions described above, unless the breach is capable of being, and is, cured within 45 days’ notice of the breach.

NewBridge may terminate the Merger Agreement if Premier’s board of directors fails to recommend that Premier shareholders approve and adopt the Merger Agreement, withdraws, modifies or qualifies its recommendation in a manner adverse to NewBridge, or takes any public action or makes any public statement inconsistent with its recommendation, or recommends a competing merger proposal to the Premier shareholders.

Premier will be required to pay NewBridge a termination fee in the amount of $500,000, plus up to $200,000 of NewBridge’s out-of-pocket legal and due diligence expenses, if:

•	the Merger Agreement is terminated by NewBridge because of a material breach by Premier of any representation, warranty, covenant or other agreement in the Merger Agreement, and (i) before such termination, an Alternative Transaction is commenced, publicly proposed or publicly disclosed, or an Alternative Proposal was received (as described above under “–Agreement Not to Solicit Other Offers”), and (ii) within 12 months after such termination, Premier enters into a definitive agreement relating to an Alternative Transaction or consummates an Alternative Transaction;

•	the Merger Agreement is terminated by NewBridge because Premier’s board of directors fails to recommend that the Premier shareholders approve and adopt the Merger Agreement, withdraws, modifies or qualifies its recommendation in a manner adverse to NewBridge, or takes any public action or makes any public statement inconsistent with its recommendation, or recommends a competing merger proposal to the Premier shareholders, and (i) before such termination, an Alternative Transaction is commenced, publicly proposed or publicly disclosed, or an Alternative Proposal was received (as described above under “–Agreement Not to Solicit Other Offers”), and (ii) within 12 months after such termination, Premier enters into a definitive agreement relating to an Alternative Transaction or consummates an Alternative Transaction; or

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•	after receiving an Alternative Proposal, Premier’s board of directors fails to convene the special meeting to approve the Merger with NewBridge and/or recommends that Premier shareholders approve and adopt the Merger Agreement and the Merger, and within 12 months of receiving the Alternative Proposal, Premier enters into a definitive agreement relating to an Alternative Transaction or consummates an Alternative Transaction.

NewBridge will be required to pay Premier a termination fee in the amount of $500,000, plus up to $200,000 of Premier’s out-of-pocket legal, due diligence and consulting expenses, if

•	the Merger Agreement is terminated by Premier because of a material breach by NewBridge of any representation, warranty, covenant or other agreement in the Merger Agreement.

Effect of Termination

If the Merger Agreement is terminated, it will become void, and there will be no liability on the part of NewBridge or Premier, except that (i) both NewBridge and Premier will remain liable for any willful breach of the Merger Agreement and (ii) designated provisions of the Merger Agreement, including the payment of termination fees and expenses, the confidential treatment of information and publicity restrictions, will survive the termination.

Amendment, Waiver and Extension of the Merger Agreement

Subject to applicable law, the parties may amend the Merger Agreement by action taken or authorized by their boards of directors. However, after the Premier shareholders have approved the Merger Agreement and the Merger, there may not be, without further approval of the Premier shareholders, any amendment of the Merger Agreement that (i) changes the amount or the forms of the consideration to be delivered to the Premier shareholders, or (ii) changes any of the terms and conditions of the Merger Agreement if such change would adversely affect the Premier shareholders, in each case other than as contemplated by the Merger Agreement. Any amendment to the Merger Agreement must be in writing, signed by each of NewBridge, NewBridge Bank and Premier.

At any time before the completion of the Merger, each of NewBridge, NewBridge Bank and Premier, by action taken or authorized by its respective board of directors, to the extent legally allowed, may:

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties of the other parties; or

•	waive compliance by the other parties with any of the other agreements or conditions contained in the Merger Agreement.

DESCRIPTION OF NEWBRIDGE CAPITAL STOCK

The following is a brief description of the terms of NewBridge’s capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the NCBCA, federal law, NewBridge’s articles of incorporation and bylaws, each as amended. Copies of NewBridge’s articles of incorporation and bylaws have been filed with the SEC and are also available upon request from NewBridge.

Common Stock

General

NewBridge’s articles of incorporation authorize the issuance of 100,000,000 shares of common stock, no par value per share, of which 90,000,000 shares are designated Class A Common Stock (referred to herein as the “NewBridge common stock”) and 10,000,000 shares are designated Class B Common Stock (referred to herein as the “non-voting common stock”). As of December 18, 2014, there were 34,008,795 shares of NewBridge common stock issued and outstanding, held by 3,098 holders of record, and 3,186,748 shares of non-voting common stock issued and outstanding, held by seven holders of record. In addition, as of December 18, 2014, 1,411,273 shares of NewBridge common stock were reserved for issuance pursuant to NewBridge’s stock compensation plans, and 3,186,748 shares of NewBridge common stock were reserved for issuance upon the conversion of the non-voting common stock.

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NewBridge common stock is listed and traded on The NASDAQ Global Select Market under the symbol “NBBC.” NewBridge has no plans to list its non-voting common stock on any national stock exchange. All outstanding shares of NewBridge common stock and non-voting common stock are validly issued, fully paid and non-assessable.

Identical Rights

Except as to voting rights, shares of non-voting common stock have the same preferences, limitations and relative rights as, share ratably with and are identical in all respects to shares of NewBridge common stock as to all matters.

Voting Rights

Whereas shares of NewBridge common stock have unlimited voting rights, with each share being entitled to one vote, shares of non-voting common stock have no voting rights except that the affirmative vote of the holders of a majority of the outstanding shares of non-voting common stock, voting separately as a class, is required to amend (including by Merger or otherwise) NewBridge’s articles of incorporation, to significantly and adversely affect the designation, preferences, limitations or relative rights of all or part of the shares of non-voting common stock, and as otherwise required by law. Shareholders are not entitled to cumulate their votes for the election of directors. In uncontested elections, directors are elected by a majority of the votes cast. In contested elections, directors are elected by a plurality of the votes cast.

Distributions

So long as NewBridge is not in default or has elected to defer payments of interest under its junior subordinated debentures, holders of NewBridge common stock are entitled to receive, to the extent permitted by law, such distributions as may be declared from time to time by NewBridge’s board of directors out of legally available funds. Holders of non-voting common stock are entitled to receive such permitted distributions as may be declared from time to time by NewBridge’s board on NewBridge common stock. If a distribution is declared and paid with respect to NewBridge common stock, then NewBridge’s board will declare and pay an equivalent distribution, on a per share basis, on non-voting common stock. Likewise, if NewBridge’s board declares and pays a distribution on non-voting common stock, it will declare and pay an equivalent distribution, on a per share basis, on NewBridge common stock. Notwithstanding the foregoing, no distribution payable in NewBridge common stock or rights or warrants to subscribe for NewBridge common stock will be declared on non-voting common stock and no dividend payable in non-voting common stock or rights or warrants to subscribe for non-voting common stock will be declared on NewBridge common stock, but instead, in the case of such a dividend, each class will receive such dividend in like stock or rights or warrants to subscribe for like stock.

The ability of NewBridge’s board of directors to declare and pay dividends on NewBridge common stock and non-voting common stock is subject to the terms of applicable North Carolina law and federal banking regulations. NewBridge’s principal source of income is dividends that are declared and paid by NewBridge Bank on its capital stock. Therefore, NewBridge’s ability to pay dividends is dependent upon the receipt of dividends from NewBridge Bank. A North Carolina commercial bank, such as NewBridge Bank, is prohibited from paying dividends if, after making such distribution, it would be “undercapitalized,” under applicable federal regulatory capital standards. Also, NewBridge may not pay dividends on its capital stock if it is in default or has elected to defer payments of interest under NewBridge’s junior subordinated debentures.

The declaration and payment of future dividends to holders of NewBridge common stock and non-voting common stock will also depend upon NewBridge’s earnings and financial condition, the capital requirements of NewBridge Bank, regulatory conditions and other factors as NewBridge’s board of directors may deem relevant.

Dissolution

In the event of NewBridge’s dissolution, after distribution in full of the preferential amounts to be distributed to the holders of shares of NewBridge’s outstanding preferred stock, holders of NewBridge common stock and non-voting common stock will be entitled to receive all of NewBridge’s net assets of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of common stock held by them.

Adjustments

In the event of any stock split, combination or other reclassification of shares of either the NewBridge common stock or the non-voting common stock, the outstanding shares of the other class will be proportionately split, combined or reclassified in a similar manner; provided, however, that in any such transaction, holders of NewBridge common stock will receive only shares of NewBridge common stock, and holders of non-voting common stock will receive only shares of non-voting common stock.

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Conversion

Any holder of shares of non-voting common stock may convert any number of shares of non-voting common stock into an equal number of shares of NewBridge common stock at the option of the holder; provided, however, that each share of non-voting common stock will not be convertible in the hands of or at the election of the initial holder or any affiliate of such initial holder and will only be convertible by a transferee and in connection with or after a transfer to a third party unaffiliated with such initial holder and that complies with the transfer restrictions described in this paragraph. Shares of non-voting common stock may only be transferred through one or more of the following alternatives: (i) to an affiliate of the initial holder, (ii) in a widespread public distribution, (iii) in a transfer to a person that would control more than 50% of any class of NewBridge’s outstanding voting securities without any transfer from the transferor, or (iv) in a transfer in which no one transferee (or group of associated transferees) would receive 2% or more of NewBridge’s voting securities then outstanding. In connection with a transfer pursuant to clauses (ii), (iii) or (iv) above, the transferor of the non-voting common stock is entitled to surrender to us the shares of the non-voting common stock to be so transferred, and, upon such surrender, NewBridge will issue to the transferee, in lieu of the shares of non-voting common stock, an equal number of shares of NewBridge common stock.

Mergers, Etc.

In the event of any merger, reclassification or other transaction in which shares of NewBridge common stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of non-voting common stock will at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each share of NewBridge common stock would be entitled to receive as a result of such transaction, provided that at the election of such holder, any securities issued with respect to the non-voting common stock will be non-voting securities under the resulting corporation’s organizational documents and NewBridge will make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the non-voting common stock then outstanding) and take such actions necessary to ensure that holders of the non-voting common stock will retain securities with substantially the same privileges, limitations and relative rights as the non-voting common stock. Subject to the foregoing, in the event the holders of NewBridge common stock are provided the right to convert or exchange NewBridge common stock for stock or securities, cash and/or any other property, then the holders of the non-voting common stock will be provided the same right based upon the number of shares of NewBridge common stock such holders would be entitled to receive if such shares of non-voting common stock were converted into shares of NewBridge common stock immediately prior to such offering. In the event that NewBridge offers to repurchase shares of NewBridge common stock from NewBridge’s shareholders generally, NewBridge will offer to repurchase non-voting common stock pro rata based upon the number of shares of NewBridge common stock such holders would be entitled to receive if such shares were converted into shares of NewBridge common stock immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of NewBridge common stock, NewBridge will provide the holders of the non-voting common stock the right to participate based upon the number of shares of NewBridge common stock such holders would be entitled to receive if such shares were converted into shares of NewBridge common stock immediately prior to such offering; provided that at the election of such holder, any shares issued with respect to the non-voting common stock will be issued in the form of non-voting common stock rather than NewBridge common stock.

No Preemptive Rights; Redemption Rights; Sinking Fund and Redemption Provisions

NewBridge common stock and non-voting common stock have no preemptive rights, redemption rights, sinking fund or redemption provisions.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for NewBridge common stock.

Restrictions on Ownership

The BHCA requires any “bank holding company,” as defined in the BHCA, to obtain the approval of the Federal Reserve before acquiring 5% or more of NewBridge common stock. The Change in Bank Control Act requires any person, other than a bank holding company, to obtain the approval of the Federal Reserve before acquiring 10% or more of NewBridge common stock. Any holder of 25% or more of NewBridge common stock, a holder of 33% or more of NewBridge’s total equity, or a holder of 5% or more of NewBridge common stock if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a bank holding company under the BHCA.

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Preferred Stock

NewBridge’s articles of incorporation authorize the issuance of 30,000,000 shares of preferred stock, no par value per share. NewBridge’s articles of incorporation, subject to certain limitations, authorize NewBridge’s board of directors, from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the voting powers, designations, preferences, limitations and other rights of the shares. As of the record date, there were no shares of NewBridge preferred stock issued and outstanding.

Certain Restrictions in NewBridge’s Articles of Incorporation Having Potential Anti-Takeover Effect

NewBridge’s articles of incorporation, subject to certain limitations, authorizes NewBridge’s board of directors to issue shares of preferred stock without shareholder approval. If such preferred stock is created by the NewBridge board with certain voting, conversion and/or redemption rights, its issuance could discourage takeover attempts. NewBridge’s bylaws also generally allow a majority of the NewBridge board to adopt, amend or repeal the bylaws, unless such bylaw was adopted, amended or repealed by NewBridge’s shareholders, which could also deter takeovers. Additionally, the ability of the NewBridge board to expand the number of directors up to 30, without shareholder approval, and to fill vacancies resulting from such an increase, may allow the NewBridge board to prevent, for a period of time, a person or entity owning a majority of shares from electing a majority of the NewBridge directors. Moreover, the application of the North Carolina Shareholder Protection Act and the North Carolina Control Share Acquisition Act could also deter takeovers. Also, when evaluating business combinations, NewBridge’s bylaws require that its board consider the social and economic effects on the employees, customers and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located, which could have the effect of impeding certain takeovers.

As more particularly described below under “Comparison of Shareholders’ Rights for Existing Premier Shareholders,” NewBridge’s articles of incorporation and bylaws contain protective provisions that would have the effect of impeding an attempt to change or remove NewBridge’s management or to gain control of NewBridge in a transaction not supported by its board of directors.

COMPARISON OF SHAREHOLDERS’ RIGHTS FOR EXISTING PREMIER SHAREHOLDERS

The current rights of Premier shareholders are governed by North Carolina law, including the NCBCA and Chapter 53C of the North Carolina General Statutes, and Premier’s articles of incorporation and bylaws. Upon consummation of the Merger, holders of Premier common stock who receive NewBridge common stock as merger consideration will become holders of NewBridge common stock. Consequently, after the Merger, the rights of such shareholders will be governed by NewBridge’s articles of incorporation and bylaws together with the NCBCA.

The following is a summary of material differences between the rights of holders of NewBridge common stock and the rights of holders of Premier common stock. The following summary does not purport to be a complete statement of the provisions affecting and differences between the rights of holders of NewBridge common stock and the rights of holders of Premier common stock. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to North Carolina law and the governing corporate documents of NewBridge and Premier, to which the shareholders of Premier are referred.

Authorized Capital

Premier. Premier is authorized to issue 20,000,000 shares of common stock, par value $5.00 per share, and up to 5,000,000 shares of preferred stock, no par value per share.

NewBridge. NewBridge is authorized to issue 100,000,000 shares of common stock, no par value per share, and up to 30,000,000 shares of preferred stock, no par value per share. Of the 100,000,000 shares of common stock, 90,000,000 shares are designated Class A Common Stock (also referred to herein as the “NewBridge common stock”) and 10,000,000 shares are designated Class B Common Stock (also referred to herein as the “non-voting common stock”).

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Annual Meetings of Shareholders

Premier. Premier’s bylaws provide that an annual meeting will be held on or before June 30 of each year, as may be determined by the board of directors.

NewBridge. NewBridge’s bylaws provide that an annual meeting will be held at such time as shall be set by the board of directors on a specific date in the second or third quarter of each year.

Special Meeting of Shareholders

Premier. A special meeting of shareholders can be called at any time by Premier’s president or chief executive officer, the chairman of the board of directors, or a majority of the members of the board of directors.

NewBridge. A special meeting of shareholders can be called at any time by NewBridge’s president or the board of directors.

Shareholder Nomination of Directors

Premier. Nomination of directors may be made by the board of directors (or a committee thereof) or by any shareholder entitled to vote for the election of directors. Nominations, other than those made by the board of directors (or a committee thereof), must be submitted to the Corporate Secretary in writing not less than 50 days nor more than 90 days prior to the meeting at which the nominations will be made; provided, however, that if less than 60 days’ notice of the meeting is given, a nomination may be submitted to the Corporate Secretary within 10 days of the mailing of the notice.

NewBridge. Nomination of directors are recommended by the Nominating and Corporate Governance Committee of the NewBridge board of directors, but may also be made by any shareholder entitled to vote for the election of directors. Nominations, other than those recommended by the Nominating and Corporate Governance Committee, must be submitted to the Corporate Secretary in writing not less than 50 days nor more than 90 days prior to the meeting at which the nominations will be made; provided, however, that if less than 60 days’ notice of the meeting is given, a nomination may be submitted to the Corporate Secretary within 10 days of the mailing of the notice.

Number of Directors

Premier. The number of directors will be not less than five and not more than 25, as from time to time may be fixed or changed within said minimum and maximum by the Premier shareholders or a majority of Premier’s board of directors. The Premier board currently consists of 13 directors.

NewBridge. The number of directors will be not less than nine and not more than 30, with the actual number of directors to be determined by the board of directors. The NewBridge board currently consists of 17 directors.

Director Qualifications

Premier. The Premier bylaws provide that not less than one half of the directors must be residents of North Carolina or any state in which Premier has a branch.

NewBridge. No person aged 65 years or older, other than an incumbent director or a person appointed or to be appointed to the board of directors in connection with a merger transaction, may be elected as a director. No incumbent director or other appointed person aged 70 years or older may be re-elected as a director. Upon attaining 70 years of age, a director must retire from the board at the end of the term for which he or she was elected.

Classification of Directors

Premier. Premier’s bylaws provide that, so long as the total number of directors is nine or more, the directors shall be divided into three classes, with each class elected to staggered three-year terms so that the terms of approximately one-third of the directors expire each year.

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NewBridge. NewBridge’s bylaws provide that the board of directors shall be composed of one single class, with each director elected to serve for a term ending on the date of the annual meeting of shareholders following the annual meeting at which such director was elected or such director’s earlier death, resignation, disqualification or removal.

Removal of Directors

Premier. Premier’s bylaws provide that any director may be removed from office with cause by a vote of shareholders; provided, however, that if a “voting group” elected the director proposed to be removed, only the shareholders of that “voting group” may participate in the vote to remove him or her. A director may not be removed by the shareholders at a meeting unless the notice of such meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

NewBridge. NewBridge’s bylaws provide that any director may be removed from office, with or without cause, by a vote of the holders of a majority of the outstanding shares of NewBridge common stock. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her.

Voting Rights

Amendment of Articles

Under North Carolina law, unless a corporation’s board of directors, articles of incorporation, or bylaws adopted by shareholders require a greater vote, amendments to articles of incorporation must be approved by a majority of all votes entitled to be cast on the matter, and if applicable, a majority of the votes entitled to be cast on the matter within each voting group entitled to vote as a separate voting group on the amendment.

Premier. Subject to certain exceptions, Premier’s articles of incorporation require that 75% of the outstanding shares of Premier’s common stock approve any amendment to Article VII of Premier’s articles of incorporation, which requires that some mergers, consolidations, or other business combinations be approved by 75% of the outstanding shares of Premier’s common stock. See “– Required Vote for Certain Business Combinations”, below.

NewBridge. NewBridge’s articles of incorporation do not require more than a majority of votes cast with respect to amendments to NewBridge’s articles of incorporation.

Amendment of Bylaws

Premier. Premier’s bylaws may be amended or repealed by its shareholders. In addition, Premier’s bylaws may be amended or repealed, and new bylaws may be adopted, by a majority vote of the board of directors. No bylaw adopted, amended, or repealed by the shareholders can be readopted, amended, or repealed by the board of directors unless authorized by the articles of incorporation or adopted by the shareholders.

NewBridge. NewBridge’s bylaws may be amended or repealed by its shareholders. In addition, NewBridge’s bylaws may be amended or repealed, and new bylaws may be adopted, by a majority vote of the board of directors, subject to the following:

(i) The board of directors may not amend NewBridge’s bylaws to the extent otherwise provided in its articles of incorporation, a bylaw adopted by the shareholders or by the NCBCA; and

(ii) A bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors if neither the articles of incorporation nor a bylaw adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally.

In addition, a bylaw that fixes a greater quorum or voting requirement for the board of directors may be amended or repealed:

(x) If originally adopted by the shareholders, only by the shareholders, unless the bylaw originally adopted by the shareholders provides that it may be amended or repealed by the board of directors; or

(y) If originally adopted by the board of directors, either by the shareholders or by the board of directors.

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Also, a bylaw that fixes a greater quorum or voting requirement for the board of directors may not be adopted by the board of directors by a vote less than a majority of the directors then in office and may not itself be amended by a quorum or vote of the directors less than the quorum or vote prescribed in such bylaw or prescribed by the shareholders.

Required Vote for Certain Business Combinations

Premier. Premier’s articles of incorporation require that any merger, consolidation, or other business combination be approved by 75% of the outstanding shares of Premier’s common stock, unless the transaction is approved by 75% of Premier’s board of directors, and, if the transaction is proposed by a shareholder beneficially owning 10% or more of Premier’s common stock, by 75% of Premier’s “Continuing Directors.” “Continuing Directors” are those members of Premier’s board, and their successors, who are not affiliated with the shareholder who is proposing the merger, consolidation, or other business combination, and were directors prior to the proposing shareholder beneficially owning 10% of Premier’s common stock. Because the Merger Agreement was unanimously approved by Premier’s board of directors this 75% vote requirement does not apply. Accordingly, in order for the Merger to be completed, the Merger Agreement must be approved by a majority of the issued and outstanding shares of Premier common stock entitled to vote at the special meeting.

NewBridge. NewBridge’s articles of incorporation do not place any requirements on the vote for approval of a business combination beyond that which is required by North Carolina law.

Shareholders’ Right of Appraisal

Under Article 13 of the NCBCA, certain shareholders have appraisal rights to obtain “fair value” for their shares in connection with certain business combinations and corporate actions. Premier’s shareholders have such appraisal rights in connection with the Merger, as discussed on page 46 of this Proxy Statement/Prospectus. NewBridge’s shareholders are not entitled to appraisal rights in connection with the Merger.

North Carolina Shareholder Protection Act

The North Carolina Shareholder Protection Act generally requires that, unless certain “fair price” and procedural requirements are satisfied, an affirmative vote of 95% of a public corporation’s voting shares is required to approve certain business combination transactions with another entity that is the beneficial owner, directly or indirectly, of more than 20% of the corporation’s voting shares or which is an affiliate of the corporation and previously has been a 20% beneficial holder of such shares. Premier has opted out of the Act. NewBridge has not opted out of the Act, and therefore it continues to apply with respect to NewBridge. The requirements of the Act do not apply with respect to the Merger.

Control Share Acquisition Act

The North Carolina Control Share Acquisition Act generally provides that, except as provided below, “Control Shares” will not have any voting rights. Control Shares are shares acquired by a person under certain circumstances which, when added to other shares owned, would give such person effective control over one-fifth, one-third, or a majority of all voting power in the election of the corporation’s directors. However, voting rights will be restored to Control Shares by resolution approved by the affirmative vote of the holders of a majority of the corporation’s voting stock (other than shares held by the owner of the Control Shares, officers of the corporation, and directors of the corporation). If voting rights are granted to Control Shares which give the holder a majority of all voting power in the election of the corporation’s directors, then the corporation’s other shareholders may require the corporation to redeem their shares at their fair value. Premier has opted out of the Act. NewBridge has not opted out of the Act, and therefore it continues to apply with respect to NewBridge. The requirements of the Act do not apply with respect to the Merger.

Anti-Takeover Effect of Certain Provisions

NewBridge. NewBridge’s articles of incorporation, subject to certain limitations, authorize NewBridge’s board of directors to issue shares of preferred stock without shareholder approval. If such preferred stock is created by the NewBridge board with certain voting, conversion and/or redemption rights, its issuance could discourage takeover attempts. NewBridge’s bylaws also generally allow a majority of the NewBridge board to adopt, amend or repeal the bylaws, unless such bylaw was adopted, amended or repealed by NewBridge’s shareholders, which could also deter takeovers. Additionally, the ability of the NewBridge board to expand the number of directors up to 30, without shareholder approval, and to fill vacancies resulting from such an increase, may allow the NewBridge board to prevent, for a period of time, a person or entity owning a majority of shares from electing a majority of the NewBridge directors. Moreover, the application of the North Carolina Shareholder Protection Act and the North Carolina Control Share Acquisition Act could also deter takeovers. Also, when evaluating business combinations, NewBridge’s bylaws require that its board consider the social and economic effects on the employees, customers and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located, which could have the effect of impeding certain takeovers.

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Premier. Premier’s articles of incorporation and bylaws also similarly authorize Premier’s board of directors to issue shares of preferred stock, and adopt, amend or repeal the bylaws, in each case without shareholder approval, permit the Premier board to increase the size of its board from time to time and to fill any resulting vacancies, and permit the Premier board to consider social, economic and other effects when evaluating business combinations, which have the same potential anti-takeover effects as the comparable provisions referenced above for NewBridge. Additionally, the classification of the Premier board may have the effect of delaying any person or entity owning a majority of shares from electing its designees to a majority of seats on the Premier board. Moreover, the 75% supermajority voting requirement to approve certain business combinations also may serve as an anti-takeover device in situations where Premier’s board does not favor a change of control.

Indemnification

Premier. Premier’s bylaws provide that Premier will indemnify and hold harmless its directors and “Indemnified Officers” against all liabilities and expenses in any proceeding arising out of such status or activities undertaken at Premier’s request; provided, however, Premier shall not be obligated to indemnify any such person for activities such person takes that were, at the time taken, known or believed by such person to be clearly in conflict with the best interests of the bank. Premier’s articles of incorporation provide that, to the fullest extent provided by North Carolina law, no director shall be personally liable to Premier or any of its shareholders for monetary damages for breach of any duty as a director.

NewBridge. NewBridge’s bylaws provide for indemnification of its directors and officers to the fullest extent permitted by applicable law against liability and litigation expense arising out of such status or activities in such capacity; provided, however, that such indemnification shall not be available with respect to (i) that portion of any liabilities or litigation expenses with respect to which the claimant is entitled to receive payment under any insurance policy or (ii) any liabilities or litigation expenses incurred on account of any of the claimant’s activities which were at the time taken known or believed by the claimant to be clearly in conflict with the best interests of the Company. NewBridge’s articles of incorporation provide that, to the fullest extent provided by the NCBCA, no director or former director shall be personally liable to NewBridge or any of its shareholders or otherwise for monetary damages for breach of any duty as a director.

INFORMATION ABOUT NEWBRIDGE

General

NewBridge, a North Carolina corporation, is the holding company for NewBridge Bank, a North Carolina-chartered commercial member bank, and is a bank holding company registered with the Federal Reserve under the BHCA. NewBridge Bank operates under the rules and regulations of and is subject to examination by Federal Reserve and the Commissioner. As an insured depository institution, NewBridge Bank’s deposits are insured by the FDIC up to applicable federal deposit insurance limits.

Through its branch network, NewBridge Bank provides a wide range of banking products to small- to medium-sized businesses and retail clients in its market areas, including interest bearing and noninterest bearing demand deposit accounts, certificates of deposit, individual retirement accounts, overdraft protection, personal and corporate trust services, safe deposit boxes, online banking, corporate cash management, brokerage, financial planning and asset management, and secured and unsecured loans. NewBridge Bank’s primary market area is the Piedmont Triad Region of North Carolina. As of December 23, 2014, NewBridge Bank operated 40 branch offices in the following areas of North Carolina: the Piedmont Triad Region; the Coastal Region; Raleigh; and Charlotte.  NewBridge Bank also has loan production offices in Asheboro, Greensboro, Morganton, Raleigh, Southport and Winston-Salem, North Carolina, and in Charleston and Greenville, South Carolina.

At September 30, 2014, NewBridge had 479 employees, including 445 full time employees, total assets of approximately $2.4 billion, total loans of approximately $1.7 billion, total deposits of approximately $1.8 billion and total shareholders’ equity of approximately $228 million.

The directors and executive officers of NewBridge immediately before the completion of the Merger will continue to be the directors and executive officers of NewBridge, after the Merger.

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NewBridge’s principal executive offices are located at 1501 Highwoods Boulevard, Suite 400, Greensboro, NC 27410, and its telephone number is (336) 369-0900. NewBridge common stock is listed on The NASDAQ Global Select Market under the symbol “NBBC.”

Additional information about NewBridge is included in documents incorporated by reference in this Proxy Statement/Prospectus. See “Where You Can Find More Information” on page 90 for a description of where you can find this information.

INFORMATION ABOUT PREMIER

General

Premier was incorporated under the laws of the State of North Carolina on May 5, 2008, and commenced operations on May 12, 2008. Premier is not a member of the Federal Reserve System. As a state-chartered, nonmember bank, Premier operates under the rules and regulations of and is subject to examination by the FDIC and the Commissioner. As an insured depository institution, Premier’s deposits are insured by the FDIC up to applicable federal deposit insurance limits.

Premier provides a wide range of banking services including checking and savings accounts, commercial, installment, mortgage and personal loans, and other associated services. Premier serves the Piedmont Triad Region of North Carolina, and surrounding areas through its banking office in Greensboro, North Carolina, a loan and mortgage production office in High Point, North Carolina, and five additional mortgage origination offices located in Burlington, Charlotte, Greensboro, Kernersville, and Raleigh, North Carolina.

At September 30, 2014, Premier had 47 employees, all of whom were full time employees, total assets of approximately $171.6 million, total loans of approximately $103.1 million, total deposits of approximately $132.9 million and total shareholders’ equity of approximately $17.5 million.

Premier’s principal executive offices are located at 701 Green Valley Road, Suite 102, Greensboro, NC 27408, and its telephone number is (336) 398-2321. Premier common stock is not listed or quoted on any national securities exchange or inter-dealer quotations system, nor is there currently an established public market for Premier common stock.

Competition

Premier competes for deposits in its banking market with other commercial banks, savings banks and other thrift institutions, credit unions, agencies issuing United States government securities and all other organizations and institutions engaged in money market transactions. In its lending activities, Premier competes with all other financial institutions as well as consumer finance companies, mortgage companies and other lenders. Commercial banking in the Piedmont Triad Region and in North Carolina as a whole is extremely competitive, and Premier experiences competition in its market from many commercial banks, credit unions, savings and loan associations, mortgage banking firms, consumer finance companies and with all other organizations and institutions engaged in money market transactions.

Interest rates, both on loans and deposits, and prices of fee-based services are significant competitive factors among financial institutions generally. Other important competitive factors include office location, office hours, the quality of customer service, community reputation, continuity of personnel and services, and, in the case of larger commercial customers, relative lending limits and the ability to offer sophisticated cash management and other commercial banking services. Many of Premier’s competitors have greater resources, broader geographic markets and higher lending limits than Premier, and they can offer more products and services and can better afford and make more effective use of media advertising, support services and electronic technology than can Premier.

In recent years, federal and state legislation has heightened the competitive environment in which all financial institutions conduct their business, and the potential for competition among financial institutions of all types has increased significantly. Additionally, with the elimination of restrictions on interstate banking (including those most recently implemented by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)), a North Carolina commercial bank may be required to compete not only with other North Carolina-based financial institutions, but also with out-of-state financial institutions which may acquire North Carolina institutions, establish or acquire branch offices in North Carolina, or otherwise offer financial services across state lines, thereby adding to the competitive atmosphere of the industry in general. In terms of assets, Premier is one of the smaller commercial banks in North Carolina.

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To counter its competitive disadvantages, Premier attempts to differentiate itself from its larger competitors with its focus on relationship banking, personalized service, direct customer contact, and its ability to make credit and other business decisions locally. Premier also depends on its reputation as a community bank in its banking markets and its involvement in the community it serves.

Subsidiaries

Premier has no subsidiaries.

Employees

None of Premier’s employees are covered by a collective bargaining agreement. Premier’s believes its relations with its employees to be good.

Properties

The following table sets forth the locations of Premier’s offices as of December 23, 2014, as well as certain information relating to these offices:

Office Location	Year Opened	Approximate Square Footage	Owned or Leased

Main Office 701 Green Valley Road, Suite 102 Greensboro, NC 27408	2008	7,056	Leased

1380 Eastchester Drive, Suite 102 Greensboro, NC 27265	2009	1,525	Leased

110 Hepler Street, Unit D Kernersville, NC 27284	2012	600	Leased

2280 S. Church Street, Suite 203 Burlington, NC 27215	2013	1,850	Leased

6060 Piedmont Row, Suite 500 Charlotte, NC 28209	2013	6,370	Leased

3737 Glenwood Avenue, Suite 100 Raleigh, NC 27612	2014	720	Leased

1110 Dover Road Greensboro, NC 27408	2013	2,760	Leased

Legal Proceedings

From time to time as part of Premier’s business, the bank is subject to routine litigation. In the opinion of Premier’s management, the bank is not a party to any material pending legal proceedings that management believes would have a material adverse effect on the financial condition, operations, or cash flows of Premier.

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PREMIER’S MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following presents Premier management’s discussion and analysis of the financial condition and results of operations of Premier and should be read in conjunction with the financial statements and related notes contained elsewhere herein. This discussion contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and other business of Premier that are subject to various factors which could cause actual results to differ materially from those estimates. Factors which could influence these estimates include changes in national, regional and local market conditions, legislative and regulatory conditions, and interest rate environment. The following discussion is intended to assist in understanding the financial condition and results of operations of Premier.

Overview

Premier commenced operations on May 12, 2008. Premier serves the Piedmont Triad Region of North Carolina, and surrounding areas through its banking office in Greensboro, North Carolina, a loan and mortgage production office in High Point, North Carolina, and five additional mortgage origination offices located in Burlington, Charlotte, Greensboro, Kernersville, and Raleigh, North Carolina.

Premier offers a wide range of banking services including checking and savings accounts; commercial, installment, mortgage and personal loans; and other associated services. Premier’s primary source of revenue is interest income from its commercial and real estate lending activities and, to a lesser extent, from its investment portfolio. Premier also earns fees from lending and deposit activities. The major expenses of Premier are interest on deposit accounts and general and administrative expenses, such as salaries, occupancy and related expenses.

Operations for the Nine Months ended September 30, 2014 and 2013

Premier realized net income of $149 thousand for the nine months ended September 30, 2014, compared to $645 thousand for the nine months ended September 30, 2013. The decline in net income is due to a reduction in mortgage origination income, and an increase in personnel and occupancy expenses and income tax expense.

Mortgage origination income decreased $212 thousand to $2.0 million for the nine months ended September 30, 2014 compared to $2.2 million the nine months ended September 30, 2013 due to a decline in the volume of mortgage loans originated and sold. Noninterest expense increased $347 thousand to $5.2 million for the nine months ended September 30, 2014 compared to $4.9 million for the nine months ended September 30, 2013, largely due to higher personnel and occupancy expenses as Premier continued to build an infrastructure to support growth. Income tax expense increased $166 thousand for the nine months ended September 30, 2014 compared to the prior year period, due to adjustments to Premier’s income tax valuation allowance in 2013.

Net interest income, the principal source of income for Premier, is the amount of income generated by earning assets (primarily loans and investment securities) less the interest expense incurred on interest-bearing liabilities. Net interest income increased $93 thousand to $3.3 million for the nine months ended September 30, 2014, from $3.2 million for the nine months ended September 30, 2013, as decreases in interest expense exceeded increases in interest income over the comparable periods.

Average earning assets increased $10.0 million to $157.3 million for the nine months ended September 30, 2014 compared to $147.3 million for the nine months ended September 30, 2013, due to an $11.3 million increase in average securities available for sale. Interest income decreased $41 thousand for the comparable periods due to lower yields and a change in the mix of earning assets. Interest expense decreased $134 thousand to $1.0 million for the nine months ended September 30, 2014 compared to $1.1 million for nine months ended September 30, 2013 due to lower cost of funds which more than offset a $7 million increase in interest-bearing liabilites.

The annualized net interest margin decreased ten basis points to 2.78% for the nine months ended September 30, 2014, from 2.88% for the nine months ended September 30, 2013. Over these same periods, the annualized average yield on interest-earning assets declined by 28 basis points to 3.58% from 3.86%, and the annualized average rate paid on interest-bearing liabilities declined by 20 basis points to 0.96% from 1.16%.

The provision for loan losses is charged to income in an amount necessary to maintain an allowance for loan losses adequate to provide for expected losses in Premier’s loan portfolio. Generally, loan losses and recoveries are charged or credited directly to the allowance for loan losses. The level of the allowance for loan losses is determined by management’s assessment of a variety of factors, including the collectability of past due loans, volume of new loans, composition of the loan portfolio, and general economic outlook. The provision for loan loss expense decreased $67 thousand to $3 thousand for the first nine months of 2014 from $70 thousand for the first nine months of 2013.

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There were charge-offs of $92 thousand during the nine months ended September 30, 2014, compared to no charge-offs in the comparable period of 2013. No recoveries were recognized during the nine months ended September 30, 2014, compared to recoveries of $40 thousand in the comparable period of 2013.

Operations for the Three Months ended September 30, 2014 and 2013

Premier realized net income of $132 thousand for the three months ended September 30, 2014, compared to $226 thousand for the three months ended September 30, 2013, as increased mortgage origination income was more than offset by higher noninterest expense and income tax expense.

Mortgage origination income increased $374 thousand to $1.0 million for the three months ended September 30, 2014 compared to $0.7 million for the three months ended September 30, 2013. Noninterest expense increased $289 thousand to $1.9 million for the three months ended September 30, 2014 compared to $1.6 million for the three months ended September 30, 2013. Income tax expense increased $146 thousand for the three months ended September 30, 2014 compared to the prior year period due to adjustments to Premier’s income tax valuation allowance in 2013.

Net interest income decreased $48 thousand for the three months ended September 30, 2014, compared to the prior year period as rates earned on average assets and rates paid on average liabilities both declined. The annualized net interest margin decreased 25 basis points, to 2.72%, for the three months ended September 30, 2014 from 2.97% for the three months ended September 30, 2013.

No provision for loan losses was recognized for the three months ended September 30, 2014 compared to provision expense of $30 thousand for the three months ended September 30, 2013.

Financial Condition

Premier’s total assets were $171.6 million at September 30, 2014 as compared to $180.1 million at December 31, 2013. Premier’s net loans increased $3.5 million to $95.7 million at September 30, 2014 from $92.2 million at December 31, 2013. Total deposits decreased $10.8 million, or 7.5%, to $132.9 million at September 30, 2014 from $143.7 million at December 31, 2013.

Loans

Gross loans increased to $97.1 million at September 30, 2014 from $93.6 million at December 31, 2013. Premier’s portfolio primarily consists of loans secured by real estate, which represented 85.5% of the loan portfolio at September 30, 2014 compared to 85.8% at December 31, 2013. Commercial and industrial loans represented 13.3% of the portfolio for September 30, 2014 and 12.4% for December 31, 2013. Consumer loans represented 1.3% and 1.8% of the portfolio at September 30, 2014 and December 31, 2013, respectively.

Premier’s allowance for loan losses as a percentage of gross loans decreased to 1.36% at September 30, 2014 from 1.47% at September 30, 2013. Premier’s management and its board of directors believe that the allowance is adequate relative to the current levels of risk in the portfolio.

At September 30, 2014, Premier had one loan on nonaccrual status in the amount of $147 thousand, which loan was considered to be a troubled debt restructured loan. At December 31, 2013 nonaccrual loans totaled $707,000.

Deposits

Money market and savings accounts were $65.8 million, or 49.5%, of total deposits at September 30, 2014, compared with balances at December 31, 2013 of $68.9 million, or 48.0% of total deposits. Certificates of deposit (“CDs”) totaled $44.5 million, or 33.5%, of total deposits at September 30, 2014, compared with $39.6 million, or 27.6%, of total deposits, at December 31, 2013. Included in CDs at September 30, 2014 are $12.9 million of deposits purchased from correspondent banks less unamortized discounts of $49 thousand. CDs purchased at December 31, 2013 were $14.0 million less unamortized discounts of $65 thousand.

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Shareholders’ Equity

Shareholders’ equity increased to $17.5 million at September 30, 2014 from $16.9 million at December 31, 2013. The increase is due to net income of $149 thousand, stock option expense and decreases in unrealized losses on securities available for sale included in accumulated other comprehensive income.

Regulatory guidelines relating to capital adequacy provide minimum risk-based ratios which assess capital adequacy while encompassing all credit risks, including those related to off-balance sheet activities. Capital ratios under these guidelines are computed by weighing the relative risk of each asset category to derive risk-adjusted assets. The risk-based capital guidelines require minimum ratios of core (Tier 1) capital (common stockholders’ equity) to risk-weighted assets of 4.0% and total regulatory capital (core capital plus allowance for loan losses up to 1.25% of risk-weighted assets) to risk-weighted assets of 8.0%. As of September 30, 2014, Premier had a Tier 1 capital to risk-weighted assets ratio of 14.6% and a total capital to risk-weighted assets ratio of 15.8%. Premier also had a Tier 1 capital to average assets ratio (leverage ratio) of 9.4%. These capital ratio levels indicate that Premier is well capitalized.

Income Taxes

Because of the improvement in Premier’s earnings prospects as of December 31, 2013, Premier’s management determined that there was sufficient positive evidence to indicate Premier would likely realize the full value of its deferred tax assets over time and therefore reversed the previously established valuation allowance of $1,969,887.

Asset/Liability Management and Interest Rate Risk

In its asset/liability management or interest rate risk management process, Premier attempts to match, insofar as is practical, the maturity and/or repricing of its interest-earning assets and interest-bearing liabilities. Due to the predominately floating rate characteristics of other interest-bearing liabilities such as money market accounts, Premier attempts to extend maturities of purchased funds and grant loans with floating rate characteristics and/or short maturities in order to maintain its interest spread and net interest margin. Factors beyond Premier’s control, such as market interest rates and competition, may also have an impact on Premier’s interest income and interest expense.

SUPERVISION AND REGULATION

Bank holding companies and state commercial banks are extensively regulated under both federal and state law. The following is a brief summary of certain statutes and rules and regulations that affect or will affect NewBridge and NewBridge Bank as well as Premier. This summary contains what management believes to be the material information related to the supervision and regulation of NewBridge, NewBridge Bank and Premier, but is not intended to be an exhaustive description of the statutes or regulations applicable to their respective businesses. Supervision, regulation and examination of NewBridge, NewBridge Bank and Premier by the regulatory agencies are intended primarily for the protection of depositors rather than shareholders of NewBridge and/or Premier. NewBridge cannot predict whether or in what form any proposed statute or regulation will be adopted or the extent to which the business of NewBridge, NewBridge Bank and Premier may be affected by a statute or regulation. The discussion is qualified in its entirety by reference to applicable laws and regulations. Changes in such laws and regulations may have a material effect on our business and prospects.

Federal Bank Holding Company Regulation and Structure

As a bank holding company, NewBridge is subject to regulation under the BHCA and to the supervision, examination and reporting requirements of the Federal Reserve. Both NewBridge Bank and Premier have a North Carolina-charter and are subject to regulation, supervision and examination by the Commissioner. As a member of the Federal Reserve System, NewBridge Bank is also subject to regulation, supervision and examination by the Federal Reserve; whereas Premier, a nonmember bank, is subject to regulation, supervision and examination by the FDIC. As a result of NewBridge’s ownership of NewBridge Bank, NewBridge is also registered under the bank holding company laws of North Carolina, and is also subject to supervision and regulation by the Commissioner.

The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before:

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•	it may acquire direct or indirect ownership or control of any voting shares of any other bank holding company if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% of the voting shares of the other bank holding company;

•	it may acquire direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% of the voting shares of the bank;

•	it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or

•	it may merge or consolidate with any other bank holding company.

The BHCA further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or that would substantially lessen competition in the banking business, unless the public interest in meeting the needs of the communities to be served outweighs the anti-competitive effects. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks involved and the convenience and needs of the communities to be served. Consideration of financial resources generally focuses on capital adequacy, and consideration of convenience and needs issues focuses, in part, on the performance under the CRA, both of which are discussed elsewhere in more detail.

Subject to various exceptions, the BHCA and the Change in Bank Control Act, together with related regulations, require Federal Reserve approval prior to any person or company acquiring “control” of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of a bank holding company. Control is also presumed to exist, although rebuttable, if a person or company acquires 10% or more, but less than 25%, of any class of voting securities and either:

•	the bank holding company has registered securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

•	no other person will own a greater percentage of that class of voting securities immediately after the transaction.

NewBridge common stock is registered under Section 12 of the Exchange Act. The regulations provide a procedure for challenging rebuttable presumptions of control.

The BHCA generally prohibits a bank holding company from engaging in activities other than banking; managing or controlling banks or other permissible subsidiaries; and acquiring or retaining direct or indirect control of any company engaged in any activities other than activities closely related to banking or managing or controlling banks. In determining whether a particular activity is permissible, the Federal Reserve considers whether performing the activity can be expected to produce benefits to the public that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. The Federal Reserve has the power to order a bank holding company or its subsidiaries to terminate any activity or control of any subsidiary when the continuation of the activity or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company.

Under the BHCA, a bank holding company may file an election with the Federal Reserve to be treated as a financial holding company and engage in an expanded list of financial activities. The election must be accompanied by a certification that all of the company’s insured depository institution subsidiaries are “well capitalized” and “well managed.” Additionally, the CRA rating of each subsidiary bank must be satisfactory or better. If, after becoming a financial holding company and undertaking activities not permissible for a bank holding company, the company fails to continue to meet any of the prerequisites for financial holding company status, the company must enter into an agreement with the Federal Reserve to comply with all applicable capital and management requirements. If the company does not return to compliance within 180 days, the Federal Reserve may order the company to divest its subsidiary banks or the company may discontinue or divest investments in companies engaged in activities permissible only for a bank holding company that has elected to be treated as a financial holding company. NewBridge has not elected to be treated as a financial holding company.

NewBridge is required to act as a source of financial strength for NewBridge Bank and to commit resources to support NewBridge Bank. This support may be required at times when NewBridge might not be inclined to provide it. In addition, any capital loans made by NewBridge to NewBridge Bank will be repaid only after its deposits and various other obligations are repaid in full.

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Bank Merger Act

Section 18(c) of the FDIA, popularly known as the “Bank Merger Act,” requires the prior written approval of the Federal Reserve before any bank may (i) merge or consolidate with, (ii) purchase or otherwise acquire the assets of, or (iii) assume the deposit liabilities of, another bank if the resulting institution is to be a state nonmember bank.

The Bank Merger Act prohibits the Federal Reserve from approving any proposed merger transaction that would result in a monopoly, or would further a combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States. Similarly, the Bank Merger Act prohibits the Federal Reserve from approving a proposed merger transaction the effect of which, in any section of the country, may be substantially to lessen competition, or to tend to create a monopoly, or which in any other manner would be in restraint of trade. An exception may be made in the case of a merger transaction the effect of which would be to substantially lessen competition, tend to create a monopoly, or otherwise restrain trade, if the Federal Reserve finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served.

In every proposed merger transaction, the Federal Reserve must also consider the financial and managerial resources and future prospects of the existing and proposed institutions, the convenience and needs of the community to be served, and the effectiveness of each insured depository institution involved in the proposed merger transaction in combating money-laundering activities, including in overseas branches.

State Law

Both NewBridge Bank and Premier are subject to extensive supervision and regulation by the Commissioner. The Commissioner oversees state laws that set specific requirements for bank capital and that regulate deposits in, and loans and investments by, banks, including the amounts, types, and in some cases, rates. The Commissioner supervises and performs periodic examinations of North Carolina-chartered banks to assure compliance with state banking statutes and regulations, and banks are required to make regular reports to the Commissioner describing in detail their resources, assets, liabilities, and financial condition. Among other things, the Commissioner regulates mergers and consolidations of state-chartered banks, capital requirements for banks, loans to officers and directors, record keeping, types and amounts of loans and investments, and the establishment of branches.

The Commissioner has extensive enforcement authority over North Carolina banks. Such authority includes the ability to issue cease and desist orders and to seek civil money penalties. The Commissioner may also take possession of a North Carolina bank in various circumstances, including for a violation of its charter or of applicable laws, operating in an unsafe and unsound manner, or as a result of an impairment of its capital, and may appoint a receiver.

NewBridge Bank and Premier are also subject to numerous state and federal statutes and regulations that affect their respective businesses, activities and operations and are supervised and examined by state and federal bank regulatory agencies. The Federal Reserve, the FDIC and the Commissioner regularly examine the operations of each bank and are given the authority to approve or disapprove mergers, consolidations, the establishment of branches and similar corporate actions.

Payment of Dividends and Other Restrictions

NewBridge is a legal entity separate and distinct from NewBridge Bank. While there are various legal and regulatory limitations under federal and state law on the extent to which banks can pay dividends or otherwise supply funds to holding companies, the principal source of cash for NewBridge is dividends from NewBridge Bank. The relevant federal and state regulatory agencies also have authority to prohibit a state bank or bank holding company, which would include NewBridge, NewBridge Bank and Premier, from engaging in what, in the opinion of such regulatory body, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends could, depending upon the financial condition of a bank, be deemed to constitute an unsafe or unsound practice in conducting its business.

Insured depository institutions, such as NewBridge Bank and Premier, are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized” (as such term is defined in the applicable law and regulations).

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The Federal Reserve has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve’s view that a bank holding company should pay cash dividends only to the extent that the holding company’s net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the holding company’s capital needs, asset quality and overall financial condition. The Federal Reserve also indicated that it would be inappropriate for a holding company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve, the Federal Reserve may prohibit a bank holding company from paying any dividends if one or more of the holding company’s bank subsidiaries are classified as undercapitalized.

A bank holding company is required to give the Federal Reserve prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of its consolidated net worth. The Federal Reserve may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve order or any condition imposed by, or written agreement with, the Federal Reserve.

Capital Adequacy

NewBridge and NewBridge Bank must comply with the Federal Reserve’s established capital adequacy standards, and Premier is required to comply with the capital adequacy standards established by the FDIC. The Federal Reserve has promulgated two basic measures of capital adequacy for bank holding companies: a risk-based measure and a leverage measure. A bank holding company must satisfy all applicable capital standards to be considered in compliance.

The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, account for off-balance-sheet exposure and minimize disincentives for holding liquid assets.

Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items. The minimum guideline for the ratio of total capital to risk-weighted assets is 8%. At least half of total capital must be comprised of Tier 1 Capital, which is common stock, undivided profits, minority interests in the equity accounts of consolidated subsidiaries and noncumulative perpetual preferred stock, less goodwill and certain other intangible assets. The remainder may consist of Tier 2 Capital, which is subordinated debt, other preferred stock and a limited amount of loan loss reserves.

At September 30, 2014, NewBridge Bank’s total risk-based capital ratio and its Tier 1 risk-based capital ratio were 12.31% and 11.12% respectively. Neither NewBridge nor NewBridge Bank has been advised by any federal banking agency of any additional specific minimum capital ratio requirement applicable to it.

At September 30, 2014, Premier’s total risk-based capital and its Tier 1 risk-based capital ratio were 15.78% and 14.58%, respectively.

In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3% for bank holding companies that meet specified criteria. All other bank holding companies generally are required to maintain a minimum leverage ratio of 4%. NewBridge’s ratio at September 30, 2014, was 8.59%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a “tangible Tier 1 Capital leverage ratio” and other indications of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not advised NewBridge of any additional specific minimum leverage ratio or tangible Tier 1 Capital leverage ratio applicable to it.

Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on taking brokered deposits and certain other restrictions on its business. As described below, the FDIC can impose substantial additional restrictions upon FDIC-insured depository institutions that fail to meet applicable capital requirements.

The FDI Act requires the federal regulatory agencies to take “prompt corrective action” if a depository institution does not meet minimum capital requirements. The FDI Act establishes five capital tiers: “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized.” A depository institution’s capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.

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The federal bank regulatory agencies have adopted regulations establishing relevant capital measures and relevant capital levels applicable to FDIC-insured banks. The relevant capital measures are the Total Risk-Based Capital ratio, Tier 1 Risk-Based Capital ratio and the leverage ratio. Under the regulations, a FDIC-insured bank will be:

•	“well capitalized” if it has a Total Risk-Based Capital ratio of 10% or greater, a Tier 1 Risk-Based Capital ratio of 6% or greater and a leverage ratio of 5% or greater and is not subject to any order or written directive by the appropriate regulatory authority to meet and maintain a specific capital level for any capital measure;

•	“adequately capitalized” if it has a Total Risk-Based Capital ratio of 8% or greater, a Tier 1 Risk-Based Capital ratio of 4% or greater and a leverage ratio of 4% or greater (3% in certain circumstances) and is not “well capitalized;”

•	“undercapitalized” if it has a Total Risk-Based Capital ratio of less than 8%, a Tier 1 Risk-Based Capital ratio of less than 4% or a leverage ratio of less than 4% (3% in certain circumstances);

•	“significantly undercapitalized” if it has a Total Risk-Based Capital ratio of less than 6%, a Tier 1 Risk-Based Capital ratio of less than 3% or a leverage ratio of less than 3%; and

•	“critically undercapitalized” if its tangible equity is equal to or less than 2% of average quarterly tangible assets.

An institution may be downgraded to, or deemed to be in, a capital category that is lower than is indicated by its capital ratios if it is determined to be in an unsafe or unsound condition or if it receives an unsatisfactory examination rating with respect to certain matters. As of September 30, 2014, both NewBridge Bank and Premier had capital levels that qualify as “well capitalized” under such regulations.

The FDI Act generally prohibits an FDIC-insured bank from making a capital distribution (including payment of a dividend) or paying any management fee to its holding company if the bank would thereafter be “undercapitalized.” “Undercapitalized” banks are subject to growth limitations and are required to submit a capital restoration plan. The federal regulators may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the bank’s capital. In addition, for a capital restoration plan to be acceptable, the bank’s parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of: (i) an amount equal to 5% of the bank’s total assets at the time it became “undercapitalized;” and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.”

“Significantly undercapitalized” insured banks may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become “adequately capitalized,” requirements to reduce total assets and the cessation of receipt of deposits from correspondent banks. “Critically undercapitalized” institutions are subject to the appointment of a receiver or conservator. A bank that is not “well capitalized” is also subject to certain limitations relating to brokered deposits.

The regulatory capital framework under which NewBridge, NewBridge Bank and Premier operate will change in significant respects as a result of the Dodd-Frank Act, which was enacted in July 2010, and other regulations, including the separate regulatory capital requirements put forth by the Basel Committee on Banking Supervision, commonly known “Basel III.” Until January 1, 2015, NewBridge, NewBridge Bank and Premier are governed by a set of capital rules that the Federal Reserve and the FDIC, respectively have had in place since 1988, with some subsequent amendments and revisions.

On July 2, 2013, the Federal Reserve approved a final rule that establishes an integrated regulatory capital framework that addresses shortcomings in certain capital requirements. The rule, which becomes effective on January 1, 2015, implements in the United States the Basel III regulatory capital reforms from the Basel Committee on Banking Supervision and certain changes required by the Dodd-Frank Act.

The major provisions of the new rule applicable to NewBridge are:

•	The new rule implements higher minimum capital requirements, includes a new common equity tier1 capital requirement, and establishes criteria that instruments must meet in order to be considered common equity tier 1 capital, additional tier 1 capital, or tier 2 capital. These enhancements will both improve the quality and increase the quantity of capital required to be held by banking organizations, better equipping the U.S. banking system to deal with adverse economic conditions. The new minimum capital to risk-weighted assets (RWA) requirements are a common equity tier 1 capital ratio of 4.5 percent and a tier 1 capital ratio of 6.0 percent, which is an increase from 4.0 percent, and a total capital ratio that remains at 8.0 percent. The minimum leverage ratio (tier 1 capital to total assets) is 4.0 percent. The new rule maintains the general structure of the current PCA framework while incorporating these increased minimum requirements.

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•	The new rule improves the quality of capital by implementing changes to the definition of capital. Among the most important changes are stricter eligibility criteria for regulatory capital instruments that would disallow the inclusion of instruments such as trust preferred securities in tier 1 capital going forward, and new constraints on the inclusion of minority interests, mortgage-servicing assets (MSAs), deferred tax assets (DTAs), and certain investments in the capital of unconsolidated financial institutions. In addition, the new rule requires that most regulatory capital deductions be made from common equity tier 1 capital.

•	Under the new rule, in order to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers, a banking organization must hold a capital conservation buffer composed of common equity tier 1 capital above its minimum risk-based capital requirements. This buffer will help to ensure that banking organizations conserve capital when it is most needed, allowing them to better weather periods of economic stress. The buffer is measured relative to RWA. Phase-in of the capital conservation buffer requirements will begin on January 1, 2016. Initially, the minimum capital conservation buffer will be 0.625%, rising to 2.5% on January 1, 2019. A banking organization that fails to satisfy the minimum capital conservation buffer requirements will be subject to increasingly stringent limits on capital distributions or discretionary bonus payments. When the new rule is fully phased in, the minimum capital requirements plus the capital conservation buffer will exceed the PCA well-capitalized thresholds.

•	The new rule also increases the risk weights for past-due loans, certain commercial real estate loans, and some equity exposures, and makes selected other changes in risk weights and credit conversion factors.

On September 10, 2013, the FDIC issued an “interim final rule” applicable to Premier that is identical in substance to the final rules issued by the Federal Reserve described above. Premier is required to comply with these new rules on January 1, 2015.

Acquisitions

As an active acquirer, NewBridge must comply with numerous laws related to its acquisition activity. Under the BHCA, a bank holding company may not directly or indirectly acquire ownership or control of more than 5% of the voting shares or substantially all of the assets of any bank or merge or consolidate with another bank holding company without the prior approval of the Federal Reserve. Further, the Bank Merger Act requires approval from the Federal Reserve prior to NewBridge Bank merging with or acquiring the deposits of another bank. Current federal law authorizes interstate acquisitions of banks and bank holding companies without geographic limitation. Furthermore, a bank headquartered in one state is authorized to merge with a bank headquartered in another state, as long as neither of the states has opted out of such interstate merger authority prior to such date, and subject to any state requirement that the target bank shall have been in existence and operating for a minimum period of time, not to exceed five years, and to certain deposit market-share limitations.

Branching

With appropriate regulatory approvals, North Carolina commercial banks are authorized to establish branches both in North Carolina and in other states. As a result of the Dodd-Frank Act, federal law allows de novo interstate branching and branching through mergers. A bank that establishes a branch in another state may conduct any activity at that branch office that is permitted by the law of that state to the extent that the activity is permitted either for a state bank chartered by that state or for a branch in the state of an out-of-state national bank.

FDIC Insurance Assessments

The assessment paid by each Deposit Insurance Fund member institution is based on its relative risks of default as measured by regulatory capital ratios and other factors. Specifically, the assessment rate is based on the institution’s capitalization risk category and supervisory subgroup category. An institution’s capitalization risk category is based on the FDIC’s determination of whether the institution is well capitalized, adequately capitalized or less than adequately capitalized. NewBridge’s insurance assessments during 2013 and 2012 were $1.6 million and $1.8 million, respectively. Because of the growing number of bank failures and costs to the DIF, the FDIC required a special assessment during 2009 totaling $970,000.

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Premier’s federal deposit insurance assessments during 2013 and 2012 were approximately $120,000 and $119,000, respectively. During 2009, Premier’s special assessment to the FDIC amounted to $226,000, and it was required to prepay the assessments that would normally have been paid during 2010 – 2012.

An institution’s supervisory subgroup category is based on the FDIC’s assessment of the financial condition of the institution and the probability that FDIC intervention or other corrective action will be required. The FDIC may terminate insurance of deposits upon a finding that an institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.

The Dodd-Frank Act expands the base for FDIC insurance assessments, requiring that assessments be based on the average consolidated total assets less tangible equity capital of a financial institution. On February 7, 2011, the FDIC approved a final rule to implement the foregoing provision of the Dodd-Frank Act. Among other things, the final rule revises the assessment rate schedule to provide assessments ranging from 5 to 35 basis points, with the initial assessment rates subject to adjustments which could increase or decrease the total base assessment rates. The FDIC has three possible adjustments to an institution’s initial base assessment rate: (i) a decrease of up to five basis points (or 50% of the initial base assessment rate) for long-term unsecured debt, including senior unsecured debt (other than debt guaranteed under the TLGP) and subordinated debt; (ii) an increase for holding long-term unsecured or subordinated debt issued by other insured depository institutions known as the Depository Institution Debt Adjustment (the “DIDA”) and (iii) for institutions not well rated and well capitalized, an increase not to exceed 10 basis points for brokered deposits in excess of 10 percent of domestic deposits.

To date, these changes have resulted in a reduction in NewBridge’s insurance assessments, due in part to NewBridge receiving a new rating in 2011, which further reduced NewBridge Bank’s assessments.

The FDIC also collects a deposit-based assessment from insured financial institutions on behalf of the Financing Corporation (the “FICO”). The funds from these assessments are used to service debt issued by FICO in its capacity as a financial vehicle for the Federal Savings & Loan Insurance Corporation. The FICO assessment rate is set quarterly and ranged from 0.66 basis points throughout 2012 to 0.64 basis points for the first three quarters of 2013 per $100 of assessable deposits. These assessments will continue until the debt matures in 2017 through 2019.

Limits on Rates Paid on Deposits and Brokered Deposits

FDIC regulations limit the ability of insured depository institutions to accept, renew or roll-over deposits by offering rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions having the same type of charter in such depository institution’s normal market area. Under these regulations, well capitalized depository institutions may accept, renew or roll-over such deposits without restriction; adequately capitalized depository institutions may accept, renew or roll-over such deposits with a waiver from the FDIC (subject to certain restrictions on payments of rates); and undercapitalized depository institutions may not accept, renew, or roll-over such deposits.

Loans to One Borrower

NewBridge Bank and Premier are subject to the loans to one borrower limits imposed by North Carolina law, which are substantially the same as those applicable to national banks. Under these limits, no loans and extensions of credit to any single borrower outstanding at one time and not fully secured by readily marketable collateral may exceed 15% of the bank’s capital, as used in the calculation of its risk-based capital ratios.

Transactions with Affiliates

Under current federal law, depository institutions are subject to the restrictions contained in Section 22(h) of the Federal Reserve Act with respect to loans to directors, executive officers and principal shareholders. Under Section 22(h), loans to directors, executive officers and shareholders who own more than 10% of a depository institution (18% in the case of institutions located in an area with less than 30,000 in population), and certain affiliated entities of any of the foregoing, may not exceed, together with all other outstanding loans to such person and affiliated entities, the institution’s loans to one borrower limit (as discussed below). Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers and shareholders who own more than 10% of an institution, and their respective affiliates, unless such loans are approved in advance by a majority of the board of directors of the institution. Any “interested” director may not participate in the voting. The FDIC has prescribed the loan amount (which includes all other outstanding loans to such person), as to which such prior board of director approval is required, as being the greater of $25,000 or 5% of capital and surplus (up to $500,000). Further, pursuant to Section 22(h), the Federal Reserve requires that loans to directors, executive officers, and principal shareholders be made on terms substantially the same as offered in comparable transactions with non-executive employees of a bank. The FDIC has imposed additional limits on the amount a bank can loan to an executive officer.

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Community Reinvestment Act (the “CRA”)

The CRA requires federal bank regulatory agencies to encourage financial institutions to meet the credit needs of low and moderate-income borrowers in their local communities. An institution’s size and business strategy determines the type of examination that it will receive. Large, retail-oriented institutions are examined using a performance-based lending, investment and service test. Small institutions are examined using a streamlined approach. All institutions may opt to be evaluated under a strategic plan formulated with community input and pre-approved by the bank regulatory agency.

The CRA regulations provide for certain disclosure obligations. Each institution must post a notice advising the public of its right to comment to the institution and its regulator on the institution’s CRA performance and to review the institution’s CRA public file. Each lending institution must maintain for public inspection a file that includes a listing of branch locations and services, a summary of lending activity, a map of its communities and any written comments from the public on its performance in meeting community credit needs. The CRA requires public disclosure of a financial institution’s written CRA evaluations. This promotes enforcement of CRA requirements by providing the public with the status of a particular institution’s community reinvestment record.

The Gramm-Leach-Bliley Act made various changes to the CRA. Among other changes, CRA agreements with private parties must be disclosed and annual CRA reports must be made available to a bank’s primary federal regulator. A bank holding company will not be permitted to become a financial holding company and no new activities authorized under the Gramm-Leach-Bliley Act may be commenced by a holding company or by a bank financial subsidiary if any of its bank subsidiaries received less than a satisfactory CRA rating in its latest CRA examination. NewBridge Bank received a “Satisfactory” rating in its last CRA examination which was conducted during September 2011. Premier received a “Satisfactory” rating in its last CRA examination which was dated as of October 1, 2013.

Consumer Protection Laws

Both NewBridge Bank and Premier are subject to a number of federal and state laws designed to protect borrowers and promote lending to various sectors of the economy and population. These laws include the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, the Fair Debt Collection Act and state law counterparts.

Federal law currently contains extensive customer privacy protection provisions. Under these provisions, a financial institution must provide to its customers, at the inception of the customer relationship and annually thereafter, the institution’s policies and procedures regarding the handling of customers’ nonpublic personal financial information. These provisions also provide that, except for certain limited exceptions, an institution may not provide such personal information to unaffiliated third parties unless the institution discloses to the customer that such information may be so provided and the customer is given the opportunity to opt out of such disclosure. Federal law makes it a criminal offense, except in limited circumstances, to obtain or attempt to obtain customer information of a financial nature by fraudulent or deceptive means.

Additional Legislative and Regulatory Matters

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) requires each financial institution: (i) to establish an anti-money laundering program; (ii) to establish due diligence policies, procedures and controls with respect to its private banking accounts involving foreign individuals and certain foreign banks; and (iii) to avoid establishing, maintaining, administering or managing correspondent accounts in the United States for, or on behalf of, foreign banks that do not have a physical presence in any country. The USA PATRIOT Act also requires the Secretary of the Treasury to prescribe by regulation minimum standards that financial institutions must follow to verify the identity of customers, both foreign and domestic, when a customer opens an account. In addition, the USA PATRIOT Act contains a provision encouraging cooperation among financial institutions, regulatory authorities and law enforcement authorities with respect to individuals, entities and organizations engaged in, or reasonably suspected of engaging in, terrorist acts or money laundering activities.

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The Sarbanes-Oxley Act of 2002 mandates for public companies such as NewBridge, a variety of reforms intended to address corporate and accounting fraud and provides for the establishment of the Public Company Accounting Oversight Board (the “PCAOB”) which enforces auditing, quality control and independence standards for firms that audit SEC-reporting companies. The Act imposes higher standards for auditor independence and restricts the provision of consulting services by auditing firms to companies they audit and requires that certain audit partners be rotated periodically. It also requires chief executive officers and chief financial officers, or their equivalents, to certify the accuracy of periodic reports filed with the SEC, subject to civil and criminal penalties if they knowingly or willfully violate this certification requirement, and increases the oversight and authority of audit committees of publicly traded companies.

Fiscal and Monetary Policy

Banking is a business which depends on interest rate differentials for success. In general, the difference between the interest paid by a bank on its deposits and its other borrowings, and the interest received by a bank on its loans and securities holdings, constitutes the major portion of a bank’s earnings. Thus, the earnings and growth of NewBridge, NewBridge Bank and Premier will be subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The Federal Reserve regulates the supply of money through various means, including open market dealings in United States government securities, the discount rate at which banks may borrow from the Federal Reserve and the reserve requirements on deposits. The nature and timing of any changes in such policies and their effect on NewBridge, NewBridge Bank and Premier cannot be predicted.

Current and future legislation and the policies established by federal and state regulatory authorities will affect the future operations of NewBridge, NewBridge Bank and Premier. Banking legislation and regulations may limit NewBridge, NewBridge Bank and Premier’s growth and the return to their investors by restricting certain of their activities.

In addition, capital requirements could be changed and have the effect of restricting the activities of NewBridge, NewBridge Bank or Premier or requiring additional capital to be maintained. We cannot predict with certainty what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on the business of NewBridge, NewBridge Bank or Premier.

Federal Home Loan Bank (“FHLB”) System

NewBridge Bank has a correspondent relationship with the FHLB of Atlanta, which is one of 12 regional FHLBs that administer the home financing credit function of savings companies. Each FHLB serves as a reserve or central bank for its members within its assigned region. FHLBs are funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB system and make loans to members (i.e., advances) in accordance with policies and procedures, established by the Board of Directors of the FHLB which are subject to the oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

Title 6 of the Gramm-Leach-Bliley Act, entitled the Federal Home Loan Bank System Modernization Act of 1999 (the “FHLB Modernization Act”) amended the Federal Home Loan Bank Act to allow voluntary membership and modernized the capital structure and governance of the FHLBs. The capital structure established under the FHLB Modernization Act sets forth leverage and risk-based capital requirements based on permanence of capital. It also requires some minimum investment in the stock of the FHLBs of all member entities. Capital includes retained earnings and two forms of stock: Class A stock redeemable within six months upon written notice and Class B stock redeemable within five years upon written notice. The FHLB Modernization Act also reduced the period of time in which a member exiting the FHLB system must stay out of the system.

Real Estate Lending Evaluations

The federal regulators have adopted uniform standards for evaluations of loans secured by real estate or made to finance improvements to real estate. Banks are required to establish and maintain written internal real estate lending policies consistent with safe and sound banking practices and appropriate to the size of the institution and the nature and scope of its operations. The regulations establish loan to value ratio limitations on real estate loans. NewBridge Bank and Premier’s respective loan policies establish limits on loan to value ratios that are equal to or less than those established in such regulations.

Limitations on Incentive Compensation

In October 2009, the Federal Reserve issued proposed guidance designed to help ensure that incentive compensation policies at banking organizations do not encourage excessive risk-taking or undermine the safety and soundness of the organization. In connection with the proposed guidance, the Federal Reserve announced that it would review NewBridge’s incentive compensation arrangements as part of the regular, risk-focused supervisory process.

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In June 2010, the Federal Reserve issued the incentive compensation guidance in final form and was joined in by the FDIC and the Office of the Comptroller of the Currency. The final guidance, which covers all employees that have the ability to materially affect the risk profile of an organization, either individually or as part of a group, is based upon the key principles that a banking organization’s incentive compensation arrangements should (i) provide employees incentives that appropriately balance risk and reward and, thus, do not encourage risk-taking beyond the organization’s ability to effectively identify and manage risks, (ii) be compatible with effective internal controls and risk management, and (iii) be supported by strong corporate governance, including active and effective oversight by the organization’s board of directors. Any deficiencies in compensation practices that are identified may be incorporated into the organization’s supervisory ratings, which can affect its ability to make acquisitions or perform other actions. The guidance provides that enforcement actions may be taken against a banking organization if its incentive compensation arrangements or related risk-management control or governance processes pose a risk to the organization’s safety and soundness and the organization is not taking prompt and effective measures to correct the deficiencies.

Federal Securities Law

NewBridge has registered a class of its common stock with the SEC pursuant to Section 12(g) of the Exchange Act. As a result of such registration, the proxy and tender offer rules, insider trading reporting requirements, annual and periodic reporting and other requirements of the Exchange Act are applicable to NewBridge.

Economic Environment

The policies of regulatory authorities, including the monetary policy of the Federal Reserve, have a significant effect on the operating results of bank holding companies and their subsidiaries. Among the means available to the Federal Reserve to affect the money supply are open market operations in U.S. government securities, changes in the discount rate on member bank borrowings and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may affect interest rates charged on loans or paid on deposits.

The Federal Reserve’s monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. The nature of future monetary policies and the effect of these policies on the business and earnings of NewBridge Bank and Premier cannot be predicted.

Evolving Legislation and Regulatory Action

In 2009, many emergency government programs enacted in 2008 in response to the financial crisis and the recession slowed or wound down, and global regulatory and legislative focus has generally moved to a second phase of broader regulatory reform and a restructuring of the entire financial regulatory system. The Dodd-Frank Act was signed into law in 2010 and implements many new changes in the way financial and banking operations are regulated in the United States, including through the creation of a new resolution authority, mandating higher capital and liquidity requirements, requiring banks to pay increased fees to regulatory agencies and numerous other provisions intended to strengthen the financial services sector. The Dodd-Frank Act provides for the creation of the Financial Stability Oversight Council, which is charged with overseeing and coordinating the efforts of the primary U.S. financial regulatory agencies (including the Federal Reserve, the FDIC and the SEC) in establishing regulations to address systemic financial stability concerns. The Dodd-Frank Act also provides for the creation of the Consumer Financial Protection Bureau (the “CFPB”), a new consumer financial services regulator. The CFPB is authorized to prevent unfair, deceptive and abusive practices and ensure that consumers have access to markets for consumer financial products and services and that such markets are fair, transparent and competitive.

New laws or regulations or changes to existing laws and regulations, including changes in interpretation or enforcement, could materially adversely affect our financial condition or results of operations. Many aspects of the Dodd-Frank Act are subject to further rulemaking and will take effect over several years. As a result, the overall financial impact on NewBridge, NewBridge Bank and Premier cannot be anticipated at this time.

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MANAGEMENT FOLLOWING THE MERGER

Information regarding the current directors and executive officers of NewBridge, each of whom will continue to serve as a director and/or executive officer of NewBridge after completion of the Merger, can be found in NewBridge’s definitive proxy statement for its 2014 annual meeting of shareholders. See “Where You Can Find More Information.”

TRANSACTIONS WITH RELATED PERSONS AND

CERTAIN CONTROL PERSONS OF PREMIER

Federal law and regulation generally requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. Although federal regulations permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees, Premier does not provide loans to executive officers and directors on preferential terms when compared to persons who are not affiliated with Premier, and, at September 30, 2014 all of such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Premier, and did not involve more than the normal risk of repayment or present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from:  (i) extending or maintaining credit; (ii) arranging for the extension of credit; or (iii) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Premier. The Act does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Deposit Insurance Act. All loans to Premier’s directors and officers are made in conformity with the Federal Deposit Insurance Act and the Federal Reserve Regulation O.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

AND CERTAIN BENEFICIAL OWNERS OF PREMIER

Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. The rules also treat as outstanding all shares of common stock that a person would receive upon exercise of stock options or warrants held by that person, which are immediately exercisable or exercisable within 60 days of the beneficial ownership determination date. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

As of the record date, other than Mr. Gavigan, the current President and Chief Executive Officer of Premier, no shareholders known to management beneficially owned more than 5% of Premier common stock. The following table sets forth information with respect to the beneficial ownership of Premier common stock as of the record date, by each director and executive officer of Premier, and of such directors and all executive officers of Premier, as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percentage of Class[2]

Dr. Patrick L. Ballen	26,336	[3]	1.36%
G. Munroe Cobey	23,000	[4]	1.19%
James L. Einstein	23,636	[5]	1.22%
Francis X. Gavigan, Jr.	143,727	[6]	7.20%
Warren D. Herring, Jr.	12,000	[7]	*
R. Sterling Kelly III	37,491	[8]	1.93%
J. Gilmour Lake	46,364	[5]	2.40%

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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percentage of Class[2]

Frank R. Mascia	20,791	[9]	1.07%
L. Lane Schiffman	19,091	[5]	*
William E. Swing, Jr.	42,700	[10]	2.19%
Arthur Robinson Tyler	37,282	[5]	1.93%
Dr. Ronda S. White	64,546	[5]	3.34%
Coy O. Williard, Jr.	40,000	[5]	2.07%
All directors and named executive officers as a group (13 people)	536,964	[11]	25.07%

_______________

*	Represents less than 1% of Premier’s outstanding common stock.
[1]	Unless otherwise noted, all shares are owned directly by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.
[2]	Based upon a total of 1,925,247 shares of common stock outstanding as of the record date. Assumes the exercise of only those stock options included with respect to the designated recipient(s).
[3]	Includes 12,700 shares of Premier common stock underlying stock options that have vested or are exercisable within 60 days (“Option Shares”).
[4]	Includes 8,000 Option Shares.
[5]	Includes 10,000 Option Shares.
[6]	Includes 71,000 Option Shares.
[7]	Represents 12,000 Option Shares.
[8]	Includes 14,000 Option Shares.
[9]	Includes 11,700 Option Shares.
[10]	Includes 27,000 Option Shares.
[11]	Includes 216,400 Option Shares.

LEGAL MATTERS

The validity of the NewBridge common stock to be issued in connection with the Merger will be passed upon for NewBridge by Brooks Pierce. Brooks Pierce will also opine as to certain federal income-tax consequences of the Merger.

EXPERTS

NewBridge

The audited consolidated financial statements of NewBridge incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the report of Dixon Hughes Goodman LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of CapStone Bank as of December 31, 2012 and 2011, and for the years then ended, incorporated by reference herein, have been so incorporated in reliance upon the report of Elliott Davis, PLLC, independent auditor, upon the authority of said firm as experts in accounting and auditing.

Premier

The audited financial statements of Premier as of December 31, 2013 and 2012, and for the years then ended, included herewith, have been so included in reliance upon the report of Elliott Davis, PLLC, independent auditor, upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

NewBridge’s legal counsel, Brooks Pierce, is deemed to have a “substantial interest” in NewBridge by virtue of one of its attorneys, Robert A. Singer Esq., beneficially owning 19,221 shares of NewBridge common stock. Premier’s financial advisor, Raymond James, is also deemed to have a “substantial interest” in NewBridge by virtue of one of its principals, William J. Wagner, beneficially owning 12,000 shares of NewBridge common stock.

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HOUSEHOLDING OF PROXY STATEMENT/PROSPECTUS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement/Prospectus addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. In connection with the Premier special meeting, some brokers may be “householding” proxy materials. As a result, those brokers may deliver only one copy of this Proxy Statement/Prospectus to shareholders residing at the same address, unless contrary instructions have been received from the applicable shareholders.

If you would prefer to receive a separate Proxy Statement/Prospectus, please contact the company whose shares you hold at their address identified below. Each of NewBridge and Premier will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement/Prospectus to any Premier shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: NewBridge Bancorp, Attn: Corporate Secretary, 1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina 27410, telephone: (336) 369-0900 or to Premier Commercial Bank, Attention: Corporate Secretary, 701 Green Valley Road, Suite 102, Greensboro, NC 27408, telephone: (336) 398-2321.

FUTURE SHAREHOLDER PROPOSALS

Premier

Premier held its 2014 annual meeting of shareholders on May 27, 2014. Premier will not hold a 2015 annual meeting of shareholders if the Merger is completed. If the Merger is not completed, it is anticipated that the 2015 annual meeting will be held in May of 2015. If a shareholder desires to submit a proposal for inclusion in Premier’s proxy statement for its 2015 annual meeting (if there is an annual meeting), the proposal must be received by Premier’s Corporate Secretary at Premier’s principal executive office within a reasonable time before Premier begins to print and mail its proxy materials and meet all other applicable requirements for inclusion in the 2015 proxy statement.

In the alternative, a shareholder may commence his or her own proxy solicitation and present a proposal from the floor at the 2015 annual meeting. In order to do so, the shareholder must notify Premier’s Corporate Secretary of his or her proposal in writing, at Premier’s principal executive office within a reasonable time before Premier begins to print and mail its proxy materials. If the Corporate Secretary is not timely notified of the shareholder’s proposal, Premier’s board of directors may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the board for the 2015 annual meeting.

Premier’s bylaws provide that, in order to be eligible for consideration at a meeting of shareholders, all nominations of directors, other than those made by the board of directors, must be made in writing and must be delivered to Premier’s Corporate Secretary not less than 50 days nor more than 90 days prior to the meeting at which the nominations will be made; provided, however, if less than 60 days notice of the meeting is given to shareholders, the nominations must be delivered to Premier’s Corporate Secretary not later than the close of business on the 10th day following the day on which the notice of meeting was mailed.

OTHER MATTERS

As of the date of this Proxy Statement/Prospectus, Premier’s board of directors knows of no other matters that will be presented for consideration at the Premier special meeting other than as described in this Proxy Statement/Prospectus. If any other matters come before the Premier special meeting, or any adjournment thereof, and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named therein as authorized to vote the shares represented by the proxy as to any matters that may properly come before the meeting. It is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matters.

WHERE YOU CAN FIND MORE INFORMATION

NewBridge has filed a registration statement with the SEC under the Securities Act of 1933, as amended, or the Securities Act, that registers the shares of NewBridge common stock to be issued in the Merger to Premier shareholders and includes this Proxy Statement/Prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about NewBridge and its common stock, Premier and the combined company. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this Proxy Statement/Prospectus.

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In addition, NewBridge (File No. 000-11448) files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at l-800-SEC-0330.

The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like NewBridge, that file electronically with the SEC. The address of that site is www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this Proxy Statement/Prospectus, at no cost by contacting:

NewBridge Bancorp Attn: Corporate Secretary 1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina 27410 (336) 369-0900	Premier Commercial Bank Attn: Corporate Secretary 701 Green Valley Road, Suite 102 Greensboro, NC 27408 (336) 398-2321	Regan & Associates, Inc. Attention: James M. Dougan 505 Eighth Avenue, Suite 800 New York, New York 10018 (800) 737-3426

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that shareholders requesting documents must do so by February 17, 2015 in order to receive them before the special meeting.

You may also obtain copies of these documents, free of charge, by going to the Investor Relations section of NewBridge’s website (www.newbridgebank.com).

The SEC allows NewBridge to “incorporate by reference” information into this Proxy Statement/Prospectus. This means that NewBridge can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Proxy Statement/Prospectus, except for any information that is superseded by information that is included directly in this Proxy Statement/Prospectus.

This Proxy Statement/Prospectus incorporates by reference the documents listed below, except to the extent that any information in such filings is deemed “furnished” in accordance with SEC rules:

•	NewBridge’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 12, 2014;

•	Those portions of NewBridge’s Definitive Proxy Statement deemed incorporated into NewBridge’s Annual Report on Form 10-K, filed with the SEC on April 4, 2014;

•	NewBridge’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 9, 2014;

•	NewBridge’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 7, 2014;

•	NewBridge’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 7, 2014; and

•	NewBridge’s Current Reports on Forms 8-K and 8-K/A filed with the SEC on January 28, 2014; March 14, 2014; March 27, 2014; March 31, 2014; April 1, 2014; April 21, 2014; April 24, 2014; May 8, 2014; May 16, 2014; July 18, 2014; July 24, 2014; August 6, 2014; August 21, 2014; September 2, 2014; September 24, 2014; October 9, 2014; October 21, 2014 and October 23, 2014.

A description of NewBridge’s capital stock can be found herein under “Description of NewBridge Capital Stock.”

NewBridge incorporates by reference additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Proxy Statement/Prospectus and the date of the special meeting (other than the portions of those documents not deemed to be filed). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

NewBridge has supplied all information contained or incorporated by reference into this Proxy Statement/Prospectus relating to NewBridge, and Premier has supplied all such information relating to Premier.

We have not authorized anyone to give any information or make any representation about the Merger or our companies that is different from, or in addition to, that contained in this Proxy Statement/Prospectus or in any of the materials that NewBridge has incorporated into this Proxy Statement/Prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this Proxy Statement/Prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this Proxy Statement/Prospectus does not extend to you. The information contained in this Proxy Statement/Prospectus speaks only as of the date of this Proxy Statement/Prospectus unless the information specifically indicates that another date applies.

91

2014 Interim Financial Statements

(Unaudited)

F-1

PREMIER COMMERCIAL BANK

Interim Financial Statements

F-2

Balance Sheets
September 30, 2014 (Unaudited) and December 31, 2013

	2014	2013
Assets
Cash and due from banks	$5,429,555	$5,734,672
Interest-bearing deposits with other banks	4,223,860	21,089,669
Cash and cash equivalents	9,653,415	26,824,341

Certificates of deposit with other banks	6,646,472	5,716,904
Securities available for sale	48,697,555	46,904,584
Restricted equity securities	1,128,200	1,114,000
Loans held for sale	6,013,299	2,338,148

Loans	97,053,546	93,599,265
Allowance for loan losses	(1,324,091)	(1,413,146)
Net loans	95,729,455	92,186,119

Trading assets	30,852	45,126
Premises and equipment, net of accumulated depreciation	327,498	375,773
Foreclosed assets	-	921,359
Accrued interest receivable	482,522	493,263
Other assets	2,931,407	3,152,345
Total assets	$171,640,675	$180,071,962

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest-bearing deposits	$19,315,401	$26,792,265
NOW accounts	3,280,900	8,372,886
Savings and interest-checking	65,802,184	68,899,460
Certificates of deposit	44,502,058	39,607,877
Total deposits	132,900,543	143,672,488

FHLB Advances	20,143,691	19,143,691
Other borrowings	396,000	-
Accrued interest payable	19,260	18,131
Trading liabilities	30,852	45,126
Other liabilities	601,735	301,530
Total liabilities	154,092,081	163,180,966

Commitments and contingencies

Shareholders’ equity
Preferred stock, 5,000,000 shares authorized, none issued	-	-
Common stock, $5 par value; 20,000,000 shares authorized; 1,925,247 shares issued and outstanding	9,626,235	9,626,235
Surplus	11,832,821	11,683,566
Retained deficit	(3,563,380)	(3,712,493)
Accumulated other comprehensive (loss)	(347,082)	(706,312)
Total shareholders’ equity	17,548,594	16,890,996
Total liabilities and shareholders’ equity	$171,640,675	$180,071,962

See Notes to Financial Statements

F-3

Statements of Income
For the nine months ended September 30, 2014 (Unaudited) and 2013 (Unaudited)

	2014	2013
Interest and dividend income
Interest and fees on loans	$3,429,870	$3,633,455
Interest on investment securities, taxable	709,312	520,997
Interest on investment securities, nontaxable	12,277	7,143
Interest on trading assets	42,117	86,320
Interest on interest-bearing deposits with other banks	45,234	36,994
Dividends	30,540	25,451
Total interest and dividend income	4,269,350	4,310,360

Interest expense
Deposits	740,904	769,675
Trading liabilities	42,117	147,878
Other borrowings	175,662	175,289
Total interest expense	958,683	1,092,842
Net interest income	3,310,667	3,217,518

Provision for loan losses	3,314	70,000
Net interest income after provision for loan losses	3,307,353	3,147,518

Noninterest income
Service charges on deposit accounts	5,222	7,265
Other service charges and fees	43,459	45,054
Gains on sales of securities	31,173	55,284
Mortgage origination income	1,957,026	2,168,968
Other income	219,690	122,904
Total noninterest income	2,256,570	2,399,475

Noninterest expense
Personnel expense	3,561,078	3,390,789
Occupancy and equipment expense	541,506	408,480
Marketing expense	124,936	84,282
Data processing expense	225,272	170,057
Professional fees	251,991	255,837
FDIC insurance premiums	83,858	86,958
Expenses related to foreclosed assets, net	(110,217)	(8,981)
State franchise tax	20,550	30,175
Other expense	549,598	483,899
Total noninterest expense	5,248,572	4,901,496
Income before income tax expense	315,351	645,497
Income tax expense	166,238	-
Net income	$149,113	$645,497

Basic earnings per share	$0.08	$0.34
Diluted earnings per share	$0.08	$0.34
Weighted average shares outstanding, basic	1,925,247	1,925,247
Weighted average shares outstanding, diluted	1,925,247	1,925,247

See Notes to Financial Statements

F-4

Statements of Income
For the three months ended September 30, 2014 (Unaudited) and 2013 (Unaudited)

	2014	2013
Interest and dividend income
Interest and fees on loans	$1,132,105	$1,253,159
Interest on investment securities, taxable	235,456	178,770
Interest on investment securities, nontaxable	2,950	3,153
Interest on trading assets	13,965	29,348
Interest on interest-bearing deposits with other banks	14,214	13,643
Dividends	12,424	9,521
Total interest and dividend income	1,411,114	1,487,594

Interest expense
Deposits	255,243	249,144
Trading liabilities	13,965	50,479
Other borrowings	59,930	58,446
Total interest expense	329,138	358,069
Net interest income	1,081,976	1,129,525

Provision for loan losses	-	30,000
Net interest income after provision for loan losses	1,081,976	1,099,525

Noninterest income
Service charges on deposit accounts	1,845	2,256
Other service charges and fees	10,470	13,746
Gains on sales of securities	21,302	-
Mortgage origination income	1,031,158	657,211
Other income	21,932	54,178
Total noninterest income	1,086,707	727,391

Noninterest expense
Personnel expense	1,244,413	1,131,278
Occupancy and equipment expense	186,151	129,943
Marketing expense	40,034	24,115
Data processing expense	80,997	50,766
Professional fees	98,188	83,881
FDIC insurance premiums	30,000	24,242
Expenses related to foreclosed assets, net	-	(8,981)
State franchise tax	-	10,455
Other expense	210,661	155,302
Total noninterest expense	1,890,444	1,601,001
Income before income tax expense	278,239	225,915
Income tax expense	146,438	-
Net income	$131,801	$225,915

Basic earnings per share	$0.07	$0.12
Diluted earnings per share	$0.07	$0.12
Weighted average shares outstanding, basic	1,925,247	1,925,247
Weighted average shares outstanding, diluted	1,925,247	1,925,247

See Notes to Financial Statements

F-5

Statements of Comprehensive Income (Loss)
For the nine and three months ended September 30, 2014 (Unaudited) and 2013 (Unaudited)

	Nine months ended September 30,
	2014	2013

Net income	$149,113	$645,497

Other comprehensive income (loss):
Change in unrealized gains (losses) on available for sale investment securities	604,106	(1,380,739)
Tax expense	(225,331)	-
Reclassification of realized gains on available for sale investment securities	(31,173)	(55,284)
Tax expense	11,628	-
Total other comprehensive income (loss)	359,230	(1,436,023)
Total comprehensive income (loss)	$508,343	$(790,526)

	Three months ended September 30,
	2014	2013

Net income	$131,801	$225,915

Other comprehensive income loss:
Change in unrealized gains (losses) on available for sale investment securities	(159,573)	(196,001)
Tax expense	59,042	-
Reclassification of realized gains on available for sale investment securities	(21,302)	-
Tax expense	7,882	-
Total other comprehensive loss	(113,951)	(196,001)
Total comprehensive income	$17,850	$29,914

See Notes to Financial Statements

F-6

Statements of Changes in Shareholders’ Equity
For the nine months ended September 30, 2014 (Unaudited) and 2013 (Unaudited)

					Accumulated
				Retained	Other
	Common Stock			Earnings	Comprehensive
	Shares	Amount	Surplus	(Deficit)	Income (Loss)	Total

Balance, December 31, 2012	1,925,247	$9,626,235	$11,486,402	$(6,238,251)	$686,877	$15,561,263

Net income	-	-	-	645,497	-	645,497
Other comprehensive loss	-	-	-	-	(1,436,023)	(1,436,023)
Noncash stock option expense	-	-	149,495	-	-	149,495
Balance, September 30, 2013	1,925,247	$9,626,235	$11,635,897	$(5,592,754)	$(749,146)	$14,920,232

Balance, December 31, 2013	1,925,247	$9,626,235	$11,683,566	$(3,712,493)	$(706,312)	$16,890,996

Net income	-	-	-	149,113	-	149,113
Other comprehensive income	-	-	-	-	359,230	359,230
Noncash stock option expense	-	-	149,255	-	-	149,255
Balance, September 30, 2014	1,925,247	$9,626,235	$11,832,821	$(3,563,380)	$(347,082)	$17,548,594

See Notes to Financial Statements

F-7

Statements of Cash Flows
For the nine months ended September 30, 2014 (Unaudited) and 2013 (Unaudited)

	2014	2013
Cash flows from operating activities
Net income	$149,113	$645,497
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Provision for loan losses	3,314	70,000
Depreciation	125,627	123,045
Noncash stock option expense	149,255	149,495
Investment security accretion, net of premium amortization	225,065	247,265
Decrease in fair value of loans held for sale	-	11,741
Gain on sales of available for sale securities	(31,173)	(55,284)
Gain on sale of loans held for sale	(1,957,026)	(2,168,968)
Gain on sales of foreclosed assets	(110,291)	-
Proceeds from sale of loans held for sale	64,128,467	72,388,319
Originations of loans held for sale	(65,846,592)	(65,705,432)
Transfer of loans held for sale to loans	-	334,063
Changes in assets and liabilities:
Accrued interest receivable	10,741	(23,988)
Other assets	7,236	(124,370)
Accrued interest payable	1,129	(2,562)
Other liabilities	300,205	(3,043)
Net cash (used in) provided by operating activities	(2,844,930)	5,885,778

Cash flows from investing activities
Increase in certificates of deposit with other banks	(929,568)	(1,745,742)
Purchases of securities available for sale	(12,590,933)	(18,064,719)
Redemptions (purchases) of restricted equity securities	(14,200)	115,200
Proceeds from maturities, calls, and principal paydowns of securities available for sale	5,338,182	4,875,418
Proceeds from sales of securities available for sale	5,838,820	10,601,102
Loan originations, net of principal collected	(3,546,650)	(3,027,266)
Purchases of premises and equipment, net	(77,352)	(407,823)
Proceeds from sales of foreclosed assets	1,031,650	-
Net cash used in investing activities	(4,950,051)	(7,653,830)

Cash flows from financing activities
(Decrease) increase in deposits	(10,771,945)	3,182,668
Increase (decrease) in FHLB Advances	1,000,000	(2,974,882)
Increase (decrease) in other borrowings and securities sold under agreements to repurchase	396,000	(33,784)
Net cash (used in) provided by financing activities	(9,375,945)	174,002
Net change in cash and cash equivalents	(17,170,926)	(1,594,050)

Cash and cash equivalents at beginning of period	26,824,341	14,238,165
Cash and cash equivalents at end of period	$9,653,415	$12,644,115

See Notes to Financial Statements

F-8

Statements of Cash Flows (continued)
For the nine months ended September 30, 2014 (Unaudited) and 2013 (Unaudited)

Supplemental disclosure of cash flow information
Cash paid for interest	$957,554	$1,095,404
Cash paid for income taxes	$-	$-

Non-cash transactions
Transfer from loans to foreclosed assets	$-	$921,359
Change in unrealized loss on securities available for sale, net of tax	$359,230	$(1,436,023)

See Notes to Financial Statements

F-9

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 1. Organization and Summary of Significant Accounting Policies

Organization

Premier Commercial Bank (the “Bank”) is incorporated under the laws of the State of North Carolina, and commenced operations on May 12, 2008. The Bank currently serves the Piedmont Triad region of North Carolina (the “Piedmont”) and surrounding areas through its banking office in Greensboro, North Carolina, a loan and mortgage production office in High Point, North Carolina, and four additional mortgage origination offices located in Burlington, Charlotte, Greensboro, and Kernersville, North Carolina. As a state chartered bank, the Bank is subject to regulation by the Commissioner of Banks of the State of North Carolina and the Federal Deposit Insurance Corporation. The Bank is not a member of the Federal Reserve System.

The accounting and reporting policies of the Bank follow generally accepted accounting principles (“GAAP”) and general practices within the financial services industry. Following is a summary of the more significant policies:

Critical Accounting Policies

Policies with respect to the methodology for determination of the allowance for loan losses, and asset impairment judgments involve a high degree of complexity. Management must make difficult and subjective judgments, which require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions, or estimates could cause reported results to differ materially. Periodically, the Audit, Compliance, and Technology Committee reviews these critical policies and their application.

Business Segments

The Bank reports its activities as a single business segment. In determining the appropriateness of segment definition, the Bank considers the materiality of a potential segment and components of the business about which financial information is available and regularly evaluated relative to resource allocation and performance assessment.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses.

The majority of the Bank’s loan portfolio consists of loans in the Piedmont of North Carolina, its primary market area. Accordingly, the ultimate collectability of a substantial portion of the Bank’s loan portfolio is susceptible to changes in local market conditions. The regional economy is diverse and influenced to an extent by state government, major educational institutions, and activities in the Piedmont.

While management uses available information to recognize loan losses, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as a part of their routine examination process, will review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examinations. Because of these factors, it is reasonably possible that the allowance for loan losses may change materially in the near term.

F-10

Notes to Financial Statements

For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 1. Organization and Summary of Significant Accounting Policies, continued

Cash and Cash Equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet captions “cash and due from banks” and “interest-bearing deposits with other banks”.

Trading Securities

The Bank does not hold securities for short-term resale and, therefore, does not maintain a trading securities portfolio.

Securities Held to Maturity

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity or to call dates. The Bank did not classify any securities as held to maturity at either September 30, 2014 or December 31, 2013.

Securities Available for Sale

Available for sale securities are reported at fair value and may consist of bonds, notes, and debentures not classified as trading securities or as held to maturity securities.

Unrealized holding gains and losses on available for sale securities are reported as a net amount in a separate component of shareholders’ equity. Realized gains and losses on the sale of available for sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Declines in the fair value of individual held to maturity and available for sale securities below cost that are other than temporary would be reflected as write-downs of the individual securities to fair value. Related write-downs would be included in earnings as realized losses.

Loans Held for Sale

The Bank originates certain single family, residential first mortgage loans for sale on a presold basis. Loans held for sale are carried at the lower of cost or estimated fair value in the aggregate as determined by outstanding commitments from investors. Upon closing, these loans, together with their servicing rights, are sold to other financial institutions under prearranged terms. The Bank recognizes certain origination and service fees at the time of sale, which are classified as mortgage origination income on the statements of operations.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amount adjusted for any charge-offs and the allowance for loan losses. Loan origination fees, net of certain direct origination costs, are deferred and recognized as a yield adjustment of the related loan. Discounts and premiums on any purchased loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

F-11

Notes to Financial Statements

For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 1. Organization and Summary of Significant Accounting Policies, continued

Loans Receivable, continued

Interest is accrued and credited to income based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management’s opinion, it is unlikely that the borrower will be able to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest for the current year is reversed. Interest income is subsequently recognized on the cash basis or cost recovery method, as appropriate. When facts and circumstances indicate the borrower has regained the ability to meet the required payments, the loan is returned to accrual status. Past due status of loans is determined based on contractual terms.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings and is maintained at a level appropriate in light of the risk inherent in the loan portfolio. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Additionally, the allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of industry concentrations, specific credit risks, loan loss experience, current loan portfolio quality, recent economic, political and regulatory conditions and unidentified losses inherent in the current loan portfolio. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available regarding the performance of the Bank’s loan portfolio, the economy, changes in interest rates and the view of the regulatory authorities toward loan classifications.

The Bank’s allowance for loan losses consists of three elements. First, there is a specific valuation allowance determined in accordance with Accounting Standards Codification (“ASC”) Topic 310, Receivables, which is based on probable losses on specific loans. Second, the Bank calculates a historical valuation allowance determined in accordance with ASC Topic 450, Contingencies. Since the Bank has limited loss experience on which to base an estimate, its historical analysis is based on peer group data from banks operating within the same lending business as the Bank with similar portfolios and which provides an appropriate range of historical loss data. Third, a general valuation allowance is determined in accordance with ASC Topic 450 and is based on general conditions and other qualitative risk factors both internal and external to the Bank. An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating losses in the portfolio.

General valuation allowances are based on general economic conditions and other qualitative risk factors both internal and external to the Bank. In general, such valuation allowances are determined by evaluating among other things; (i) local, state and national economic outlook; (ii) concentrations of credit; (iii) interest rate risk, (iv) trends in volume, mix and size of loans; (v) seasoning of the loan portfolio; (vi) experience of the staff, and (vii) levels and trends of delinquencies. Management evaluates the degree of risk that each one of these components has on the quality of the loan portfolio on a quarterly basis. Each component is assigned a high, moderate and low risk factor which is applied to the entire non-impaired loan portfolio. The results are then input into a loan loss model to determine an appropriate general valuation allowance.

F-12

Notes to Financial Statements

For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 1. Organization and Summary of Significant Accounting Policies, continued

Allowance for Loan Losses, continued

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status and other circumstances impacting the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Interest Rate Swap Agreements

For asset/liability management purposes, the Bank periodically uses interest rate swap agreements to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts. Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period. The notional amount on which the interest payments are based is not exchanged. These swap agreements are derivative instruments and generally convert a portion of the Bank’s fixed deposits to a variable rate.

The gain or loss on a derivative designated and qualifying as a fair value hedging instrument, as well as the offsetting gain or loss on the hedged item attributable to the risk being hedged, is recognized in earnings in the same accounting period. The effective portion of the gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is initially reported as a component of other comprehensive income and subsequently reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Any ineffective portion of the gain or loss on the derivative instrument is recognized currently in earnings.

For cash flow hedges, the net settlement (upon close-out or termination) that offsets changes in the value of the hedged asset or liability is deferred and amortized into net interest income over the life of the hedged asset or liability. For fair value hedges, the net settlement (upon close-out or termination) that offsets changes in the value of the loans adjusts the basis of the loans and is deferred and amortized to loan interest income over the life of the loans. The portion, if any, of the net settlement amount that did not offset changes in the value of the hedged asset or liability is recognized immediately in noninterest income. Interest rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest rate risk arising from the assets and liabilities identified as exposing the Bank to risk. Those derivative financial instruments that do not meet specified hedging criteria would be recorded at fair value with changes in fair value recorded in income. If periodic assessment indicated derivatives no longer provide an effective hedge, the derivative contracts would be closed out and settled, or classified as a trading activity.

Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows of the item being hedged, when applicable.

F-13

Notes to Financial Statements

For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 1. Organization and Summary of Significant Accounting Policies, continued

Basic Earnings per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period, after giving retroactive effect to stock splits and dividends.

Diluted Earnings per Share

The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued, unless their inclusion would be anti-dilutive. The numerator is adjusted for any changes in income that would result from the assumed conversion of those potential common shares.

Comprehensive Income

Annual comprehensive income reflects the change in the Bank’s equity during the reporting period arising from transactions and events other than investment by and distributions to shareholders. It consists of net income plus certain other changes in assets and liabilities that are reported as separate components of shareholders’ equity rather than as income or expense.

Employee Benefit Plans

The Bank has a defined contribution plan qualifying under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Employee contributions are matched 100% by the Bank up to the first 5% of the employee’s compensation, which is defined as taxable wages. Employees may contribute up to 100% of their compensation, subject to limits imposed under the Code. The Bank’s match is expensed as incurred.

Stock Compensation Plans

The Bank recognizes compensation cost relating to share-based payment transactions in accordance with GAAP. That cost is measured based on the fair value of the equity or liability instruments issued. The expense measures the cost of employee services received in exchange for stock options based on the grant-date fair value of the award and recognizes the cost over the period the employee is required to provide services for the award.

Fair Value of Financial Instruments

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Bank determines the fair values of its financial instruments based on the fair value hierarchy established per GAAP which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Investment securities available for sale, trading assets and derivative instruments are recorded at fair value on a recurring basis. Certain impaired loans and loans held for sale are carried at fair value on a nonrecurring basis.

F-14

Notes to Financial Statements

For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 1. Organization and Summary of Significant Accounting Policies, continued

Reclassification

Certain amounts in the prior year financial statements have been reclassified to conform to current period presentation. Net income and total shareholders’ equity previously reported were not affected by these reclassifications. In 2012, the North Carolina Commissioner of Banks updated the statutes governing North Carolina Banks. A previous statute that required banks chartered in North Carolina to reduce their surplus accounts by the amount of its net pre-opening expenses was repealed, allowing those expenses to run through retained earnings. The Bank’s net pre-opening expenses in the amount of $1,371,357 have been retrospectively reclassified from surplus to retained earnings for all periods presented.

Basis of Presentation

The organization and business of the Bank, accounting policies followed by the Bank and other relevant information are contained in the notes to the financial statements as part of the Bank’s 2013 Annual Report. This quarterly report should be read in conjunction with the Annual Report.

In Management’s opinion, the financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information as of and for the three and nine months ended September 30, 2014 and 2013, in conformity with GAAP. Operating results for the three and nine months ended September 30, 2014 and 2013 are not necessarily indicative of the results that may be expected for future annual periods.

Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that could impact the accounting, reporting, and/or disclosure of financial information by the Bank.

In January 2014, the Financial Accounting Standards Board (“FASB”) amended the Receivables topic of the Accounting Standards Codification. The amendments are intended to resolve diversity in practice with respect to when a creditor should reclassify a collateralized consumer mortgage loan to other real estate owned (OREO). In addition, the amendments require a creditor reclassify a collateralized consumer mortgage loan to OREO upon obtaining legal title to the real estate collateral, or the borrower voluntarily conveying all interest in the real estate property to the lender to satisfy the loan through a deed in lieu of foreclosure or similar legal agreement. The amendments will be effective for the Bank for annual periods beginning after December 15, 2014, and interim periods within those annual periods, with early implementation of the guidance permitted. In implementing this guidance, assets that are reclassified from real estate to loans are measured at the carrying value of the real estate at the date of adoption. Assets reclassified from loans to real estate are measured at the lower of the net amount of the loan receivable or the fair value of the real estate less costs to sell at the date of adoption. The Bank does not expect these amendments to have a material effect on its financial statements.

In May 2014, the FASB issued guidance to change the recognition of revenue from contracts with customers. The core principle of the new guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. The guidance will be effective for the Bank for annual periods beginning after December 15, 2017, and interim periods within annual reporting periods beginning after December 15, 2018. The Bank does not expect these amendments to have a material effect on its financial statements.

F-15

Notes to Financial Statements

For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 1. Organization and Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In June 2014, the FASB issued guidance which makes limited amendments to the guidance on accounting for certain repurchase agreements. The new guidance (i) requires entities to account for repurchase-to-maturity transactions as secured borrowings (rather than as sales with forward repurchase agreements), (ii) eliminates accounting guidance on linked repurchase financing transactions, and (iii) expands disclosure requirements related to certain transfers of financial assets that are accounted for as sales and certain transfers (specifically, repos, securities lending transactions, and repurchase-to-maturity transactions) accounted for as secured borrowings. The amendments will be effective for the Bank for annual periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. The Bank will apply the guidance by making a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption. The Bank does not expect these amendments to have a material effect on its financial statements.

In August 2014, the FASB issued guidance that is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements, management will need to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the organization’s ability to continue as a going concern within one year after the date that the financial statements are issued. The amendments will be effective for the Bank for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Bank does not expect these amendments to have a material effect on its financial statements.

In August 2014, the FASB issued ASU 2014-14, “Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure (a consensus of the FASB Emerging Issues Task Force).” The amendments in this Update require that a mortgage loan be derecognized and that a separate other receivable be recognized upon foreclosure if the following conditions are met: (i) the loan has a government guarantee that is not separable from the loan before foreclosure; (ii) at the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim; and (iii) at the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed. Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. The amendments in this Update are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. An entity should adopt the amendments in this Update using either a prospective transition method or a modified retrospective transition method. Early adoption, including adoption in an interim period, is permitted if the entity already has adopted ASU 2014-04. The Bank does not anticipate that the adoption of ASU 2014-14 will have a material effect on its financial statements as the Bank has not historically had a material amount of government-guaranteed mortgage loan

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Bank’s financial position, results of operations and cash flows.

From time to time the FASB issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the financial statements of the Bank and monitors the status of changes to and proposed effective dates of exposure drafts.

F-16

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 2. Securities

Following is a summary of investment securities as of September 30, 2014 and December 31, 2013, all of which are classified as available for sale:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

September 30, 2014
U.S. Government agencies	$7,939,645	$-	$(234,294)	$7,705,351
Mortgage-backed securities	36,999,444	171,389	(317,258)	36,853,575
Municipal securities	4,312,025	2,060	(175,456)	4,138,629
	$49,251,114	$173,449	$(727,008)	$48,697,555

December 31, 2013
U.S. Government agencies	$6,222,340	$-	$(411,181)	$5,811,159
Mortgage-backed securities	36,639,574	280,085	(549,424)	36,370,235
Municipal securities	5,169,162	173	(446,145)	4,723,190
	$48,031,076	$280,258	$(1,406,750)	$46,904,584

All of the Bank’s mortgage-backed securities are issued and guaranteed by U.S. Government sponsored enterprises.

Restricted equity securities consist of investments in common stock of the Federal Home Loan Bank of Atlanta (“FHLB”). The FHLB requires member financial institutions to make equity investments in the FHLB in order to borrow money. The Bank is required to hold that stock as long as it borrows from the FHLB, in addition to stock owned under membership requirements.

Investment securities with an amortized cost of $21.4 million at September 30, 2014 were pledged as collateral.

There were gross realized gains of $74 thousand and $167 thousand for the nine months ended September 30, 2014 and 2013, respectively. Gross realized losses for the nine months ended September 30, 2014 and 2013 amounted to $43 thousand and $112 thousand, respectively.

The amortized cost, by contractual maturity, of available for sale securities at September 30, 2014 follows:

		After 1	After 5
		Year	Years
	Within 1	Through 5	Through 10	After 10
	Year	Years	Years	Years	Total

U.S. Government agencies	$-	$-	$-	$7,939,645	$7,939,645
Mortgage-backed securities	-	-	10,185,037	26,814,407	36,999,444
Municipal securities	-	527,790	1,804,528	1,979,707	4,312,025
	$-	$527,790	$11,989,565	$36,733,759	$49,251,114

The maturities of mortgage-backed securities are presented according to the date underlying mortgages in the pool are due. However, the Bank receives regular payments of principal on the securities in addition to prepayments of principal arising from repayment of the mortgages in advance of their scheduled due dates. During the period ended September 30, 2014, the Bank received principal payments of $5.3 million. When the Bank receives prepayments on mortgage loans, any discount associated with such prepayment is recognized as revenue while premiums are amortized as a reduction of revenue.

F-17

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 2. Securities, continued

The following table details unrealized losses and related fair values in the Bank’s available for sale investment securities portfolio. This information is aggregated by the length of time that individual securities have been in a continuous unrealized loss position as of September 30, 2014 and December 31, 2013.

	Less Than 12 Months		12 Months or greater		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

September 30, 2014
U.S. Government agencies	$2,005,260	$(9,328)	$5,700,091	$(224,966)	$7,705,351	$(234,294)
Mortgage-backed securities	14,595,263	(67,974)	8,729,468	(249,284)	23,324,731	(317,258)
Municipal securities	-	-	3,608,779	(175,456)	3,608,779	(175,456)
	$16,600,523	$(77,302)	$18,038,338	$(649,706)	$34,638,861	$(727,008)

December 31, 2013
U.S. Government agencies	$4,706,359	$(309,283)	$1,104,800	$(101,898)	$5,811,159	$(411,181)
Mortgage-backed securities	21,814,208	(499,164)	1,250,580	(50,260)	23,064,788	(549,424)
Municipal securities	3,671,035	(356,720)	508,685	(89,425)	4,179,720	(446,145)
	$30,191,602	$(1,165,167)	$2,864,065	$(241,583)	$33,055,667	$(1,406,750)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. At September 30, 2014, the Bank had nine U.S. Government agency securities, 12 mortgage-backed securities and seven municipal securities that had been in an unrealized loss position for more than 12 months. Management believes these losses are temporary and are a result of the current interest rate environment and are not the result of deteriorated credit quality nor the issuer’s ability to honor redemption obligations. The Bank does not intend to sell these securities and it is more likely than not that the Bank will not be required to sell these securities before recovery of their amortized cost.

Note 3. Loans

The major components of loans in the balance sheet at September 30, 2014 and December 31, 2013 are as follows:

	September 30, 2014	December 31, 2013

Commercial and agricultural	$12,902,059	$11,646,358
Real estate construction and land development	5,237,606	3,707,797
Real estate mortgage loans
Residential	18,853,402	15,399,189
Nonresidential	44,735,924	46,486,607
Multifamily residential	14,155,190	14,869,173
Consumer loans	1,334,056	1,660,564
Total loans before deferred loan fees and costs	97,218,237	93,769,688
Deferred loan fees and costs net	(164,691)	(170,423)
Total loans	97,053,546	93,599,265
Allowance for loan losses	(1,324,091)	(1,413,146)
Net loans	$95,729,455	$92,186,119

F-18

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 4. Allowance for Loan Losses

The following table summarizes the balances by loan category of the allowance for loan losses with changes arising from charge-offs, recoveries and provision expense for the nine months ending September 30, 2014:

		1-4	Multi-	Commercial
	Construction	Family	Family	Real Estate	Commercial	Consumer	Total

September 30, 2014
Allowance for loan losses:

Beginning balance	$84,242	$174,511	$154,467	$811,214	$168,847	$19,865	$1,413,146
Charge-offs	-	-	-	(92,369)	-	-	(92,369)
Recoveries	-	-	-	-	-	-	-
Provisions	7,135	64,412	10,118	(105,154)	27,652	(849)	3,314
Ending balance	$91,377	$238,923	$164,585	$613,691	$196,499	$19,016	$1,324,091

Ending balances:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	$91,377	$238,923	$164,585	$613,691	$196,499	$19,016	$1,324,091

Loans receivable:

Ending balance – total	$5,237,606	$18,853,402	$14,155,190	$44,735,924	$12,902,059	$1,334,056	$97,218,237
Ending balances:
Individually evaluated for impairment	$-	$147,438	$-	$542,746	$-	$-	$690,184

Collectively evaluated for impairment	$5,237,606	$18,705,964	$14,155,190	$44,193,178	$12,902,059	$1,334,056	$96,528,053

The following table summarizes the balances by loan category of the allowance for loan losses with changes arising from charge-offs, recoveries and provision expense for the year ending December 31, 2013:

		1-4	Multi-	Commercial
	Construction	Family	Family	Real Estate	Commercial	Consumer	Total

December 31, 2013
Allowance for loan losses:

Beginning balance	$182,289	$123,769	$139,850	$630,977	$207,920	$18,691	$1,303,496
Charge-offs	-	-	-	-	-	-	-
Recoveries	-	-	-	-	39,650	-	39,650
Provisions	(98,047)	50,742	14,617	180,237	(78,723)	1,174	70,000
Ending balance	$84,242	$174,511	$154,467	$811,214	$168,847	$19,865	$1,413,146

Ending balances:
Individually evaluated for impairment	$-	$-	$-	$177,710	$-	$-	$177,710
Collectively evaluated for impairment	$84,242	$174,511	$154,467	$633,504	$168,847	$19,865	$1,235,436

Loans receivable:

Ending balance – total	$3,707,797	$15,399,189	$14,869,173	$46,486,607	$11,646,358	$1,660,564	$93,769,688
Ending balances:
Individually evaluated for impairment	$-	$-	$-	$1,256,837	$-	$-	$1,256,837

Collectively evaluated for impairment	$3,707,797	$15,399,189	$14,869,173	$45,229,770	$11,646,358	$1,660,564	$92,512,851

F-19

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 4. Allowance for Loan Losses, continued

The following table summarizes the past due loans by category:

							Recorded
							Investment
							> 90 Days
	30-59 Days	60-89 Days	90 Days	Total Past		Total	and
	Past Due	Past Due	And Over	Due	Current	Loans	Accruing	Nonaccrual
September 30, 2014
Loans secured by real estate
Construction	$-	$-	$-	$-	$5,237,606	$5,237,606	$-	$-
1-4 family	801,611	-	-	801,611	18,051,791	18,853,402	-	147,438
Multifamily	-	-	-	-	14,155,190	14,155,190	-	-
Nonfarm, nonresidential	-	-	-	-	44,735,924	44,735,924	-	-
Commercial	52,532	-	-	52,532	12,849,527	12,902,059	-	-
Consumer	-	-	-	-	1,334,056	1,334,056	-	-
Total	$854,143	$-	$-	$854,143	$96,364,094	$97,218,237	$-	$147,438

							Recorded
							Investment
							> 90 Days
	30-59 Days	60-89 Days	90 Days	Total Past		Total	And
	Past Due	Past Due	And Over	Due	Current	Loans	Accruing	Nonaccrual

December 31, 2013
Loans secured by real estate
Construction	$-	$-	$-	$-	$3,707,797	$3,707,797	$-	$-
1-4 family	14,926	-	-	14,926	15,384,263	15,399,189	-	-
Multifamily	-	-	-	-	14,869,173	14,869,173	-	-
Nonfarm, nonresidential	-	-	-	-	46,486,607	46,486,607	-	706,851
Commercial	-	-	-	-	11,646,358	11,646,358	-	-
Consumer	-	-	-	-	1,660,564	1,660,564	-	-
Total	$14,926	$-	$-	$14,926	$93,754,762	$93,769,688	$-	$706,851

The following are the definitions of the Bank’s credit quality indicators:

Pass:	Loans segments that are not adversely rated, and are in material compliance with the contractual terms of the loan agreement.

Special Mention:	Loans that have potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the Bank's credit position at some future date. Special Mention loans are not adversely classified and do not expose the Bank to sufficient risk to warrant adverse classification.

Substandard:	Loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified as substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt; they are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful:	Loans that have all the weaknesses inherent in loans classified substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values highly questionable and improbable. However, these loans are not yet rated as loss because certain events may occur which would salvage the debt.

Loss:	Loans that are considered uncollectable and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off this worthless loan even though partial recovery may be affected in the future.

F-20

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 4. Allowance for Loan Losses, continued

The following table lists the loan grades utilized by the Bank that serve as credit quality indicators. Each of the loan grades include high and low factors associated with their classification that are utilized to calculate the aggregate ranges of the allowance for loan losses.

		1-4	Multi-	Commercial
September 30, 2014	Construction	Family	Family	Real Estate	Commercial	Consumer	Total

Loans with pass grades	$5,237,606	$17,546,951	$14,155,190	$43,245,585	$12,361,021	$1,334,056	$93,880,409
Special mention	-	1,144,145	-	947,593	541,038	-	2,632,776
Substandard	-	162,306	-	542,746	-	-	705,052
Doubtful	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-
Total	$5,237,606	$18,853,402	$14,155,190	$44,735,924	$12,902,059	$1,334,056	$97,218,237

		1-4	Multi-	Commercial
December 31, 2013	Construction	Family	Family	Real Estate	Commercial	Consumer	Total

Loans with pass grades	$3,707,797	$14,361,449	$14,869,173	$44,234,986	$11,595,212	$1,660,564	$90,429,181
Special mention	-	1,022,814	-	994,784	51,146	-	2,068,744
Substandard	-	14,926	-	1,256,837	-	-	1,271,763
Doubtful	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-
Total	$3,707,797	$15,399,189	$14,869,173	$46,486,607	$11,646,358	$1,660,564	$93,769,688

The following table presents impaired loans as of September 30, 2014:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

Nine Months ended September 30, 2014
With no related allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	150,021	147,438	-	155,772	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	546,897	542,746	-	1,118,559	27,005
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$696,918	$690,184	$-	$1,274,331	$27,005
With an allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	-	-	-	-	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	-	-	-	-	-
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$-	$-	$-	$-	$-

F-21

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 4. Allowance for Loan Losses, continued

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
Three Months ended September 30, 2014
With no related allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	150,021	147,438	-	153,127	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	546,897	542,746	-	939,665	9,004
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$696,918	$690,184	$-	$1,092,792	$9,004

With an allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	-	-	-	-	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	-	-	-	-	-
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$-	$-	$-	$-	$-

The following table presents impaired loans as of September 30, 2013:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

Nine Months ended September 30, 2013
With no related allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	-	-	-	-	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	556,939	549,986	-	558,082	18,386
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$556,939	$549,986	$-	$558,082	$18,386

With an allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	-	-	-	-	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	-	-	-	-	-
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$-	$-	$-	$-	$-

F-22

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 4. Allowance for Loan Losses, continued

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
Three Months ended September 30, 2013
With no related allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	-	-	-	-	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	556,939	549,986	-	559,154	9,250
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$556,939	$549,986	$-	$559,154	$9,250

With an allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	-	-	-	-	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	-	-	-	-	-
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$-	$-	$-	$-	$-

The following table presents impaired loans as of December 31, 2013:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
December 31, 2013
With no related allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	-	-	-	-	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	556,785	549,986	-	558,082	36,390
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$556,785	$549,986	$-	$558,082	$36,390

With an allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	-	-	-	-	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	706,851	706,851	177,710	710,614	13,518
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$706,851	$706,851	$177,710	$710,614	$13,518

F-23

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 4. Allowance for Loan Losses, continued

In situations where, for economic or legal reasons related to a borrower's financial difficulties, the Bank may grant a concession for other than an insignificant period of time to the borrower that would not otherwise be considered, the related loan is classified as a troubled debt restructuring (“TDR”). Management strives to identify borrowers in financial difficulty early and work with them to modify to more affordable terms. These modified terms may include rate reductions, principal forgiveness, payment forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. All loan modifications are made on a case-by-case basis.

During the nine months ended September 30, 2014, the Bank modified one loan that was considered to be a TDR due to payment concessions.

Nine months ended September 30, 2014

TDRs that are in compliance
	with the terms of the agreement			TDRs that subsequently defaulted
		Pre-	Post		Pre-	Post-
		modification	modification		modification	modification
	Number	outstanding	outstanding	Number	outstanding	outstanding
	of	recorded	recorded	of	recorded	recorded
	contracts	investment	investment	contracts	investment	investment

1-4 family	1	$147,438	$147,438	-	$-	$-

No loans considered to be TDRs were modified during the three months ended September 30, 2014 or during the three or nine-month periods ended September 30, 2013.

Note 5. Fair Value

Fair Value Hierarchy

The Bank utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available for sale, trading assets and liabilities, and derivatives are recorded at fair value on a recurring basis. While the Bank does not record loans held for investment at fair value on a recurring basis, impaired loans if present are recorded at fair value on a nonrecurring basis. Additionally, from time to time, the Bank may be required to record at fair value other assets and liabilities on a nonrecurring basis, such as loans held for sale, foreclosed assets and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets and liabilities.

Under FASB ASC 820, Fair Value Measurements and Disclosures, the Bank groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

•	Level 1: Valuation is based upon quoted prices for identical instruments traded in active markets.

•	Level 2: Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

•	Level 3: Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

F-24

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 5. Fair Value, continued

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Securities Available for Sale

Investment securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.

The Bank utilizes a third party vendor to provide fair value data for purposes of determining the fair value of its securities available for sale portfolio. The third party vendor uses a reputable pricing company for security market data. The third party vendor has controls and edits in place for month-to-month market checks and zero pricing and an AICPA Statement on Standards for Attestation Engagements (SSAE) 16 report is obtained from the third party vendor on an annual basis. The Bank makes no adjustments to the pricing service data received for its securities available for sale.

Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 may include asset-backed securities in less liquid markets.

Impaired Loans

The Bank does not record loans at fair value on a recurring basis, however, from time to time, a loan is considered impaired and an allowance for loan loss is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan are considered impaired. Once a loan is identified as individually impaired, management measures impairment. The fair value of impaired loans is estimated using one of several methods, including the collateral value, market value of similar debt and discounted cash flows. Those impaired loans not requiring a specific allowance represents loans for which the fair value of expected repayments or collateral exceed the recorded investment in such loans. At September 30, 2014 and December 31, 2013, substantially all of the impaired loans were evaluated based upon the fair value of the collateral. Impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. The fair value of Impaired Loans is generally based on judgment and therefore is classified as nonrecurring Level 3.

Loans Held for Sale

Loans held for sale are carried at the lower of cost or market value. The fair values of loans held for sale are based on commitments on hand from investors within the secondary market for loans with similar characteristics. As such, the fair value adjustments for loans held for sale are nonrecurring Level 2.

Foreclosed Assets

Foreclosed assets are measured at fair value less cost to sell, based on an appraisal conducted by an independent, licensed appraiser outside of the Bank. If the collateral value is significantly adjusted due to differences in the comparable properties, or is discounted by the Bank because of marketability, then the fair value is considered Level 3. Foreclosed assets are measured at fair value on a nonrecurring basis. Any initial fair value adjustment is charged against the Allowance for Loan Losses. Subsequent fair value adjustments are recorded in the period incurred and included in other noninterest expense on the Statements of Income.

F-25

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 5. Fair Value, continued

Trading Assets and Liabilities

Substantially all derivative instruments held or issued by the Bank for risk management or customer-initiated activities are traded in over-the-counter markets where quoted market prices are not readily available. For those derivatives, the Bank measures fair value using models that use primarily market observable inputs, such as yield curves and option volatilities, and include the value associated with counterparty credit risk. The Bank classifies derivatives instruments held or issued for risk management or customer-initiated activities as Level 2.

Restricted Equity Securities

Fair value for FHLB stock approximates carrying value based on redemption provisions of the FHLB and is classified by the Bank as Level 2.

Certificates of Deposit

From time to time, certificates of deposit may be hedged through a fair value hedge whereby the change in the fair value of the deposits is effectively offset by the change in the fair value of the interest rate swap. For such derivatives, the Bank measures fair value using models that use primarily market observable inputs, such as yield curves and option volatilities, and include the value associated with counterparty credit risk. The Bank classifies derivative instruments held or issued for risk management or customer-initiated activities as Level 2. Fair value of derivatives are primarily estimated by discounting estimated cash flows using interest rates approximating the current market rate for similar terms and credit risk.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The following tables present the recorded amount of assets and liabilities measured at fair value on a recurring basis:

	Total	Level 1	Level 2	Level 3
September 30, 2014
U.S. Government agencies	$7,705,351	$-	$7,705,351	$-
Mortgage-backed securities	36,853,575	-	36,853,575	-
Municipal securities	4,138,629	-	4,138,629	-
Total securities available for sale	48,697,555	-	48,697,555	-
Trading assets	30,852	-	30,852	-
Total assets measured at fair value	$48,728,407	$-	$48,728,407	$-

Trading liabilities	$30,852	$-	$30,852	$-
Total liabilities measured at fair value	$30,852	$-	$30,852	$-

	Total	Level 1	Level 2	Level 3
December 31, 2013
U.S. Government agencies	$5,811,159	$-	$5,811,159	$-
Mortgage-backed securities	36,370,235	-	36,370,235	-
Municipal securities	4,723,190	-	4,723,190	-
Total securities available for sale	46,904,584	-	46,904,584	-
Trading assets	45,126	-	45,126	-
Total assets measured at fair value	$46,949,710	$-	$46,949,710	$-

Trading liabilities	$45,126	$-	$45,126	$-
Total liabilities measured at fair value	$45,126	$-	$45,126	$-

There have been no transfers between either asset or liability levels during 2014 or 2013.

F-26

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 5. Fair Value, continued

The following table presents the recorded amount of assets measured at fair value on a nonrecurring basis at September 30, 2014 and December 31, 2013. There were no liabilities measured on a nonrecurring basis at September 30, 2014 or December 31, 2013.

September 30, 2014	Total	Level 1	Level 2	Level 3

Impaired loans	$690,184	$-	$-	$690,184
Loans held for sale	6,013,299	-	6,013,299	-
Total assets measured at fair value	$6,703,483	$-	$6,013,299	$690,184

December 31, 2013	Total	Level 1	Level 2	Level 3

Impaired loans	$1,079,127	$-	$-	$1,079,127
Loans held for sale	2,338,148	-	2,338,148	-
Foreclosed assets	921,359	-	-	921,359
Total assets measured at fair value	$4,338,634	$-	$2,338,148	$2,000,486

Level 3 Valuation Techniques

For Level 3 assets measured at fair value on a recurring or non-recurring basis, the valuation technique and the significant unobservable inputs used in the fair value measurements were as follows:

			Significant	Significant
		Valuation	Unobservable	Unobservable
September 30, 2014	Fair Value	Technique	Inputs	Input Value

Impaired Loans
1-4 family	$147,438	Appraised Value/	Discounts on appraisals/	20-30%
		Discounted Cash Flows	Selling costs	6%
Non-farm, nonresidential	542,746	Appraised Value/	Discounts on appraisals/	20-30%
		Discounted Cash Flows	Selling costs	6%

December 31, 2013

Impaired Loans
Non-farm, nonresidential	$1,079,127	Appraised Value/	Discounts on appraisals/	20-30%
		Discounted Cash Flows	Selling costs	6%
Other Real Estate Owned	921,359	Appraised Value/	Discounts on appraisals/	15%
		Sales of Comparable Properties	Selling costs	6%

Financial Instruments

Fair value estimates are made by management at a specific point in time, based on relevant information about the financial instrument and the market. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument nor are potential taxes and other expenses that would be incurred in an actual sale considered. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions and/or the methodology used could significantly affect the estimates disclosed. Similarly, the fair values disclosed could vary significantly from amounts realized in actual transactions.

The fair value of net loans is based on estimated cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. This does not include consideration of liquidity that market participants would use to value such loans. The estimated fair values of deposits

F-27

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 5. Fair Value, continued

and FHLB advances are based on estimated cash flows discounted at market interest rates. The carrying values of other financial instruments, including various receivables and payables, approximate fair value. Securities available for sale are valued as discussed above. The fair value of off-balance sheet financial instruments is considered immaterial. As discussed in note 7, off-balance sheet financial instruments are commitments to extend credit and are either short-term in nature or subject to immediate repricing.

Following is a summary of the carrying amounts and fair values of the Bank’s financial assets and liabilities:

(Dollars in thousands)		Quoted prices in	Significant
		active markets	Other	Significant
		for identical	Observable	Unobservable	Total
	Carrying	assets	Inputs	Inputs	Fair
September 30, 2014	Value	(Level 1)	(Level 2)	(Level 3)	Value
Financial Assets:
Cash and cash equivalents	$9,653	$9,653	$-	$-	$9,653
Certificates of deposit with other banks	6,646	6,646	-	-	6,646
Securities available for sale	48,698	-	48,698	-	48,698
Loans held for sale	6,013	-	6,013	-	6,013
Loans, net	95,729	-	97,057	-	97,057
Trading assets	31	-	31	-	31
Restricted equity securities	1,128	-	1,128	-	1,128

Financial Liabilities:
Deposits	132,901	88,399	43,828		132,227
Trading liabilities	31	-	31	-	31
FHLB advances	20,144		20,123		20,123

(Dollars in thousands)		Quoted prices in	Significant
		active markets	Other	Significant
		for identical	Observable	Unobservable	Total
	Carrying	assets	Inputs	Inputs	Fair
December 31, 2013	Value	(Level 1)	(Level 2)	(Level 3)	Value
Financial Assets:
Cash and cash equivalents	$26,824	$26,824	$-	$-	$26,824
Certificates of deposit with other banks	5,717	5,717	-	-	5,717
Securities available for sale	46,905	-	46,905	-	46,905
Loans held for sale	2,338	-	2,338	-	2,338
Loans, net	92,186	-	-	93,122	93,122
Trading assets	45	-	45	-	45
Restricted equity securities	1,114	-	1,114	-	1,114

Financial Liabilities:
Deposits	143,672	104,064	37,066	-	141,130
Trading liabilities	45	-	45	-	45
FHLB advances	19,144	-	19,125	-	19,125

F-28

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 6. Earnings per Share

The following table presents the computation of earnings per share for the periods ended September 30, 2014 and 2013:

	Nine months ended
	September 30,
	2014	2013

Net income attributable to common shareholders	$149,113	$645,497

Weighted average shares outstanding	1,925,247	1,925,247
Weighted average shares outstanding, diluted	1,925,247	1,925,247

Basic earnings per share	$0.08	$0.34
Diluted earnings per share	$0.08	$0.34

	Three months ended
	September 30,
	2014	2013

Net income attributable to common shareholders	$131,801	$225,915

Weighted average shares outstanding	1,925,247	1,925,247
Weighted average shares outstanding, diluted	1,925,247	1,925,247

Basic earnings per share	$0.07	$0.12
Diluted earnings per share	$0.07	$0.12

For the nine and three month periods ended September 30, 2014 and 2013, there were 298,400 and 302,400 options, respectively, that were not included in the calculation of diluted earnings per share because the exercise price of the options exceeded the market value of the Bank’s stock.

Note 7. Commitments and Contingencies

Litigation

From time to time, the Bank may become involved in legal proceedings occurring in the ordinary course of business. However, subject to uncertainties in any litigation, management believes there currently are no pending or threatened proceedings that are reasonably likely to result in a material adverse change in the Bank’s financial condition or operations.

Financial Instruments with Off-Balance Sheet Risk

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheet.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance sheet instruments.

F-29

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 7. Commitments and Contingencies, continued

A summary of the Bank’s commitments at September 30, 2014 and December 31, 2013 are as follows:

	September 30,	December 31,
	2014	2013

Commitments to extend credit	$15,296,000	$17,743,000
Standby letters of credit	226,000	233,000
Other commitments	150,000	150,000
	$15,672,000	$18,126,000

Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to support the promise of performance of a customer to a third party. Those standby letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

The Bank is an investor in a private equity limited partnership which was formed in 2009 to invest in middle market companies throughout the southeastern United States. The partnership has been licensed by the Small Business Administration (“SBA”) to operate as a Small Business Investment Company under the authority of the SBA. The Bank’s investment commitment is $750,000 of which $600,000 had been invested at September 30, 2014 and is included in other assets. The Bank’s unfunded commitment at September 30, 2014 was $150,000.

Concentrations of Credit Risk

Substantially all of the Bank’s loans and commitments to extend credit have been granted to customers in the Bank’s market area. The concentrations of credit by type of loan are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank’s primary focus is toward commercial and small business transactions, and accordingly, it does not have a significant number of credits to any single borrower or group of related borrowers in excess of $2.5 million.

The Bank from time to time may have cash and cash equivalents on deposit with financial institutions that exceed federally-insured limits.

Other Commitments

The Bank has entered into employment agreements with its Chief Executive, Chief Financial and Chief Credit officers covering duties, salary, benefits, and provisions for termination and Bank obligations in the event of merger or acquisition.

F-30

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 8. Regulatory Restrictions

Dividends

The Bank, as a North Carolina chartered bank, may pay dividends provided the distribution does not reduce its capital below its applicable required capital as determined pursuant to North Carolina General Statutes Section 53C-4-7. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the bank.

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets, as all those terms are defined in the applicable regulations. As of September 30, 2014, the Bank met all capital adequacy requirements to which it was subject.

As of September 30, 2014, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios are also presented in the table (dollars in thousands).

					Minimum
					To Be Well
			Minimum		Capitalized Under
			Capital		Prompt Corrective
	Actual		Requirement		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

September 30, 2014
Total Capital
(to Risk-Weighted Assets)	$17,419	15.78%	$8,829	8.00%	$11,036	10.00%
Tier I Capital
(to Risk-Weighted Assets)	$16,095	14.58%	$4,414	4.00%	$6,622	6.00%
Tier I Capital
(to Average Assets)	$16,095	9.37%	$6,873	4.00%	$8,592	5.00%

F-31

Notes to Financial Statements
For the periods ended September 30, 2014 (Unaudited) and 2013(Unaudited)

Note 8. Regulatory Restrictions, continued

December 31, 2013
Total Capital
(to Risk-Weighted Assets)	$17,610	16.21%	$8,685	8.00%	$10,856	10.00%
Tier I Capital
(to Risk-Weighted Assets)	$16,251	14.96%	$4,342	4.00%	$6,514	6.00%
Tier I Capital
(to Average Assets)	$16,251	10.09%	$6,442	4.00%	$8,053	5.00%

Note 9. Subsequent events

On October 8, 2014, the Bank announced the signing of a definitive merger agreement with NewBridge Bancorp (“NewBridge”). NewBridge Bancorp is the bank holding company for NewBridge Bank, a full service, state-chartered community bank headquartered in Greensboro, N.C. The acquisition, which is subject to customary closing conditions, including regulatory approval and approval by the Bank’s shareholders, is expected to close in the first quarter of 2015. Under the terms of the definitive merger agreement, the Bank’s outstanding shares of common stock will be converted, at the election of the holder of such shares, into the right to receive cash in the amount of $10.00 per share, shares of NewBridge Class A common stock, or a combination of cash and shares, subject to allocation and pro rata procedures to ensure that 75% of the shares of the Bank’s common stock will be exchanged for shares of NewBridge common stock and the remaining 25% will be exchanged for cash. The number of shares of NewBridge common stock to be exchanged for each share of the Bank’s common stock will be determined by dividing $10.00 by the 20-day volume weighted average price per share of NewBridge common stock ending on the fifth trading day prior to closing, but in no event more than 1.5152 shares of NewBridge common stock or less than 1.1186 shares of NewBridge common stock for each share of the Bank’s common stock. The agreement also provides for the conversion of unexercised, vested and unvested Bank stock options into NewBridge stock options. The Bank has 1,925,247 shares and 294,400 options outstanding.

F-32

Annual Report

December 31, 2013

F-33

2013 Annual Report

This Annual Report to Shareholders contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in economic conditions, the financial condition of our customers, interest rate fluctuations, competitive product and pricing pressure within our markets, technological changes, changes in laws and regulations, changes in fiscal, monetary, regulatory and tax policies, monetary fluctuations, actions of government regulators, and the availability of capital and personnel.

Readers should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date hereof. The Bank undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

F-34

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders

Premier Commercial Bank

Greensboro, North Carolina

Report on the Financial Statements

We have audited the accompanying financial statements of Premier Commercial Bank which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of income, comprehensive income (loss), changes in shareholders’ equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Commercial Bank as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Charlotte, North Carolina
April 1, 2014

Elliott Davis PLLC	www.elliottdavis.com

F-35

Balance Sheets

December 31, 2013 and 2012

	2013	2012
Assets
Cash and due from banks	$5,734,672	$4,981,034
Interest-bearing deposits with other banks	21,089,669	9,257,131
Cash and cash equivalents	26,824,341	14,238,165

Certificates of deposit with other banks	5,716,904	2,218,000
Securities available for sale	46,904,584	37,970,618
Restricted equity securities	1,114,000	1,229,200
Loans held for sale	2,338,148	8,644,976

Loans	93,599,265	94,181,944
Allowance for loan losses	(1,413,146)	(1,303,496)
Net loans	92,186,119	92,878,448

Trading assets	45,126	195,356
Premises and equipment, net of accumulated depreciation	375,773	344,421
Foreclosed assets	921,359	-
Accrued interest receivable	493,263	447,989
Other assets	3,152,345	853,857
Total assets	$180,071,962	$159,021,030

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Noninterest-bearing deposits	$32,594,392	$16,310,980
NOW accounts	2,570,759	2,845,760
Savings and interest-checking	68,899,460	58,673,644
Certificates of deposit	39,607,877	42,900,485
Total deposits	143,672,488	120,730,869

FHLB Advances	19,143,691	22,118,573
Securities sold under agreements to repurchase	-	33,784
Accrued interest payable	18,131	26,290
Trading liabilities	45,126	195,356
Other liabilities	301,530	354,895
Total liabilities	163,180,966	143,459,767

Commitments and contingencies

Shareholders’ equity
Preferred stock, 5,000,000 shares authorized, none issued	-	-
Common stock, $5 par value; 20,000,000 shares authorized; 1,925,247 shares issued and outstanding at December 31, 2013 and 2012	9,626,235	9,626,235
Surplus	11,683,566	11,486,402
Retained deficit	(3,712,493)	(6,238,251)
Accumulated other comprehensive income (loss)	(706,312)	686,877
Total shareholders’ equity	16,890,996	15,561,263
Total liabilities and shareholders’ equity	$180,071,962	$159,021,030

See Notes to Financial Statements

F-36

Statements of Income

For the years ended December 31, 2013 and 2012

	2013	2012
Interest and dividend income
Interest and fees on loans	$4,813,551	$4,371,030
Interest on investment securities, taxable	736,297	786,702
Interest on investment securities, nontaxable	10,290	-
Interest on trading assets	106,809	121,574
Interest on interest-bearing deposits with other banks	50,580	33,839
Dividends	33,200	19,156
Total interest and dividend income	5,750,727	5,332,301

Interest expense
Deposits	1,013,835	961,525
Trading liabilities	177,128	204,909
Other borrowings	232,937	234,077
Total interest expense	1,423,900	1,400,511
Net interest income	4,326,827	3,931,790

Provision for loan losses	70,000	178,000
Net interest income after provision for loan losses	4,256,827	3,753,790

Noninterest income
Service charges on deposit accounts	8,851	8,397
Other service charges and fees	60,582	58,764
Gains on sales of securities	55,284	74,595
Mortgage origination income	2,603,663	1,892,079
Other income	230,805	45,880
Total noninterest income	2,959,185	2,079,715

Noninterest expense
Personnel expense	4,445,119	3,728,993
Occupancy and equipment expense	571,415	530,208
Marketing expense	103,486	87,607
Data processing expense	234,018	207,482
Professional fees	355,583	254,157
FDIC insurance premiums	114,294	126,998
State franchise tax	39,462	33,100
Other expense	627,181	563,283
Total noninterest expense	6,490,558	5,531,828

Income before income tax (benefit)	725,454	301,677
Income tax benefit	(1,800,304)	-

Net income	$2,525,758	$301,677

Basic earnings per share	$1.31	$.16
Diluted earnings per share	$1.31	$.16
Weighted average shares outstanding, basic	1,925,247	1,925,247
Weighted average shares outstanding, diluted	1,925,247	1,925,247

See Notes to Financial Statements

F-37

Statements of Comprehensive Income (Loss)

For the years ended December 31, 2013 and 2012

	2013	2012

Net income	$2,525,758	$301,677

Other comprehensive income (loss):
Investment securities available-for-sale:	(1,758,087)	156,258
Unrealized holding gains (losses)
Tax effect	664,381	-
Reclassification of gains recognized in net income	(55,284)	(74,595)
Tax effect	20,621	-
Reversal of deferred tax valuation allowance	(264,820)	-
Total other comprehensive income (loss)	(1,393,189)	81,663
Comprehensive income	$1,132,569	$383,340

See Notes to Financial Statements

F-38

Statements of Changes in Shareholders’ Equity

For the years ended December 31, 2013 and 2012

					Accumulated
				Retained	Other
	Common Stock			Earnings	Comprehensive
	Shares	Amount	Surplus	(Deficit)	Income (Loss)	Total
Balance, December 31, 2011	1,925,247	$9,626,235	$11,286,559	$(6,539,928)	$605,214	$14,978,080

Net income	-	-	-	301,677	-	301,677
Other comprehensive income	-	-	-	-	81,663	81,663
Noncash stock option expense	-	-	199,843	-	-	199,843
Balance, December 31, 2012	1,925,247	9,626,235	11,486,402	(6,238,251)	686,877	15,561,263

Net income	-	-	-	2,525,758	-	2,525,758
Other comprehensive loss	-	-	-	-	(1,393,189)	(1,393,189)
Noncash stock option expense	-	-	197,164	-	-	197,164
Balance, December 31, 2013	1,925,247	$9,626,235	$11,683,566	$(3,712,493)	$(706,312)	$16,890,996

See Notes to Financial Statements

F-39

Statements of Cash Flows

For the years ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities
Net income	$2,525,758	$301,677
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for loan losses	70,000	178,000
Depreciation	163,876	159,427
Noncash stock option expense	197,164	199,843
Deferred income tax (benefit)	(1,800,304)	-
Investment security accretion, net of premium amortization	319,952	421,720
Change in fair market value of derivative instruments	-	(21,135)
Decrease (increase) in loans held for sale	6,306,828	(6,594,022)
Gains on sales of available for sale securities	(55,284)	(74,595)
Changes in assets and liabilities:
Accrued interest receivable	(45,274)	(66,731)
Other assets	(78,002)	(321,646)
Accrued interest payable	(8,159)	(5,078)
Other liabilities	(53,365)	211,462
Net cash provided by (used in) operating activities	7,543,190	(5,611,078)

Cash flows from investing activities
Increase in certificates of deposit with other banks	(3,498,904)	(1,483,000)
Purchases of securities available for sale	(27,932,195)	(16,289,352)
Redemptions (purchases) of restricted equity securities	115,200	(187,800)
Proceeds from maturities, calls, and principal paydowns of securities available for sale	6,319,088	8,073,705
Proceeds from sales of securities available for sale	10,601,102	8,677,255
Loan originations, net of principal collected	(299,030)	(16,778,555)
Purchases of premises and equipment	(195,228)	(213,365)
Net cash used in investing activities	(14,889,967)	(18,201,112)

Cash flows from financing activities
Net increase in deposits	22,941,619	24,015,819
(Decrease) increase in FHLB Advances	(2,974,882)	2,543,809
Decrease in securities sold under agreements to repurchase	(33,784)	(38,549)
Net cash provided by financing activities	19,932,953	26,521,079
Net change in cash and cash equivalents	12,586,176	2,708,889

Cash and cash equivalents at beginning of period	14,238,165	11,529,276
Cash and cash equivalents at end of period	$26,824,341	$14,238,165

Supplemental disclosure of cash flow information
Cash paid for interest	$1,432,059	$1,405,589
Cash paid for income taxes	$-	$-

Non-cash transactions
Transfer from loans to foreclosed assets	$921,359	$-

See Notes to Financial Statements

F-40

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 1. Organization and Summary of Significant Accounting Policies

Organization

Premier Commercial Bank (the “Bank”) is incorporated under the laws of the State of North Carolina, and commenced operations on May 12, 2008. The Bank currently serves the Piedmont Triad region of North Carolina (the “Piedmont”) and surrounding areas through its banking office in Greensboro, North Carolina, a loan and mortgage production office in High Point, North Carolina, and four additional mortgage origination offices located in Burlington, Charlotte, Greensboro, and Kernersville, North Carolina. As a state chartered bank, the Bank is subject to regulation by the Commissioner of Banks of the State of North Carolina and the Federal Deposit Insurance Corporation. The Bank is not a member of the Federal Reserve Bank.

The accounting and reporting policies of the Bank follow generally accepted accounting principles and general practices within the financial services industry. Following is a summary of the more significant policies:

Critical Accounting Policies

Policies with respect to the methodology for determination of the allowance for loan losses, and asset impairment judgments involve a high degree of complexity. Management must make difficult and subjective judgments, which require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions, or estimates could cause reported results to differ materially. Periodically, the Audit, Compliance, and Technology Committee reviews these critical policies and their application.

Business Segments

The Bank reports its activities as a single business segment. In determining the appropriateness of segment definition, the Bank considers the materiality of a potential segment and components of the business about which financial information is available and regularly evaluated relative to resource allocation and performance assessment.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses.

The majority of the Bank’s loan portfolio consists of loans in the Piedmont of North Carolina, its primary market area. Accordingly, the ultimate collectibility of a substantial portion of the Bank’s loan portfolio is susceptible to changes in local market conditions. The regional economy is diverse and influenced to an extent by state government, major educational institutions, and activities in the Piedmont.

While management uses available information to recognize loan losses, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as a part of their routine examination process, will review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examinations. Because of these factors, it is reasonably possible that the allowance for loan losses may change materially in the near term.

F-41

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 1. Organization and Summary of Significant Accounting Policies, continued

Cash and Cash Equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet captions “cash and due from banks” and “interest-bearing deposits with other banks”.

Trading Securities

The Bank does not hold securities for short-term resale and, therefore, does not maintain a trading securities portfolio.

Securities Held to Maturity

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity or to call dates. The Bank did not classify any securities as held to maturity at either December 31, 2013 or 2012.

Securities Available for Sale

Available for sale securities are reported at fair value and may consist of bonds, notes, and debentures not classified as trading securities or as held to maturity securities.

Unrealized holding gains and losses on available for sale securities are reported as a net amount in a separate component of shareholders’ equity, net of taxes. Realized gains and losses on the sale of available for sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Declines in the fair value of individual held to maturity and available for sale securities below cost that are other than temporary would be reflected as write-downs of the individual securities to fair value. Related write-downs would be included in earnings as realized losses.

Loans Held for Sale

The Bank originates certain single family, residential first mortgage loans for sale on a presold basis. Loans held for sale are carried at the lower of cost or estimated fair value in the aggregate as determined by outstanding commitments from investors. Upon closing, these loans, together with their servicing rights, are sold to other financial institutions under prearranged terms. The Bank recognizes certain origination and service fees at the time of sale, which are classified as mortgage origination income on the statements of operations.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amount adjusted for any charge-offs and the allowance for loan losses. Loan origination fees, net of certain direct origination costs, are deferred and recognized as a yield adjustment of the related loan. Discounts and premiums on any purchased loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

F-42

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 1. Organization and Summary of Significant Accounting Policies, continued

Loans Receivable, continued

Interest is accrued and credited to income based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management’s opinion, it is unlikely that the borrower will be able to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest for the current year is reversed. Interest income is subsequently recognized on the cash basis or cost recovery method, as appropriate. When facts and circumstances indicate the borrower has regained the ability to meet the required payments, the loan is returned to accrual status. Past due status of loans is determined based on contractual terms.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings and is maintained at a level appropriate in light of the risk inherent in the loan portfolio. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

Additionally, the allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of industry concentrations, specific credit risks, loan loss experience, current loan portfolio quality, recent economic, political and regulatory conditions and unidentified losses inherent in the current loan portfolio. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available regarding the performance of the Bank’s loan portfolio, the economy, changes in interest rates and the view of the regulatory authorities toward loan classifications.

The Bank’s allowance for possible loan losses consists of three elements. First, there is a specific valuation allowance determined in accordance with Accounting Standards Codification (“ASC”) Topic 310, Receivables, which is based on probable losses on specific loans. Second, the Bank calculates a historical valuation allowance determined in accordance with ASC Topic 450, Contingencies. Since the Bank has limited loss experience on which to base an estimate, its historical analysis is based on peer group data from banks operating within the same lending business as the Bank with similar portfolios and which provides an appropriate range of historical loss data. Third, a general valuation allowance is determined in accordance with ASC Topic 450 and is based on general conditions and other qualitative risk factors both internal and external to the Bank. An unallocated component may be maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating losses in the portfolio.

General valuation allowances are based on general economic conditions and other qualitative risk factors both internal and external to the Bank. In general, such valuation allowances are determined by evaluating among other things; (i) local, state and national economic outlook; (ii) concentrations of credit; (iii) interest rate risk, (iv) trends in volume, mix and size of loans; (v) seasoning of the loan portfolio; (vi) experience of the staff, and (vii) levels and trends of delinquencies. Management evaluates the degree of risk that each one of these components has on the quality of the loan portfolio on a quarterly basis. Each component is assigned a high, moderate and low risk factor which is applied to the entire non-impaired loan portfolio. The results are then input into a loan loss model to determine an appropriate general valuation allowance.

F-43

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 1. Organization and Summary of Significant Accounting Policies, continued

Allowance for Loan Losses, continued

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status and other circumstances impacting the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Interest Rate Swap Agreements

For asset/liability management purposes, the Bank periodically uses interest rate swap agreements to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts. Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period. The notional amount on which the interest payments are based is not exchanged. These swap agreements are derivative instruments and generally convert a portion of the Bank’s fixed deposits to a variable rate.

The gain or loss on a derivative designated and qualifying as a fair value hedging instrument, as well as the offsetting gain or loss on the hedged item attributable to the risk being hedged, is recognized in earnings in the same accounting period. The effective portion of the gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is initially reported as a component of other comprehensive income and subsequently reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Any ineffective portion of the gain or loss on the derivative instrument is recognized currently in earnings.

For cash flow hedges, the net settlement (upon close-out or termination) that offsets changes in the value of the hedged asset or liability is deferred and amortized into net interest income over the life of the hedged asset or liability. For fair value hedges, the net settlement (upon close-out or termination) that offsets changes in the value of the loans adjusts the basis of the loans and is deferred and amortized to loan interest income over the life of the loans. The portion, if any, of the net settlement amount that did not offset changes in the value of the hedged asset or liability is recognized immediately in noninterest income. Interest rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest rate risk arising from the assets and liabilities identified as exposing the Bank to risk. Those derivative financial instruments that do not meet specified hedging criteria would be recorded at fair value with changes in fair value recorded in income. If periodic assessment indicated derivatives no longer provide an effective hedge, the derivative contracts would be closed out and settled, or classified as a trading activity.

Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows of the item being hedged, when applicable.

F-44

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 1. Organization and Summary of Significant Accounting Policies, continued

Premises and Equipment

Leasehold improvements, furniture and fixtures, and computers and software are carried at cost, less accumulated depreciation and amortization computed by the straight-line method over the following estimated useful lives:

Years
Leasehold improvements	5
Furniture and fixtures	3-10
Computers and software	2-5

Foreclosed Properties

Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value less anticipated cost to sell at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management, and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate when applicable. Foreclosed properties held by the Bank amounted to $921,359 at December 31, 2013. The Bank held no foreclosed properties at December 31, 2012.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Retail Repurchase Agreements

Funds are borrowed on an overnight basis through retail repurchase agreements with bank customers. Retail repurchase agreements are collateralized by securities of U.S. governmental agencies or by mortgage backed securities issued by government sponsored entities. The market value of collateral pledged for retail repurchase agreements is monitored by the Bank to equal or exceed the balances borrowed.

Advertising Expense

The Bank expenses advertising costs as they are incurred. These costs are included in marketing expense, as presented in the statements of operations.

Income Taxes

Provision for income taxes is based on amounts reported in the statements of operations (after exclusion of non-taxable income such as interest on state and municipal securities) and consists of taxes currently due plus deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized.

F-45

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 1. Organization and Summary of Significant Accounting Policies, continued

Income Taxes, continued

Tax positions are analyzed in accordance with generally accepted accounting principles. Interest recognized as a result of the analysis of tax positions would be classified as interest expense. Penalties would be classified as noninterest expense.

Basic Earnings per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period, after giving retroactive effect to stock splits and dividends.

Diluted Earnings per Share

The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued, unless their inclusion would be anti-dilutive. The numerator is adjusted for any changes in income that would result from the assumed conversion of those potential common shares.

Comprehensive Income (Loss)

Annual comprehensive income reflects the change in the Bank’s equity during the reporting period arising from transactions and events other than investment by and distributions to shareholders. It consists of net income plus certain other changes in assets and liabilities that are reported as separate components of shareholders’ equity rather than as income or expense.

Employee Benefit Plans

The Bank has a defined contribution plan qualifying under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Employee contributions are matched 80% by the Bank up to the first 6% of the employee’s base compensation. Employees may contribute up to 100% of their base salary, subject to limits imposed under the Code. The Bank’s match is expensed as incurred.

Stock Compensation Plans

The Bank recognizes compensation cost relating to share-based payment transactions in accordance with generally accepted accounting principles. That cost is measured based on the fair value of the equity or liability instruments issued. The expense measures the cost of employee services received in exchange for stock options based on the grant-date fair value of the award and recognizes the cost over the period the employee is required to provide services for the award.

Fair Value of Financial Instruments

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Bank determines the fair values of its financial instruments based on the fair value hierarchy established per GAAP which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Investment securities available for sale, trading assets and derivative instruments are recorded at fair value on a recurring basis. Certain impaired loans and loans held for sale are carried at fair value on a nonrecurring basis.

F-46

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 1. Organization and Summary of Significant Accounting Policies, continued

Reclassification

Certain amounts in the prior year financial statements have been reclassified to conform to current year presentation. Net income and total shareholders’ equity previously reported were not affected by these reclassifications. In 2012, the North Carolina Commissioner of Banks updated the statutes governing North Carolina Banks. A previous statute that required banks chartered in North Carolina to reduce their surplus accounts by the amount of its net pre-opening expenses was repealed, allowing those expenses to run through retained earnings. The Bank’s net pre-opening expenses in the amount of $852,707 have been retrospectively reclassified from surplus to retained earnings for all periods presented.

Subsequent Events

These financial statements have not been updated for subsequent events occurring after April 1, 2014 which is the date these financial statements were available to be issued.

Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that could impact the accounting, reporting, and/or disclosure of financial information by the Bank.

The Balance Sheet topic of the ASC was amended in December 2011 for companies with financial instruments and derivative instruments that offset or are subject to a master netting agreement. The amendments require disclosure of both gross information and net information about instruments and transactions eligible for offset or subject to an agreement similar to a master netting agreement. The amendments were effective for reporting periods beginning on or after January 1, 2013 and required retrospective presentation for all comparative periods presented. Additionally, in January 2013 the FASB clarified that the amendments apply only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in U.S. GAAP or subject to a master netting arrangement or similar agreement. These amendments did not have a material effect on the Bank’s financial statements.

The Comprehensive Income topic of the ASC was amended in June 2011. The amendment eliminated the option to present other comprehensive income as a part of the statement of changes in stockholders’ equity and required consecutive presentation of the statement of net income and other comprehensive income. The amendments were applicable to the Bank on January 1, 2012 and have been applied retrospectively. In December 2011, the topic was further amended to defer the effective date of presenting reclassification adjustments from other comprehensive income to net income on the face of the financial statements while the FASB redeliberated the presentation requirements for the reclassification adjustments. In February 2013, the FASB further amended the Comprehensive Income topic clarifying the conclusions from such redeliberations. Specifically, the amendments do not change the current requirements for reporting net income or other comprehensive income in the financial statements. However, the amendments do require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, in certain circumstances an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income. The amendments will be effective for the Bank on a prospective basis for reporting periods beginning after December 15, 2013. These amendments are not expected to have a material effect on the Bank’s financial statements.

F-47

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 1. Organization and Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In April 2013, the FASB issued guidance addressing application of the liquidation basis of accounting. The guidance is intended to clarify when an entity should apply the liquidation basis of accounting. In addition, the guidance provides principles for the recognition and measurement of assets and liabilities and requirements for financial statements prepared using the liquidation basis of accounting. The amendments will be effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein and those requirements should be applied prospectively from the day that liquidation becomes imminent. Early adoption is permitted. The Bank does not expect these amendments to have any effect on its financial statements.

In December 2013, the FASB amended the Master Glossary of the FASB Codification to define “Public Business Entity” to minimize the inconsistency and complexity of having multiple definitions of, or a diversity in practice as to what constitutes, a nonpublic entity and public entity within U.S. GAAP. The amendment does not affect existing requirements, however will be used by the FASB, the Private Company Council (“PCC”), and the Emerging Issues Task Force (“EITF”) in specifying the scope of future financial accounting and reporting guidance. The Bank does not expect this amendment to have any effect on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Bank’s financial position, results of operations and cash flows.

From time to time the FASB issues exposure drafts for proposed statements of financial accounting standards. Such exposure drafts are subject to comment from the public, to revisions by the FASB and to final issuance by the FASB as statements of financial accounting standards. Management considers the effect of the proposed statements on the financial statements of the Bank and monitors the status of changes to and proposed effective dates of exposure drafts.

Note 2. Restrictions on Cash

To comply with banking regulations, the Bank is required to maintain certain minimum average cash reserve balances. Cash on hand and in banks of approximately $4,091,000 and $3,648,000 was restricted to comply with such regulations at December 31, 2013 and 2012, respectively.

F-48

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 3. Securities

Following is a summary of investment securities as of December 31, 2013 and 2012, all of which are classified as available for sale:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

2013
U.S. Government agencies	$6,222,340	$-	$(411,181)	$5,811,159
Mortgage-backed securities	36,639,574	280,085	(549,424)	36,370,235
Municipal securities	5,169,162	173	(446,145)	4,723,190
	$48,031,076	$280,258	$(1,406,750)	$46,904,584

2012
U.S. Government agencies	$7,576,463	$124,808	$(4,973)	$7,696,298
Mortgage-backed securities	26,431,233	613,582	(19,301)	27,025,514
Municipal securities	3,276,045	16,393	(43,632)	3,248,806
	$37,283,741	$754,783	$(67,906)	$37,970,618

All of the Bank’s mortgage-backed securities are issued and guaranteed by U.S. Government sponsored enterprises.

Restricted equity securities consist of investments in common stock of the Federal Home Loan Bank of Atlanta (“FHLB”). The FHLB requires member financial institutions to make equity investments in the FHLB in order to borrow money. The Bank is required to hold that stock as long as it borrows from the FHLB, in addition to stock owned under membership requirements.

Investment securities with an amortized cost of $20 million at December 31, 2013 were pledged as collateral.

There were gross realized gains of $167,348 and $98,719 for the years ended December 31, 2013 and 2012, respectively. Gross realized losses for the years ended December 31, 2013 and 2012 amounted to $112,064 and $24,124, respectively.

The amortized cost, by contractual maturity, of available for sale securities at December 31, 2013 follows:

		After 1	After 5
		Year	Years
	Within 1	Through 5	Through 10	After 10
	Year	Years	Years	Years	Total

U.S. Government agencies	$-	$-	$-	$6,222,340	$6,222,340
Mortgage-backed securities	-	-	14,089,494	22,550,080	36,639,574
Municipal securities	-	543,295	1,822,077	2,803,790	5,169,162
	$-	$543,295	$15,911,571	$31,576,210	$48,031,076

The maturities of mortgage-backed securities are presented according to the date underlying mortgages in the pool are due. However, the Bank receives regular payments of principal on the securities in addition to prepayments of principal arising from repayment of the mortgages in advance of their scheduled due dates. During the period ended December 31, 2013, the Bank received principal payments of $6.3 million. When the Bank receives prepayments on mortgage loans, the discount associated with such prepayment is recognized as revenue.

The following table details unrealized losses and related fair values in the Bank’s available for sale investment securities portfolio. This information is aggregated by the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2013 and 2012.

F-49

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

	Less Than 12 Months		12 Months or greater		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses

2013
U.S. Government agencies	$4,706,359	$(309,283)	$1,104,800	$(101,898)	$5,811,159	$(411,181)
Mortgage-backed securities	21,814,208	(499,164)	1,250,580	(50,260)	23,064,788	(549,424)
Municipal securities	3,671,035	(356,720)	508,685	(89,425)	4,179,720	(446,145)
	$30,191,602	$(1,165,167)	$2,864,065	$(241,583)	$33,055,667	$(1,406,750)

2012
U.S. Government agencies	$765,564	$(4,973)	$-	$-	$765,564	$(4,973)
Mortgage-backed securities	5,043,231	(19,301)	-	-	5,043,231	(19,301)
Municipal securities	2,078,307	(43,632)	-	-	2,078,307	(43,632)
	$7,887,102	$(67,906)	$-	$-	$7,887,102	$(67,906)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. At December 31, 2013, the Bank had 2 U.S. Government agency securities, 2 mortgage-backed securities and 1 municipal security that had been in an unrealized loss position for more than twelve months. Management believes these losses are temporary and are a result of the current interest rate environment. The Bank does not intend to sell these securities and it is more likely than not that the Bank will not be required to sell these securities before recovery of their amortized cost.

Note 4. Loans

The major components of loans in the balance sheet at December 31, 2013 and 2012 are as follows:

	2013	2012

Commercial and agricultural	$11,646,358	$13,796,265
Real estate construction and land development	3,707,797	6,350,617
Real estate mortgage loans
Residential	15,399,189	13,607,081
Nonresidential	46,486,607	44,536,388
Multifamily residential	14,869,173	14,376,384
Consumer loans	1,660,564	1,675,444
Total loans before deferred loan fees and costs	93,769,688	94,342,179

Deferred loan fees and costs (net)	(170,423)	(160,235)
Total loans	93,599,265	94,181,944
Allowance for loan losses	(1,413,146)	(1,303,496)
Net loans	$92,186,119	$92,878,448

F-50

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 5. Allowance for Loan Losses

The following table summarizes the balances by loan category of the allowance for loan losses with changes arising from charge-offs, recoveries and provision expense for the year ending December 31, 2013:

		1-4	Multi-	Commercial
	Construction	Family	Family	Real Estate	Commercial	Consumer	Total

2013
Allowance for loan losses:

Beginning balance	$182,289	$123,769	$139,850	$630,977	$207,920	$18,691	$1,303,496
Charge-offs	-	-	-	-	-	-	-
Recoveries	-	-	-	-	39,650	-	39,650
Provisions	(98,047)	50,742	14,617	180,237	(78,723)	1,174	70,000
Ending balance	$84,242	$174,511	$154,467	$811,214	$168,847	$19,865	$1,413,146

Ending balances:
Individually evaluated for impairment	$-	$-	$-	$177,710	$-	$-	$177,710
Collectively evaluated for impairment	$84,242	$174,511	$154,467	$633,504	$168,847	$19,865	$1,235,436

Loans receivable:

Ending balance - total	$3,707,797	$15,399,189	$14,869,173	$46,486,607	$11,646,358	$1,660,564	$93,769,688
Ending balances:
Individually evaluated for impairment	$-	$-	$-	$1,256,837	$-	$-	$1,256,837

Collectively evaluated for impairment	$3,707,797	$15,399,189	$14,869,173	$45,229,770	$11,646,358	$1,660,564	$92,512,851

F-51

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 5. Allowance for Loan Losses, continued

The following table summarizes the balances by loan category of the allowance for loan losses with changes arising from charge-offs, recoveries and provision expense for the year ending December 31, 2012:

		1-4	Multi-	Commercial
	Construction	Family	Family	Real Estate	Commercial	Consumer	Total

2012
Allowance for loan losses:

Beginning balance	$79,126	$176,750	$101,346	$538,832	$264,702	$5,058	$1,165,814
Charge-offs	-	-	-	-	(40,318)	-	(40,318)
Recoveries	-	-	-	-	-	-	-
Provisions	103,163	(52,981)	38,504	92,145	(16,464)	13,633	178,000
Ending balance	$182,289	$123,769	$139,850	$630,977	$207,920	$18,691	$1,303,496

Ending balances:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	$182,289	$123,769	$139,850	$630,977	$207,920	$18,691	$1,303,496

Loans receivable:

Ending balance - total	$6,350,617	$13,607,081	$14,376,384	$44,536,388	$13,796,265	$1,675,444	$94,342,179

Ending balances:
Individually evaluated for impairment	$-	$-	$-	$890,967	$-	$-	$890,967

Collectively evaluated for impairment	$6,350,617	$13,607,081	$14,376,384	$43,645,421	$13,796,265	$1,675,444	$93,451,212

The following table summarizes the past due loans by category as of December 31:

							Recorded
							Investment
							> 90 Days
	30-59 Days	60-89 Days	90 Days	Total Past		Total	and
	Past Due	Past Due	And Over	Due	Current	Loans	Accruing	Nonaccrual
2013
Loans secured by real estate
Construction	$-	$-	$-	$-	$3,707,797	$3,707,797	$-	$-
1-4 family	14,926	-	-	14,926	15,384,263	15,399,189	-	-
Multifamily	-	-	-	-	14,869,173	14,869,173	-	-
Nonfarm, nonresidential	-	-	-	-	46,486,607	46,486,607	-	706,851
Commercial	-	-	-	-	11,646,358	11,646,358	-	-
Consumer	-	-	-	-	1,660,564	1,660,564	-	-
Total	$14,926	$-	$-	$14,926	$93,754,762	$93,769,688	$-	$706,851

							Recorded
							Investment
							> 90 Days
	30-59 Days	60-89 Days	90 Days	Total Past		Total	and
	Past Due	Past Due	And Over	Due	Current	Loans	Accruing	Nonaccrual

2012
Loans secured by real estate
Construction	$-	$-	$-	$-	$6,350,617	$6,350,617	$-	$-
1-4 family	-	-	-	-	13,607,081	13,607,081	-	-
Multifamily	-	-	-	-	14,376,384	14,376,384	-	-
Nonfarm, nonresidential	-	-	-	-	44,536,388	44,536,388	-	-
Commercial	-	-	-	-	13,796,265	13,796,265	-	-
Consumer	509	-	-	509	1,674,935	1,675,444	-	-
Total	$509	$-	$-	$509	$94,341,670	$94,342,179	$-	$-

F-52

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 5. Allowance for Loan Losses, continued

The following are the definitions of the Bank’s credit quality indicators:

Pass:	Loans segments that are not adversely rated, and are in material compliance with the contractual terms of the loan agreement.

Special Mention:	Loans that have potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the Bank's credit position at some future date. Special Mention loans are not adversely classified and do not expose the Bank to sufficient risk to warrant adverse classification.

Substandard:	Loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified as substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt; they are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful:	Loans that have all the weaknesses inherent in loans classified substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values highly questionable and improbable. However, these loans are not yet rated as loss because certain events may occur which would salvage the debt.

Loss:	Loans that are considered uncollectable and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off this worthless loan even though partial recovery may be affected in the future.

The following table lists the loan grades utilized by the Bank that serve as credit quality indicators. Each of the loan grades include high and low factors associated with their classification that are utilized to calculate the aggregate ranges of the allowance for loan losses.

		1-4	Multi-	Commercial
	Construction	Family	Family	Real Estate	Commercial	Consumer	Total

2013
Loans with pass grades	$3,707,797	$14,361,449	$14,869,173	$44,234,986	$11,595,212	$1,660,564	$90,429,181
Special mention	-	1,022,814	-	994,784	51,146	-	2,068,744
Substandard	-	14,926	-	1,256,837	-	-	1,271,763
Doubtful	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-
Total	$3,707,797	$15,399,189	$14,869,173	$46,486,607	$11,646,358	$1,660,564	$93,769,688

		1-4	Multi-	Commercial
	Construction	Family	Family	Real Estate	Commercial	Consumer	Total

2012
Loans with pass grades	$6,350,617	$13,592,155	$14,376,384	$42,610,243	$13,719,753	$1,674,935	$92,324,087
Special mention	-	-	-	1,926,145	76,512	-	2,002,657
Substandard	-	14,926	-	-	-	509	15,435
Doubtful	-	-	-	-	-	-	-
Loss	-	-	-	-	-	-	-
Total	$6,350,617	$13,607,081	$14,376,384	$44,536,388	$13,796,265	$1,675,444	$94,342,179

F-53

Notes to Financial Statements
For the years ended December 31, 2013 and 2012

Note 5. Allowance for Loan Losses, continued

The following table presents impaired loans as of December 31, 2013:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
2013
With no related allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	-	-	-	-	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	556,785	549,986	-	558,082	36,390
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$556,785	$549,986	$-	$558,082	$36,390

With an allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	-	-	-	-	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	706,851	706,851	177,710	710,614	13,518
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$706,851	$706,851	$177,710	$710,614	$13,518

F-54

Notes to Financial Statements
For the years ended December 31, 2013 and 2012

Note 5. Allowance for Loan Losses, continued

The following table presents impaired loans as of December 31, 2012:

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
2012
With no related allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	-	-	-	-	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	890,967	890,967	-	924,863	42,523
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$890,967	$890,967	$-	$924,863	$42,523

With an allowance recorded:
Loans secured by real estate
Construction	$-	$-	$-	$-	$-
1-4 family	-	-	-	-	-
Multifamily	-	-	-	-	-
Nonfarm, nonresidential	-	-	-	-	-
Commercial	-	-	-	-	-
Consumer	-	-	-	-	-
Other	-	-	-	-	-
Total	$-	$-	$-	$-	$-

In situations where, for economic or legal reasons related to a borrower's financial difficulties, the Bank may grant a concession for other than an insignificant period of time to the borrower that would not otherwise be considered, the related loan is classified as a troubled debt restructuring (“TDR”). Management strives to identify borrowers in financial difficulty early and work with them to modify to more affordable terms. These modified terms may include rate reductions, principal forgiveness, payment forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. All loan modifications are made on a case-by-case basis.

During the year ended December 31, 2013, the Bank modified 1 loan that was considered to be a TDR due to the term being extended. The Bank did not modify any loans that were deemed to be TDRs in 2012.

December 31, 2013	TDRs that are in compliance
	with the terms of the agreement			TDRs that subsequently defaulted
		Pre-	Post		Pre-	Post-
		modification	modification		modification	modification
	Number	outstanding	outstanding	Number	outstanding	outstanding
	of	recorded	recorded	of	recorded	recorded
	contracts	investment	investment	contracts	investment	investment

Nonfarm, nonresidential	1	$549,986	$549,986	-	$-	$-

F-55

Notes to Financial Statements
For the years ended December 31, 2013 and 2012

Note 6. Premises and Equipment

Components of Premises and Equipment

Components of property and equipment and total accumulated depreciation at December 31, 2013 and 2012 are as follows:

	2013	2012

Leasehold improvements	$214,015	$195,295
Furniture and fixtures	556,502	481,979
Computers and software	485,278	389,614
	1,255,795	1,066,888
Accumulated depreciation and amortization	(880,022)	(722,467)
Net premises and equipment	$375,773	$344,421

Depreciation and amortization expense for the periods ended December 31, 2013 and 2012 was $163,876 and $159,427, respectively.

Leases

The Bank has entered into operating leases with various terms on its banking office in Greensboro, the loan production office in High Point and its mortgage origination offices in Burlington, Charlotte, Greensboro, and Kernersville, North Carolina.  The leases expire between 2014 and 2018.

Rent expense for 2013 and 2012 was $280,897 and $259,896, respectively. Future minimum payments under non-cancelable operating lease agreements are as follows:

Year	Amount

2014	$348,857
2015	345,474
2016	349,854
2017	225,970
2018	170,313
Total	$1,440,468

Note 7. Deposits

The aggregate amount of time deposits in denominations of one hundred thousand dollars or more was $26.0 million and $28.4 million at December 31, 2013 and 2012, respectively. At December 31, 2013 the scheduled maturities of time deposits are as follows:

	Less Than	$ 100,000
	$100,000	or More	Total

2014	$223,022	$21,564,290	$21,787,312
2015 thru 2017	10,264,074	3,990,746	14,254,820
2018 and beyond	3,091,000	474,745	3,565,745
	$13,578,096	$26,029,781	$39,607,877

Certificates of deposit classified as less than $100,000 include brokered deposits of $13.0 million at December 31, 2013.

F-56

Notes to Financial Statements
For the years ended December 31, 2013 and 2012

Note 8. Borrowings

The following information is provided for balances, rates, and maturities with the FHLB:

Advance	Advance	Advance	Maturing
Type	Amount	Rate	On
Fixed Rate	$1,956,191	1.21%	7/11/2014
Fixed Rate	1,500,000	1.10%	7/14/2014
Fixed Rate	1,000,000	0.40%	9/26/2014
Fixed Rate	375,000	0.79%	2/23/2015
Fixed Rate	1,000,000	0.46%	3/03/2015
Fixed Rate	312,500	0.86%	3/23/2015
Fixed Rate	1,000,000	0.69%	6/29/2015
Fixed Rate	2,000,000	0.51%	7/13/2015
Fixed Rate	750,000	0.67%	8/20/2015
Fixed Rate	750,000	0.92%	6/28/2016
Fixed Rate	1,000,000	0.90%	2/21/2017
Fixed Rate	750,000	1.14%	6/28/2017
Fixed Rate	1,000,000	1.14%	6/28/2017
Fixed Rate	1,000,000	0.99%	7/26/2017
Fixed Rate	750,000	1.40%	6/28/2018
Fixed Rate	1,000,000	1.24%	7/26/2018
Fixed Rate	1,000,000	1.47%	7/26/2019
Fixed Rate	1,000,000	1.74%	7/27/2020
Fixed Rate	1,000,000	1.96%	7/26/2021
	$19,143,691

As of December 31, 2013, the Bank had investment securities with an amortized cost of $20 million pledged to the FHLB.

As of December 31, 2012, the Bank had $34 thousand of securities sold under agreements to repurchase outstanding. The Bank had no securities sold under agreements to repurchase outstanding at December 31, 2013.

The Bank has unsecured lines of credit with correspondent banks available for overnight borrowing totaling approximately $20.3 million. The Bank has credit availability of approximately $12.5 million through a secured borrowing facility.

Note 9. Fair Value

Fair Value Hierarchy

The Bank utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available for sale, trading assets and liabilities, and derivatives are recorded at fair value on a recurring basis. While the Bank does not record loans held for investment at fair value on a recurring basis, impaired loans if present are recorded at fair value on a nonrecurring basis. Additionally, from time to time, the Bank may be required to record at fair value other assets and liabilities on a nonrecurring basis, such as loans held for sale, other real estate owned and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets and liabilities.

F-57

Notes to Financial Statements
For the years ended December 31, 2013 and 2012

Note 9. Fair Value, continued

Under FASB ASC 820, Fair Value Measurements and Disclosures, the Bank groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

•	Level 1: Valuation is based upon quoted prices for identical instruments traded in active markets.

•	Level 2: Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

•	Level 3: Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Investments Securities Available for Sale

Investment securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.

The Bank utilizes a third party vendor to provide fair value data for purposes of determining the fair value of its securities available for sale portfolio. The third party vendor uses a reputable pricing company for security market data. The third party vendor has controls and edits in place for month-to-month market checks and zero pricing and an AICPA Statement on Standards for Attestation Engagements (SSAE) 16 report is obtained from the third party vendor on an annual basis. The Bank makes no adjustments to the pricing service data received for its securities available for sale.

Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 may include asset-backed securities in less liquid markets.

Impaired Loans

The Bank does not record loans at fair value on a recurring basis, however, from time to time, a loan is considered impaired and an allowance for loan loss is established. Loans for which it is probable that payment of interest and principle will not be made in accordance with the contractual terms of the loan are considered impaired. Once a loan is identified as individually impaired, management measures impairment. The fair value of impaired loans is estimated using one of several methods, including the collateral value, market value of similar debt and discounted cash flows. Those impaired loans not requiring a specific allowance represents loans for which the fair value of expected repayments or collateral exceed the recorded investment in such loans. At December 31, 2013 and 2012, substantially all of the impaired loans were evaluated based upon the fair value of the collateral. Impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. The fair value of Impaired Loans is generally based on judgment and therefore is classified as nonrecurring Level 3.

F-58

Notes to Financial Statements
For the years ended December 31, 2013 and 2012

Note 9. Fair Value, continued

Loans Held for Sale

Loans held for sale are carried at the lower of cost or market value. The fair values of loans held for sale are based on commitments on hand from investors within the secondary market for loans with similar characteristics. As such, the fair value adjustments for loans held for sale are nonrecurring Level 2.

Foreclosed Assets

Foreclosed assets are measured at fair value less cost to sell, based on an appraisal conducted by an independent, licensed appraiser outside of the Bank. If the collateral value is significantly adjusted due to differences in the comparable properties, or is discounted by the Bank because of marketability, then the fair value is considered Level 3. Foreclosed assets are measured at fair value on a nonrecurring basis. Any initial fair value adjustment is charged against the Allowance for Loan Losses. Subsequent fair value adjustments are recorded in the period incurred and included in other noninterest expense on the Statements of Income.

Trading Assets and Liabilities

Substantially all derivative instruments held or issued by the Bank for risk management or customer-initiated activities are traded in over-the-counter markets where quoted market prices are not readily available. For those derivatives, the Bank measures fair value using models that use primarily market observable inputs, such as yield curves and option volatilities, and include the value associated with counterparty credit risk. The Bank classifies derivatives instruments held or issued for risk management or customer-initiated activities as Level 2.

Certificates of Deposit

From time to time, certificates of deposit may be hedged through a fair value hedge whereby the change in the fair value of the deposits is effectively offset by the change in the fair value of the interest rate swap. For such derivatives, the Bank measures fair value using models that use primarily market observable inputs, such as yield curves and option volatilities, and include the value associated with counterparty credit risk. The Bank classifies derivative instruments held or issued for risk management or customer-initiated activities as Level 2. Fair value of derivatives are primarily estimated by discounting estimated cash flows using interest rates approximating the current market rate for similar terms and credit risk.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The following tables present the recorded amount of assets and liabilities measured at fair value on a recurring basis:

	Total	Level 1	Level 2	Level 3
December 31, 2013
U.S. Government agencies	$5,811,159	$-	$5,811,159	$-
Mortgage-backed securities	36,370,235	-	36,370,235	-
Municipal securities	4,723,190	-	4,723,190	-
Total securities available for sale	46,904,584	-	46,904,584	-
Trading assets	45,126	-	45,126	-
Total assets measured at fair value	$46,949,710	$-	$46,949,710	$-
Trading liabilities	$45,126	$-	$45,126	$-
Total liabilities measured at fair value	$45,126	$-	$45,126	$-

F-59

Notes to Financial Statements
For the years ended December 31, 2013 and 2012

Note 9. Fair Value, continued

	Total	Level 1	Level 2	Level 3
December 31, 2012
U.S. Government agencies	$7,696,298	$-	$7,696,298	$-
Mortgage-backed securities	27,025,514	-	27,025,514	-
Municipal securities	3,248,806	-	3,248,806	-
Total securities available for sale	37,970,618	-	37,970,618	-
Trading assets	195,356	-	195,356	-
Total assets measured at fair value	$38,165,974	$-	$38,165,974	$-

Trading liabilities	$195,356	$-	$195,356	$-
Total liabilities measured at fair value	$195,356	$-	$195,356	$-

There have been no transfers between either asset or liability levels during 2013 or 2012.

The following table presents the recorded amount of assets measured at fair value on a nonrecurring basis at December 31, 2013 and 2012. There were no liabilities measured on a nonrecurring basis at December 31, 2013 or 2012.

	Total	Level 1	Level 2	Level 3
December 31, 2013
Impaired loans	$1,079,127	$-	$-	$1,079,127
Loans held for sale	2,338,148	-	2,338,148	-
Foreclosed assets	921,359	-	-	921,359
Total assets measured at fair value	$4,338,634	$-	$2,338,148	$2,000,486

	Total	Level 1	Level 2	Level 3
December 31, 2012
Impaired loans	$890,967	$-	$-	$890,967
Loans held for sale	8,644,976	-	8,644,976	-
Total assets measured at fair value	$9,535,943	$-	$8,644,976	$890,967

Level 3 Valuation Techniques

For Level 3 assets measured at fair value on a recurring or non-recurring basis as of December 31, 2013, the valuation technique and the significant unobservable inputs used in the fair value measurements were as follows:

			Significant	Significant
	Fair Value at	Valuation	Unobservable	Unobservable
	December 31, 2013	Technique	Inputs	Input Value

Impaired Loans
Non-farm, nonresidential	$1,079,127	Appraised Value/	Discounts on appraisals/	20-30%
		Discounted Cash Flows	Selling costs	6%
Other Real Estate Owned	921,359	Appraised Value/	Discounts on appraisals/	15%
		Sales of Comparable Properties	Selling costs	6%

F-60

Notes to Financial Statements
For the years ended December 31, 2013 and 2012

Note 9. Fair Value, continued

Financial Instruments

Fair value estimates are made by management at a specific point in time, based on relevant information about the financial instrument and the market. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument nor are potential taxes and other expenses that would be incurred in an actual sale considered. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions and/or the methodology used could significantly affect the estimates disclosed. Similarly, the fair values disclosed could vary significantly from amounts realized in actual transactions.

The fair value of net loans is based on estimated cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. This does not include consideration of liquidity that market participants would use to value such loans. The estimated fair values of deposits and FHLB advances at December 31 are based on estimated cash flows discounted at market interest rates. The carrying values of other financial instruments, including various receivables and payables, approximate fair value. Securities available for sale are valued as discussed above. The fair value of off-balance sheet financial instruments is considered immaterial. As discussed in note 13, off-balance sheet financial instruments are commitments to extend credit and are either short-term in nature or subject to immediate repricing.

Following is a summary of the carrying amounts and fair values of the Bank’s financial assets and liabilities:

(Dollars in thousands)		Quoted prices in	Significant
		active markets	Other	Significant
		for identical	Observable	Unobservable	Total
	Carrying	assets	Inputs	Inputs	Fair
2013	Value	(Level 1)	(Level 2)	(Level 3)	Value
Financial Assets:
Cash and cash equivalents	$26,824	$26,824	$-	$-	$26,824
Certificates of deposit with other banks	5,717	5,717	-	-	5,717
Securities available for sale	46,905	-	46,905	-	46,905
Loans held for sale	2,338	-	2,338	-	2,338
Loans, net	92,186	-	-	93,122	93,122
Trading assets	45	-	45	-	45
Restricted equity securities	1,114	-	1,114	-	1,114

Financial Liabilities:
Deposits	143,672	104,064	37,066	-	141,130
Trading liabilities	45	-	45	-	45
FHLB advances	19,144	-	19,125	-	19,125

F-61

Notes to Financial Statements
For the years ended December 31, 2013 and 2012

Note 9. Fair Value, continued

(Dollars in thousands)		Quoted prices in	Significant
		active markets	Other	Significant
		for identical	Observable	Unobservable	Total
	Carrying	assets	Inputs	Inputs	Fair
2012	Value	(Level 1)	(Level 2)	(Level 3)	Value
Financial Assets:
Cash and cash equivalents	$14,238	$14,238	$-	$-	$14,238
Certificates of deposit with other banks	2,218	2,218	-	-	2,218
Securities available for sale	37,971	-	37,971	-	37,971
Loans held for sale	8,645	-	8,645	-	8,645
Loans, net	92,878	-	-	93,796	93,796
Trading assets	195	-	195	-	195
Restricted equity securities	1,229	-	1,229	-	1,229

Financial Liabilities:
Deposits	120,731	77,831	43,264	-	121,095
Trading liabilities	195	-	195	-	195
FHLB advances	22,119	-	22,501	-	22,501
Securities sold under agreements to repurchase	34	-	34	-	34

Note 10. Earnings per Share

The following table presents the computation of earnings per share for the years ended December 31, 2013 and 2012:

	2013	2012

Net income attributable to common shareholders	$2,525,758	$301,677

Weighted average shares outstanding	1,925,247	1,925,247
Weighted average shares outstanding, diluted	1,925,247	1,925,247

Basic earnings per share	$1.31	$.16
Diluted earnings per share	$1.31	$.16

At December 31, 2013 and 2012, there were 302,400 options that were not included in the calculation of diluted earnings per share because the exercise price of the options exceeded the market value of the Bank’s stock.

Note 11. Benefit Plans

The Bank maintains a defined contribution plan (the “Plan”) pursuant to Section 401(k) of the Code. The Plan covers substantially all employees who are 21 years of age. Employees are eligible immediately upon employment. Participants may contribute up to 100% of their base salary to the Plan, subject to limits imposed under the Code. The Bank matches 80% of the first 6% of a participant’s base salary. For the periods ended December 31, the Bank’s contribution to the Plan totaled $77,938 and $76,621 in 2013 and 2012, respectively. The Bank’s contributions vest over a four year period. The Bank also maintains a Flexible Benefits Plan which covers substantially all employees. Participants may set aside pre-tax dollars to provide for future expenses such as insurance, dependent care, or health care.

F-62

Notes to Financial Statements
For the years ended December 31, 2013 and 2012

Note 11. Benefit Plans, continued

Stock Option Plans

In 2008 the Bank adopted both an Employee Stock Option Plan and a Director Stock Option Plan. Under each plan up to 192,524 shares may be issued for a total of 385,048 shares. Options granted under both plans expire no more than 10 years from date of grant. Option exercise prices under both plans shall be set by the Board of Directors at the date of grant, but shall not be less than 100% of fair market value of the common stock at the date of the grant. Options vest at a rate determined by the Board.

Compensation cost relating to share-based payment transactions is recognized in the financial statements with measurement based upon the fair value of the equity or liability instruments issued for the years in which grants have been made. For the years ended December 31, 2013 and 2012, the Bank recognized $197,000 and $200,000, respectively, in compensation expense for stock options.

At December 31, 2013, unrecognized compensation costs amounted to $214,000 which will be expensed over the next four years. At December 31, 2012, the Bank had unrecognized compensation costs of $411,000.

The weighted average fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The expected volatility is based on historical volatility. The risk-free interest rates for periods within the contractual life of the awards are based on the U.S. Treasury yield curve in effect at the time of the grant. The expected life is based on historical exercise experience. The dividend yield assumption is based on the Bank’s history and expectation of dividend payouts.

A summary of option activity under the stock option plans for the years ended December 31, 2013 and 2012 is presented below:

	Employee Plan		Director Plan
	Available		Available
	for Grant	Granted	for Grant	Granted

Balance at December 31, 2011	37,524	155,000	54,124	138,400

Forfeited	3,000	(3,000)	-	-
Granted	(12,000)	12,000	-	-
Exercised	-	-	-	-
Balance at December 31, 2012	28,524	164,000	54,124	138,400

Forfeited	-	-	-	-
Granted	-	-	-	-
Exercised	-	-	-	-
Balance at December 31, 2013	28,524	164,000	54,124	138,400

F-63

Notes to Financial Statements
For the years ended December 31, 2013 and 2012

Note 11. Benefit Plans, continued

Stock Option Plans, continued

Additional information relating to the stock option plans is detailed below:

	2013	2012

Outstanding options
Weighted average exercise price, beginning of the year	$11.00	$11.00
Weighted average exercise price, end of the year	$11.00	$11.00
Range of exercise prices, end of year:
From	$11.00	$11.00
To	$11.00	$11.00
Remaining weighted average life in months	75	87

Exercisable options outstanding at December 31
Number	231,320	170,840
Weighted average exercise price	$11.00	$11.00

Weighted average exercise price of options
Granted during the year	$-	$11.00
Exercised during the year	$-	$-
Forfeited during the year	$-	$11.00
Expired during the year	$-	$-

Significant assumptions used in determining fair value of options granted
Risk-free interest rate	-%	1.24%
Expected life in years	-	7
Expected dividends	-	-
Expected volatility	-%	20.00%

	2013	2012
Grant-date fair value
Options granted during the year	$-	$32,220
Options granted during the year, weighted average	$-	$2.69

The aggregate intrinsic value of all stock options and exercisable stock options at December 31, 2013 and 2012 was $0 as the market value of the Bank’s stock did not exceed the exercise price of the stock options.

Note 12. Income Taxes

Operating Loss Carryforwards

The Bank has loss carryforwards of approximately $2.7 million for federal and state income tax purposes that may be used to offset future taxable income. If not previously utilized, the federal and state loss carryforwards will begin to expire in 2028 and 2023, respectively.

F-64

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 12. Income Taxes, continued

Current and Deferred Income Tax Components

The components of income tax expense for the years ended December 31, 2013 and 2012 are as follows:

	2013	2012

Current	$-	$-
Deferred	434,403	212,809
Deferred tax asset valuation allowance change - continuing operations	(2,234,707)	(181,299)
Deferred tax asset valuation allowance change - shareholders’ equity	264,820	(31,510)
	$(1,535,484)	$-

Total tax expense - continuing operations	$(1,800,304)	$-
Total tax expense - shareholders’ equity	264,820	-
	$(1,535,484)	$-

Rate Reconciliation

A reconciliation of income tax expense computed at the statutory federal income tax rate to income tax expense included in the statements of operations for the years ended December 31, 2013 and 2012 are as follows:

	2013	2012

Tax at statutory federal rate	$246,654	$102,570
State income tax	96,190	14,085
Other	91,559	96,154
Deferred tax asset valuation allowance change	(2,234,707)	(212,809)
	$(1,800,304)	$-

Deferred Income Tax Analysis

The significant components of net deferred tax assets at December 31, 2013 and 2012 is summarized as follows:

	2013	2012
Deferred tax assets
Allowance for loan losses	$442,258	$387,930
Net operating losses	998,216	1,521,073
Pre-opening expenses	208,968	239,066
Stock based compensation	139,577	108,474
Other	31,003	6,045
Contributions	35,120	26,286
Unrealized loss on securities available for sale	420,182	-
Deferred tax asset	2,275,324	2,288,874

Deferred tax liabilities
Prepaid expenses	(17,604)	(23,456)
Deferred loan costs	(28,870)	(25,288)
Unrealized gain on securities available for sale	-	(264,820)
Depreciation	(8,364)	(5,423)
Deferred tax liability	(54,838)	(318,987)
Deferred tax asset valuation allowance	-	(1,969,887)
Net deferred tax asset	$2,220,486	$-

The Bank has analyzed the tax positions taken or expected to be taken in its tax returns and concluded it has no liability related to uncertain tax positions. Tax returns filed since 2010 remain open for audit and for all major jurisdictions.

The net operating loss of $2,671,970, if not utilized prior to, will begin to expire in 2028.

F-65

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 13. Commitments and Contingencies

Litigation

From time to time, the Bank may become involved in legal proceedings occurring in the ordinary course of business. However, subject to uncertainties in any litigation, management believes there currently are no pending or threatened proceedings that are reasonably likely to result in a material adverse change in the Bank’s financial condition or operations.

Financial Instruments with Off-Balance Sheet Risk

The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheet.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance sheet instruments. A summary of the Bank’s commitments at December 31, 2013 and 2012 are as follows:

	2013	2012

Commitments to extend credit	$17,743,000	$15,522,000
Standby letters of credit	233,000	597,000
Other commitments	150,000	206,000
	$18,126,000	$16,325,000

Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to support the promise of performance of a customer to a third party. Those standby letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

The Bank is an investor in a private equity limited partnership which was formed in 2009 to invest in middle market companies throughout the southeastern United States. The partnership has been licensed by the Small Business Administration (“SBA”) to operate as a Small Business Investment Company under the authority of the SBA. The Bank’s investment commitment is $750,000 of which $600,000 had been invested at December 31, 2013 and is included in other assets. The Bank’s unfunded commitment at December 31, 2013 was $150,000.

F-66

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 13. Commitments and Contingencies, continued

Concentrations of Credit Risk

Substantially all of the Bank’s loans and commitments to extend credit have been granted to customers in the Bank’s market area. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank’s primary focus is toward commercial and small business transactions, and accordingly, it does not have a significant number of credits to any single borrower or group of related borrowers in excess of $2.5 million.

The Bank from time to time may have cash and cash equivalents on deposit with financial institutions that exceed federally-insured limits.

Other Commitments

The Bank has entered into employment agreements with its Chief Executive, Chief Financial and Chief Credit officers covering duties, salary, benefits, and provisions for termination and Bank obligations in the event of merger or acquisition.

Note 14. Regulatory Restrictions

Dividends

The Bank, as a North Carolina chartered bank, may make distributions so long as such distributions do not reduce the Bank’s capital below its required applicable capital, (North Carolina General Statutes Section 53C-4-7). However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the bank.

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets, as all those terms are defined in the applicable regulations. As of December 31, 2013, the Bank met all capital adequacy requirements to which it was subject.

As of December 31, 2013, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank’s category.

F-67

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 14. Regulatory Restrictions, continued

The Bank’s actual capital amounts and ratios are also presented in the table (dollars in thousands).

					Minimum
					To Be Well
			Minimum		Capitalized Under
			Capital		Prompt Corrective
	Actual		Requirement		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

December 31, 2013
Total Capital (to Risk-Weighted Assets)	$17,610	16.21%	$8,685	8.00%	$10,856	10.00%
Tier I Capital (to Risk-Weighted Assets)	$16,251	14.96%	$4,342	4.00%	$6,514	6.00%
Tier I Capital (to Average Assets)	$16,251	10.09%	$6,442	4.00%	$8,053	5.00%

December 31, 2012
Total Capital (to Risk-Weighted Assets)	$16,176	15.09%	$8,576	8.00%	$10,720	10.00%
Tier I Capital (to Risk-Weighted Assets)	$14,873	13.87%	$4,288	4.00%	$6,432	6.00%
Tier I Capital (to Average Assets)	$14,873	9.69%	$6,140	4.00%	$7,675	5.00%

Note 15. Transactions with Related Parties

The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

Aggregate loan transactions with related parties were as follows:

	2013	2012

Balance, beginning	$5,447,488	$4,277,200
New loans and advances	822,876	1,655,561
Repayments	(1,154,498)	(485,273)
Balance, ending	$5,115,866	$5,447,488

A director of the Bank was engaged during 2012 to assist with lease negotiations for potential mortgage office locations. The expense was paid in 2013 and was immaterial to the financial statements.

F-68

Notes to Financial Statements

For the years ended December 31, 2013 and 2012

Note 16. Derivative Instruments

The Bank is exposed to certain risks relating to its ongoing business operations. The primary risk managed by using derivative instruments is interest rate risk. Interest rate swaps are entered into to manage interest rate risk associated with the Bank’s fixed rate lending and deposit activity. The derivatives and hedging accounting guidance (FASB ASC 815-10) requires that the Bank recognize all derivative instruments as either assets or liabilities at fair value in the statement of financial position. In accordance with this guidance, the Bank designates those interest rate swaps on fixed-rate loans and deposits as fair value hedges or in the event the transaction does not qualify for hedge accounting, as trading assets and liabilities.

The notional amounts are the amounts which calculations, payments, and the value of the derivative are based. Notional amounts do not represent direct credit exposures. Direct credit exposure is limited to the net difference between the calculated amounts to be received and paid, if any. The Bank is exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements. The Bank controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures, and does not expect any counterparties to fail to meet their obligations. Derivative instruments are generally negotiated Over the Counter (“OTC”) contracts or standardized contracts executed on a recognized exchange. Negotiated OTC derivative contracts are generally entered into between two counterparties that negotiate specific agreement terms, including the underlying instrument, amount, exercise prices and maturity.

For derivative instruments that are designated and qualify as a fair value hedge, the hedge documentation specifies the terms of the hedged items and the interest rate swaps. The documentation also indicates that the derivative is hedging a fixed-rate item, that the hedge exposure is to the changes in the fair value of the hedged item, and that the strategy is to eliminate fair value variability by converting fixed-rate interest payments to LIBOR. The gain or loss on the derivative as well as the offsetting loss or gain on the hedged item attributable to the hedged risk are recognized in current earnings. The impact at December 31, 2013 was a net loss on fair value swap of $39,924 reported in noninterest income.

At December 31, 2013, the Bank was party to an interest rate swap agreement which was not designated as a hedging instrument. In July 2009, the Bank entered into an agreement whereby a commercial loan was hedged by selling a receive fixed-pay floating swap agreement to another party. In order to offset the fixed rate interest rate risk, the Bank purchased an offsetting swap agreement with a primary dealer whereby the Bank paid a fixed rate in return for a floating rate. The notional amount of the swap agreements were $1.6 million with an average life of 6.6 years. The difference between the Bank’s interest and expense are offsetting, as are the changes in the swap agreement fair values, which are reported as trading assets and liabilities on the balance sheet and totaled $45,000 and $68,000 at December 31, 2013 and 2012, respectively.

At December 31, 2012, the Bank was also party to an agreement whereby a commercial loan was hedged by selling a zero cost collar to another party which was offset by purchasing a pay fixed-receive floating swap from a primary dealer. The notional amount of the collar and swaps was $4.2 million with an average life of 4.6 years. The Bank’s rate on the collar was fixed at 6.74%. The Bank’s rate on the fixed payment was 6.74%. Alternatively, the Bank’s receive rate on the swap floated at one- month Libor plus 250 basis points. Both the collar and the swap were carried on the balance sheet at fair value, and were offsetting. The balances at December 31, 2012 totaled $128,000. The agreement was terminated in 2013.

F-69

Management’s Discussion and Analysis

Overview

The following discussion and analysis is presented to assist in the understanding and evaluation of Premier Commercial Bank’s financial condition and results of operations as of December 31, 2013 and 2012. The following discussion should be read in conjunction with the Bank’s audited financial statements and the related footnotes which are included elsewhere in this Annual Report.

This discussion may contain certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and other business of the Bank that are subject to various factors which could cause actual results to differ materially from those estimates. Factors which could influence the estimates include changes in national, regional and local market conditions, legislative and regulatory conditions, and the interest rate environment.

Premier Commercial Bank (the “Bank”) is incorporated under the laws of the State of North Carolina, and commenced operations on May 12, 2008. The Bank currently serves the Piedmont Triad region of North Carolina and surrounding areas through its banking office in Greensboro, North Carolina, a loan and mortgage production office in High Point, North Carolina, and four additional mortgage origination offices located in Burlington, Charlotte, Greensboro, and Kernersville, North Carolina. As a state chartered bank, the Bank is subject to regulation by the Commissioner of Banks of the State of North Carolina and the Federal Deposit Insurance Corporation.

The Bank offers a wide range of banking services including checking and savings accounts; commercial, installment, mortgage and personal loans; and other associated services. The Bank’s primary sources of revenue are interest income from its commercial and real estate lending activities and, to a lesser extent, from its investment portfolio. The Bank also earns fees from lending and deposit activities. The major expenses of the Bank are interest on deposit accounts and general and administrative expenses, such as salaries, occupancy and related expenses.

Critical Accounting Policies

The Bank’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). The notes to the audited financial statements included in the Bank’s Annual Report for the year ended December 31, 2013 contain a summary of its significant accounting policies. Management believes the Bank’s policy with respect to the methodology for the determination of the allowance for loan losses involves a high degree of complexity and requires management to make difficult and subjective judgments that often require assumptions or estimates about highly uncertain matters. Accordingly, the Bank considers the policy related to this area as critical.

Operations

The Bank realized net income of $2.5 million for the year ended December 31, 2013, compared to $302 thousand for the year ended December 31, 2012. The difference primarily relates to recognition of an income tax benefit of $1.8 million. In addition, net interest income increased approximately $500 thousand while a $959 thousand increase in non-interest expense was virtually offset by an increase in non-interest income of $879 thousand.

Mortgage origination income increased $712 thousand from December 31, 2013 to December 31, 2012, significantly attributing to the increase in total noninterest income of $879 thousand. Noninterest expense increased by $959 thousand over the prior year largely due to higher personnel expenses as the Bank continued to build the infrastructure to support its growth.

F-70

Management’s Discussion and Analysis

Net Interest Income

Net interest income, the principal source of income for the Bank, is the amount of income generated by earning assets (primarily loans and investment securities) less the interest expense incurred on interest-bearing liabilities.

Increased average loan balances was the primary contributor to an increase in total interest income of $418 thousand from 2012 to 2013. Average earning assets increased $12.6 million during 2013, due to a $10 million increase in average loans as well as a $3.5 million increase in average interest-bearing deposits in other banks offset by decreases in other average earning assets. Interest expense remained flat at $1.4 million from 2012 to 2013 even though average interest bearing liabilities increased $11.2 million.

Net interest margin increased 2 basis points, from 2.85% for the year ended December 31, 2012 to 2.87% for the year ended December 31, 2013. The average yield on interest-earning assets declined by 2 basis points and the average rate paid on interest-bearing liabilities declined by 7 basis points. Increases to interest income and interest expense resulted in an increase in net interest income of $395 thousand.

Provision for Loan Losses

The provision for loan losses is charged to income in an amount necessary to maintain an allowance for loan losses adequate to provide for expected losses in the Bank’s loan portfolio. Generally, loan losses and recoveries are charged or credited directly to the allowance for loan losses. The level of the allowance for loan losses is determined by management’s assessment of a variety of factors, including the collectability of past due loans, volume of new loans, composition of the loan portfolio, and general economic outlook. The provision for loan loss expense decreased $108 thousand from $178 thousand in 2012 to $70 thousand in 2013. The Bank's allowance for loan losses as a percentage of gross loans increased from 1.38% at December 31, 2012 to 1.51% at December 31, 2013. Management and the Board of Directors believe that the allowance at year-end was adequate relative to the current levels of risk in the portfolio.

At December 31, 2013, the Bank had specific reserves of $178 thousand for impaired loans while no such specific reserves were required at December 31, 2012. There were no charge-offs in 2013 compared to $40 thousand in 2012, which was recovered in full in 2013. No recoveries were recognized in 2012. At December 31, 2013, the Bank had one loan on nonaccrual status in the amount of $707 thousand. The Bank also had one loan that was considered to be a TDR at December 31, 2013, in the amount of $550 thousand. Both of these loans were included in impaired loans at December 31, 2013. The Bank had no nonaccrual loans or loans that it considered to be TDRs as of December 31, 2012.

Financial Condition

The Bank’s total assets were $180.1 million at December 31, 2013 as compared to $159.0 million at December 31, 2012. The Bank’s net loans decreased slightly to $92.2 million at the end of 2013 from $92.9 million at 2012. Total deposits during the year increased $22.9 million or 19.0%. The Bank used these resources to fund investments.

Loans

Gross loans decreased during the year from $94.2 million in 2012 to $93.6 million in 2013. The Bank’s portfolio primarily consists of loans secured by real estate, which represented 85.8% of the loan portfolio at December 31, 2013 compared to 83.6% at December 31, 2012. Commercial and industrial loans were 12.4% of the portfolio for December 31, 2013 and 14.6% for December 31, 2012. Consumer loans made up approximately 1.8% at December 31, 2013 and 2012.

F-71

Management’s Discussion and Analysis

Deposits

Money markets and savings accounts were $68.9 million, or 48.0% of deposits at December 31, 2013, compared with balances in 2012 of $58.7 million, or 48.6% of total deposits. Certificates of deposit (“CDs”) totaled $39.6 million, or 27.6% of deposits at December 31, 2013, compared with $42.9 million at December 31, 2012, which comprised 35.5% of total deposits. Included in CDs are $14 million of brokered deposits less unamortized discounts of $65 thousand. CDs purchased at December 31, 2012 were $13.7 million less unamortized discounts of $53 thousand.

Shareholders’ Equity

Shareholders’ equity increased from $15.6 million at December 31, 2012 to $16.9 million at December 31, 2013. The change is due to the net income of $2.5 million offset by increases in unrealized losses included in accumulated other comprehensive. The unrealized losses were primarily attributable to changes in interest rates, relative to when the investment securities were purchased, and not due to credit quality of the investment securities.

Regulatory guidelines relating to capital adequacy provide minimum risk-based ratios which assess capital adequacy while encompassing all credit risks, including those related to off-balance sheet activities. Capital ratios under these guidelines are computed by weighing the relative risk of each asset category to derive risk-adjusted assets. The risk-based capital guidelines require minimum ratios of core (Tier 1) capital (common stockholders’ equity) to risk-weighted assets of 4.0% and total regulatory capital (core capital plus allowance for loan losses up to 1.25% of risk-weighted assets) to risk-weighted assets of 8.0%. As of December 31, 2013, the Bank had a ratio of Tier 1 capital to risk-weighted assets of 14.96% and a ratio of total capital to risk-weighted assets of 16.21%. The Bank also had a ratio of Tier 1 capital to average assets (Leverage ratio) of 10.09%. All capital ratio levels indicate that the Bank is well capitalized. Additional information related to the Bank’s regulatory capital and capital ratios can be found in the Regulatory Restrictions note to the financial statements.

Asset/Liability Management and Interest Rate Risk

In its asset/liability management or interest rate risk management process, the Bank attempts to match, in so far as is practical, the maturity and/or repricing of its interest-earning assets and interest-bearing liabilities. Due to the mostly floating rate characteristics of other interest-bearing liabilities such as money market accounts, the Bank attempts to extend maturities of purchased funds and grant loans with floating rate characterisics and/or short maturities in order to maintain its interest spread and net interest margin. Factors beyond the Bank’s control, such as market interest rates and competition, may also have an impact on the Bank’s interest income and interest expense.

F-72

Board of Directors and Bank Management

Board of Directors

R. Sterling Kelly, III	Chairman, Premier Commercial Bank, CEO, Burkely Communities, LLC

Dr. Patrick L. Ballen	Retired Surgeon

Jan Rowe Capps	Retired, Former President of the Moses Cone-Wesley Long
Community Health Foundation

G. Munroe Cobey	Retired, Former Partner with Tudor Investment Corporation

James L. Einstein	Retired, Former EVP and General Manager, Alliance Division, Rock – Tenn Company

Paul Fulton	Chairman, Bassett Furniture Industries, Inc.

Francis X. Gavigan, Jr.	President and CEO, Premier Commercial Bank

J. Gilmour Lake	Retired, Former President, Computer Credit, Inc.

Frank R. Mascia	President, Mascia Associates

L. Lane Schiffman	Co-Owner/Vice President, Schiffman’s Jewelers

Arthur Robinson Tyler	Commercial Real Estate Broker, NAI Piedmont Triad

Dr. Ronda S. White	Partner, Cornerstone Health Care

Coy O. Williard, Jr.	President, Williard-Stewart, Inc.

Bank Management

Francis X. Gavigan, Jr.	President and Chief Executive Officer

William E. Swing, Jr.	Executive Vice President and Chief Financial Officer

Warren D. Herring, Jr.	Executive Vice President and Chief Credit Officer

James J. Harris	Executive Vice President, Senior Lender and Market Manager

F-73

Shareholder Information

Annual Meeting

The annual meeting of shareholders will be held on May 27, 2014 at 4:00 p.m. at the Bank.

Requests for Information

Requests for information should be directed to Mr. William E. Swing, Jr., Corporate Secretary, at Premier Commercial Bank, 701 Green Valley Road, Suite 102, Greensboro, North Carolina 27408, (336) 323-1115.

Independent Auditors	Corporate Counsel	Stock Transfer Agent

Elliott Davis, PLLC	Brooks, Pierce, McLendon,	Broadridge
Certified Public Accountants	Humphrey, & Leonard, LLP	2 Journal Square
700 East Morehead Street, #400	2000 Renaissance Plaza	Jersey City, New Jersey 07306
Charlotte, North Carolina 28202	230 North Elm Street
Greensboro, North Carolina 27401

Federal Deposit Insurance Corporation

The Bank is a member of the Federal Deposit Insurance Corporation. This financial statement has not been reviewed, or confirmed for accuracy or relevance by the Federal Deposit Insurance Corporation.

Offices

701 Green Valley Road

Suite 102

Greensboro, North Carolina 27408

http://www.premierbanknc.com/

F-74

AGREEMENT AND PLAN OF COMBINATION AND REORGANIZATION

BY AND AMONG

PREMIER COMMERCIAL BANK,

NEWBRIDGE BANCORP

AND

NEWBRIDGE BANK

October 8, 2014

A-(i)

TABLE OF CONTENTS

ARTICLE I THE MERGER		A-1

1.1	The Merger	A-1

1.2	Effective Time	A-2

1.3	Effects of the Merger	A-2

1.4	Conversion of Shares	A-2

1.5	Election and Proration Procedures	A-3

1.6	Seller Options	A-5

1.7	Dissenting Shareholders	A-6

1.8	Tax Consequences	A-6

1.9	Fractional Shares	A-6

ARTICLE II DELIVERY OF MERGER CONSIDERATION		A-7

2.1	Exchange Procedures	A-7

2.2	Rights of Former Seller Shareholders	A-7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER		A-8

3.1	Corporate Organization	A-8

3.2	Capitalization	A-9

3.3	Authority; No Violation	A-10

3.4	Consents and Approvals	A-11

3.5	Reports; Regulatory Matters	A-11

3.6	Financial Statements	A-12

3.7	Broker’s Fees	A-13

3.8	Absence of Certain Changes or Events	A-13

3.9	Legal Proceedings	A-15

A-(ii)

3.10	Taxes and Tax Returns	A-15

3.11	Employee Matters	A-16

3.12	Compliance with Applicable Law	A-22

3.13	Certain Contracts	A-22

3.14	Risk Management Instruments	A-23

3.15	Investment Securities and Commodities	A-24

3.16	Loan Portfolio	A-24

3.17	Property	A-25

3.18	Insurance	A-26

3.19	Intellectual Property	A-26

3.20	Environmental Liability	A-27

3.21	Leases	A-27

3.22	Privacy of Customer Information	A-27

3.23	Bank Secrecy Act; Patriot Act; Money Laundering	A-27

3.24	CRA Compliance	A-28

3.25	Securitizations	A-28

3.26	Reorganization; Approvals	A-28

3.27	Opinion	A-28

3.28	Disaster Recovery and Business Continuity	A-28

3.29	Seller Information	A-28

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER		A-29

4.1	Corporate Organization	A-29

4.2	Capitalization	A-30

4.3	Authority; No Violation	A-31

4.4	Consents and Approvals	A-32

A-(iii)

4.5	Reports; Regulatory Matters	A-33

4.6	Financial Statements	A-34

4.7	Broker’s Fees	A-35

4.8	Absence of Certain Changes or Events	A-35

4.9	Legal Proceedings	A-35

4.10	Taxes and Tax Returns	A-35

4.11	Compliance with Applicable Law	A-36

4.12	Assets	A-36

4.13	Insurance	A-36

4.14	Material Contracts	A-37

4.15	Approvals	A-37

4.16	Buyer Information	A-37

4.17	Bank Secrecy Act; Patriot Act; Money Laundering	A-37

4.18	CRA Compliance	A-37

4.19	Tax Matters	A-38

4.20	Reorganization; Approvals	A-38

4.21	Buyer Information	A-38

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS		A-38

5.1	Conduct of Seller’s Business Before the Effective Time	A-38

5.2	Seller Forbearances	A-39

5.3	Buyer Forbearances	A-42

5.4	Tax Covenants of Buyer and NewBridge Bank	A-42

ARTICLE VI ADDITIONAL AGREEMENTS		A-43

6.1	Regulatory Matters	A-43

6.2	Access to Information; Confidentiality; Non-Solicitation of Employees	A-44

6.3	Shareholder Approvals	A-45

A-(iv)

6.4	The NASDAQ Global Select Market Listing	A-46

6.5	Employee Matters	A-46

6.6	Indemnification; Directors’ and Officers’ Insurance	A-47

6.7	Additional Agreements	A-48

6.8	Advice of Changes	A-49

6.9	No Solicitation	A-49

6.10	Restructuring Efforts	A-52

6.11	Commercially Reasonable Efforts; Cooperation	A-52

6.12	Advisory Board of Directors	A-52

6.13	Termination of Certain Rights	A-53

ARTICLE VII CONDITIONS PRECEDENT		A-53

7.1	Conditions to Each Party’s Obligation to Effect the Merger	A-53

7.2	Conditions to Obligations of Buyer	A-54

7.3	Conditions to Obligations of Seller	A-54

ARTICLE VIII TERMINATION AND AMENDMENT		A-55

8.1	Termination	A-55

8.2	Effect of Termination	A-56

8.3	Fees and Expenses	A-56

8.4	Amendment	A-58

8.5	Extension; Waiver	A-58

ARTICLE IX GENERAL PROVISIONS		A-59

9.1	Closing	A-59

9.2	Standard	A-59

9.3	Nonsurvival of Representations, Warranties and Agreements	A-59

9.4	Notices	A-59

A-(v)

9.5	Interpretation	A-60

9.6	Counterparts	A-61

9.7	Entire Agreement	A-61

9.8	Governing Law; Jurisdiction	A-61

9.9	Publicity	A-61

9.10	Assignment; Third-Party Beneficiaries	A-61

9.11	Enforcement	A-62

A-(vi)

DEFINED TERMS

Adverse Recommendation Change	6.9(b)

Agreement	Preamble

Alternative Proposal	6.9(a)

Alternative Transaction	6.9(d)(i)

Articles of Merger	1.2

Bank Act	1.1(a)

Bank Secrecy Act	3.23

Benefit Plan	9.10(b)

Business Days	2.1

Buyer	Preamble

Buyer Articles	4.1(b)

Buyer Bylaws	4.1(b)

Buyer Capitalization Date	4.2(a)

Buyer Common Stock	1.4(a)

Buyer Disclosure Schedule	Article IV

Buyer Expense Reimbursement	8.3(b)(iii)

Buyer Non-Voting Common Stock	1.4(a)

Buyer Policies	4.13

Buyer Regulatory Agreement	4.5(b)

Buyer Requisite Regulatory Approvals	7.2(c)

Buyer SEC Reports	4.5(c)

Buyer Stock Plans	4.2(a)

Buyer Subsidiary	4.1(e)

A-(vii)

Cash Election Shares	1.5(b)

CERCLA	3.20

Certificate	1.4(d)

Claim	6.6(a)

Closing	9.1

Closing Date	9.1

COBRA	3.11(c)(xi)

Code	Preamble

Commissioner	3.4

Converted Stock Option	1.6

Covered Employees	6.5(a)

Derivative Transactions	3.14(a)

Designated Executive	6.14

Dissenting Shares	1.7

Effective Time	1.2

Election Deadline	1.5(c)

Election Form	1.5(a)

ERISA	3.11(a)

ERISA Affiliate	3.11(a)

Exchange Act	4.5(c)

Exchange Agent	2.1

Fair Credit Reporting Act	3.22

FDI Act	3.4

FDIC	3.1(d)

Federal Reserve Board	3.4

A-(viii)

FFIEC	3.28

FMV Price	1.9

Form S-4	4.4

FRA Act	3.4

GAAP	3.1(c)

Governmental Entity	3.4

Gramm-Leach-Bliley Act	3.22

Holder Representative	1.5(b)

HSR Act	3.4

IIPI	3.22

Indemnified Parties	6.6(a)

Intellectual Property	3.19

IRS	3.10(a)

knowledge	9.5

Leased Properties	3.17

Liens	3.17

Loans	3.16(a)

Mailing Date	1.5(a)

Material Adverse Effect	3.8(a)

Materially Burdensome Regulatory Condition	6.1(c)

Merger	Preamble

Merger Consideration	1.4(c)

Mixed Election Shares	1.5(b)

NCBCA	1.1(a)

NewBridge Bank	Preamble

A-(ix)

NewBridge Bank Policies	4.13

Non-Election Shares	1.5(b)

Other Regulatory Approvals	3.4

Owned Properties	3.17

Patriot Act	3.23

Per Share Cash Consideration	1.4(c)

Per Share Mixed Consideration	1.4(c)

Per Share Stock Consideration	1.4(c)

Permitted Encumbrances	3.17

person	9.5

Policies	4.13

Policies, Practices and Procedures	3.15(b)

Property Lease	3.21

Proxy Statement	3.29

Qualified Group	4.19

Real Property	3.17

Regulatory Agencies	3.5

Sarbanes-Oxley Act	4.11(b)

SEC	3.5

Section 409A	3.11(m)

Securities Act	3.2(a)

Seller	Preamble

Seller Articles	3.1(b)

Seller Benefit Plans	3.11(a)

Seller Board	3.3(a)

A-(x)

Seller Bylaws	3.1(b)

Seller Capitalization Date	3.2(a)

Seller Common Stock	1.4(b)

Seller Contract	3.13(a)

Seller Disclosure Schedule	Article III

Seller Expense Reimbursement	8.3(c)

Seller Financial Statements	3.6(a)

Seller Management Reports	3.6(a)

Seller Options	3.2(a)

Seller Policies	3.18

Seller Preferred Stock	3.2(a)

Seller Regulatory Agreement	3.5

Seller Requisite Regulatory Approvals	7.3(c)

Seller Shareholder Meeting	6.3

Seller Stock Plans	3.2(a)

SERPs	3.11(c)(iv)

SRO	3.4

Stock Election Shares	1.5(b)

Subsidiary	3.1(c)

Superior Proposal	6.9(d)(ii)

Surviving Bank	Preamble

Tax Return	3.10(c)

Tax(es)	3.10(b)

Termination Fee	8.3(b)

Trading Day	1.4(f)

A-(xi)

Treasury Regulations	Preamble

Trust Account Common Shares	1.4(b)

Weighted Average Stock Price	1.4(f)

A-(xii)

AGREEMENT AND PLAN OF COMBINATION AND REORGANIZATION

This AGREEMENT AND PLAN OF COMBINATION AND REORGANIZATION (this “Agreement”) by and among Premier Commercial Bank, a North Carolina commercial bank (“Seller”), NewBridge Bancorp, a North Carolina corporation (“Buyer”), and NewBridge Bank, a North Carolina commercial bank (“NewBridge Bank”), is dated as of October 8, 2014.

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Seller, Buyer and NewBridge Bank have determined that it is in the best interests of their respective companies and their shareholders to consummate a business combination pursuant to this Agreement in which Seller will merge with and into NewBridge Bank (the “Merger”), so that NewBridge Bank is the surviving bank of the Merger (sometimes referred to in such capacity as the “Surviving Bank”);

WHEREAS, the outstanding shares of capital stock of Seller will be converted into the right to receive the Merger Consideration set forth in Section 1.4 of this Agreement at the effective time of the Merger;

WHEREAS, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations of the U.S. Department of the Treasury promulgated under the Code (“Treasury Regulations”) for federal income tax purposes; and

WHEREAS, Seller, Buyer and NewBridge Bank desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1         The Merger.

(a)         Subject to the terms and conditions of this Agreement, in accordance with Chapter 53C of the North Carolina General Statutes (the “Bank Act”) and Chapter 55 of the North Carolina General Statutes (the “NCBCA”), Seller shall merge with and into NewBridge Bank at the Effective Time. NewBridge Bank shall be the Surviving Bank in the Merger and shall continue its corporate existence under the laws of the State of North Carolina and the separate existence of Seller shall thereupon cease. NewBridge Bank shall remain a wholly owned subsidiary of Buyer. The Articles of Incorporation and Bylaws of NewBridge Bank in effect immediately prior to the Merger shall be the Articles of Incorporation and Bylaws of the Surviving Bank following such Merger. The directors of the Surviving Bank at the Effective Time shall be the directors of NewBridge Bank immediately prior to the Effective Time.

A-1

(b)         Buyer may at any time change the method of effecting the combination (including by providing for the merger of Seller and a different wholly owned subsidiary of Buyer) if and to the extent Buyer deems such change to be desirable; provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (ii) alter or change the treatment of Seller Options, or the manner in which Converted Stock Options are provided for, in this Agreement; (iii) materially affect, in an adverse manner, the Merger’s qualification as a “reorganization” within the meaning of Code Section 368(a), the Tax treatment of Seller’s shareholders as a result of receiving the Merger Consideration or the Tax treatment of any party pursuant to this Agreement or (iv) materially impede or delay consummation of the transactions contemplated by this Agreement.

1.2         Effective Time. The Merger shall become effective as set forth in the Articles of Merger that shall be filed with the North Carolina Secretary of State (the “Articles of Merger”) on the Closing Date. The term “Effective Time” shall be the date and time when the Merger becomes effective as set forth in the Articles of Merger.

1.3         Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in N.C.G.S. § 53C-7-205 and N.C.G.S § 55-11-06.

1.4         Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Seller, Buyer, NewBridge Bank or the holder of any of the following securities:

(a)         Each share of the Class A Common Stock (voting), no par value per share (the “Buyer Common Stock”), and Class B Common Stock (non-voting), no par value per share (“Buyer Non-Voting Common Stock”), of Buyer issued and outstanding immediately before the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

(b)         All shares of common stock, par value $5.00 per share, of Seller issued and outstanding immediately before the Effective Time (the “Seller Common Stock”) that are owned, directly or indirectly, by Seller, Buyer or NewBridge Bank (other than shares of Seller Common Stock held in trust accounts, including grantor or rabbi trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties (any such shares, “Trust Account Common Shares”) and other than shares held as a result of debts previously contracted) shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and no stock of Buyer and no other consideration shall be delivered in exchange therefor.

A-2

(c)         Subject to Section 1.9 and excluding Dissenting Shares, each share of Seller Common Stock (excluding shares that are owned, directly or indirectly, by Buyer, NewBridge Bank, or Seller, in each case other than Trust Account Common Shares or shares held as a result of debts previously contracted) issued and outstanding immediately before the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive (i) the number of shares of Buyer Common Stock (rounded to four decimal places) equal to $10.00 divided by the Weighted Average Stock Price, but in no event more than 1.5152 shares or less than 1.1186 shares of Buyer Common Stock for each such share of Seller Common Stock (the “Per Share Stock Consideration”, (ii) $10.00 in cash (the “Per Share Cash Consideration”), or (iii) the sum of (x) the number of shares of Buyer Common Stock (rounded to four decimal places) calculated by (A) dividing $10.00 by the Weighted Average Stock Price and (B) multiplying the quotient thereby obtained by .75, but in no event more than 1.1364 shares or less than .8390 shares of Buyer Common Stock for each such share of Seller Common Stock, and (y) $2.50 in cash (the “Per Share Mixed Consideration”) (the Per Share Stock Consideration, the Per Share Cash Consideration and the Per Share Mixed Consideration together being the “Merger Consideration”).

(d)         Subject to Section 1.7, from and after the Effective Time, all of the shares of Seller Common Stock (other than those to be cancelled pursuant to Section 1.4(b)) shall no longer be outstanding, shall automatically be cancelled and shall cease to exist as of the Effective Time, and each book entry notation of record ownership and each certificate previously representing any such shares of Seller Common Stock (each, a “Certificate”) shall thereafter represent only the right to receive the Merger Consideration into which the shares of Seller Common Stock represented by such book entry notation of record ownership or such Certificate have been converted pursuant to this Section 1.4, as well as any dividends to which holders of Seller Common Stock become entitled in accordance with Section 2.2, subject to the provisions of Section 1.5.

(e)         Each share of the common stock of NewBridge Bank issued and outstanding immediately before the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

(f)         The term “Weighted Average Stock Price” means the daily volume weighted average closing sales price per share of Buyer Common Stock on the NASDAQ Global Select Market for the 20 days that Buyer Common Stock was traded on the NASDAQ Global Select Market (as reported on the website www.nasdaq.com) (any such day, a “Trading Day”) preceding the fifth (5th) Trading Day ending prior to the Closing Date.

1.5         Election and Proration Procedures.

(a)         An election form (an “Election Form”), together with the transmittal materials referred to in Section 2.1 below, shall be mailed to each holder of Seller Common Stock of record as of the Closing Date within six (6) Business Days after the Effective Time (the “Mailing Date”). Seller shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein.

A-3

(b)         Each Election Form shall entitle the holder of Seller Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to elect to (i) receive the Per Share Stock Consideration with respect to any or all of such holder’s shares (“Stock Election Shares”), (ii) receive the Per Share Cash Consideration with respect to any or all of such holder’s shares (“Cash Election Shares”), (iii) receive the Per Share Mixed Consideration with respect to any or all of such holder’s shares (“Mixed Election Shares), or (iv) make no election (“Non-Election Shares”). Holders of Non-Election Shares shall be deemed to have made an election to receive Per Share Mixed Consideration and to be Mixed Election Shares for all purposes herein. Holders of record of Seller Common Stock who hold such shares as nominees, trustees or in other representative capacity (a “Holder Representative”) may submit multiple Election Forms, provided that such Holder Representative certifies that such Election Forms cover all of the shares of Seller Common Stock held by that Holder Representative for a particular beneficial owner.

(c)         To be effective, a properly completed Election Form must be received by the Exchange Agent on or before 4:00 p.m., local time, on such date after the Mailing Date as Buyer and Seller may mutually agree (the “Election Deadline”). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if (i) with respect to an election made as to shares of Seller Common Stock held in certificated form, such Election Form is accompanied by one or more Certificates representing the shares of Seller Common Stock covered by such Election Form, or the guaranteed delivery of such Certificates (or customary affidavits and, if required by Buyer, indemnification regarding the loss or destruction of such Certificates), together with duly completed transmittal materials, and (ii) with respect to an election made as to shares of Seller Common Stock held in uncertificated, book entry form, duly completed transmittal materials. Any holder of shares of Seller Common Stock may at any time prior to, but not after, the Election Deadline change his, her or its election with respect to such shares of Seller Common Stock by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any holder of shares of Seller Common Stock may, at any time prior to the Election Deadline, revoke his, her or its election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his, her or its Certificates, or of the guarantee of delivery of such Certificates. If a holder of shares of Seller Common Stock either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes its Election Form prior to the Election Deadline but does not submit a new properly executed Election Form prior to the Election Deadline, the shares of Seller Common Stock held by such holder shall be designated as Non-Election Shares. Subject to the terms of this Agreement and the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, instruction, revocation or change has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

(d)         Notwithstanding any other provision contained in this Agreement, the aggregate number of Cash Election Shares (which, for the purpose of this Section 1.5(d) only, shall be deemed to include the Dissenting Shares determined as of the Effective Time) shall equal 25% of the total of the aggregate number of Stock Election Shares and the aggregate number of Cash Election Shares at the Effective Time. To the extent that the aggregate number of Cash Election Shares does not equal 25% of such total, holders of Seller Common Stock making the Cash Election or the Stock Election, as the case may be, shall receive consideration which shall consist of both Per Share Cash Consideration and Per Share Stock Consideration subject to proration pursuant to Section 1.5(e).

A-4

(e)         Within six (6) Business Days after the Election Deadline, Buyer shall use reasonable efforts to cause the Exchange Agent to effect the allocation among holders of Seller Common Stock of rights to receive the Per Share Cash Consideration and the Per Share Stock Consideration as follows:

(i)         If the aggregate number of Cash Election Shares exceeds 25% of the total of the aggregate number of Stock Election Shares and the aggregate number of Cash Election Shares, then all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration, and all Cash Election Shares shall be converted into the right to receive a combination of Per Share Cash Consideration and Per Share Stock Consideration, prorated such that the aggregate number of Cash Election Shares equals one-third (1/3) of the aggregate number of Stock Election Shares after such proration is applied; or

(ii)         If the aggregate number of Stock Election Shares exceeds 75% of the total of the aggregate number of Cash Election Shares and the aggregate number of Stock Election Shares, then all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration, and all Stock Election Shares shall be converted into the right to receive a combination of Per Share Cash Consideration and Per Share Stock Consideration, prorated such that the aggregate number of Cash Election Shares equals one-third (1/3) of the aggregate number of Stock Election Shares after such proration is applied.

(f)         The provisions of Section 1.5(d) and (e) shall not affect the Mixed Election Shares (including the Non-Election Shares which are deemed to be Mixed Election Shares) which shall be converted into the right to receive the Per Share Mixed Consideration and shall not be subject to any proration.

1.6         Seller Options. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Seller Options, each Seller Option, whether vested or unvested, that is outstanding and unexercised immediately before the Effective Time will cease, at the Effective Time, to represent a right to acquire shares of Seller Common Stock and will be converted at the Effective Time, without any action on the part of the holder of such Seller Option, into an option to purchase Buyer Common Stock (a “Converted Stock Option”), on the same terms and conditions as were applicable under such Seller Option (but subject to and taking into account any required acceleration of vesting of such Seller Option pursuant to the terms of the applicable Seller Stock Plan as in effect on the date hereof without any further action by Seller). The number of shares of Buyer Common Stock subject to each such Converted Stock Option will be equal to the number of shares of Seller Common Stock subject to the applicable Seller Option multiplied by the ratio of $10.00 divided by the Weighted Average Stock Price and such Converted Stock Option will have an exercise price per share equal to the per share exercise price specified in the applicable Seller Option divided by the ratio of $10.00 divided by the Weighted Average Stock Price, consistent with the requirements of Section 424(a) of the Code or Treasury Regulations Section 1.409A-1(b)(5)(v)(D), as applicable.

A-5

1.7         Dissenting Shareholders. Any holder of Seller Common Stock who perfects such holder’s dissenters’ rights of appraisal in accordance with and as contemplated by Section 55-13-02 of the NCBCA shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of the NCBCA (“Dissenting Shares”); provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the NCBCA and surrendered to Seller the Certificate or Certificates representing the Dissenting Shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Seller fails to perfect, or effectively withdraws or loses, such holder’s right to appraisal and of payment for such holder’s shares, the Buyer shall issue and deliver the Per Share Cash Consideration to which such holder of Seller Common Stock is entitled under Section 1.5 upon surrender by such holder of the Certificate or Certificates representing shares of Seller Common Stock held by such holder.

1.8         Tax Consequences. It is intended that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code, and it is intended that this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code. Both prior to and after the Closing, the books and records of each party hereto shall be maintained, and all federal, state and local income Tax Returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a reorganization and nontaxable exchange under Section 368(a)(1)(A) of the Code (and comparable provisions of any applicable state or local laws), except to the extent the Merger is determined in a final administrative or judicial decision not to qualify as a reorganization within the meaning of Code Section 368(a).

1.9         Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Seller Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product obtained by multiplying such fractional part of a share of Buyer Common Stock by the FMV Price. The term “FMV Price” means the closing price for Buyer Common Stock on the NASDAQ Global Select Market on the last Trading Day preceding the Closing Date.

A-6

ARTICLE II

DELIVERY OF MERGER CONSIDERATION

2.1         Exchange Procedures. Within six (6) days on which commercial banks generally are open for business in the State of North Carolina (“Business Days”) occurring after the Effective Time, Buyer shall cause the exchange agent selected by Buyer, and reasonably acceptable to Seller (the “Exchange Agent”), to mail to each holder of record of shares of Seller Common Stock a transmittal form and other appropriate transmittal and instruction materials (which shall specify, with respect to shares of Seller Common Stock held in certificated form, that delivery shall be effected, and risk of loss and title to the applicable Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent and which shall be reasonably acceptable to Seller, Buyer and their respective counsel). Any Certificate or Certificates so delivered shall be duly endorsed as the Exchange Agent may reasonably require. In the event that shares of Seller Common Stock represented by Certificates or held uncertificated, book entry form are the subject of a transfer that has not been registered in the transfer records of Seller, the applicable form of Merger Consideration provided in Section 1.5 may be issued to a transferee if (i) the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer, or (ii) evidence of an instruction transferring registered ownership of such shares to the transferee is delivered to the Exchange Agent. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Buyer and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue and pay to such holder the applicable form of Merger Consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of Seller Common Stock (other than shares to be canceled pursuant to Section 1.4(b) or as to which statutory dissenters’ rights of appraisal have been perfected as provided in Section 1.7) issued and outstanding at the Effective Time shall (A) surrender the Certificate or Certificates representing such shares to the Exchange Agent or (B) give an instruction surrendering such shares to the Exchange Agent, and shall promptly upon surrender thereof receive in exchange therefor the applicable form of Merger Consideration provided in Section 1.5, together with all undelivered dividends or distributions in respect of such shares pursuant to Section 2.2. Buyer shall not be obligated to deliver the applicable form of Merger Consideration to which any former holder of shares of Seller Common Stock is entitled as a result of the Merger until such holder either (A) surrenders such holder’s Certificate or Certificates for exchange as provided in this Section 2.1, or in lieu thereof, such bond, security or indemnity as Buyer and the Exchange Agent may reasonably require, or (B) gives an instruction surrendering such shares for exchange as provided in this Section 2.1. Any other provision of this Agreement notwithstanding, neither Buyer nor the Exchange Agent shall be liable to a holder of shares of Seller Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.2         Rights of Former Seller Shareholders. At the Effective Time, the stock transfer books of Seller shall be closed as to holders of shares of Seller Common Stock immediately prior to the Effective Time and no transfer of shares of Seller Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 2.1, each Certificate and each book entry notation theretofore representing ownership of shares of Seller Common Stock (other than shares to be canceled pursuant to Section 1.4(b) or as to which statutory dissenters’ rights of appraisal have been perfected as provided in Section 1.7) shall from and after the Effective Time represent for all purposes only the right to receive the applicable form of Merger Consideration in exchange therefor. To the extent permitted by law, former holders of record of shares of Seller Common Stock shall be entitled to vote after the Effective Time at any meeting of shareholders of Buyer the number of whole shares of Buyer Common Stock, if any, into which their respective shares of Seller Common Stock are converted, regardless of whether such holders have exchanged their shares of Seller Common Stock for certificates or book entry notations representing ownership of Buyer Common Stock in accordance with the provisions of this Agreement. No dividend or other distribution payable to the holders of record of Buyer Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any shares of Seller Common Stock until such holder surrenders such shares for exchange as provided in Section 2.1 and only if and to the extent such holder is entitled to receive shares of Buyer Common Stock in such exchange. However, upon surrender of such applicable form of Merger Consideration, the applicable number of shares of Buyer Common Stock (together, if applicable, with all such undelivered dividends or other distributions) shall be delivered and paid with respect to each share of Seller Common Stock properly surrendered. No interest shall be payable with respect to any cash to be paid under Sections 1.5, 1.7, 1.9 or 2.2 except to the extent required in connection with the exercise of dissenters’ rights of appraisal.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as disclosed in the disclosure schedule (the “Seller Disclosure Schedule”) delivered by Seller to Buyer before the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article III; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) no such item is required to be set forth in such schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 9.2 and (ii) the mere inclusion of an item in such schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect on Seller), Seller hereby represents and warrants to Buyer as follows:

3.1         Corporate Organization.

(a)         Seller is a commercial bank duly incorporated, validly existing and in good standing under the laws of the State of North Carolina. Seller has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

(b)         True, complete and correct copies of the Articles of Incorporation of Seller (the “Seller Articles”), and the Bylaws of Seller (the “Seller Bylaws”), as in effect as of the date of this Agreement, have previously been made available to Buyer.

(c)         Seller has no Subsidiaries. As used in this Agreement, the word “Subsidiary”, when used with respect to a party hereto, means any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, that is consolidated with such party for financial reporting purposes under U.S. generally accepted accounting principles (“GAAP”).

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(d)         The deposit accounts of Seller are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

3.2         Capitalization.

(a)         The authorized capital stock of Seller consists of 20,000,000 shares of Seller Common Stock, of which, as of the date of this Agreement (the “Seller Capitalization Date”), 1,925,247 shares were issued and outstanding, and 5,000,000 shares of preferred stock (the “Seller Preferred Stock”), of which, as of the Seller Capitalization Date, no shares were issued and outstanding. As of the Seller Capitalization Date, no shares of Seller Common Stock or Seller Preferred Stock were reserved for issuance, except for 294,400 shares of Seller Common Stock underlying those options to purchase such shares disclosed in Schedule 3.2(a) of the Seller Disclosure Schedule (“Seller Options”). All of the issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Seller having the right to vote on any matters on which its shareholders may vote are issued or outstanding. Except pursuant to the stock option plans described in Section 3.2(a) of the Seller Disclosure Schedule (“Seller Stock Plans”), as of the date of this Agreement, Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of, or the payment of any amount based on, any shares of Seller Common Stock, Seller Preferred Stock, or any other equity securities of Seller or any securities representing the right to purchase or otherwise receive any shares of Seller Common Stock, Seller Preferred Stock, or other equity securities of Seller. As of the date of this Agreement, there are no contractual obligations of Seller (i) to repurchase, redeem or otherwise acquire any shares of capital stock of Seller or any equity security of Seller or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Seller or (ii) pursuant to which Seller is or could be required to register shares of Seller capital stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”). Other than the Seller Options, no options or other equity-based awards are outstanding as of the Seller Capitalization Date. Except as set forth on Section 3.2(a) of the Seller Disclosure Schedule, since December 31, 2013 through the date hereof, Seller has not (A) issued or repurchased any shares of Seller Common Stock or other equity securities of Seller, or (B) issued or awarded any options, restricted shares or any other equity-based awards under the Seller Stock Plan.

(b)         Section 3.2(b) of the Seller Disclosure Schedule sets forth Seller’s capital stock, equity interest or other direct or indirect ownership interest in any person, where such ownership interest is equal to or greater than five percent (5%) of the total ownership interest of such person.

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(c)         Section 3.2(c) of the Seller Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of: (i) the number of shares of Seller Common Stock issued under the Seller Stock Plans, the number of shares of Seller Common Stock subject to outstanding awards granted under the Seller Stock Plans and the number of shares of Seller Common Stock reserved for future issuance under the Seller Stock Plans; and (ii) all outstanding awards granted under the Seller Stock Plans, indicating with respect to each such award the name of the holder thereof, the number of shares of Seller Common Stock subject to such award and, to the extent applicable, the exercise price, the date of grant and the vesting schedule. Seller has no outstanding warrants to purchase Seller Common Stock or other securities of Seller. Seller has provided to the Buyer complete and accurate copy of the Seller Stock Plans and the forms of all award agreements related thereto.

3.3         Authority; No Violation.

(a)         Seller has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly, validly and unanimously approved by the Board of Directors of Seller (the “Seller Board”). As of the date of this Agreement, the Seller Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is advisable and in the best interests of Seller and its shareholders, has directed that this Agreement, and the transactions set forth herein, be submitted to Seller’s shareholders for consideration at a duly held meeting of such shareholders and has determined to recommend that Seller’s shareholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. Except for the approval of this Agreement by the affirmative vote of the holders of the outstanding shares of Seller Common Stock entitled to vote at such meeting as required by North Carolina law, no other corporate proceedings on the part of Seller are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer) constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, subrogation or similar laws affecting the rights of creditors generally or by 12 U.S.C. Section 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers and subject to general principles of equity).

(b)         Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the terms or provisions of this Agreement, will (i) assuming that shareholder approval referred to in Section 3.3(a) has been obtained, violate any provision of the Seller Articles or the Seller Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Seller or any of its properties or assets or (B) violate, conflict with, result in a material breach of any provision of or the loss of any material benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Seller under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party or by which it or any of its properties or assets is bound.

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3.4         Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the Federal Reserve Act of 1913, as amended (“FRA Act”), the FDIC under the Federal Deposit Insurance Act, as amended (the “FDI Act”), and the Office of the Commissioner of Banks of the State of North Carolina (the “Commissioner”) under the Bank Act, and approval of such applications and notices, (b) the filing of any required applications, filings or notices with any other federal or state banking, insurance or other regulatory or self-regulatory authorities or any courts, administrative agencies or commissions or other governmental authorities or instrumentalities (the Federal Reserve Board, the FDIC, the Commissioner and each of the foregoing described authorities and instrumentalities, a “Governmental Entity”) and approval of such other applications, filings and notices as may be required (the “Other Regulatory Approvals”), (c) the filing of the Articles of Merger with the North Carolina Secretary of State pursuant to the Bank Act and the NCBCA, (d) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization (“SRO”), and the rules and regulations of The NASDAQ Stock Market, or that are required under consumer finance, mortgage banking and other similar laws, and (e) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if any, no consents or approvals of or filings or registrations with any Governmental Entity to be acquired or filed by Seller are necessary in connection with the consummation by Seller of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity or any other person are necessary in connection with the execution and delivery by Seller of this Agreement.

3.5         Reports; Regulatory Matters. Seller has timely filed (including all applicable extensions) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2012 with (i) the Federal Reserve Board, (ii) the FDIC, (iii) the Commissioner, (iv) any state insurance commission or other state regulatory authority, (v) any foreign regulatory authority, (vi) the Securities and Exchange Commission (“SEC”) and (vii) any SRO (each of the foregoing a “Regulatory Agency” and collectively, “Regulatory Agencies”) and with each other applicable Governmental Entity, and all other reports and statements required to be filed by it since December 31, 2012, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, foreign entity or Regulatory Agency or Governmental Entity, and has paid all fees and assessments due and payable in connection therewith. Except as set forth on Section 3.5 of the Seller Disclosure Schedule and except for normal examinations conducted by a Regulatory Agency or Governmental Entity in the ordinary course of the business of Seller, no Regulatory Agency or Governmental Entity has initiated since December 31, 2012 or has pending any proceeding, enforcement action or, to the knowledge of Seller, investigation into the business, disclosures or operations of Seller. Except as set forth on Section 3.5 of the Seller Disclosure Schedule, since December 31, 2012, no Regulatory Agency or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Seller, investigation into the business, disclosures or operations of Seller. Seller has fully complied with, and there is no unresolved violation, criticism, comment or exception by any Regulatory Agency or Governmental Entity with respect to, any report or statement relating to any examinations or inspections of Seller. Since December 31, 2012, there have been no formal or informal inquiries of Seller by, or disagreements or disputes by Seller with, any Regulatory Agency or Governmental Entity with respect to the business, operations, policies or procedures of Seller (other than normal examinations conducted by a Regulatory Agency or Governmental Entity in Seller’s ordinary course of business).

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Except as set forth on Section 3.5 of the Seller Disclosure Schedule, Seller is not subject to any cease-and-desist or other order or enforcement action issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, nor is it subject to any order or directive by, or has it been ordered to pay any civil money penalty by, or since December 31, 2013 a recipient of any supervisory letter from, nor has it adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated commercial banks or their subsidiaries (each item in this sentence, a “Seller Regulatory Agreement”), nor has Seller been advised since December 31, 2013 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Seller Regulatory Agreement. To the knowledge of Seller, there has not been any event or occurrence since December 31, 2013 that would result in a determination that Seller is not “well capitalized” and “well managed” as a matter of U.S. federal banking law.

3.6         Financial Statements.

(a)         Seller has set forth on Section 3.6(a) of the Seller Disclosure Schedule (1) the balance sheets (including related notes and schedules, if any) of Seller as of December 31, 2013 and December 31, 2012, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for each of the two fiscal years ended December 31, 2013 and 2012 (the “Seller Financial Statements”) and (2) the monthly reports of Seller’s management to Seller’s Board of Directors with respect to Seller’s monthly operations and financial condition for those months ended after December 31, 2013 (“Seller Management Reports”). The Seller Financial Statements and the Seller Management Reports (as of the dates thereof and for the periods covered thereby) (i) are, or if dated after the date of this Agreement will be, in accordance with the books and records of Seller (including the related notes, where applicable) and (ii) have been prepared from, and are in accordance with, the books and records of Seller in all respects. The Seller Financial Statements (i) fairly present in all material respects the results of operations, cash flows, changes in shareholders’ equity and financial position of Seller for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), and (ii) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Seller have been, and are being, maintained in all material respects in accordance with all applicable legal and accounting requirements and reflect only actual transactions. Elliott Davis, PLLC has served as the independent registered public accountant for Seller for all periods presented in the Seller Financial Statements; such firm has not resigned or been dismissed as independent public accountants of Seller as a result of or in connection with any disagreements with Seller on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

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(b)         Seller has no material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the Seller Financial Statements (including any notes thereto), (ii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2013 or (iii) liabilities incurred since December 31, 2013 in connection with this Agreement and the transactions contemplated hereby.

(c)         Since December 31, 2013, (i) neither Seller nor, to the knowledge of the executive officers of Seller, any director, officer, employee, auditor, accountant or representative of Seller has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Seller or its internal accounting controls, including any material complaint, allegation, assertion or claim that Seller has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Seller, whether or not employed by Seller, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Seller or any of its officers, directors, employees or agents to the Seller Board or any committee thereof or to any director or officer of Seller.

3.7         Broker’s Fees. Neither Seller nor any of its officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with this Agreement, the Merger or related transactions contemplated by this Agreement, other than as set forth on Section 3.7 of the Seller Disclosure Schedule.

3.8         Absence of Certain Changes or Events.

(a)         Since December 31, 2013, no event has occurred that has had or is reasonably likely to have, either individually or in the aggregate with all other events, a Material Adverse Effect on Seller. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Buyer, Seller or NewBridge Bank, as the case may be, any fact, event, change, condition, development, circumstance or effect that, individually or in the aggregate, (i) is or would be reasonably likely to be material and adverse to the business, assets, liabilities, properties, results of operations, financial condition or management team of such party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), a Material Adverse Effect shall not be deemed to include any adverse event, change or effect to the extent arising from (A) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable to banks and their holding companies, generally, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to banks and their holding companies, generally, or interpretations thereof by courts or Governmental Entities, in each case except to the extent such party is affected in a disproportionate manner as compared to other community banks in the southeastern United States, (C) changes, after the date hereof, in global or national political conditions (including the outbreak of war or acts of terrorism) or in general economic or market conditions, including interest rates, affecting banks or their holding companies generally, in each case except to the extent such party is affected in a disproportionate manner as compared to other community banks in the southeastern United States or (D) the direct effects of negotiating, entering into and compliance with this Agreement on the operating performance of Seller and its Subsidiaries) or (ii) materially impairs or would be reasonably likely to materially impair the ability of such party to timely consummate the transactions contemplated by this Agreement.

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(b)         Since December 31, 2013 through and including the date of this Agreement, Seller has carried on its business in all material respects in the ordinary course of business consistent with past practice.

(c)         Except as set forth in Section 3.8(c) of the Seller Disclosure Schedule, since December 31, 2013, Seller has not (i) except for (A) normal increases for employees made in the ordinary course of business consistent with past practice or (B) as required by applicable law or pre-existing contractual obligations, increased the wages, salaries, compensation, bonus opportunities (whether annual or long-term, or in the form of cash or property) pension, nonqualified deferred compensation or other fringe benefits or perquisites payable to any current, former or retired executive officer, employee, consultant, independent contractor, other service provider or director from the amount thereof in effect as of December 31, 2013, granted any severance, retirement or termination pay, entered into any contract to make or grant any severance, retirement or termination pay (in each case, except as required under the terms of agreements or severance plans listed on Section 3.11(a) of the Seller Disclosure Schedule, as in effect as of the date hereof), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted, amended, accelerated, modified or terminated any stock appreciation rights or options to purchase shares of Seller Common Stock, any restricted, performance or fully vested shares of Seller Common Stock, any phantom or restricted stock units, or any right to acquire any shares of its capital stock with respect to any current, former or retired executive officer, director, consultant, independent contractor or other service provider or employee, (iii) changed any accounting methods, principles or practices of Seller or its Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy, (iv) suffered any strike, work stoppage, slow-down or other labor disturbance, (v) adopted, amended, modified or terminated any Seller Benefit Plan, except as required by applicable laws, or (vi) hired, terminated, promoted or demoted any employee, consultant, independent contractor, executive officer, director or other service provider (other than in the Seller’s ordinary course of business and consistent with past practice).

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3.9         Legal Proceedings.

(a)         Except as disclosed on Section 3.9(a) of the Seller Disclosure Schedule, Seller is not a party to any, and there are no pending or, to the knowledge of the executive officers of Seller, threatened, legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations of any nature against Seller, including, without limitation any lender liability claims, or claims challenging the validity or propriety of the transactions contemplated by this Agreement. None of the proceedings, claims, actions or governmental or regulatory investigations set forth on Section 3.9(a) of the Seller Disclosure Schedule would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller.

(b)         There is no injunction, judgment or regulatory restriction (other than those of general application that apply to similarly situated commercial banks) imposed upon Seller or the assets of Seller.

3.10         Taxes and Tax Returns.

(a)         Seller has duly and timely filed (including all applicable extensions) all Tax Returns required to be filed by it on or before the date of this Agreement (all such returns being accurate and complete in all material respects), has paid all Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities (including, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against. To its knowledge, Seller is not subject to any ongoing or unresolved examination or audit by the Internal Revenue Service (“IRS”). There are no material disputes pending, or claims asserted, for Taxes or assessments upon Seller for which Seller does not have reserves that are adequate under GAAP. Seller is not a party to or bound by any Tax-sharing, Tax-allocation or Tax-indemnification agreement or arrangement. Within the past five years, Seller has not been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code. Seller is not required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS, and no pending request for permission to change any accounting method has been submitted by Seller. Seller has not participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1). Seller has not taken or agreed to take any action or has knowledge of any fact or circumstance that would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization under Section 368(a) of the Code.

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(b)         As used in this Agreement, the term “Tax” or “Taxes” means (i) any and all federal, state, local and foreign income, bank, estimated, excise, gross receipts, gross income, ad valorem, profits, gains, property, escheat, unclaimed property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup-withholding, value-added and other taxes, charges, levies or like assessments in the nature of a tax imposed by a governmental authority or jurisdiction together with all penalties and additions to tax and interest thereon and (ii) any liability for taxes described in clause (i) above under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law).

(c)         As used in this Agreement, the term “Tax Return” means a report, return or other information (including any amendments) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.

3.11         Employee Matters.

(a)         Section 3.11(a) of the Seller Disclosure Schedule sets forth a true, complete and correct list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and including the regulations promulgated thereunder (“ERISA”), whether or not written or unwritten or subject to ERISA, as well as each employee or director benefit or compensation plan, arrangement or agreement (whether written or unwritten) and each employment, consulting, bonus, supplemental income, collective-bargaining, incentive or deferred compensation, vacation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, profit-sharing, fringe benefit, workers’ compensation, voluntary employees’ beneficiary association, health, welfare, accident, sickness, death benefit, hospitalization, insurance, personnel policy, disability benefit or other similar plan, program, agreement, arrangement or commitment (whether written or unwritten) for the benefit of any current, former or retired employee, consultant, independent contractor, other service provider or director of Seller or any of its ERISA Affiliates (as defined herein) entered into, maintained or contributed to by Seller or any of its ERISA Affiliates or to which Seller or any of its ERISA Affiliates is obligated to contribute (such plans, programs, agreements, arrangements and commitments, collectively, the “Seller Benefit Plans”). For purposes of this Agreement, the term “ERISA Affiliate” means any entity that is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), (iii) an affiliated service group (as defined under Section 414(m) of the Code or the Treasury Regulations under Section 414(o) of the Code) or (iv) a “controlled group” within the meaning of Section 4001 of ERISA, any of which includes Seller. No other Seller Benefit Plan exists.

(b)         Seller has previously made available to Buyer true, complete and correct copies of the following (as applicable): (i) the written document evidencing such Seller Benefit Plan or, with respect to any such plan that is not in writing, a written description thereof; (ii) the summary plan description; (iii) any related trust agreements, insurance contracts or documents of any other funding arrangements; (iv) all amendments, modifications or supplements to any such document; (v) the two most recent actuarial reports; (vi) the most recent determination letter from the IRS; (vii) the three most recent Forms 5500 required to have been filed with the IRS, including all schedules thereto; (viii) any notices to or from the IRS or any office or representative of the Department of Labor or any other Governmental Entity relating to any compliance issues in respect of any such Seller Benefit Plan; and (ix) a list of each person who has options to purchase shares of Seller Common Stock or has units or other awards outstanding under any stock-option or other equity-based plan, program or arrangement sponsored by Seller, noting for each person the number of options, units and other awards available and the strike price, if any, associated therewith. Section 3.11(b) of the Seller Disclosure Schedule sets forth the accrued liability for any such plans, programs and arrangements as of September 30, 2014.

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(c)         With respect to each Seller Benefit Plan, and except as disclosed in Section 3.11(c) of the Seller Disclosure Schedule:

(i)         each Seller Benefit Plan is being and has been administered in all material respects in accordance with ERISA, the Code and all other applicable laws and in all material respects in accordance with its governing documents, and all material obligations, whether arising by operation of law or by contract, required to be performed with respect to each Seller Benefit Plan have been timely performed, and there have been no material defaults, omissions or violations by any party with respect to any Seller Benefit Plan;

(ii)         each Seller Benefit Plan that is intended to be “qualified” under Section 401 and/or 409 of the Code is so qualified and has either received a favorable determination letter from the IRS to such effect or such Seller Benefit Plan is covered by a letter from the IRS to the same effect, and, to the knowledge of Seller, no fact, circumstance or event has occurred since the date of such letter or exists that would reasonably be expected to adversely affect the qualified status of any such Seller Benefit Plan;

(iii)         with respect to each Seller Benefit Plan that is intended to be “qualified” under Section 401 and/or 409 of the Code either an application for a new determination letter (if applicable) was filed by the end of such Seller Benefit Plan’s applicable remedial amendment cycle as determined under Revenue Procedure 2007-44 or the deadline for filing such an application has not yet arrived and all requirements for relying on such extended filing date have been satisfied;

(iv)         each Seller Benefit Plan that is an “employee pension benefit plan” as defined in Section 3(2)(A) of ERISA and is not qualified under Code Section 401(a) is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation or life insurance for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and for each such plan Section 3.11(c)(iv) of the Seller Disclosure Schedule sets forth (A) a list of assets that are maintained or used to informally fund such plan, (B) an analysis of the emerging liabilities of any supplemental executive retirement plans (the “SERPs”) and (C) an analysis of the cash surrender value of any split-dollar insurance policies held pursuant to the SERPs. Any trust agreement supporting such plan has been provided as described in Section 3.11(b)(iii);

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(v)         no claim, lawsuit, arbitration or other action has been threatened, asserted, instituted or, to the knowledge of Seller or any ERISA Affiliate, is anticipated against any of the Seller Benefit Plans (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, Seller, any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of any of the Seller Benefit Plans;

(vi)         all contributions, premiums and other payments required to be made with respect to any Seller Benefit Plan have been made on or before their due dates under applicable law and the terms of such Seller Benefit Plan, and with respect to any such contributions, premiums or other payments required to be made with respect to any Seller Benefit Plan that are not yet due, to the extent required by GAAP, adequate reserves are reflected on the balance sheet of Seller for the fiscal year ended December 31, 2013 or liability therefor was incurred in the ordinary course of business consistent with past practice since December 31, 2013;

(vii)         no Seller Benefit Plan is under, and Seller (including any ERISA Affiliate thereof) has not received any notice of, an audit or investigation by the IRS, Department of Labor or any other Governmental Entity and no such completed audit, if any, has resulted in the imposition of any Tax or penalty;

(viii)         no Seller Benefit Plan is a self-funded or self-insured arrangement, and, with respect to each Seller Benefit Plan that is funded in whole or in part through an insurance policy, neither Seller nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss-sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the date of this Agreement or is reasonably expected to have such liability with respect to periods through the Effective Time;

(ix)         all reports and disclosures relating to each Seller Benefit Plan required to be filed with or furnished to Governmental Entities (including the IRS, the Pension Benefit Guaranty Corporation and the Department of Labor), Seller Benefit Plan participants or beneficiaries have been filed or furnished in all material respects in a timely manner in accordance with applicable law;

(x)         subject to satisfaction of those payments and the voluntary termination of certain rights under existing agreements contemplated by Section 6.13 of this Agreement, neither the execution, delivery or performance of this Agreement by Seller nor the consummation of the transactions contemplated hereby (either alone or in connection with any other event) will (A) require Seller to make a larger contribution to, or pay greater benefits or provide other rights under, any Seller Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, (B) create or give rise to any additional vested rights or service credits under any Seller Benefit Plan or (C) conflict with the terms of any Seller Benefit Plan;

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(xi)         all obligations of Seller and ERISA Affiliate and each fiduciary under each Seller Benefit Plan, whether arising by operation of law or by contract, required to be performed under Section 4980B of the Code, as amended, and Sections 601 through 609 of ERISA, or similar state law (“COBRA”), including such obligations that may arise by virtue of the transactions contemplated by this Agreement, have been or will be timely performed in all material respects;

(xii)         to the knowledge of Seller, Seller and each ERISA Affiliate, as applicable, has maintained in all material respects all employee data necessary to administer each Seller Benefit Plan, including all data required to be maintained under Section 107 of ERISA, and such data are true and correct and are maintained in usable form; and

(xiii)         except as disclosed on Section 3.11(c)(xiii) of the Seller Disclosure Schedule, no Seller Benefit Plan provides for any gross-up payment associated with any Taxes.

(d)         No Seller Benefit Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA or is a multiemployer plan or multiple employer plan within the meaning of Sections 4001(a)(3) or 4063/4064 of ERISA, respectively, and neither Seller nor any of its ERISA Affiliates has ever maintained, contributed to, sponsored or had an obligation to contribute to any such plan. Neither Seller nor any of its ERISA Affiliates has incurred, either directly or indirectly (including as a result of any indemnification or joint and several liability obligation), any liability pursuant to Title I or IV of ERISA or the penalty tax, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, in each case, with respect to the Seller Benefit Plans and no event, transaction or condition has occurred or exists that could reasonably be expected to result in any such liability to Seller or any ERISA Affiliates.

(e)         Subject to the termination of certain agreements and the making of certain payments as described in Section 6.13 and except as disclosed on Section 3.11(e) of the Seller Disclosure Schedule, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event, (i) result in any payment or benefit becoming due or payable, or required to be provided, to any current, former or retired director, executive officer, employee, consultant, independent contractor or other service provider of Seller or any of its ERISA Affiliates, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation or (iv) result in any amount failing to be deductible by reason of Section 280G of the Code or be subject to the sanctions imposed under Section 4999 of the Code.

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(f)         To the knowledge of Seller, neither Seller, any other “disqualified person” (as defined in Section 4975 of the Code) nor any “party-in-interest” (as defined in Section 3(14) of ERISA) or any trustee or administrator of any Seller Benefit Plan has engaged in a nonexempt “prohibited transaction,” as defined in Section 4975 of the Code and Section 406 of ERISA, in each case, such as could reasonably be expected to give rise to any Tax or penalty under Section 4975 of the Code or Section 406 of ERISA. To the knowledge of Seller, all “fiduciaries,” as defined in Section 3(21) of ERISA, with respect to the Seller Benefit Plans have complied in all respects with the requirements of Section 404 of ERISA. Except as disclosed in Section 3.11(f) of the Seller Disclosure Schedule, Seller and its ERISA Affiliates have in effect fiduciary liability insurance covering each fiduciary of the Seller Benefit Plans.

(g)         No payment made or to be made in respect of any employee or former employee of Seller would reasonably be expected to be nondeductible by reason of Section 162(m) of the Code.

(h)         With respect to Seller:

(i)         Seller is not a party to or bound by any labor or collective bargaining agreement and to the knowledge of Seller there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of Seller. There are no labor-related controversies, strikes, slowdowns, walkouts or other work stoppages pending or, to the knowledge of Seller, threatened and Seller has not experienced any such labor-related controversy, strike, slowdown, walkout or other work stoppage within the past three years.

(ii)         Seller is not a party to, or otherwise bound by, any consent decree or conciliation agreement with, or citation, injunction or order by, any Governmental Entity relating to employees or employment practices.

(iii)         Seller is in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations relating to labor, employment, wages, overtime pay, employee classification, immigration, nondiscrimination, affirmative action, plant closings, mass layoffs, termination of employment or similar matters and has not engaged in any unfair labor practices or other prohibited practices related to employees, except where the failure to comply would not, either individually or in the aggregate, have a Material Adverse Effect.

(iv)         Seller has no workers’ compensation liability, experience or matter outside the ordinary course of business.

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(v)         To the knowledge of Seller, no executive of Seller (A) has any present intention to terminate his or her employment with Seller or (B) is a party to any noncompetition, noninterference, confidentiality, proprietary rights or other such agreement with a third party that would, if complied with, materially interfere with the performance of such executive’s current duties on behalf of Seller.

(vi)         Section 3.11(h)(vi) of the Seller Disclosure Schedule contains a true, complete and correct list of the following information for each employee of Seller: name; employing entity; job title; primary work location; current compensation rate; and Seller’s classification of such employee as exempt or not exempt from applicable minimum wage and overtime laws. Section 3.11(h)(vi) of the Seller Disclosure Schedule contains Seller’s projected maximum aggregate incentive compensation pool for 2014.

(i)         Section 3.11(i) of the Seller Disclosure Schedule sets forth a true, complete and correct list of all noncompetition, nonsolicitation, noninterference, nondisclosure and similar agreements between Seller and any of its employees, directors or independent contractors (including, for this purpose, any former employees, directors or independent contractors to the extent such agreements are currently in effect), copies of which have been made available to Buyer. Each of the agreements set forth on Section 3.11(i) of the Seller Disclosure Schedule is valid and binding and in full force and effect.

(j)         Except as disclosed in Section 3.11(j) of the Seller Disclosure Schedule (which contains the actual present value of the obligations all such benefits other than health benefits, with respect to which current payment amounts and duration of payment obligation are provided), Seller (i) does not provide health or welfare benefits for any retired or former employee and (ii) is not obligated to provide health or welfare benefits to any active employees after their retirement or other termination of service, unless required to do so under COBRA.

(k)         Neither Seller nor any of its ERISA Affiliates maintains any employee benefit plan or arrangement that is governed by the laws of any government outside of the United States.

(l)         Any individual who performs services for Seller and who is not treated as an employee for federal income tax purposes by Seller is not an employee under applicable law or for any purpose including for tax withholding purposes or Seller Benefit Plan purposes.

(m)         (i) Each Seller Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code), including each award thereunder, has been operated since the adoption of such Seller Benefit Plan in good faith compliance with the applicable provisions of Section 409A of the Code and the Treasury Regulations and other official guidance issued thereunder (collectively, “Section 409A”) and has been since January 1, 2009, in documentary compliance with the applicable provisions of Section 409A; (ii) Seller (1) has not been required to report to any Governmental Entity or authority any corrections made or Taxes due as a result of a failure to comply with Section 409A and (2) has no indemnity or gross-up obligation for any Taxes or interest imposed or accelerated under Section 409A (other than as disclosed on the Seller Disclosure Schedule); (iii) nothing has occurred, whether by action or failure to act, or is reasonably expected or intended to occur, that would subject an individual having rights under any such Seller Benefit Plan to accelerated Tax as a result of Section 409A or a Tax imposed under Section 409A; and (iv) for any Seller Benefit Plan that is not intended to be subject to Section 409A because it is not a nonqualified deferred compensation plan under Treasury Regulations 1.409A-1(a)(2) through 1.409A-1(a)(5), or due to the application of Treasury Regulations Section 1.409A-1(b), all the conditions required to retain such treatment remain in effect and are not reasonably expected to change so as to subject such Seller Benefit Plan to Section 409A.

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3.12         Compliance with Applicable Law.

(a)         Seller holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and have complied in all material respects with and is not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Seller. Other than in material conformity with applicable law, Seller does not act as a fiduciary for any person, or administer any account for which it acts as a fiduciary, including as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

(b)         Section 3.12(b) of the Seller Disclosure Schedule sets forth, as of the date hereof, a schedule of all officers and directors of Seller or entities controlled by officers and directors of Seller who have outstanding loans from Seller, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the three years immediately preceding the date hereof.

3.13         Certain Contracts.

(a)         Except as disclosed on Section 3.13(a) of the Seller Disclosure Schedule, Seller is not a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees, consultants, independent contractors or other service providers other than in the ordinary course of business consistent with past practice, (ii) that, upon execution of this Agreement or consummation or shareholder approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due from Buyer, Seller, the Surviving Bank, or any of their respective Subsidiaries to any current, former or retired officer, employee, director, consultant, independent contractor or other service provider of Seller, (iii) that is a contract material to the business of Seller to be performed after the date of this Agreement, (iv) that materially restricts the conduct of any line of business, or the area in which such business is conducted, by Seller or, to the knowledge of Seller, upon consummation of the Merger will materially restrict the ability of the Surviving Bank to engage in any line of business in which a North Carolina commercial bank may lawfully engage, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) is a stock option plan, stock appreciation rights plan, restricted stock plan, performance stock, phantom or restricted stock units, stock purchase plan, employee stock ownership plan or benefits plan under which any of the benefits will be increased, or the vesting of the benefits of which will be accelerated, by the execution of this Agreement, the occurrence of any shareholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits under which will be calculated on the basis of or affected by any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a), whether or not set forth in the Seller Disclosure Schedule, is referred to as a “Seller Contract,” and Seller has no knowledge of, and has not received notice of, any material violation of any Seller Contract by any of the other parties thereto.

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(b)         (i) Each Seller Contract is valid and binding on Seller and is in full force and effect, (ii) Seller has in all material respects performed all obligations required to be performed by it to date under each Seller Contract and (iii) except as described in Section 6.13, no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Seller under any such Seller Contract.

3.14         Risk Management Instruments.

(a)         “Derivative Transactions” means any swap transaction, structured repurchase transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or nonfinancial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

(b)         All Derivative Transactions, whether entered into for the account of Seller or for the account of a customer of Seller, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable laws, rules, regulations and policies of any Regulatory Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Seller, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are legal, valid and binding obligations of Seller enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, subrogation or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect. Seller has duly performed its obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to the knowledge of Seller, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, which would reasonably be expected to have a Material Adverse Effect.

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3.15         Investment Securities and Commodities.

(a)         Except as would not reasonably be expected to have a Material Adverse Effect on Seller, Seller has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Seller. Such securities and commodities are valued on the books of Seller in accordance with GAAP in all material respects.

(b)         Seller has acted in compliance in all material respects with investment, securities, commodities, risk management and other policies, practices and procedures (the “Policies, Practices and Procedures”) that Seller believes are prudent and reasonable in the context of such businesses. Before the date hereof, Seller has made available to Buyer in writing its material Policies, Practices and Procedures.

3.16         Loan Portfolio.

(a)         Section 3.16(a) of the Seller Disclosure Schedule sets forth, as of September 30, 2014 (i) the aggregate outstanding principal amount of all loan agreements, notes or borrowing arrangements (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) payable to Seller (collectively, “Loans”), other than “nonaccrual” Loans, (ii) the aggregate outstanding principal amount of all “nonaccrual” Loans, (iii) a summary of all Loans designated as of such date by Seller as “Special Mention”, “Substandard”, “Doubtful”, “Loss” or words of similar import by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and the amount of specific reserves with respect to each such category of Loans and (iv) each asset of Seller that is classified as “Other Real Estate Owned” and the book value thereof.

(b)         To the knowledge of Seller, each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests that have been perfected, (iii) where required by applicable law, has been based on an appraisal that has been provided to Buyer and (iv) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, subrogation or similar laws affecting the rights of creditors generally subject to general principles of equity, and subject to technical flaws, which would in certain circumstances limit or delay enforceability of the obligor). All Loans originated by Seller, and all such Loans purchased by Seller, were made or purchased in accordance with customary lending standards. All such Loans (and any related guarantees) and payments due thereunder are, and on the Closing Date will be, free and clear of any Lien, and Seller has complied in all material respects, and on the Closing Date will have complied in all material respects, with all laws and regulations relating to such Loans.

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(c)         Since December 31, 2013, Seller has not incurred any unusual or extraordinary loan losses that are material to Seller to the knowledge of Seller and in light of its historical loan loss experience and its management’s analysis of the quality and performance of its loan portfolio, the reserves for loan losses shown on the Seller Financial Statements were, on the respective dates thereof, adequate in all respects under the requirements of GAAP and applicable regulatory accounting practices, in each case consistently applied, to provide for probable loan losses as of such date, and were in accordance with the safety and soundness standards administered by, and the practices, procedures, requests and requirements of, the applicable Regulatory Agency.

3.17         Property. Seller (a) has fee simple title to all the real properties reflected in the latest audited balance sheet included in the Seller Financial Reports as being owned by Seller or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Owned Properties”), free and clear of all liens, pledges, charges, security interests and similar encumbrances of any nature whatsoever (“Liens”), except (i) statutory Liens securing payments not yet due, (ii) Liens for real property taxes not yet delinquent, (iii) easements, rights of way and other similar encumbrances and matters of record that do not materially and adversely affect the use of the properties or assets subject thereto or affected thereby as used by Seller on the date hereof or otherwise materially impair business operations at such properties, as conducted by Seller on the date hereof and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as used by Seller on the date hereof (collectively, “Permitted Encumbrances”), and (b) is the lessee of all real property leasehold estates reflected in the latest audited financial statements included in such Seller Financial Statements or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “Leased Properties” and, collectively with the Owned Properties, the “Real Property”), free and clear of all Liens of any nature whatsoever encumbering Seller’s leasehold estate, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by Seller or, to Seller’s knowledge, the lessor. To the knowledge of Seller, the Real Property is in material compliance with, and Seller has not received any notice of any violation of, applicable zoning laws and building codes regarding the Real Property and the building and improvements located thereon. The buildings and improvements located on the Real Property are in good operating condition and in a state of good working order, ordinary wear and tear and casualty excepted. There are no pending or, to the knowledge of Seller, threatened condemnation proceedings against the Real Property. Seller is in material compliance with all applicable health and safety related requirements for the Real Property, including those under the Americans with Disabilities Act of 1990 and the Occupational Health and Safety Act of 1970.

Seller currently maintains insurance on all its property, including the Real Property, in amounts, scope and coverage reasonably necessary for its operations. Seller has not received any notice of termination, nonrenewal or material premium adjustment for such policies.

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3.18         Insurance. Seller is insured with reputable insurers against such risks and in such amounts as constitute reasonably adequate coverage against all risks customarily insured against by banking institutions of comparable size and operations to Seller. Seller has a true and complete list of all insurance policies applicable and available to Seller with respect to its business or that are otherwise maintained by or for Seller (the “Seller Policies”) and has made true and complete copies of all such Seller Policies available to Buyer. Except as set forth in Section 3.18 of the Seller Disclosure Schedule, there is no claim for coverage by Seller pending under any of such Seller Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Seller Policies or in respect of which such underwriters have reserved their rights. Each Seller Policy is in full force and effect and all premiums payable by Seller have been timely paid, by Seller. To the knowledge of the Seller, Seller has not received written notice of any threatened termination of, material premium increase with respect to, lapse of coverage under, or material alteration of coverage under any of such Seller Policies.

3.19         Intellectual Property. Seller owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and all license fees in connection with Seller’s Intellectual Property have been paid. The use of any Intellectual Property by Seller does not, to the knowledge of Seller, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Seller acquired the right to use any Intellectual Property. To the knowledge of Seller, no person is challenging, infringing on or otherwise violating any right of Seller with respect to any Intellectual Property owned by and/or licensed to Seller. Seller has not received any written notice of any pending claim with respect to any Intellectual Property used by Seller and, to the knowledge of Seller, no Intellectual Property owned and/or licensed by Seller is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

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3.20         Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, orders, assessments (including penalty assessments) or notices of any kind with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature seeking to impose, or that are reasonably likely to result in, any material liability or obligation of Seller arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), pending or, to the knowledge of Seller, threatened against Seller. To the knowledge of Seller, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation by any Governmental Entity or any third party that would give rise to any material liability or obligation on the part of Seller. Seller is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing. To the knowledge of Seller, Seller and (except as set forth in written third-party environmental reports included in the relevant loan documentation regarding real property securing a Loan made in the ordinary course of business to a third party that is not Seller or an affiliate of Seller) any property in which Seller holds a security interest, is in material compliance with all local, state or federal environmental, health or safety Laws, including CERCLA. Notwithstanding any other provision of this Agreement, Seller’s representations and warranties in this Section 3.20 constitute Seller’s sole representations and warranties with respect to environmental matters, including but not limited to the compliance of Seller, any Leased Property or any Real Property with any law intended for the protection of human health and/or the environment.

3.21         Leases. Section 3.21 of the Seller Disclosure Schedule sets forth (a) a list of each personal property lease involving annual payments in excess of $25,000 to which Seller is a party and (b) a list of each parcel of real property leased by Seller together with the current annual rent (each, a “Property Lease”). Each Property Lease is valid and binding on Seller and is in full force and effect. Seller has performed, in all material respects, all obligations required to be performed by it to date under each Property Lease. Seller is not in material default under any Property Lease.

3.22         Privacy of Customer Information. Seller is the sole owner or, in the case of participated loans, a co-owner with the other participant(s), of all individually identifiable personal information (“IIPI”) relating to customers, former customers and prospective customers that will be transferred to Buyer pursuant to this Agreement and the other transactions contemplated hereby. For purposes of this Section 3.22, “IIPI” shall include any “nonpublic personal information,” as such term is defined in the Gramm-Leach-Bliley Act of 1999 (the “Gramm-Leach-Bliley Act”). Seller has no reason to believe that any facts or circumstances exist, which would cause the collection and use of such IIPI by Seller, the transfer of such IIPI to Buyer, and the use of such IIPI by Buyer as contemplated by this Agreement not to comply with the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”), the Gramm-Leach-Bliley Act and all other applicable state and federal privacy laws. In accordance with the requirements of the Gramm-Leach-Bliley Act, and the regulations promulgated thereunder, Seller (i) maintains the security and confidentiality of customer records and information; (ii) protects against any anticipated threats or hazards to the security or integrity of such records; and (iii) protects against unauthorized access to or use of such records or information, which could result in substantial harm or inconvenience to any customer.

3.23         Bank Secrecy Act; Patriot Act; Money Laundering. Seller has no reason to believe that any facts or circumstances exist which would cause Seller to be deemed to be operating in violation in any material respect of the Bank Secrecy Act of 1970, as amended and its implementing regulations (31 C.F.R. Part 1010) (the “Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder (the “Patriot Act”), any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Seller Board has adopted and Seller has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the Patriot Act.

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3.24         CRA Compliance. Seller has not received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder. As of the date hereof, Seller is “well-capitalized” (as that term is defined at 12 C.F.R. 225.2(r)) and its most recent examination rating under the CRA was “satisfactory” or better. Seller knows of no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Seller to receive any notice of non-compliance with such provisions of the CRA or cause the CRA rating of Seller to decrease below the “satisfactory” level.

3.25         Securitizations. Seller is not a party to any agreement securitizing any of its assets.

3.26         Reorganization; Approvals. Seller (a) is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and (b) knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

3.27         Opinion. Before the execution of this Agreement, the Seller Board has received an opinion from Raymond James & Associates, Inc., to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair to the shareholders of Seller from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.28         Disaster Recovery and Business Continuity. Seller has developed and implemented a contingency planning program to evaluate the impact of significant events that may adversely affect Seller’s customers, assets, or employees. To the knowledge of Seller, such program ensures that Seller can recover its mission critical functions, and complies with the requirements of the Federal Financial Institutions Examination Council (“FFIEC”), the SEC, and the FDIC.

3.29         Seller Information. The information relating to Seller that is provided by Seller or its representatives for inclusion in a proxy statement/prospectus relating to the Merger and to the Seller Shareholder Meeting to be held in connection with this Agreement and the transactions contemplated by this Agreement (the “Proxy Statement”), or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Except as disclosed in the disclosure schedule (the “Buyer Disclosure Schedule”) delivered by Buyer to Seller before the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article IV; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) no such item is required to be set forth in such schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 9.2 and (ii) the mere inclusion of an item in such schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect on Buyer), Buyer hereby represents and warrants to Seller as follows:

4.1           Corporate Organization.

(a)          Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina. Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

(b)          Buyer is duly registered as a bank holding company under the BHC Act. True, complete and correct copies of the Articles of Incorporation, as amended (the “Buyer Articles”), and the Bylaws, as amended (the “Buyer Bylaws”) of Buyer, as in effect as of the date of this Agreement, have previously been made available to Seller.

(c)          NewBridge Bank is a commercial bank duly incorporated, validly existing and in good standing under the laws of the State of North Carolina. NewBridge Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

(d)          The deposit accounts of NewBridge Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

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(e)          Each Subsidiary of Buyer (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has all requisite corporate power or other power and authority to own or lease its properties and assets and to carry on its business as now conducted. The articles of incorporation, bylaws and similar governing documents of each Subsidiary of Buyer, copies of which have previously been made available to Seller, are true, complete and correct copies of such documents as of the date of this Agreement. The term “Buyer Subsidiary” means a direct or indirect Subsidiary of Buyer.

4.2           Capitalization.

(a)          The authorized capital stock of Buyer consists of 90,000,000 shares of Buyer Common Stock, 10,000,000 shares of Buyer Non-Voting Common Stock, 30,000,000 shares of Preferred Stock (including as a series thereof the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) of which, as of the date of this Agreement (the “Buyer Capitalization Date”), 34,007,093 shares of Buyer Common Stock and 3,186,748 shares of Buyer Non-Voting Common Stock were outstanding. As of the Buyer Capitalization Date, 1,417,818 shares of Buyer Common Stock were reserved for issuance under options and restricted stock units currently outstanding, and 770,406 shares of Buyer Common Stock were available in connection with future grants of stock options, restricted stock and other equity-based awards, in each case reserved for issuance pursuant to employee and director stock plans of Buyer in effect as of the date of this Agreement (the “Buyer Stock Plans”). All of the issued and outstanding shares of Buyer Common Stock and Buyer Non-Voting Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the Buyer Capitalization Date, except pursuant to this Agreement and the Buyer Stock Plans and as disclosed in Section 4.2(a) of the Buyer Disclosure Schedule, Buyer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Buyer Common Stock or Buyer Non-Voting Common Stock, or any other equity securities of Buyer or any securities representing the right to purchase or otherwise receive any shares of Buyer Common Stock or Buyer Non-Voting Common Stock, or other equity securities of Buyer. As of the date of this Agreement, there are no contractual obligations of Buyer or NewBridge Bank (i) to repurchase, redeem or otherwise acquire any shares of capital stock of Buyer or any Buyer Subsidiary or any equity security of Buyer or any Buyer Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Buyer or any Buyer Subsidiary or (ii) except as set forth in Section 4.2(a) of the Buyer Disclosure Schedule, pursuant to which Buyer or any Buyer Subsidiary is or could be required to register shares of capital stock or other securities under the Securities Act. Other than the stock options or equity-based awards issued pursuant to the Buyer Stock Plans, no options or other equity-based awards of Buyer or any Buyer Subsidiary are outstanding as of the Buyer Capitalization Date. Except as set forth on Section 4.2(a) of the Buyer Disclosure Schedule, since December 31, 2013 through the date hereof, neither Buyer nor any Buyer Subsidiary has (A) issued or repurchased any shares of Buyer Common Stock or other equity securities of Buyer or any Buyer Subsidiary, or (B) issued or awarded any options, restricted shares or any other equity-based awards under the Buyer Stock Plan. The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

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(b)          Except as set forth on Section 4.2(b) of the Buyer Disclosure Schedule, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Buyer are owned by Buyer, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No such Subsidiary of the Buyer has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

4.3           Authority; No Violation.

(a)          Buyer has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly, validly and unanimously approved by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Seller) constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, subrogation or similar laws affecting the rights of creditors generally or by 12 U.S.C. Section 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers and subject to general principles of equity).

(b)          NewBridge Bank has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly, validly and unanimously approved by the Board of Directors and the sole shareholder of NewBridge Bank and no other corporate proceedings on the part of NewBridge Bank are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NewBridge Bank and (assuming due authorization, execution and delivery by Seller) constitutes the valid and binding obligation of NewBridge Bank, enforceable against NewBridge Bank in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement, liquidation, subrogation or similar laws affecting the rights of creditors generally or by 12 U.S.C. Section 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers and subject to general principles of equity).

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(c)          Except as set forth on Section 4.3(c) of the Buyer Disclosure Schedule, neither the execution and delivery of this Agreement by Buyer or NewBridge Bank, nor the consummation by Buyer or NewBridge Bank of the transactions contemplated hereby, nor compliance by Buyer or NewBridge Bank with any of the terms or provisions of this Agreement, will (i) violate any provision of the Buyer Articles or the Buyer Bylaws; (ii) violate any provision of the articles of incorporation or bylaws of NewBridge Bank or (iii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

4.4           Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the FRA Act, the FDIC under the FDI Act, the Commissioner under the Bank Act, and approval of such applications and notices, (b) the Other Regulatory Approvals, (c) the filing with the SEC of a registration statement on Form S-4 (the “Form S-4”), and declaration of effectiveness of the Form S-4, (d) the filing of the Articles of Merger with the North Carolina Secretary of State pursuant to the Bank Act and the NCBCA, (e) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable SRO, and the rules and regulations of the NASDAQ Global Select Market, or that are required under consumer finance, mortgage banking and other similar laws, (f) notices or filings under the HSR Act, if any, and (g) such filings and approvals as are required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of the shares of Buyer Common Stock pursuant to this Agreement and approval of listing of such Buyer Common Stock on the NASDAQ Global Select Market, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Buyer and NewBridge Bank of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity or other person are necessary in connection with the execution and delivery by Buyer or NewBridge Bank of this Agreement.

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4.5           Reports; Regulatory Matters.

(a)          Except as set forth on Section 4.5 of the Buyer Disclosure Schedule, Buyer and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2012 with the Regulatory Agencies and each other applicable Governmental Entity, and all other reports and statements required to be filed by them since December 31, 2012, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, foreign entity or Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency or Governmental Entity in the ordinary course of the business of Buyer and its Subsidiaries, or as disclosed in the Buyer SEC Reports, no Regulatory Agency or Governmental Entity has initiated since December 31, 2012 or has pending any proceeding, enforcement action or, to the knowledge of Buyer, investigation into the business, disclosures or operations of Buyer or any of its Subsidiaries. Since December 31, 2012, except as disclosed in the Buyer SEC Reports, no Regulatory Agency or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Buyer, investigation into the business, disclosures or operations of Buyer or any of its Subsidiaries. Buyer and its Subsidiaries have fully complied with, and there is no unresolved violation, criticism or exception by any Regulatory Agency or Governmental Entity with respect to, any report or statement relating to any examinations or inspections of Buyer or any of its Subsidiaries. Since December 31, 2012, there have been no formal or informal inquiries of Buyer by, or disagreements or disputes by Buyer with, any Regulatory Agency or Governmental Entity with respect to the business, operations, policies or procedures of Buyer or any of its Subsidiaries (other than normal examinations conducted by a Regulatory Agency or Governmental Entity in Buyer’s ordinary course of business or as disclosed in the Buyer SEC Reports).

(b)          Except as disclosed in the Buyer SEC Reports, neither Buyer nor any of its Subsidiaries is subject to any cease-and desist or other order or enforcement action issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is it subject to any order or directive by, or since December 31, 2013 a recipient of any supervisory letter from, nor has it been ordered to pay any civil money penalty by, or since December 31, 2013 has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries (each, a “Buyer Regulatory Agreement”), nor has Buyer or any of its Subsidiaries been advised since December 31, 2013 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Buyer Regulatory Agreement.

(c)          Buyer has previously made available to Seller an accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Buyer pursuant to the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”) under the Exchange Act and since December 31, 2012 (the “Buyer SEC Reports”). No such Buyer SEC Report, at the time filed or furnished (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Buyer SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC, with respect thereto.

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4.6           Financial Statements.

(a)          The consolidated financial statements of Buyer and its Subsidiaries included (or incorporated by reference) in the Buyer SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Buyer and its Subsidiaries; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Buyer and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Buyer and its Subsidiaries have been, and are being, maintained in all material respects in accordance with all applicable legal and accounting requirements and reflect only actual transactions. Dixon Hughes Goodman, LLP has served as independent registered public accountants for Buyer since April 9, 2013. Grant Thornton, LLP served as independent public accountants for Buyer from December 17, 2007 to April 9, 2013. Neither such firm has resigned or been dismissed as independent public accountants of Buyer as a result of or in connection with any disagreements with Buyer on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)          Neither Buyer nor any of its Subsidiaries has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Buyer included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2014 or in connection with this Agreement and the transactions contemplated hereby.

(c)          Since December 31, 2013, (i) through the date hereof, neither Buyer, any of its Subsidiaries nor, to the knowledge of the executive officers of Buyer, any director, officer, employee, auditor, accountant or representative of Buyer or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Buyer or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Buyer or any of its Subsidiaries, whether or not employed by Buyer or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors, employees or agents to the Board of Directors of Buyer or any committee thereof or to any director or officer of Buyer.

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4.7           Broker’s Fees. Neither Buyer, any Subsidiary of Buyer nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement, other than as set forth on Section 4.7 of the Buyer Disclosure Schedule.

4.8           Absence of Certain Changes or Events.

(a)          Since December 31, 2013, except as disclosed in the Buyer SEC Reports, no event or events have occurred that have had or are reasonably likely to have a Material Adverse Effect on Buyer.

(b)          Other than as set forth on Section 4.8 of the Buyer Disclosure Schedule, since December 31, 2013 through and including the date of this Agreement, Buyer and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with their past practice.

4.9           Legal Proceedings.

(a)          Except as disclosed in the Buyer SEC Reports, none of Buyer or any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of the executive officers of the Buyer, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Buyer or any of its Subsidiaries.

(b)          There is no injunction, judgment or, as except otherwise disclosed in the Buyer SEC Reports, regulatory restriction (other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries) imposed upon Buyer, any of its Subsidiaries or the assets of Buyer or any of its Subsidiaries.

4.10         Taxes and Tax Returns. Except as set forth in Section 4.10 of the Buyer Disclosure Schedule, each of Buyer and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns required to be filed by it on or before the date of this Agreement (all such returns being accurate and complete in all material respects), has paid all Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against. There are no material disputes pending, or claims asserted, for Taxes or assessments upon Buyer or any of its Subsidiaries for which Buyer does not have reserves that are adequate under GAAP.

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4.11         Compliance with Applicable Law.

(a)          Each of Buyer and its Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Buyer or any of its Subsidiaries.

(b)          Since the enactment of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), to the extent required by applicable law, Buyer has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of The NASDAQ Stock Market.

4.12         Assets. Since December 31, 2013, none of the Subsidiaries of Buyer has incurred any unusual or extraordinary loan losses that are material to Buyer and its Subsidiaries on a consolidated basis; to the knowledge of Buyer and in light of each of its Subsidiary’s historical loan loss experience and its management’s analysis of the quality and performance of its loan portfolio, the reserves for loan losses shown on the Buyer Financial Statements were, on the respective dates thereof, adequate in all material respects under the requirements of GAAP and applicable regulatory accounting practices, in each case consistently applied except as set forth in Section 4.12 of the Buyer Disclosure Schedule, to provide for probable loan losses as of such date, and were in accordance with the safety and soundness standards administered by, and the practices, procedures, requests and requirements of, the applicable Regulatory Agency

4.13         Insurance. Buyer has in effect policies of director’s and officer’s liability, errors and omissions and other liability insurance as set forth on Section 4.13 of the Buyer Disclosure Schedule (the “Buyer Policies”). NewBridge Bank has in effect a “financial institutions bond” and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as set forth on Section 4.13 of the Buyer Disclosure Schedule (the “NewBridge Bank Policies,” and together with the Buyer Policies, the “Policies”). The Policies provide coverages in such amounts and against such liabilities, casualties, losses or risks as are required by applicable law or regulation; and, in the judgment of management of Buyer and NewBridge Bank, the insurance coverage provided under the Policies is reasonable and adequate in all respects therefor. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms (subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles), and is underwritten by an insurer of recognized financial responsibility that is qualified to transact business in North Carolina. Neither Buyer nor NewBridge Bank is in default under the provisions of, nor has Buyer or NewBridge Bank received notice of cancellation or nonrenewal of, or any premium increase on any of the Policies, nor has Buyer or NewBridge Bank failed to pay any of its respective premiums therefor. There are no pending claims under any of the Policies, and to the knowledge of Buyer, there are no existing facts or events that are reasonably likely to result in any such claim.

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4.14         Material Contracts. Neither Buyer nor NewBridge Bank is in default, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, which default would have a Material Adverse Effect on Buyer or NewBridge Bank, as applicable.

4.15         Approvals. Buyer knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

4.16         Buyer Information. The information relating to Buyer and its Subsidiaries that is provided by Buyer or its representatives for inclusion in the Proxy Statement and the Form S-4, or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Form S-4 will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

4.17         Bank Secrecy Act; Patriot Act; Money Laundering. Neither Buyer nor any of its Subsidiaries has any reason to believe that any facts or circumstances exist, which would cause Buyer or the Buyer Subsidiaries to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Board of Directors of NewBridge Bank has adopted and NewBridge Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the Patriot Act.

4.18         CRA Compliance. NewBridge Bank has not received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder. As of the date hereof, Buyer is “well-capitalized” (as that term is defined at 12 C.F.R. 225.2(r)), NewBridge Bank is “well-capitalized” (as that term is defined at 12 C.F.R. 325.103) and “well-managed” (as that term is defined at Section 53C-1-4(76) of the Bank Act, and NewBridge Bank’s most recent examination rating under the CRA was “satisfactory” or better. Neither Buyer nor NewBridge Bank know of any fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Buyer or any of its Subsidiaries to receive any notice of non-compliance with such provisions of the CRA or cause the CRA rating of NewBridge Bank to decrease below the “satisfactory” level.

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4.19         Tax Matters. Except with the prior written consent of Seller, neither Buyer, NewBridge Bank nor any of their affiliates has taken or agreed to take any action, or knowingly failed to take any action, which action or failure to act is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As of the date of this Agreement it is the present intention, and as of the date of the Effective Time it will be the present intention, of Buyer and NewBridge Bank to continue, either through a wholly owned subsidiary of Buyer or through a member of Buyer’s Qualified Group, at least one significant historic business line of Seller, or to use at least a significant portion of the historic business assets of Seller in a business, in each case within the meaning of Section 1.368-1(d) of the Treasury Regulations. As used in this Agreement, the term “Qualified Group” shall mean Buyer’s “qualified group” as such term is defined within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii). As of the date of the Merger, (i) Buyer will own all of the outstanding stock or other equity interests in NewBridge Bank, and (ii) Buyer will be in “control” of NewBridge Bank within the meaning of Code Section 368(c). Buyer has no plan or present intention to sell, transfer or otherwise dispose of any of the capital stock of NewBridge Bank following the Merger, and Buyer has no present plan or intention to cause NewBridge Bank to issue additional capital stock following the Merger, that in either case would result in Buyer’s not having “control” of NewBridge Bank within the meaning of Code Section 368(c). As of the date of this Agreement, and as of the date of the Effective Time, neither Buyer, nor NewBridge Bank, nor any “related person” (as defined in Treasury Regulations Section 1.368-1(e)(4)) to Buyer or NewBridge Bank has or will have any plan or intention to redeem or reacquire, either directly or indirectly, any of the Buyer Common Stock issued to the shareholders of Seller in connection with the Merger.

4.20         Reorganization; Approvals. Buyer (a) is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and (b) knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

4.21         Buyer Information. The information relating to Buyer that is provided by Buyer or its representatives for inclusion in the Form S-4 and in the Proxy Statement, or in any application, notification or other document filed with any other Regulatory Agency or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1           Conduct of Seller’s Business Before the Effective Time. Except as expressly contemplated by or permitted by this Agreement or with the prior written consent of Buyer, during the period from the date of this Agreement to the Effective Time, Seller shall:

(a)          conduct its business in the ordinary course in all material respects;

(b)          use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees; and

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(c)          take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of either Seller or Buyer to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.

5.2           Seller Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, including Section 5.1, or required by applicable law or regulation or a contract to which Seller is a party, Seller shall not, without the prior written consent of Buyer:

(a)          other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or capital contribution to, or investment in, any person (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposit, acceptance of brokered deposits, participation in the Certificate of Deposit Account Registry Service, and entering into repurchase agreements);

(b)          adjust, split, combine or reclassify any of its capital stock;

(c)          make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except the acceptance of shares of Seller Common Stock in payment of the exercise price or withholding taxes incurred by any employee or director in connection with the vesting of equity-based awards in respect of Seller Common Stock granted under a Seller Stock Plan, in each case in accordance with past practice and the terms of the applicable Seller Stock Plan and related award agreements);

(d)          grant any stock options, restricted shares or other equity-based award with respect to shares of Seller Common Stock under the Seller Stock Plans, or otherwise, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

(e)          issue any additional shares of capital stock or other securities except pursuant to the settlement of equity-based awards previously granted under the Seller Stock Plan;

(f)          hire or terminate any employees or independent contractors or enter into any new employment or independent contractor agreements or arrangements; provided, however, that Seller may terminate any Seller employee for cause, in its sole discretion;

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(g)          make any (i) secured loan or extension of credit in an amount in excess of $500,000 or (ii) unsecured loan or extension of credit in an amount in excess of $250,000 (excluding any loan or extension of credit of a smaller amount on an outstanding secured loan or line of credit in excess of $500,000 or an outstanding unsecured loan or line of credit in excess of $250,000), or renew or amend any existing loan or extension of credit in excess of $75,000 that is past due for more than 60 days as to principal or interest; provided, however, that, if Seller shall request the prior approval of Buyer in accordance with this Section 5.2 to make a loan or extend credit in an amount in excess of $250,000, or amend or renew any existing loan that is a classified asset, and Buyer shall not have disapproved such request in writing within two (2) Business Days upon receipt of such request from Seller, then such request shall be deemed to be approved by Buyer and thus Seller may make the loan or extend the credit referenced in such request on the terms described in such request;

(h)          except as required by applicable law or the terms of any Seller Benefit Plan as in effect on the date of this Agreement and, solely with respect to employees that are not executive officers or directors of Seller, except for normal increases made in the ordinary course of business consistent with past practice, (i) increase the wages, salaries, incentive compensation, incentive compensation opportunities of, or benefits provided to, any current, former or retired employee, director, consultant, independent contractor or other service provider of Seller or any of its ERISA Affiliates, or, except for payments in the ordinary course of business consistent with past practice, pay or provide, or increase or accelerate the accrual rate, vesting or timing of payment or funding of, any compensation, benefits or other rights of any current, former or retired employee, director, consultant, independent contractor or other service provider of Seller or any of its ERISA Affiliates; (ii) establish, adopt or become a party to any new employee benefit or compensation plan, program, commitment or agreement or amend, modify, change or terminate any Seller Benefit Plan; (iii) grant any stock options, stock appreciation rights, stock-based or stock-related awards, performance stock, phantom or restricted stock unit awards; (iv) take any action other than in the ordinary course of business and consistent with past practice, to fund or in any way secure the payment of compensation or benefits under any Seller Benefit Plan; (v) amend, alter or modify any warrant or other equity-based right to purchase any capital stock or other equity interests in Seller or any securities exchangeable for or convertible into the same or other Seller Common Stock outstanding on the date hereof, except as otherwise permitted in this Agreement; (vi) enter into any collective-bargaining agreement; or (vii) enter, amend, modify, alter, terminate or change any third-party vendor or service agreement related to any Seller Benefit Plan;

(i)          sell, transfer, mortgage, encumber or otherwise dispose of any material amount of its properties or assets to any person other than a Subsidiary, or cancel, release or assign any material amount of indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business consistent with past practice or pursuant to contracts in force at the date of this Agreement; provided, however, that, if Seller shall request the prior approval of Buyer in accordance with this Section 5.2 to make sell, transfer or dispose of any “Other Real Estate Owned” of Seller, and Buyer shall not have disapproved such request in writing within two (2) Business Days upon receipt of such request from Seller, then such request shall be deemed to be approved by Buyer and thus Seller may effect the sale, transfer or disposal referenced in such request on the terms described in such request; provided, further, prior approval is not required for (i) transactions disclosed in Section 5.2(i) of the Seller Disclosure Schedule or (ii) transactions with respect to any real estate valued at less than $500,000, in each case, so long as the sale or transfer price is at least 75% of the carrying value for such real estate on the Seller Financial Statements as of September 30, 2014;

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(j)          enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking, operating and servicing policies, except as required by applicable law, regulation or policies imposed by any Governmental Entity;

(k)          make any material investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other person;

(l)          take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(m)          amend the Seller Articles or Seller Bylaws, or otherwise take any action to exempt any person (other than Buyer or its Subsidiaries) or any action taken by any such person from any takeover statute or similarly restrictive provisions of its organizational documents or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

(n)          other than in prior consultation with Buyer, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported; provided that this item (n) does not prohibit Seller from purchasing or selling securities for or from its investment securities portfolio in the ordinary course of its business consistent with its past practice;

(o)          other than commencement or settlement of foreclosure or other collection actions in the ordinary course of business consistent with past practice, commence or settle any claim, action or proceeding where the amount in dispute is in excess of $50,000 or subjecting Seller to any material restrictions on its current or future business operations (including the future business and operations of the Surviving Bank);

(p)          take any action or fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

(q)          implement or adopt any material change in its tax accounting or financial accounting principles, practices or methods, other than as may be required by applicable law, GAAP or regulatory guidelines;

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(r)          file or amend any Tax Return other than in the ordinary course of business, make any significant change in any method of Tax or accounting (other than as may be required by applicable law, GAAP or regulatory guidelines), make or change any Tax election different from Seller’s prior ordinary course of conduct or settle or compromise any Tax liability in excess of $25,000;

(s)          except for transactions in the ordinary course of business consistent with past practice, terminate, or waive any material provision of, any Seller Contract or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

(t)          take any action that would materially impede or materially delay the ability of the Parties to obtain any necessary approvals of any Regulatory Agency or Governmental Entity required for the transactions, contemplated hereby;

(u)          agree to take or make any commitment to take any of the actions prohibited by this Section 5.2; or

(v)         organize, charter, establish or acquire, directly or indirectly, any Subsidiary.

5.3           Buyer Forbearances. Except as expressly permitted by this Agreement or with the prior written consent of Seller, during the period from the date of this Agreement to the Effective Time, Buyer shall not, and shall not permit any of its Subsidiaries to, (a) amend, repeal or otherwise modify any provision of the Buyer Articles or the Buyer Bylaws in a manner that would adversely affect the shareholders of Seller or the transactions contemplated by this Agreement; (b) take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; (c) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied; (d) take any action that would be reasonably expected to prevent, materially impede, materially impact or materially delay the ability of the parties to obtain any necessary approvals of any Regulatory Agency or any Governmental Entity required for the consummation of the transactions contemplated by this Agreement or cause any other application to a Regulatory Agency for approval of a merger to be submitted for filing before the application related to the Merger is accepted by such bank Regulatory Agency (except if such Regulatory Agency requires in writing a prior submission as a condition to its approval of the application related to the Merger); or (e) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.3 (it being understood that Buyer’s pursuit, negotiation and consummation of other acquisitions and capital raising transactions shall not violate this Section 5.3).

5.4           Tax Covenants of Buyer and NewBridge Bank. After the Effective Time, Buyer, either directly or through NewBridge Bank as long as New Bridge Bank is within Buyer’s Qualified Group, will continue at least one significant historic business line of Seller, or use at least a significant portion of the historic business assets of Seller in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d), except that the historic business assets of Seller may be transferred to a corporation that is another member of Buyer’s Qualified Group.

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ARTICLE VI
ADDITIONAL AGREEMENTS

6.1           Regulatory Matters.

(a)          Buyer shall promptly prepare, and Seller shall assist in preparing, and Buyer shall promptly file with the SEC the Form S-4, in which the Proxy Statement will be included as a proxy statement/prospectus. Buyer shall promptly notify Seller upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 and shall provide Seller with copies of all correspondence with the SEC. Each of Buyer and Seller shall use its commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Buyer (i) shall provide Seller an opportunity to review and comment on such document or response (including the proposed final version of such document or response) and (ii) shall include in such document or response all comments reasonably proposed by Seller. Buyer shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Seller shall thereafter mail or deliver the Proxy Statement to its shareholders. Buyer shall also use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Seller shall furnish all information concerning Seller and the holders of Seller Common Stock as may be reasonably requested in connection with any such action.

(b)          Buyer shall, promptly following the Effective Time, file with the SEC and cause to become effective a registration statement on Form S-8 to register the Converted Stock Options and the shares of Buyer Common Stock underlying such Converted Stock Options.

(c)          Seller, Buyer and NewBridge Bank shall cooperate with each other and use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties or Governmental Entities. Seller, Buyer and NewBridge Bank shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the confidentiality of information, all the information relating to Seller, Buyer or NewBridge Bank, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing contained herein shall be deemed to require Buyer to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of third parties or Governmental Entities, that would reasonably be expected to have a Material Adverse Effect on either Buyer or Seller (a “Materially Burdensome Regulatory Condition”).

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(d)          Each of Buyer and Seller shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Buyer, Seller or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

(e)          Each of Buyer, NewBridge Bank and Seller shall promptly advise the other upon receiving any communication from any Governmental Entity the consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Buyer Requisite Regulatory Approval or Seller Requisite Regulatory Approval, respectively, will not be obtained or that the receipt of any such approval may be materially delayed.

6.2           Access to Information; Confidentiality; Non-Solicitation of Employees.

(a)          Upon reasonable notice and subject to applicable laws relating to the confidentiality of information, each of Seller and Buyer shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors, agents and other representatives of the other party, reasonable access, during normal business hours during the period before the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, such party shall, and shall cause its Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking or insurance laws and (ii) all other information concerning its business, properties and personnel as the other party may reasonably request (in the case of a request by Seller, information concerning Buyer that is reasonably related to the prospective value of Buyer Common Stock or to Buyer’s ability to consummate the transactions contemplated hereby). Neither Seller nor Buyer, nor any of their Subsidiaries, shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or its Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into before the date of this Agreement. The parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

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(b)          Each party hereto shall, and shall cause its respective agents and representatives to, maintain in confidence all information received from the other parties (other than disclosure to that party’s agents and representatives in connection with the evaluation and consummation of the Merger) in connection with this Agreement or the Merger (including the existence and terms of this Agreement) and use such information solely to evaluate the Merger, unless (i) such information is already known to the receiving party or its agents and representatives, (ii) such information is subsequently disclosed to the receiving party or its agents and representatives by a third party that, to the knowledge of the receiving party, is not bound by a duty of confidentiality, (iii) such information becomes publicly available through no fault of the receiving party, (iv) the receiving party in good faith believes that the use of such information is necessary or appropriate in making any filing or obtaining any consent required for the Merger (in which case the receiving party shall advise the other party before making the disclosure) or (v) the receiving party in good faith believes that the furnishing or use of such information is required by or necessary or appropriate in connection with any applicable laws or any listing or trading agreement concerning its publicly traded securities (in which case the receiving party shall advise the other party before making the disclosure except where prohibited by law). All information and materials provided by Seller pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between Buyer and Seller dated July 22, 2014.

(c)          No investigation by a party or its representatives shall affect the representations and warranties of any other party set forth in this Agreement.

(d)          Until the earlier of (i) the Effective Time or (ii) one (1) year from the date of this Agreement, Buyer and NewBridge Bank agree that, without the prior written consent of Seller, and Seller agrees that, without the prior written consent of NewBridge Bank, they or it will not, directly or indirectly, initiate contact with or otherwise solicit any current officer of employee of the others for the purpose of hiring such officer or employee, except that this prohibition shall not apply to: (i) employment advertisements placed in publications of general circulation or in trade journals, or other means not directed specifically at such officer or employee, (ii) contact initiated by such officer or employee, or (iii) the hiring of any such officer or employee as a result of item (i) or (ii).

6.3           Shareholder Approvals. Following the declaration of effectiveness of the Form S-4, Seller shall promptly call a meeting of its shareholders to be held for the purpose of obtaining the requisite shareholder approval required in connection with the Merger (including any meeting that occurs after any adjournment, the “Seller Shareholder Meeting”), on substantially the terms and conditions set forth in this Agreement, and shall use commercially reasonable efforts to cause such meeting to occur as soon as reasonably practicable. Except to the extent provided otherwise in Section 6.9(b), the Seller Board shall use commercially reasonable efforts to obtain from the Seller’s shareholders the shareholder vote approving the Merger, on substantially the terms and conditions set forth in this Agreement, required to consummate the transactions contemplated by this Agreement. Seller shall submit this Agreement to its shareholders at the Seller Shareholder Meeting even if the Seller Board shall have withdrawn, modified or qualified its recommendation. The Seller Board has adopted resolutions approving the Merger, on substantially the terms and conditions set forth in this Agreement, and directing that the Merger, on such terms and conditions, be submitted to Seller’s shareholders for their consideration.

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6.4           The NASDAQ Global Select Market Listing. Buyer shall cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing on The NASDAQ Global Select Market, subject to official notice of issuance, before the Effective Time.

6.5           Employee Matters.

(a)          All individuals employed by, or on an authorized leave of absence from, Seller immediately before the Effective Time (collectively, the “Covered Employees”) shall automatically become employees of the Surviving Bank and its affiliates as of the Effective Time. Immediately following the Effective Time, Buyer shall, or shall cause the Surviving Bank to, provide to those Covered Employees employee benefits, rates of base salary or hourly wage and annual bonus opportunities that are substantially similar, in the aggregate, to the aggregate rates of base salary or hourly wage and the aggregate employee benefits and annual bonus opportunities provided to similarly situated employees of NewBridge Bank; provided, however, that, notwithstanding the foregoing, nothing contained herein shall (i) be treated as an amendment of any particular Seller Benefit Plan, (ii) give any third party any right to enforce the provisions of this Section 6.5, (iii) limit the right of Buyer or any of its Subsidiaries to terminate the employment of any Covered Employee at any time or require Buyer or any of its Subsidiaries to provide any such employee benefits, rates of base salary or hourly wage or annual bonus opportunities for any period following any such termination or (iv) obligate Seller, Buyer or any of their respective Subsidiaries to (A) maintain any particular Seller Benefit Plan or (B) retain the employment of any particular Covered Employee. Each Covered Employee shall be given credit for his or her full years of service with Seller for purposes of (i) entitlement to vacation and sick leave and for participation in all NewBridge Bank welfare, insurance and other fringe benefit plans, and (ii) eligibility for participation and vesting in NewBridge Bank’s 401(k) and pension plans.

(b)          If a Covered Employee who does not have an employment, change-of-control or severance agreement with Seller (i) is terminated by Buyer or any of its Subsidiaries following the effectiveness of the Merger due to a permanent or indefinite reduction in staff resulting in job elimination, reduction of a position (including a position that had been held at Seller) as the result of the Merger or an organizational or business restructuring or the integration of Seller with Buyer or any of its Subsidiaries, discontinuance of an operation, relocation of all or a part of Buyer’s or its Subsidiaries’ business, sale of an operation to another company, or sale or other change in ownership of all or a part of Buyer’s or its Subsidiaries’ business or (ii) voluntarily resigns after being notified that, as a condition of employment, such Covered Employee’s base salary or hourly wages will be materially decreased, in any case or both cases, during the period beginning at the Effective Time and ending six (6) months following the Effective Time, such Covered Employee shall be entitled to receive severance payments (conditioned on such Covered Employee’s execution and non-revocation of a release of claims in a form acceptable to Buyer) equal to two (2) weeks of pay for every year of service with Seller (including service with the Surviving Bank), with a minimum of four (4) weeks and a maximum of 12 weeks of pay for those Covered Employees with one year or more of service with Seller (including service with Surviving Bank). Those Covered Employees with less than one year of service with Seller (including service with Surviving Bank) shall be entitled to receive severance payments equal to two (2) weeks of pay.

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Except as otherwise contemplated by this Agreement, Seller shall take whatever action is necessary and permitted by applicable law and contracts to which Seller is a party to terminate any and all other severance arrangements and to ensure that it and Buyer have no other liability for any other severance payments (other than as set forth in this Section 6.5(b), Section 6.13 and agreements disclosed in Section 3.11(i) of the Seller Disclosure Schedule). Seller shall cooperate with Buyer to effectuate the foregoing, including the Surviving Bank’s compliance with the Worker Adjustment Retraining and Notification Act or any similar state or local law.

Nothing contained in this Section 6.5(b) shall be construed or interpreted to limit or modify in any way the at-will employment policy of Buyer and its Subsidiaries. In addition, in no event shall severance pay payable under this Section 6.5(b) to any Covered Employee who does not have an employment, change-in-control or severance agreement with Seller be taken into account in determining the amount of any other benefit (including an individual’s benefit under any retirement plan, SERP or agreement).

(c)          If Buyer so requests (which request shall be made no less than 15 days before the Effective Time), Seller shall take any and all actions which are consistent with applicable laws and regulations, which would not breach the contractual rights of third parties and which are required (including the adoption of resolutions by the Seller Board) to amend, freeze and/or terminate any or all Seller Benefit Plans immediately before the Effective Time, and, if requested by Buyer, to implement any such actions.

6.6           Indemnification; Directors’ and Officers’ Insurance.

(a)          In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative (a “Claim”), including any such Claim in which any individual who is now, or has been at any time before the date of this Agreement, or who becomes before the Effective Time, a director, officer or employee of Seller or who is or was serving at the request of Seller as a director, officer, fiduciary or employee of another person (the “Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, fiduciary or employee of Seller or, at the request of Seller, another person before the Effective Time or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the Effective Time, the parties shall cooperate and use their best efforts to defend against and respond thereto. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or before the Effective Time now existing in favor of any Indemnified Party as provided in Seller’s or Buyer’s respective articles of incorporation or bylaws (or comparable organizational documents), and any existing indemnification agreements set forth on Section 6.6(a) of the Seller Disclosure Schedule, shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or before the Effective Time or taken at the request of Buyer pursuant to Section 6.7, it being understood that nothing in this sentence shall require any amendment to the articles of incorporation or bylaws of the Surviving Bank.

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(b)          From and after the Effective Time, the Surviving Bank shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of reasonable expenses to, each Indemnified Party against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any Claim based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, fiduciary or employee of Seller or, at the request of Seller, another person and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or before the Effective Time, whether asserted or claimed before, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) or taken at the request of Buyer pursuant to Section 6.7.

(c)          Buyer shall cause the individuals serving as officers and directors of Seller immediately before the Effective Time to be covered for a period of six (6) years from the Effective Time by the directors’ and officers’ liability insurance policy maintained by Seller (provided that Buyer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous to such officers and directors than such policy) with respect to acts or omissions occurring before the Effective Time that were committed by such officers and directors in their capacity as such or as directors, officers, fiduciaries or employees of another person at the request of Seller.

(d)          The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

6.7           Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of Seller, the proper officers and directors of Seller and Buyer and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by the Surviving Bank.

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6.8           Advice of Changes. Each of Buyer and Seller shall promptly advise the other of any change or event (a) having or reasonably likely to have a Material Adverse Effect on it or (b) that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement; provided, further, that a failure to comply with this Section 6.8 shall not constitute a breach of this Agreement or the failure of any condition set forth in Article VII to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article VII to be satisfied.

6.9           No Solicitation.

(a)          None of Seller, its Subsidiaries or any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of Seller or any of its Subsidiaries shall directly or indirectly (i) solicit, initiate, encourage, facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals regarding any merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including by way of a tender offer) or similar transaction involving Seller or any of its Subsidiaries that, if consummated, would constitute an Alternative Transaction (any of the foregoing inquiries or proposals being referred to herein as an “Alternative Proposal”), (ii) participate in any discussions or negotiations regarding an Alternative Transaction, (iii) enter into any agreement regarding any Alternative Transaction or (iv) render a rights agreement inapplicable to an Alternative Proposal or the transactions contemplated thereby. Seller shall, and shall cause each of the Subsidiaries and representatives of Seller and its Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Proposal, (B) request the prompt return or destruction of all confidential information previously furnished in connection therewith and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any Alternative Proposal to which it or any of its Subsidiaries is a party, and shall enforce the provisions of any such agreement. Notwithstanding the foregoing, if at any time after the date hereof but before approval of this Agreement by Seller’s shareholders, (1) Seller receives an unsolicited written Alternative Proposal that the Seller Board believes in good faith to be bona fide, (2) such Alternative Proposal was not the result of a violation of this Section 6.9, (3) the Seller Board determines in good faith (after consultation with outside counsel and its financial advisor) that such Alternative Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (4) the Seller Board determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) below would be reasonably likely to violate its fiduciary duties under applicable law, then Seller may (and may authorize its Subsidiaries and representatives to) (x) furnish nonpublic information regarding Seller and its Subsidiaries to the person making such Alternative Proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to Seller than, those contained in the Confidentiality Agreement (provided, that any nonpublic information provided to any person given such access shall have been previously provided to Buyer or shall be provided to Buyer before or concurrently with the time it is provided to such person), and (y) participate in discussions and negotiations with the person making such Alternative Proposal.

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(b)          Except as provided otherwise below, neither the Seller Board nor any committee thereof may (i)(A) withdraw (or modify or qualify in any manner adverse to Buyer) or refuse to recommend approval of this Agreement to Seller’s shareholders or (B) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any Alternative Proposal (each such action set forth in this Section 6.9(b)(i) being referred to as an “Adverse Recommendation Change”), or (ii) cause or permit Seller or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or that is intended to or is reasonably likely to lead to, any Alternative Proposal (other than a confidentiality agreement permitted by Section 6.9(a)). Notwithstanding the foregoing, at any time before obtaining approval of the Merger by Seller’s shareholders, the Seller Board may, if the Seller Board determines in good faith (after consultation with outside counsel) that the failure to do so would be reasonably likely to violate its fiduciary duties under applicable law, taking into account all adjustments to the terms of this Agreement that may be offered by Buyer under this Section 6.9(b), make an Adverse Recommendation Change; provided, that Seller may not make any Adverse Recommendation Change in response to an Alternative Proposal unless (x) Seller shall not have breached this Section 6.9 in any respect and (y):

(i)          The Seller Board determines in good faith (after consultation with outside counsel and its financial advisor) that such Alternative Proposal is a Superior Proposal and such Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal after taking into account all adjustments to the terms of this Agreement that may be offered by Buyer under this Section 6.9(b);

(ii)         Seller has given Buyer at least five (5) Business Days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal) and has contemporaneously provided an unredacted copy of the relevant proposed transaction agreements with the person making such Superior Proposal; and

(iii)        Before effecting such Adverse Recommendation Change, Seller has negotiated, and has caused its representatives to negotiate, in good faith with Buyer during such notice period to the extent Buyer wishes to negotiate, to enable Buyer to revise the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal.

In the event of any material change to the terms of such Superior Proposal, Seller shall, in each case, be required to deliver to Buyer a new written notice, the notice period shall have recommenced and Seller shall be required to comply with its obligations under this Section 6.9 with respect to such new written notice.

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(c)          In addition to the obligations of Seller under Sections 6.9(a) and (b), Seller shall notify Buyer promptly (but in no event later than 24 hours) after receipt of any Alternative Proposal, or any material modification of or material amendment to any Alternative Proposal, or any request for nonpublic information relating to Seller or for access to the properties, books or records of Seller by any person that informs the Seller Board that it is considering making, or has made, an Alternative Proposal. Such notice to Buyer shall be made orally and in writing, and shall indicate the identity of the person making the Alternative Proposal or intending to make or considering making an Alternative Proposal or requesting nonpublic information or access to the books and records of Seller or any Subsidiary, and the material terms of any such Alternative Proposal or modification or amendment to an Alternative Proposal. Seller shall keep Buyer fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Alternative Proposal, indication or request. Seller shall also promptly, and in any event within 24 hours, notify Buyer, orally and in writing, if it enters into discussions or negotiations concerning any Alternative Proposal in accordance with Section 6.9(a).

(d)          As used in this Agreement:

(i)          “Alternative Transaction” means any of (A) a transaction pursuant to which any person (or group of persons) (other than Buyer or its affiliates), directly or indirectly, acquires or would acquire more than 25% of the outstanding shares of Seller Common Stock or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to the Merger, whether from Seller or pursuant to a tender offer or exchange offer or otherwise, (B) a merger, share exchange, consolidation or other business combination involving Seller (other than the Merger), (C) any transaction pursuant to which any person (or group of persons) (other than Buyer or its affiliates) acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Seller and securities of the entity surviving any merger or business combination including any of Seller’s Subsidiaries) of Seller, or any of its Subsidiaries representing more than 25% of the assets of Seller and its Subsidiaries, taken as a whole, immediately before such transaction, or (D) any other consolidation, business combination, recapitalization or similar transaction involving Seller or any of its Subsidiaries, other than the transactions contemplated by this Agreement, as a result of which the holders of shares of Seller Common Stock immediately before such transactions do not, in the aggregate, own at least 75% of the outstanding shares of common stock and the outstanding voting power of the surviving or resulting entity in such transaction immediately after the consummation thereof in substantially the same proportion as such holders held the shares of Seller Common Stock immediately before the consummation thereof.

(ii)         “Superior Proposal” means any unsolicited bona fide Alternative Proposal that the Seller Board determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the person (or group of persons) making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (A) if consummated, would be more favorable to the shareholders of Seller from a financial point of view than the transactions contemplated by this Agreement (including taking into account any adjustment to the terms and conditions proposed by Buyer in response to such proposal under Section 6.9(b) or otherwise) and (B) if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

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(e)          Seller shall ensure that the officers, directors and all employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of Seller or its Subsidiaries are aware of the restrictions described in this Section 6.9 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 6.9 by any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of Seller or its Subsidiaries, at the direction or with the consent of Seller or its Subsidiaries, shall be deemed to be a breach of this Section 6.9 by Seller.

(f)          Nothing contained in this Section 6.9 shall prohibit Seller or its Subsidiaries from taking and disclosing to its shareholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act.

6.10         Restructuring Efforts. If Seller shall have failed to obtain the requisite vote or votes of its shareholders for the consummation of the transactions contemplated by this Agreement at a duly held meeting of its shareholders or at any adjournment thereof, then, unless this Agreement shall have been terminated pursuant to its terms, Seller and Buyer shall each in good faith use its reasonable best efforts to negotiate a restructuring of the transaction provided for herein (it being understood that neither of them shall have any obligation to alter or change the amount or kind of the Merger Consideration in a manner adverse to it or its shareholders) and to resubmit the transaction to Seller’s shareholders for approval, with the timing of such resubmission to be determined at the reasonable request of Buyer.

6.11         Commercially Reasonable Efforts; Cooperation. Each of Seller, Buyer and NewBridge Bank agrees to exercise good faith and use its commercially reasonable efforts to satisfy the various covenants and conditions to Closing in this Agreement, and to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable law to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement.

6.12         Advisory Board of Directors. The members of the Seller Board shall be asked to serve on the Surviving Bank’s Greensboro Advisory Board. Each member of such Advisory Board shall receive a fee of $125.00 per quarterly meeting attended.

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6.13         Termination of Certain Rights. The Surviving Bank intends to unilaterally terminate the employment and/or change in control agreements (as disclosed in Section 3.13(a) of the Seller Disclosure Schedule) of Francis X. Gavigan, Jr., William E. Swing, Jr. and Warren D. Herring, Jr. (each a “Designated Executive”) immediately following the Effective Time, and, subject to the receipt of an executed release agreement acceptable to the Surviving Bank and each applicable Designated Executive, make the applicable payment to each Designated Executive set forth on Section 6.13 of the Buyer Disclosure Schedule.

ARTICLE VII
CONDITIONS PRECEDENT

7.1           Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or before the Effective Time of the following conditions:

(a)          Shareholder Approval. The Merger, on substantially the terms and conditions set forth in this Agreement, shall have been approved by the requisite affirmative votes of the holders of Seller Common Stock.

(b)          The NASDAQ Global Select Market Listing. The shares of Buyer Common Stock to be issued to the holders of Seller Common Stock upon consummation of the Merger shall have been authorized for listing on The NASDAQ Global Select Market, subject to official notice of issuance.

(c)          Form S-4. The Form S-4 shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(d)          No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger.

(e)          Federal Tax Opinion. Seller and Buyer shall have received the opinion of Buyer’s counsel, Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., addressed to each of them and in form and substance reasonably satisfactory to Seller and Buyer, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, the counsel may require and rely upon customary representations contained in certificates of officers of Seller and Buyer.

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7.2           Conditions to Obligations of Buyer. The obligation of Buyer to effect the Merger is also subject to the satisfaction, or waiver by Buyer, at or before the Effective Time, of the following conditions:

(a)          Representations and Warranties. Subject to the standard set forth in Section 9.2, the representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), and Buyer shall have received a certificate signed on behalf of Seller by the President and Chief Executive Officer of Seller to the foregoing effect.

(b)          Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Effective Time; and Buyer shall have received a certificate signed on behalf of Seller by the President and Chief Executive Officer of Seller to such effect.

(c)          Regulatory Approvals. All regulatory approvals set forth in Section 4.4 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the “Buyer Requisite Regulatory Approvals”), and no such regulatory approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

(d)          Support Agreements. Each member of the Seller Board shall have executed and delivered to Buyer a Support Agreement in the form attached as Exhibit A.

(e)          Noncompete Agreements. Each member of the Seller Board shall have executed and delivered a noncompete agreement in the form attached as Exhibit B.

(f)          Delivery of Release Agreements. Each of the Designated Executives shall have executed and delivered release agreements acceptable to the Surviving Bank and to become effective immediately following the Effective Time.

7.3           Conditions to Obligations of Seller. The obligation of Seller to effect the Merger is also subject to the satisfaction or waiver by Seller at or before the Effective Time of the following conditions:

(a)          Representations and Warranties. Subject to the standard set forth in Section 9.2, the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), and Seller shall have received a certificate signed on behalf of Buyer by the President and Chief Executive Officer of Buyer to the foregoing effect.

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(b)          Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Effective Time, and Seller shall have received a certificate signed on behalf of Buyer by the President and Chief Executive Officer of Buyer to such effect.

(c)          Regulatory Approvals. All regulatory approvals set forth in Section 3.4 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the “Seller Requisite Regulatory Approvals”).

ARTICLE VIII
TERMINATION AND AMENDMENT

8.1           Termination. This Agreement may be terminated at any time before the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Seller or the shareholders of Buyer:

(a)          Mutual Consent. By mutual consent of Seller, Buyer and NewBridge Bank in a written instrument, if the board of directors of each of Seller, Buyer and NewBridge Bank so determines by a vote of the majority of the members of the entire board of directors;

(b)          No Regulatory Approval. By either Seller, Buyer or NewBridge Bank, if any Governmental Entity that must grant a Buyer Requisite Regulatory Approval or a Seller Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(c)          Delay. By either Seller, Buyer or NewBridge Bank, if the Merger shall not have been consummated on or before June 30, 2015, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement;

(d)          Material Breach of Representation, Warranty or Covenant. By either Seller, Buyer or NewBridge Bank (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), if, subject to the standard set forth in Section 9.2, there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Seller, in the case of a termination by Buyer or NewBridge Bank, or Buyer or NewBridge Bank, in the case of a termination by Seller, which material breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured within such time period; or

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(e)          Seller Failure to Recommend. By Buyer, if the Seller Board shall have (i) failed to recommend in the Proxy Statement, without modification or qualification, the approval and adoption of this Agreement or (ii) in a manner adverse to Buyer, (A) withdrawn, modified or qualified, or proposed to withdraw, modify or qualify, the recommendation by the Seller Board of this Agreement and/or the Merger to Seller’s shareholders, (B) taken any public action or made any public statement in connection with the Seller Shareholder Meeting inconsistent with such recommendation or (C) recommended any Alternative Proposal (or, in the case of clause (ii), resolved to take any such action), whether or not permitted by the terms hereof.

8.2           Effect of Termination. If either Seller, Buyer or NewBridge Bank terminates this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Seller, Buyer, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 6.2(b), 8.2, 8.3, 9.4, 9.5, 9.7, 9.8, 9.9 and 9.11 shall survive any termination of this Agreement and (ii) neither Seller nor Buyer shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

8.3           Fees and Expenses.

(a)          Except as set forth in Section 8.3(b), and except with respect to costs and expenses of printing and mailing the Proxy Statement, which shall be borne equally by Seller and Buyer, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b)          Seller shall pay to Buyer a termination fee in the amount of $500,000 (the “Termination Fee”) and the Buyer Expense Reimbursement in immediately available federal funds if:

(i)          (A) this Agreement is terminated by Buyer pursuant to Section 8.1(d) or 8.1(e); and (B) (1) before such termination, an Alternative Transaction with respect to Seller was commenced, publicly proposed or publicly disclosed (or an Alternative Proposal was received); and (2) within 12 months after such termination, (x) Seller shall have entered into a definitive agreement relating to an Alternative Transaction or (y) any Alternative Transaction shall have been consummated; or

(ii)         after receiving an Alternative Proposal, (A) the Seller Board does not take action to convene the Seller Shareholder Meeting and/or recommend that the shareholders of Seller adopt this Agreement and (B) within 12 months after such receipt of such Alternative Proposal, (1) Seller shall have entered into a definitive agreement relating to an Alternative Transaction or (2) any Alternative Transaction shall have been consummated; provided, however, that Buyer shall not be entitled to the Termination Fee and the Buyer Expense Reimbursement pursuant to this Section 8.3(b) if:

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(1)         this Agreement shall have been terminated pursuant to Section 8.1(a), Section 8.1(b) or Section 8.1(c) (unless the failure to consummate the Merger by June 30, 2015 is the result of failure of Seller to perform or observe any of its covenants or agreements under this Agreement); or

(2)         Seller shall have terminated this Agreement pursuant to Section 8.1(d).

(iii)        within five (5) Business Days following the event that triggers the payments described in this Section 8.3(b), Buyer shall deliver to Seller written documentation of its expenses to be included in the Buyer Expense Reimbursement. The Termination Fee and the Buyer Expense Reimbursement must be paid no later than five (5) Business Days following Seller’s receipt from Buyer of such written documentation. Upon payment of the Termination Fee and the Buyer Expense Reimbursement, Seller and its directors, officers and employees shall have no further liability to Buyer at law or in equity with respect to such termination or any other provision of this Agreement, or with respect to Seller Board’s failure to take action to convene the Seller Shareholder Meeting and/or recommend that shareholders of Seller adopt this Agreement. “Buyer Expense Reimbursement” means an amount in cash of up to $200,000 in respect of Buyer’s reasonable documented out-of-pocket legal and due diligence expenses (excluding any amount attributable to time spent by Buyer’s officers or directors) incurred in connection with the transactions contemplated by this Agreement, but in no event shall the Buyer Expense Reimbursement exceed $200,000. The payment of the Buyer Expense Reimbursement shall be in lieu of any other agreement between Buyer and Seller with respect to the payment of Buyer’s expenses entered into before the date hereof.

(c)          Buyer shall pay to Seller the Termination Fee and the Seller Expense Reimbursement in immediately available federal funds if this Agreement shall have been terminated by Seller pursuant to Section 8.1(d). Within five (5) Business Days following the event that triggers the payments described in this Section 8.3(c), Seller shall deliver to Buyer written documentation of its expenses to be included in the Seller Expense Reimbursement. The Termination Fee and the Seller Expense Reimbursement must be paid no later than five (5) Business Days following Buyer’s receipt from Seller of such written documentation. Upon payment of the Termination Fee and the Seller Expense Reimbursement, Buyer, its Subsidiaries and Buyer’s and its Subsidiaries’ respective officers, directors and employees shall have no further liability to Seller at law or in equity with respect to such termination. For purposes of this Section 8.3(c), “Seller Expense Reimbursement” means an amount in cash of up to $200,000 in respect of Seller’s reasonable documented out-of-pocket legal, due diligence and consulting expenses (including fees paid for the opinion described in Section 3.27, but excluding any amount attributable to time spent by Seller’s officers or directors), incurred in connection with the transactions contemplated by this Agreement, but in no event shall the Seller Expense Reimbursement exceed $200,000. The payment of the Termination Fee and the Seller Expense Reimbursement shall be in lieu of any other agreement between Buyer and Seller with respect to the payment of Seller’s expenses entered into before the date hereof.

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(d)          Each of Seller, Buyer and NewBridge Bank acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, each would not enter into this Agreement. The amounts payable pursuant to Sections 8.3(b) and 8.3(c) constitute liquidated damages and not a penalty and shall be the sole remedy of the party receiving such payments (with Buyer and NewBridge Bank being deemed to be one party for such purposes) in the event of termination of this Agreement specified in such Sections. Accordingly, if a party fails to pay timely any amount due pursuant to this Section 8.3 and, in order to obtain such payment, the other party commences a suit that results in a final, nonappealable judgment against the party failing to pay for the amount payable to the complaining party pursuant to this Section 8.3, the party failing to pay shall pay to the complaining party its documented out-of-pocket costs and expenses (including reasonable attorneys’ fees actually incurred and documented out-of-pocket expenses) in connection with such suit, together with interest on the Termination Fee and the Buyer Expense Reimbursement or the Seller Expense Reimbursement, as applicable, and such costs and expenses at the prime rate (as published in The Wall Street Journal on the date of termination) plus 2%.

8.4           Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Seller or the shareholders of Buyer; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of Seller, there may not be, without further approval of such shareholders, any amendment of this Agreement that (a) alters or changes the amount or the forms of the Merger Consideration to be delivered under this Agreement to the holders of Seller Common Stock, if such alteration or change would adversely affect the holders of any security of Seller, or (b) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any securities of Seller, in each case other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

8.5           Extension; Waiver. At any time before the Effective Time, the Seller or Buyer, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies of the other in the representations and warranties contained in this Agreement or (c) waive compliance by the other with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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ARTICLE IX
GENERAL PROVISIONS

9.1           Closing. On the terms and subject to conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place on a date and at a place to be specified by the parties, which date shall be no later than five Business Days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the Parties (the “Closing Date”). If the conditions set forth in Article VII are satisfied or waived during the two weeks immediately before the end of a fiscal quarter of Buyer, then Buyer may postpone the Closing until the first full week after the end of that fiscal quarter.

9.2           Standard. No representation or warranty of Seller or Buyer contained in this Agreement shall be deemed untrue or incorrect for any purpose under this Agreement, and no party shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article III, in the case of Seller, or Article IV, in the case of Buyer, has had or would be reasonably likely to have a Material Adverse Effect with respect to Seller or Buyer, respectively (disregarding for purposes of this Section 9.2 any materiality or Material Adverse Effect qualification contained in any representations or warranties). Notwithstanding the immediately preceding sentence, the representations and warranties contained in (x) Section 3.2(a), and Section 3.2(c) shall be deemed untrue and incorrect if not true and correct in all respects, (y) Sections 3.3(a), 3.3(b)(i) and 3.7, in the case of Seller, and Sections 4.2, 4.3(a), 4.3(b), 4.3(c)(i), 4.3(c)(ii) and 4.7, in the case of Buyer, shall be deemed untrue and incorrect if not true and correct in all material respects and (z) Section 3.8(a), in the case of Seller, and Section 4.8(a), in the case of Buyer, shall be deemed untrue and incorrect if not true and correct in all respects.

9.3           Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 6.6 and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

9.4           Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, by electronic mail, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Seller, to:

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Premier Commercial Bank

701 Green Valley Road, Suite 102

Greensboro, NC 27408

Attention: Francis X. Gavigan, Jr., President and Chief Executive Officer

E-mail: fgavigan@premierbanknc.com

with a copy to:

Ward and Smith, P.A.

1001 College Court

New Bern, NC 28563

Attention: William R. Lathan, Jr.

Email: wrl@wardandsmith.com

and

(b) if to Buyer, to:

NewBridge Bank

1501 Highwoods Boulevard, Suite 400

Greensboro, NC 27410

Attention: Pressley A. Ridgill, President and Chief Executive Officer

Email: pressley.ridgill@newbridgebank.com

with a copy to:

Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.

230 North Elm Street, Suite 2000

Greensboro, NC 27401

Attention: Robert A. Singer

Email: rsinger@brookspierce.com

9.5           Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The Seller Disclosure Schedule and the Buyer Disclosure Schedule, as well as all other Schedules and all Exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law. For purposes of this Agreement, (a) “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns) and (b) “knowledge” of any person that is an individual means the actual knowledge (without investigation) of such individual and that is not an individual means the actual knowledge (without investigation) of such person’s directors and senior executive officers.

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9.6           Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

9.7           Entire Agreement. This Agreement (including the Disclosure Schedules and Exhibits hereto and the other documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

9.8           Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the internal laws of the State of North Carolina applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts-of-law principles. The parties agree that any suit, action or proceeding brought by a party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in Greensboro, North Carolina. Each of the parties submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdictional rights derived from present or future domicile or otherwise in such action or proceeding. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9.9           Publicity. Neither Seller nor Buyer shall, and neither Seller nor Buyer shall permit any of its Subsidiaries or agents to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of Buyer, in the case of a proposed announcement by Seller, or Seller, in the case of a proposed announcement by Buyer; provided, however, that either Seller or Buyer may, without the prior consent of the either Seller or Buyer (but after prior consultation with the either Seller or Buyer to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of The NASDAQ Stock Market.

9.10         Assignment; Third-Party Beneficiaries.

(a)          Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.6, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties any rights or remedies under this Agreement.

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(b)          No provision in this Agreement modifies or amends or creates any employee benefit plan, program or document (“Benefit Plan”) unless this Agreement explicitly states that the provision “amends” or “creates” that Benefit Plan, and no third party shall be entitled to enforce any provision of this Agreement on the grounds that it is an amendment to, or a creation of, a Benefit Plan, unless that provision explicitly states that such enforcement rights are being conferred. This provision shall not prevent the Parties to this Agreement from enforcing any provision of this Agreement. If a person not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to, or creation of a Benefit Plan, and that provision is construed to be such an amendment or creation despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively, thereby precluding it from having any effect.

9.11         Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

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IN WITNESS WHERE, each of Seller, Buyer and NewBridge Bank have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

PREMIER COMMERCIAL BANK

By:
Francis X. Gavigan, Jr.
President and Chief Executive Officer

NEWBRIDGE BANCORP

By:
Pressley A. Ridgill
President and Chief Executive Officer

NEWBRIDGE BANK

By:
Pressley A. Ridgill
President and Chief Executive Officer

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EXHIBIT A
SUPPORT AGREEMENT

___________ __, 2014

NewBridge Bancorp

1501 Highwoods Boulevard, Suite 400

Greensboro, NC 27410

Ladies and Gentlemen:

The undersigned is a director of Premier Commercial Bank, a North Carolina commercial bank (“Seller”), and the beneficial holder of shares of common stock of Seller (the “Seller Common Stock”).

NewBridge Bancorp, a North Carolina corporation (“Buyer”), and Seller are considering the execution of an Agreement and Plan of Combination and Reorganization (the “Agreement”) contemplating the acquisition of Seller through the merger of Seller with and into Buyer’s subsidiary bank, NewBridge Bank (the “Merger”). The consummation of the Merger pursuant to the Agreement by Buyer is subject to the execution and delivery of this letter agreement.

In consideration of the substantial expenses that Buyer will incur in connection with the transactions contemplated by the Agreement and to induce Buyer to consummate the transactions contemplated by the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his or her capacity as a shareholder of Seller, and not in his or her capacity as a director or officer of Seller, as follows:

1.          While this letter agreement is in effect, the undersigned shall not, directly or indirectly, except with the prior approval of Buyer, which approval shall not be unreasonably withheld, (a) sell or otherwise dispose of or encumber (other than in connection with an ordinary bank loan) before the record date of the meeting of Seller’s shareholders to approve the Merger (the “Seller Shareholder Meeting”) any or all of his or her shares of Seller Common Stock or (b) deposit any shares of Seller Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Seller Common Stock or grant any proxy with respect thereto, other than for the purpose of voting to approve the Agreement and the Merger and matters related thereto.

2.          While this letter agreement is in effect, the undersigned shall vote all of the shares of Seller Common Stock for which the undersigned has sole voting authority and shall use his or her best efforts to cause to be voted all of the shares of Seller Common Stock for which the undersigned has shared voting authority, in either case whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired: (a) for the approval of the Agreement and the Merger at the Seller Shareholder Meeting; and (b) against any Alternative Transaction (as defined in the Agreement).

3.          The undersigned hereby waives any rights of appraisal and all rights to dissent from the Merger that the undersigned may have.

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4.          The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, Buyer shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.

5.          The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his or her capacity as a shareholder of Seller and shall not in any way limit or affect actions the undersigned may take in his or her capacity as a director or officer of Seller.

6.          This letter agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the Effective Time (as defined in the Agreement) of the Merger or (b) the date upon which the Merger Agreement is terminated in accordance with its terms, in which event the provisions of this Agreement shall terminate.

7.          As of the date hereof, the undersigned has voting power (sole or shared) with respect to the number of shares of Seller Common Stock set forth below.

IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first above written.

Very truly yours,

Print Name

Number of shares owned with sole voting authority:

Number of shares owned with shared voting authority:

Accepted and agreed to as of
the date first above written:

NewBridge Bancorp

By:
Pressley A. Ridgill
President and Chief Executive Officer

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EXHIBIT B
DIRECTOR’S AGREEMENT

THIS DIRECTOR’S AGREEMENT (this “Agreement”) is entered into by and among NewBridge Bancorp, a North Carolina corporation (“Buyer”) and NewBridge Bank, a North Carolina commercial bank (“Bank”) (Buyer and Bank being collectively referred to as “NewBridge”), and the undersigned individual (“Director”). Capitalized terms used but not defined herein shall have the same meanings provided in the Combination Agreement (as defined below).

WHEREAS, NewBridge and Premier Commercial Bank, a North Carolina commercial bank (“Seller”), are parties to an Agreement and Plan of Combination and Reorganization dated as of _____________, 2014, as the same may be amended or supplemented in accordance with its terms (the “Combination Agreement”);

WHEREAS, Director is a director and shareholder of Seller and is receiving Merger Consideration pursuant to the terms and conditions of the Combination Agreement; and

WHEREAS, as a condition for and an inducement to NewBridge to effect the Combination, Director has agreed to enter into and be bound by this Agreement.

IN CONSIDERATION of the premises and for other good and valuable consideration, including, without limitation, the Merger Consideration to be received by Director, the sufficiency and receipt of which are hereby acknowledged, NewBridge and Director, intending to be legally bound, agree as follows:

1.          Contingent on Merger. This Agreement shall become effective at the Effective Time of the Merger. If the Combination Agreement is terminated, then this Agreement shall be void ab initio and of no force or effect.

2.          Noncompetition.

(a)          Director covenants and agrees that, during the Restricted Period (as defined below), Director shall not (except as required to carry out Director’s assigned duties with Buyer or the Bank, if any): (i) engage in any aspect of the Restricted Business (as defined below) within the Prohibited Territory (as defined below); and/or (ii) as an employee, agent, partner, shareholder, member, investor, director, consultant or otherwise assist others to engage in the Restricted Business within the Prohibited Territory. Notwithstanding the preceding, owning the stock or options to acquire stock totaling less than one percent (1%) of the outstanding shares in a public company (excluding stock owned prior to the date of the Combination Agreement) shall not by itself be considered engaging in, or assisting others to engage in, the Restricted Business.

(b)          “Restricted Period” means a period of one (1) year following the Effective Time.

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(c)          “Restricted Business” means the business that was engaged in by Seller immediately before the Effective Time. Director acknowledges and agrees that Seller was, immediately before the Effective Time, engaged in the business of providing business banking, personal banking, commercial lending, consumer lending, and mortgage lending.

(d)          “Prohibited Territory” means the areas within a forty (40) mile radius of each full-service commercial banking office maintained by Seller immediately before the Effective Time. Director acknowledges and agrees that Seller was actively engaged in the Restricted Business throughout the Prohibited Territory immediately before the Effective Time.

3.          Noninterference with Customers. Director covenants and agrees that, during the Restricted Period, Director shall not, directly or indirectly: (i) solicit, encourage or induce any Restricted Customer (as defined below) to obtain any services or products related to the Restricted Business from any entity other than Buyer or its Subsidiaries; or (ii) sell or provide to any Restricted Customer any services or products related to the Restricted Business, other than on behalf of and for the benefit of Buyer or its Subsidiaries. “Restricted Customer” means any person or entity that was a customer of Seller at any point during the 90 days preceding the Effective Time and: (i) with whom Director had material contact or communications at any time during the two-year period preceding the Effective Time (the “Look-Back Period”); (ii) for whom Director performed services or whose account Director managed, at any time during the Look-Back Period; or (iii) about whom Director obtained any Confidential Information (as defined below) at any time during the Look-Back Period. Director covenants and agrees that, during the Restricted Period, Director shall not, directly or indirectly: (a) solicit or induce any employee of Buyer or its Subsidiaries who was an employee of Seller immediately before the Effective Time (each, a “Restricted Employee”) to leave or limit his or her employment relationship with Buyer or its Subsidiaries; or (b) hire any Restricted Employee as an employee or engage any Restricted Employee as an independent contractor; provided, that this prohibition shall not apply to: (i) advertisements for employees or independent contractors placed in publications of general circulation or in trade journals, or other means not directed specifically at any such Restricted Employee, (ii) contact initiated by such Restricted Employee, or (iii) the hiring or engaging of any such Restricted Employee as a result of item (i) or (ii).

4.          Confidential Information. Director covenants and agrees that, during the Restricted Period: (i) Director shall keep strictly confidential and not disclose to any person not employed by Buyer or its Subsidiaries any Confidential Information; and (ii) Director shall not use personally or for any other person or entity any Confidential Information. However, this provision shall not preclude Director from: (x) the use or disclosure of information known generally to the public (other than information known generally to the public as a result of Director’s violation of this section) or (y) any disclosure required by law or court order so long as Director provides Buyer’s Chief Executive Officer prompt advance written notice of any potential disclosure under this subsection, except where such advance notice would be prohibited by law. “Confidential Information” means all information not generally known or available in the marketplace that was furnished to, obtained by or created by Director in connection with Director being a director of Seller that could be used to compete against or harm Seller, Buyer or their Subsidiaries. Confidential Information includes, by way of illustration, such information relating to: (i) Seller’s, Buyer’s and their Subsidiaries’ customers, including customer lists, contact information, contractual terms and information regarding products or services provided to such customers; (ii) Seller’s, Buyer’s and their Subsidiaries’ finances, including nonpublic financial statements, balance sheets, sales data, forecasts and cost analyses; (iii) Seller’s, Buyer’s and their Subsidiaries’ plans and projections related to growth, new products and services, and potential sales/acquisitions; and (iv) Seller’s, Buyer’s and their Subsidiaries’ pricing and fee strategies, operating processes, legal affairs, lending and credit information, commission structure, personnel matters, loan portfolios, contracts, services, products and operating results.

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5.          Reasonableness and Breach. Director acknowledges that the restrictions herein are fair, reasonable, and necessary for the protection of Buyer and its acquisition of Seller and constitute a material inducement for NewBridge to effect the Merger and provide the Merger Consideration. Therefore, Director agrees not to contest the enforceability of this Agreement in any forum. Director further acknowledges and agrees that a breach of any of such obligations and agreements will result in irreparable harm and continuing damage to Buyer for which there will be no adequate remedy at law and further agrees that in the event of any breach of such obligations and agreements, Buyer and its successors and assigns will be entitled to injunctive relief and to such other relief as is proper under the circumstances. Director acknowledges and agrees that the covenants in this Agreement are direct consideration for a sale of a business and should be governed by standards applicable to restrictive covenants entered into in connection with a sale of a business.

6.          Judicial Modification. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or incapable of being enforced, then the parties request that such court modify such provision by “blue-penciling” or otherwise in order to render such provision not invalid or incapable of being enforced and then enforce the provision as modified. The parties further agree that each provision of this Agreement is severable from each other provision of this Agreement.

7.          Assignment. Buyer and Bank each shall have the right to assign or transfer this Agreement to any affiliated entity or any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), and Director irrevocably consents to any such assignment or transfer. In the event of such assignment or transfer, “Buyer” shall mean the entity to which this Agreement is so assigned or transferred.

8.          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to any conflict-of-law rules.

9.          Waiver; Construction. No modification, termination or attempted waiver of any of the provisions of this Agreement shall be binding unless reduced to writing and signed by the parties. This Agreement shall be construed according to a plain reading of its terms and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision in this Agreement.

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10.         Entire Agreement. This Agreement (including the recitals, which are hereby incorporated by reference) and the Combination Agreement constitute the entire agreement among the parties pertaining to the subject matters contained herein.

IN WITNESS WHEREOF, the undersigned hereto sets his or her hand as of the date set forth below.

DIRECTOR

Date:
[NAME]

NEWBRIDGE BANCORP

By:
Pressley A. Ridgill
President and Chief Executive Officer

NEWBRIDGE BANK

By:
Pressley A. Ridgill
President and Chief Executive Officer

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CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT

ARTICLE 13. APPRAISAL RIGHTS

PART 1. RIGHT TO APPRAISAL AND PAYMENT FOR SHARES

§ 55-13-01. Definitions

In this Article, the following definitions apply:

(1) Affiliate. — A person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of G.S. 55-13-01(7), a person is deemed to be an affiliate of its senior executives.

(2) Beneficial shareholder. — A person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

(3) Corporation. — The issuer of the shares held by a shareholder demanding appraisal and, for matters covered in G.S. 55-13-22 through G.S. 55-13-31, the term includes the surviving entity in a merger.

(4) Expenses. — Reasonable expenses of every kind that are incurred in connection with a matter, including counsel fees.

(5) Fair value. — The value of the corporation's shares (i) immediately before the effectuation of the corporate action as to which the shareholder asserts appraisal rights, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable, (ii) using customary and current valuation concepts and techniques generally employed for similar business in the context of the transaction requiring appraisal, and (iii) without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to G.S. 55-13-02(a)(5).

(6) Interest. — Interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this State on the effective date of the corporate action.

(7) Interested transaction. — A corporate action described in G.S. 55-13-02(a), other than a merger pursuant to G.S. 55-11-04, involving an interested person and in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition, the following definitions apply:

a. Interested person. — A person, or an affiliate of a person, who at any time during the one-year period immediately preceding approval by the board of directors of the corporate action met any of the following conditions:

1. Was the beneficial owner of twenty percent (20%) or more of the voting power of the corporation, other than as owner of excluded shares.

2. Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of twenty-five percent (25%) or more of the directors to the board of directors of the corporation.

3. Was a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than any of the following:

I. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action.

II. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in G.S. 55-8-31(a)(1) and (c).

III. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity, or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of the acquiring entity or such affiliate of the acquiring entity.

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b. Beneficial owner. — Any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares. If a member of a national securities exchange is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, then that member of a national securities exchange shall not be deemed a "beneficial owner" of any securities held directly or indirectly by the member on behalf of another person solely because the member is the record holder of the securities. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

c. Excluded shares. — Shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

(8) Preferred shares. — A class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(9) Record shareholder. — The person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(10) Senior executive. — The chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(11) Shareholder. — Both a record shareholder and a beneficial shareholder.

§ 55-13-02. Right to appraisal

(a) In addition to any rights granted under Article 9, a shareholder is entitled to appraisal rights and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

(1) Consummation of a merger to which the corporation is a party if either (i) shareholder approval is required for the merger by G.S. 55-11-03 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger or (ii) the corporation is a subsidiary and the merger is governed by G.S. 55-11-04.

(2) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged.

(3) Consummation of a disposition of assets pursuant to G.S. 55-12-02 if the shareholder is entitled to vote on the disposition.

(4) An amendment of the articles of incorporation (i) with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has an obligation or right to repurchase the fractional share so created or (ii) changes the corporation into a nonprofit corporation or cooperative organization.

(5) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors.

(6) Consummation of a conversion to a foreign corporation pursuant to Part 2 of Article 11A of this Chapter if the shareholder does not receive shares in the foreign corporation resulting from the conversion that (i) have terms as favorable to the shareholder in all material respects and (ii) represent at least the same percentage interest of the total voting rights of the outstanding shares of the corporation as the shares held by the shareholder before the conversion.

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(7) Consummation of a conversion of the corporation to nonprofit status pursuant to Part 2 of Article 11A of this Chapter.

(8) Consummation of a conversion of the corporation to an unincorporated entity pursuant to Part 2 of Article 11A of this Chapter.

(b) Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3), (4), (6), and (8) of subsection (a) of this section shall be limited in accordance with the following provisions:

(1) Appraisal rights shall not be available for the holders of shares of any class or series of shares that are any of the following:

a. A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended.

b. Traded in an organized market and has at least 2,000 shareholders and a market value of at least twenty million dollars ($ 20,000,000)(exclusive of the value of shares held by the corporation's subsidiaries, senior executives, directors, and beneficial shareholders owning more than ten percent (10%) of such shares).

c. Issued by an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and may be redeemed at the option of the holder at net asset value.

(2) The applicability of subdivision (1) of this subsection shall be determined as of (i) the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights or (ii) the day before the effective date of such corporate action if there is no meeting of shareholders.

(3) Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1) of this subsection at the time the corporate action becomes effective.

(4) Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares where the corporate action is an interested transaction.

(c) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment to the articles may limit or eliminate appraisal rights for any class or series of preferred shares. Any amendment to the articles that limits or eliminates appraisal rights for any shares that are outstanding immediately prior to the effective date of the amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of the amendment, however, shall not apply to any corporate action that becomes effective within one year of that date if the corporate action would otherwise afford appraisal rights.

(d) A shareholder holding shares of a class or series that were issued and outstanding as of the effective date of this act but that did not as of that date entitle the shareholder to vote on a corporate action described in subdivision (a)(1), (2), or (3) of this section shall be entitled to appraisal rights, and to obtain payment of the fair value of the shareholder's shares of such class or series, to the same extent as if such shares did entitle the shareholder to vote on such corporate action.

§ 55-13-03. Assertion of rights by nominees and beneficial owners

(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder (i) objects with respect to all shares of the class or series owned by the beneficial shareholder and (ii) notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

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(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder does both of the following:

(1) Submits to the corporation the record shareholder's written consent to the assertion of rights no later than the date referred to in G.S. 55-13-22(b)(2)b.

(2) Submits written consent under subdivision (1) of this subsection with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

§§ 55-13-04 through 55-13-19              [Repealed/Reserved]

PART 2. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

§ 55-13-20. Notice of appraisal rights

(a) If any corporate action specified in G.S. 55-13-02(a) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this Article. If the corporation concludes that appraisal rights are or may be available, a copy of this Article must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to G.S. 55-11-04, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. In the case of any other corporate action specified in G.S. 55-13-02(a) with respect to which shareholders of a class or series do not have the right to vote, but with respect to which those shareholders are entitled to assert appraisal rights, the corporation must notify in writing all record shareholders of such class or series that the corporate action became effective. Notice required under this subsection must be sent within 10 days after the corporate action became effective and include the materials described in G.S. 55-13-22.

(c) If any corporate action specified in G.S. 55-13-02(a) is to be approved by written consent of the shareholders pursuant to G.S. 55-7-04, then the following must occur:

(1) Written notice that appraisal rights are, are not, or may be available must be given to each record shareholder from whom a consent is solicited at the time consent of each shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Article.

(2) Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to the applicable shareholders required by subsections (d) and (e) of G.S. 55-7-04, may include the materials described in G.S. 55-13-22, and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this Article.

(d) If any corporate action described in G.S. 55-13-02(a) is proposed, or a merger pursuant to G.S. 55-11-04 is effected, then the notice referred to in subsection (a) or (c) of this section, if the corporation concludes that appraisal rights are or may be available, and in subsection (b) of this section shall be accompanied by the following:

(1) The annual financial statements specified in G.S. 55-16-20(a) of the corporation that issued the shares to be appraised. The date of the financial statements shall not be more than 16 months before the date of the notice and shall comply with G.S. 55-16-20(b). If annual financial statements that meet the requirements of this subdivision are not reasonably available, then the corporation shall provide reasonably equivalent financial information.

(2) The latest available quarterly financial statements of the corporation, if any.

The right to receive the information described in this subsection may be waived in writing by a shareholder before or after the corporate action.

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§ 55-13-21. Notice of intent to demand payment and consequences of voting or consenting

(a) If a corporate action specified in G.S. 55-13-02(a) is submitted to a vote at a shareholders' meeting, a shareholder who is entitled to vote on the corporate action and who wishes to assert appraisal rights with respect to any class or series of shares must do the following:

(1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

(2) Not vote, or cause or permit to be voted, any shares of any class or series in favor of the proposed action.

(b) If a corporate action specified in G.S. 55-13-02(a) is to be approved by less than unanimous written consent, a shareholder who is entitled to vote on the corporate action and who wishes to assert appraisal rights with respect to any class or series of shares must not execute a consent in favor of the proposed action with respect to that class or series of shares.

(c) A shareholder who fails to satisfy the requirements of subsection (a) or (b) of this section is not entitled to payment under this Article.

§ 55-13-22. Appraisal notice and form

(a) If a corporate action requiring appraisal rights under G.S. 55-13-02(a) becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (b)(1) of this section to all shareholders who satisfied the requirements of G.S. 55-13-21. In the case of a merger under G.S. 55-11-04, the parent corporation must deliver a written appraisal notice and form to all record shareholders of the subsidiary who may be entitled to assert appraisal rights. In the case of any other corporate action specified in G.S. 55-13-02(a) that becomes effective and with respect to which shareholders of a class or series do not have the right to vote but with respect to which such shareholders are entitled to assert appraisal rights, the corporation must deliver a written appraisal notice and form to all record shareholders of such class or series who may be entitled to assert appraisal rights.

(b) The appraisal notice must be sent no earlier than the date the corporate action specified in G.S. 55-13-02(a) became effective and no later than 10 days after that date. The appraisal notice must include the following:

(1) A form that specifies the first date of any announcement to shareholders, made prior to the date the corporate action became effective, of the principal terms of the proposed corporate action. If such an announcement was made, the form shall require a shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date. The form shall require a shareholder asserting appraisal rights to certify that the shareholder did not vote for or consent to the transaction.

(2) Disclosure of the following:

a. Where the form must be sent and where certificates for certificated shares must be deposited, as well as the date by which those certificates must be deposited. The certificate deposit date must not be earlier than the date for receiving the required form under sub-subdivision b. of this subdivision.

b. A date by which the corporation must receive the payment demand, which date may not be fewer than 40 nor more than 60 days after the date the appraisal notice required under subsection (a) of this section and form are sent. The form shall also state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date.

c. The corporation's estimate of the fair value of the shares.

d. That, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in sub-subdivision b. of this subdivision, the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

e. The date by which the notice to withdraw under G.S. 55-13-23 must be received, which date must be within 20 days after the date specified in sub-subdivision b. of this subdivision.

(3) Be accompanied by a copy of this Article.

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§ 55-13-23. Perfection of rights; right to withdraw

(a) A shareholder who receives notice pursuant to G.S. 55-13-22 and who wishes to exercise appraisal rights must sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to G.S. 55-13-22(b)(2). In addition, if applicable, the shareholder must certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to G.S. 55-13-22(b)(1). If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under G.S. 55-13-27. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (b) of this section.

(b) A shareholder who has complied with subsection (a) of this section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to G.S. 55-13-22(b)(2)e. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(c) A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder's share certificates where required, each by the date set forth in the notice described in G.S. 55-13-22(b) shall not be entitled to payment under this Article.

§ 55-13-24             [Repealed/Reserved]

§ 55-13-25. Payment

(a) Except as provided in G.S. 55-13-27, within 30 days after the form required by G.S. 55-13-22(b) is due, the corporation shall pay in cash to the shareholders who complied with G.S. 55-13-23(a) the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to subsection (a) of this section must be accompanied by the following:

(1) The following financial information:

a. The annual financial statements specified in G.S. 55-16-20(a) of the corporation that issued the shares to be appraised. The date of the financial statements shall not be more than 16 months before the date of payment and shall comply with G.S. 55-16-20(b). If annual financial statements that meet the requirements of this sub-subdivision are not reasonably available, the corporation shall provide reasonably equivalent financial information.

b. The latest available quarterly financial statements, if any.

(2) A statement of the corporation's estimate of the fair value of the shares. The estimate must equal or exceed the corporation's estimate given pursuant to G.S. 55-13-22(b)(2)c.

(3) A statement that the shareholders described in subsection (a) of this section have the right to demand further payment under G.S. 55-13-28 and that if a shareholder does not do so within the time period specified therein, then the shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this Article.

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§ 55-13-26              [Repealed/Reserved]

§ 55-13-27. After-acquired shares

(a) A corporation may elect to withhold payment required by G.S. 55-13-25 from any shareholder who was required to but did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to G.S. 55-13-22(b)(1).

(b) If the corporation elected to withhold payment under subsection (a) of this section, it must, within 30 days after the form required by G.S. 55-13-22(b) is due, notify all shareholders who are described in subsection (a) of this section of the following:

(1) The information required by G.S. 55-13-25(b)(1).

(2) The corporation's estimate of fair value pursuant to G.S. 55-13-25(b)(2).

(3) That they may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under G.S. 55-13-28.

(4) That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation's offer within 30 days after receiving the offer.

(5) That those shareholders who do not satisfy the requirements for demanding appraisal under G.S. 55-13-28 shall be deemed to have accepted the corporation's offer.

(c) Within 10 days after receiving the shareholder's acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (b)(2) of this section to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

(d) Within 40 days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (b)(2) of this section to each shareholder described in subdivision (b)(5) of this section.

§ 55-13-28. Procedure if shareholder dissatisfied with payment or offer

(a) A shareholder paid pursuant to G.S. 55-13-25 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest (less any payment under G.S. 55-13-25). A shareholder offered payment under G.S. 55-13-27 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares, plus interest.

(b) A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value, plus interest, under subsection (a) of this section within 30 days after receiving the corporation's payment or offer of payment under G.S. 55-13-25 or G.S. 55-13-27, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

§ 55-13-29             [Repealed/Reserved]

PART 3. JUDICIAL APPRAISAL OF SHARES

§ 55-13-30. Court Action

(a) If a shareholder makes a demand for payment under G.S. 55-13-28 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, the corporation shall pay in cash to each shareholder the amount the shareholder demanded pursuant to G.S. 55-13-28, plus interest.

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(a1) Repealed by Session Laws 1997-202, s. 4.

(b) The corporation shall commence the proceeding in the appropriate court of the county where the corporation's principal office (or, if none, its registered office) in this State is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c) The corporation shall make all shareholders (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a trial by jury.

(e) Each shareholder made a party to the proceeding is entitled to judgment either (i) for the amount, if any, by which the court finds the fair value of the shareholder's shares, plus interest, exceeds the amount paid by the corporation to the shareholder for the shareholder's shares or (ii) for the fair value, plus interest, of the shareholder's shares for which the corporation elected to withhold payment under G.S. 55-13-27.

§ 55-13-31. Court costs and expenses

(a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(b) The court in an appraisal proceeding may also assess the expenses for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20, 55-13-22, 55-13-25, or 55-13-27.

(2) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c) If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated and that these expenses should not be assessed against the corporation, the court may direct that the expenses be paid out of the amounts awarded the shareholders who were benefited.

(d) To the extent the corporation fails to make a required payment pursuant to G.S. 55-13-25, 55-13-27, or 55-13-28, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all expenses of the suit.

§§ 55-13-32 through 55-13-39            [Repealed/Reserved]

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PART 4. OTHER REMEDIES

§ 55-13-40. Other remedies limited

(a) The legality of a proposed or completed corporate action described in G.S. 55-13-02(a) may not be contested, nor may the corporate action be enjoined, set aside, or rescinded, in a legal or equitable proceeding by a shareholder after the shareholders have approved the corporate action.

(b) Subsection (a) of this section does not apply to a corporate action that:

(1) Was not authorized and approved in accordance with the applicable provisions of any of the following:

a. Article 9, 9A, 10, 11, 11A, or 12 of this Chapter.

b. The articles of incorporation or bylaws.

c. The resolution of the board of directors authorizing the corporate action.

(2) Was procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading.

(3) Constitutes an interested transaction, unless it has been authorized, approved, or ratified by either (i) the board of directors or a committee of the board or (ii) the shareholders, in the same manner as is provided in G.S. 55-8-31(a)(1) and (c) or in G.S. 55-8-31(a)(2) and (d), as if the interested transaction were a director's conflict of interest transaction.

(4) Was approved by less than unanimous consent of the voting shareholders pursuant to G.S. 55-7-04, provided that both of the following are true:

a. The challenge to the corporate action is brought by a shareholder who did not consent and as to whom notice of the approval of the corporate action was not effective at least 10 days before the corporate action was effected.

b. The proceeding challenging the corporate action is commenced within 10 days after notice of the approval of the corporate action is effective as to the shareholder bringing the proceeding.

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October 7, 2014

Board of Directors

Premier Commercial Bank

701 Green Valley Road, Suite 102

Greensboro, NC 27408

Members of the Board of Directors:

You have advised us that Premier Commercial Bank, a North Carolina commercial bank (the “Company”), is contemplating entering into an Agreement and Plan of Combination and Reorganization by and among the Company, NewBridge Bancorp (“NewBridge”) and NewBridge Bank (the “Agreement”) pursuant to which the Company will merge with and into NewBridge (the “Merger”). Under and subject to the terms of the Agreement, each outstanding share of Company common stock, par value $5.00 per share (the “Company Common Stock”), other than those shares beneficially owned by the Company, NewBridge or NewBridge Bank, will be converted into and exchanged for the right to receive, subject to maximums and minimums set forth in the Agreement, (i) $10.00 per share in NewBridge common stock, no par value per share (the “NewBridge Common Stock”), (ii) $10.00 per share in cash, or (iii) $7.50 per share in NewBridge Common Stock and $2.50 per share in cash (the “Transaction Consideration”), as elected by the beneficial owner of the shares. The Board of Directors of the Company (the “Board”) has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Transaction Consideration to be received by the holders of the Company Common Stock other than those shares beneficially owned by the Company, NewBridge or NewBridge Bank (the “Shareholders”) in the Transaction pursuant to the Agreement is fair from a financial point of view to such holders. For purposes of the Opinion, we have assumed, consistent with your instruction, that the Transaction Consideration to be received by the Shareholders has a value of $10.00.

In connection with our review of the proposed Transaction and the preparation of this Opinion, we have, among other things:

1.     reviewed the financial terms and conditions as stated in the latest draft of the Agreement received on October 6, 2014;

2.     reviewed the Company’s and NewBridge’s audited and unaudited financial statements, reports and schedules filed with their respective regulators, including the Securities and Exchange Commission and banking regulators, as were available on the date hereof for the years ended December 31, 2011, December 31, 2012, and December 31, 2013 and for the quarters ended March 31, 2014 and June 30, 2014;

880 Carillon Parkway // St. Petersburg, FL 33716 // T 727.567.1000 // raymondjames.com

Raymond James & Associates, Inc., member New York Stock Exchange/SIPC

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Board of Directors

Premier Commercial Bank

October 7, 2014

3.     reviewed other financial and operating information provided by the Company and NewBridge;

4.      reviewed and discussed with members of the senior management of the Company and NewBridge certain information regarding the historical and current financial and operating performance of the Company and NewBridge as provided by the Company and NewBridge respectively, certain internal financial forecasts regarding the future financial results and condition of the Company (the “Company Financial Forecasts”) prepared and provided to us by the Company’s senior management, and certain projections regarding the future financial results and condition of NewBridge (the “NewBridge Financial Forecasts”) prepared by NewBridge’s senior management, all of which were approved for our use in connection with the preparation of this Opinion by the Company;

5.      reviewed comparative financial and operating data on the banking industry, the Company, NewBridge, and selected public companies we deemed to be relevant; and

6.     reviewed such other analyses and information relating to the Company, NewBridge and the Merger as we deemed relevant.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by or on behalf of the Company, NewBridge or any other party, as well as publicly available information, and we have not undertaken any duty or responsibility to verify independently, and have not so verified, any of such information. In addition, we have not received or reviewed any individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or NewBridge or any of their respective subsidiaries and we have not been furnished with any such evaluations or appraisals. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and, accordingly, we have assumed that such allowances for losses are in the aggregate adequate to cover such losses. With respect to the Company Financial Forecasts, we have been advised by the Company and we have assumed that the Company Financial Forecasts have been reasonably prepared and reflect the best currently available estimates, judgments and assumptions of the management of the Company as to the future financial performance of the Company. With respect to the NewBridge Financial Forecasts, we have been advised by NewBridge and we have assumed that the NewBridge Financial Projections have been reasonably prepared and reflect the best currently available estimates, judgments and assumptions of the management of NewBridge as to the future financial performance of NewBridge. We have been authorized by the Company to rely upon such forecasts and other information and data, including without limitation the Company Financial Forecasts and the NewBridge Financial Forecasts, and we express no view as to any such forecasts or other information or data, or the bases or assumptions on which they were prepared. We have assumed that each party to the Agreement would advise us promptly if any information previously provided to us became inaccurate or was required to be updated during the period of our review. We have assumed that the final form of the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses, that the Merger will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any terms or conditions thereof and that, in the course of obtaining any necessary legal, regulatory or third party consents or approvals for the Merger, no delays, limitations, restrictions or conditions will be imposed that would have an adverse effect on the Company, NewBridge or the contemplated benefits of the Merger.

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Board of Directors

Premier Commercial Bank

October 7, 2014

Our Opinion is based upon market, economic, financial and other circumstances and conditions existing and known to us as of the date hereof. Although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm this Opinion.

We express no opinion as to the underlying business decision of the Board of Directors of the Company to effectuate the Merger, the structure or legal, tax, accounting or regulatory aspects or consequences of the Merger or the availability or advisability of any alternatives to the Merger. We have relied upon, without independent verification, the assessment by the respective managements of the Company and NewBridge and their legal, tax, accounting and regulatory advisors with respect to all legal, tax, accounting and regulatory matters, including without limitation that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We do not express any opinion as to the value of Company Common Stock or NewBridge Common Stock following the announcement of the proposed Merger, the value of NewBridge Common Stock following the consummation of the Merger, or the prices at which shares of Company Common Stock or NewBridge Common Stock may be purchased or sold at any time, which in each case, may vary depending on numerous factors, including factors outside of the control of the Company and NewBridge. With your consent, we have assumed that the shares of NewBridge Common Stock to be issued in the Merger will be freely tradable on the NASDAQ Global Select Market.

Our Opinion is limited to the fairness, from a financial point of view, to the Shareholders of the Transaction Consideration and does not address any other term, aspect or implication of the Agreement, the Merger or any other agreement, arrangement or understanding entered into in connection therewith or otherwise including, without limitation, the fairness (financial or otherwise) of the amount or nature of, or any other aspect relating to, any compensation to be received by any officers, directors or employees of any parties to the Merger, or class of such persons, relative to the Transaction Consideration or otherwise. The delivery of this Opinion was approved by our internal fairness opinion committee in conformity with its policies and procedures

In arriving at this Opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this Opinion.

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Board of Directors

Premier Commercial Bank

October 7, 2014

Raymond James is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Merger and will receive a fee for such services, the principal portion of which fee is contingent upon the consummation of the Merger. Raymond James will also receive a fee upon the delivery of this Opinion. In addition, the Company has agreed to indemnify us and certain related parties against certain liabilities, including liabilities under the federal securities laws, arising out of our engagement.

Raymond James may in the future provide investment banking and other financial services to the Company, NewBridge and certain of their respective affiliates for which we and our affiliates would expect to receive compensation. As previously advised, one of the investment bankers assigned to this engagement is the owner of shares of NewBridge Common Stock. In addition, an affiliate of Raymond James provides certain brokerage, clearing and other services to NewBridge pursuant to a contractual arrangement for which it is paid customary fees. In the ordinary course of our business, Raymond James may trade in the securities of the Company and NewBridge for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board in connection with its consideration of the proposed Merger and does not constitute a recommendation to the Board, any shareholder of the Company or any other party regarding how to vote or act on any matter relating to the proposed Merger. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party, regardless of any prior or ongoing advice or relationships. This Opinion is not to be quoted or referred to, in whole or in part, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of October 7, 2014, the Transaction Consideration to be received by the Shareholders in the Transaction pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

RAYMOND JAMES & ASSOCIATES, INC.

C-4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The North Carolina Business Corporation Act (“NCBCA”) provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation’s request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys’ fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

Permissible indemnification. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official capacity, reasonably believed that his or her conduct was in the corporation’s best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation’s best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

Mandatory indemnification. Unless limited by the corporation’s charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

Advance for expenses. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors of the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

Court-ordered indemnification. Unless otherwise provided in the corporation’s charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

Voluntary indemnification. In addition to and separate and apart from “permissible” and “mandatory” indemnification described above, a corporation may, by charter, bylaw, contract, or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken, known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation’s charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorney’s fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

II-1

Parties entitled to indemnification. The NCBCA defines “director” to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

Indemnification by NewBridge. NewBridge’s bylaws provide for indemnification of its directors and officers to the fullest extent permitted by applicable law against liability and litigation expense arising out of such status or activities in such capacity; provided, however, that such indemnification shall not be available with respect to (i) that portion of any liabilities or litigation expenses with respect to which the claimant is entitled to receive payment under any insurance policy or (ii) any liabilities or litigation expenses incurred on account of any of the claimant’s activities which were at the time taken known or believed by the claimant to be clearly in conflict with the best interests of the company. NewBridge’s articles of incorporation provide that, to the fullest extent provided by the NCBCA, no director or former director shall be personally liable to NewBridge or any of its shareholders or otherwise for monetary damages for breach of any duty as a director.

Insurance. The NCBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent to the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized under North Carolina law to indemnify such party. We currently maintain directors’ and officers’ insurance policies covering our directors and officers.

Summary Only. The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, our articles of incorporation and bylaws, each as amended, which contain detailed specific provisions regarding the circumstances under which, and the person for whose benefit, indemnification shall or may be made.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

2.1	Agreement and Plan of Combination and Reorganization dated as of November 1, 2013, by and among CapStone Bank, NewBridge Bancorp and NewBridge Bank, incorporated herein by reference to Exhibit 2.1 of the Form 8-K filed with the SEC on November 1, 2013 (SEC File No. 000-11448).

2.2	Agreement and Plan of Combination and Reorganization dated as of October 8, 2014, by and among Premier Commercial Bank, NewBridge Bancorp and NewBridge Bank, incorporated herein by reference to Exhibit 2.1 of the Form 8-K filed with the SEC on October 9, 2014 (SEC File No. 000-11448).

3.1	Articles of Incorporation, and amendments thereto, incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form S-8, filed with the SEC on May 16, 2001 (SEC File No. 333-61046).

3.2	Articles of Merger of FNB with and into LSB, including amendments to the Articles of Incorporation, as amended, incorporated herein by reference to Exhibit 3.4 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the SEC on November 9, 2007 (SEC File No. 000-11448).

3.3	Amended and Restated Bylaws adopted by the Board of Directors on August 17, 2004 and amended on July 23, 2008 (with identified Bylaw approved by the shareholders) incorporated herein by reference to Exhibit 3.3 of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 8, 2009 (SEC File No. 000-11448).

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3.4	Articles of Amendment, filed with the North Carolina Department of the Secretary of State on December 12, 2008, incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on December 12, 2008 (SEC File No. 000-11448).

3.5	Articles of Amendment to Designate the Terms of the Series B Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock and Series C Mandatorily Convertible Adjustable Rate Cumulative Perpetual Preferred Stock, incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on November 30, 2012 (SEC File No. 000-11448).

3.6	Articles of Amendment, incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed with the SEC on February 21, 2013 (SEC File No. 000-11448).

4.1	Amended and Restated Trust Agreement, regarding Trust Preferred Securities, dated August 23, 2005, incorporated herein by reference to Exhibit 4.02 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the SEC (SEC File No. 000-13086).

4.2	Guarantee Agreement, regarding Trust Preferred Securities, dated August 23, 2005, incorporated herein by reference to Exhibit 4.03 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the SEC (SEC File No. 000-13086).

4.3	Indenture, regarding Trust Preferred Securities, dated August 23, 2005, incorporated herein by reference to Exhibit 4.04 of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the SEC (SEC File No. 000-13086).

4.4	Form of Certificate for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, incorporated herein by reference to Exhibit 4.2 of the Current Report on Form 8-K filed with the SEC on December 12, 2008 (SEC File No. 000-11448).

4.5	Certificate of Designation for the Class B Common Stock, incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on February 21, 2013 (SEC File No. 000-11448).

4.6	Specimen Certificate of Class A Common Stock, no par value, incorporated herein by reference to Exhibit 4.6 of the Annual Report on Form 10-K filed with the SEC on March 12, 2014 (SEC File No. 000-11448).

4.7	Form of Subordinated Note, incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on March 14, 2014 (SEC File No. 000-11448).

5.1	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. regarding the validity of the securities being registered.

8.1	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. regarding certain tax aspects of the Merger.

10.1	Benefit Equivalency Plan of FNB Southeast, effective January 1, 1994, incorporated herein by reference to Exhibit 10 of the Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1995, filed with the SEC (SEC File No. 000-13086).*

10.2	1996 Omnibus Stock Incentive Plan, incorporated herein by reference to Exhibit 10.2 of the Annual Report on Form 10-K for the year ended December 31, 1995, filed with the SEC on March 28, 1996 (SEC File No. 000-11448).*

10.3	Omnibus Equity Compensation Plan, incorporated herein by reference to Exhibit 10(B) of the Annual Report on Form 10-KSB40 for the fiscal year ended December 31, 1996, filed with the SEC on March 31, 1997 (SEC File No. 000-13086).*

10.4	Amendment to Benefit Equivalency Plan of FNB Southeast, effective January 1, 1998, incorporated herein by reference to Exhibit 10.16 of the Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC on March 25, 1999 (SEC File No. 000-13086).*

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10.5	Amendment Number 1 to 1996 Omnibus Stock Incentive Plan, incorporated herein by reference to Exhibit 4.5 of the Registration Statement on Form S-8, filed with the SEC on May 16, 2001 (SEC File No. 333-61046).*

10.6	Long Term Stock Incentive Plan for certain senior management employees of FNB Southeast, incorporated herein by reference to Exhibit 10.10 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 27, 2003 (SEC File No. 000-13086).*

10.7	Form of Stock Option Award Agreement for a Director adopted under LSB Comprehensive Equity Compensation Plan for Directors and Employees, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on December 23, 2004 (SEC File No. 000-11448).*

10.8	Form of Incentive Stock Option Award Agreement for an Employee adopted under LSB Comprehensive Equity Compensation Plan for Directors and Employees, incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on December 23, 2004 (SEC File No. 000-11448).*

10.9	Form of Amendment to the applicable Grant Agreements under the 1996 Omnibus Stock Incentive Plan, incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on April 15, 2005 (SEC File No. 000-11448).*

10.10	Form of Amendment to the Incentive Stock Option Award Agreement for an Employee adopted under LSB Comprehensive Equity Compensation Plan for Directors and Employees, incorporated herein by reference to Exhibit 10.3 of the Current Report on Form 8-K filed with the SEC on April 15, 2005 (SEC File No. 000-11448).*

10.11	Restated Form of Director Fee Deferral Agreement adopted under LSB Comprehensive Equity Compensation Plan for Directors and Employees, incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the SEC on December 23, 2005 (SEC File No. 000-11448).*

10.12	Form of Stock Appreciation Rights Award Agreement adopted under LSB Comprehensive Equity Compensation Plan for Directors and Employees, incorporated herein by reference to Exhibit 99.2 of the Current Report on Form 8-K filed with the SEC on December 23, 2005 (SEC File No. 000-11448).*

10.13	FNB Amended and Restated Directors Retirement Policy, incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the SEC on August 3, 2007 (SEC File No. 000-11448).*

10.14	Amendment to the FNB Directors and Senior Management Deferred Compensation Plan Trust Agreement among Regions Bank d/b/a/ Regions Morgan Keegan Trust, FNB Southeast and FNB, dated July 31, 2007, incorporated herein by reference to Exhibit 99.2 of the Current Report on Form 8-K filed with the SEC on August 3, 2007 (SEC File No. 000-11448).*

10.15	Directors and Senior Management Deferred Compensation Plan Trust Agreement between FNB Southeast and Morgan Trust Company, incorporated herein by reference to Exhibit 99.7 of the Current Report on Form 8-K filed with the SEC on March 14, 2008 (SEC File No. 000-11448).*

10.16	Second Amendment to the Directors and Senior Management Deferred Compensation Plan and Directors Retirement Policy Trust Agreement among Regions Bank d/b/a/ Regions Morgan Keegan Trust, NewBridge Bancorp and NewBridge Bank, which is incorporated herein by reference to Exhibit 99.8 of the current Report on Form 8-K filed with the SEC on March 14, 2008 (SEC File No. 000-11448).*

10.17	NewBridge Bancorp Non-Qualified Deferred Compensation Plan for Directors and Senior Management, incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the SEC on March 14, 2008 (SEC File No. 000-11448).*

10.18	First Amendment to the NewBridge Bancorp Non-Qualified Deferred Compensation Plan for Directors and Senior Management, incorporated herein by reference to Exhibit 99.10 of the Current Report on Form 8-K filed with the SEC on March 14, 2008 (SEC File No. 000-11448).*

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10.19	NewBridge Bancorp Amended and Restated Long Term Stock Incentive Plan, formerly the “FNB Long Term Stock Incentive Plan” (the “2006 Omnibus Plan”), incorporated herein by reference to Exhibit 10.27 of the Quarterly Report on Form 10-Q filed with the SEC on May 9, 2008 (SEC File No. 000-11448).*

10.20	Amended and Restated Comprehensive Equity Compensation Plan for Directors and Employees, incorporated herein by reference to Exhibit 10.44 of the Quarterly Report on Form 10-Q filed with the SEC on August 11, 2008 (SEC File No. 000-11448).*

10.21	Form of Restricted Stock Award Agreement adopted under the Amended and Restated Comprehensive Equity Compensation Plan for Directors and Employees, incorporated herein by reference to Exhibit 10.45 of the Quarterly Report on Form 10-Q filed with the SEC on August 11, 2008 (SEC File No. 000-11448).*

10.22	Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and David P. Barksdale, dated January 12, 2012, incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the SEC on January 30, 2012 (SEC File No. 000-11448).*

10.23	Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and Ramsey K. Hamadi, dated March 2, 2012, incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the SEC on March 2, 2012 (SEC File No. 000-11448).*

10.24	Second Amendment to the NewBridge Bancorp Non-Qualified Deferred Compensation Plan for Directors and Senior Management, effective January 11, 2012, incorporated herein by reference to Exhibit 10.33 of the Annual Report on Form 10-K filed with the SEC on March 22, 2012 (SEC File No. 000-11448).*

10.25	Third Amendment to the Trust Agreement for the Directors and Senior Management Deferred Compensation Plan and Directors Retirement Policy, effective March 5, 2012, incorporated herein by reference to Exhibit 10.34 of the Annual Report on Form 10-K filed with the SEC on March 22, 2012 (SEC File No. 000-11448).*

10.26	Appointment of Successor Trustee under the NewBridge Bancorp Non-Qualified Deferred Compensation Plan for Directors and Senior Management dated March 5, 2012, incorporated herein by reference to Exhibit 10.35 of the Annual Report on Form 10-K filed with the SEC on March 22, 2012 (SEC File No. 000-11448).*

10.27	Second Form of Restricted Stock Award Agreement adopted under the Amended and Restated Comprehensive Equity Compensation Plan for Directors and Employees, incorporated herein by reference to Exhibit 10.36 of the Annual Report on Form 10-K filed with the SEC on March 22, 2012 (SEC File No. 000-11448).*

10.28	Third Form of Restricted Stock Award Agreement adopted under the Amended and Restated Comprehensive Equity Compensation Plan for Directors and Employees, incorporated herein by reference to Exhibit 10.37 of the Annual Report on Form 10-K filed with the SEC on March 22, 2012 (SEC File No. 000-11448).*

10.29	Fourth Form of Restricted Stock Award Agreement adopted under the Amended and Restated Comprehensive Equity Compensation Plan for Directors and Employees, incorporated herein by reference to Exhibit 10.38 of the Annual Report on Form 10-K filed with the SEC on March 22, 2012 (SEC File No. 000-11448).*

10.30	Form of Securities Purchase Agreement, dated November 1, 2012, between NewBridge Bancorp and certain investors, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on November 1, 2012 (SEC File No. 000-11448).

10.31	Form of Registration Rights Agreement, dated November 1, 2012, between NewBridge Bancorp and certain investors, incorporated herein by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on November 1, 2012 (SEC File No. 000-11448).

10.32	Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and William W. Budd, Jr., executed February 8, 2013, and effective March 5, 2013, incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the SEC on February 11, 2013 (SEC File No. 000-11448).*

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10.33	Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and Robin S. Hager, executed February 8, 2013, and effective August 1, 2013, incorporated herein by reference to Exhibit 99.2 of the Current Report on Form 8-K filed with the SEC on February 11, 2013 (SEC File No. 000-11448).*

10.34	Third Amendment to the NewBridge Bancorp Non-Qualified Deferred Compensation Plan for Directors and Senior Management, effective January 23, 2013, incorporated herein by reference to Exhibit 10.35 of the Annual Report on Form 10-K filed with the SEC on March 12, 2014 (SEC File No. 000-11448).*

10.35

Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and Spence Broadhurst, executed and effective March 20, 2013, incorporated herein by reference to Exhibit 99.2 of the Current Report on Form 8-K filed with the SEC on March 21, 2013 (SEC File No. 000-11448).*

10.36	Form of Subordinated Note Purchase Agreement, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on March 14, 2014 (SEC File No. 000-11448).

10.37	CapStone Bank 2006 Incentive Stock Option Plan, incorporated herein by reference to Exhibit 99.1 of the Registration Statement on Form S-8, filed with the SEC on April 24, 2014 (SEC File No. 333-195472).*

10.38	CapStone Bank 2006 Nonstatutory Stock Option Plan, incorporated herein by reference to Exhibit 99.2 of the Registration Statement on Form S-8, filed with the SEC on April 24, 2014 (SEC File No. 333-195472).*

10.39	Patriot State Bank 2007 Incentive Stock Option Plan, incorporated herein by reference to Exhibit 99.3 of the Registration Statement on Form S-8, filed with the SEC on April 24, 2014 (SEC File No. 333-195472).*

10.40	Patriot State Bank 2007 Nonstatutory Stock Option Plan, incorporated herein by reference to Exhibit 99.4 of the Registration Statement on Form S-8, filed with the SEC on April 24, 2014 (SEC File No. 333-195472).*

10.41	Form of Settlement and Release Agreement between NewBridge Bank and Michael S. Patterson, incorporated herein by reference to Exhibit 10.37 of the Registration Statement on Form S-4, filed with the SEC on December 23, 2013 (SEC File No. 333-193045).*

10.42	Form of Continuing Services Agreement between NewBridge Bank and Michael S. Patterson, incorporated herein by reference to Exhibit 10.36 of the Registration Statement on Form S-4, filed with the SEC on December 23, 2013 (SEC File No. 333-193045).*

10.43	Employment and Change of Control Agreement among NewBridge Bancorp, NewBridge Bank and Pressley A. Ridgill, executed August 21, 2014, and effective September 1, 2014, incorporated herein by reference to Exhibit 99.1 of the Current Report on Form 8-K filed with the SEC on August 21, 2014 (SEC File No. 000-11448).*

10.44	NewBridge Bank Supplemental Executive Retirement Plan, executed November 6, 2014, and effective September 1, 2014 incorporated herein by reference to Exhibit 10.43 of the Quarterly Report on Form 10-Q filed with the SEC on November 7, 2014 (SEC File No. 000-11448).*

10.45	NewBridge Bank Supplemental Executive Retirement Plan Participation Agreement by and between NewBridge Bank and Pressley A. Ridgill, executed November 6, 2014, and effective September 1, 2014 incorporated herein by reference to Exhibit 10.44 of the Quarterly Report on Form 10-Q filed with the SEC on November 7, 2014 (SEC File No. 000-11448).*

21.1	Subsidiaries of NewBridge Bancorp, incorporated by reference to Exhibit 21.1 to NewBridge Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 12, 2014 (File No. 000-11448).

23.1	Consent of Brooks, Pierce, McLendon, Humphrey, and Leonard, LLP (included in Exhibits 5.1 and 8.1).

23.2	Consent of Dixon Hughes Goodman LLP, independent registered public accounting firm of NewBridge.

23.3	Consent of Elliott Davis, PLLC, independent auditor of Premier Commercial Bank.

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23.4	Consent of Elliott Davis, PLLC, independent auditor of CapStone Bank.

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-4 filed with the SEC on December 12, 2014).

99.1	Premier Commercial Bank Proxy Card.

99.2	Consent of Raymond James & Associates, Inc.

*	Management contract or compensatory plan or arrangement.

Item 22.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(6)           That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)           To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)           To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on December 23, 2014.

NEWBRIDGE BANCORP

By:	/s/ Pressley A. Ridgill
Pressley A. Ridgill
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-effective Amendment No. 1 to Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on December 23, 2014.

Signatures	Title

/s/ Pressley A. Ridgill Pressley A. Ridgill	President, Chief Executive Officer and Director (principal executive officer)

/s/ Ramsey K. Hamadi Ramsey K. Hamadi	Senior Executive Vice President, Chief Financial Officer (principal financial officer)

/s/ Richard M. Cobb Richard M. Cobb	Executive Vice President, Chief Accounting Officer, Controller (principal accounting officer)

* Michael S. Albert	Chairman of the Board

* Barry Z. Dodson	Vice Chairman, Director

* Robert A. Boyette	Director

J. David Branch	Director

* C. Arnold Britt	Director

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* Robert C. Clark	Director

* Alex A. Diffey, Jr.	Director

* Donald P. Johnson	Director

* Joseph H. Kinnarney	Director

________________	Director
Michael S. Patterson

* Mary E. Rittling	Director

____________	Director
E. Reid Teague

* Richard A. Urquhart, III	Director

* G. Alfred Webster	Director

* Kenan C. Wright	Director

* Julius S. Young, Jr.	Director

*By:	/s/ Pressley A. Ridgill
Pressley A. Ridgill
Attorney-in-fact

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